UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive Additional Materials

[ ]  Soliciting material pursuant to Rule 14a-12


                             Warrantech Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[ ]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         Warrantech Corporation common stock, par value $.007 per share.

     (2) Aggregate number of securities to which transactions applies:

         14,917,977 shares of common stock (consisting of 14,224,910 shares of common stock outstanding as of November 25, 2006 and options to purchase 693,017 shares of common stock).

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         The filing fee of $2,147.37 was calculated pursuant to Exchange Act Rule 0-11(c) and is comprised of the sum of (a) the merger consideration of $.75 per share of issued and outstanding common stock, multiplied by 14,224,960 shares of common stock outstanding as of June 15, 2006 ($2,133.75) plus (b) the merger consideration of $.75 per each outstanding in-the-money option to acquire common stock (net of exercise price), multiplied by 693,017 outstanding in-the-money options to acquire common stock outstanding as of November 25, 2006 ($13.62).

     (4) Proposed maximum aggregate value of transaction:

         $10,736,814

     (5) Total fee paid:

         $2,147.37

[X} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid: $2,141.37

     (2) Form, schedule or registration statement no.: Schedule 14A

     (3) Filing party: Warrantech Corporation

     (4) Date filed: June 22, 2006

                                [GRAPHIC OMITTED]
                                   WARRANTECH
                             Protecting Your Future

                                                          November 29, 2006

To the Stockholders of
WARRANTECH CORPORATION:

         You are cordially invited to attend a special meeting of stockholders to be held on December 28, 2006 at 1:00 p.m., local time, at the offices of Tannenbaum Helpern Syracuse & Hirschtritt LLP located at 900 Third Avenue, 13th Floor, New York, New York 10022.

         On June 7, 2006, Warrantech Corporation ("Warrantech") entered into a merger agreement with WT Acquisition Holdings, LLC, a Delaware limited liability company, and WT Acquisition Corp., a Nevada corporation, pursuant to which Warrantech will be merged with WT Acquisition Corp. and become a wholly-owned subsidiary of WT Acquisition Holdings, LLC. Both WT Acquisition Holdings, LLC and WT Acquisition Corp. are affiliates of H.I.G. Capital Partners III, L.P. and were formed by H.I.G. for the purpose of completing the merger. If the merger is completed, you will receive $0.75 in cash, without interest, for each share of Warrantech common stock you own. At the special meeting of stockholders, you will be asked to, among other things, consider and vote on the adoption of the merger agreement and the approval of the merger and related transactions.

         The $0.75 cash per share merger consideration represents a premium of 50% to the closing price of our common stock on June 6, 2006, the day prior to the public announcement of the signing of the merger agreement.

         Consistent with the unanimous recommendation of the special committee of the board of directors and after careful consideration, the board of directors unanimously approved the merger agreement and determined that the merger agreement and the merger are procedurally and substantively fair to, and in the best interests of, Warrantech and its stockholders, including the unaffiliated stockholders of Warrantech. The board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and approve the merger and related transactions and "FOR" the grant to the proxy holders of the authority to vote in their discretion to approve any proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger and related transactions.

         More information about the merger is contained in the accompanying proxy statement. I encourage you to read the accompanying proxy statement in its entirety because it explains the proposed merger, the documents related to the merger and other related matters.

         The merger cannot be completed unless stockholders holding a majority of the outstanding shares of Warrantech common stock on the record date adopt the merger agreement and approve the merger and related transactions. Only stockholders who owned shares of Warrantech common stock at the close of business on November 29, 2006, the record date for the special meeting, will be entitled to vote at the special meeting. Certain officers and directors of Warrantech and certain other stockholders, who beneficially own approximately 35.0% of the outstanding Warrantech common stock in the aggregate, have entered into agreements with WT Acquisition Holdings, LLC to vote in favor of the merger agreement, the merger and related transactions.

         On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting against the adoption of the merger agreement and approval of the merger and related transactions.

         If you properly transmit your proxy and do not indicate how you want to vote, your proxy will be voted "FOR" the adoption of the merger agreement and approval of the merger and related transactions and "FOR" the other matters set forth in the accompanying notice of annual meeting, including the grant to the proxyholders of the authority to vote in their discretion to approve any proposal to adjourn or postpone the annual meeting to a later date, but in no event later than January 31, 2007, to solicit additional proxies if there are insufficient votes in favor of adoption of the merger agreement and approval of the merger and related transactions.

         I enthusiastically support this transaction and join the other members of the board of directors in recommending that you vote "FOR" the adoption of the merger agreement and approval of the merger and related transactions.

         Please do not send us your stock certificates at this time.

         Thank you for your support of our company. I look forward to seeing you at the special meeting.


                                       Sincerely,


                                       Joel San Antonio
                                       Chairman and Chief Executive Officer


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE ENCLOSED PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The proxy statement, dated November 29, 2006, is first being mailed to stockholders on or about December 7, 2006.

                             WARRANTECH CORPORATION
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time of Meeting:            1:00 p.m., December 28, 2006

Place: The offices of Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue, 13th Floor New York, New York 10022

Items of Business:               1.  To consider and vote upon a proposal to
                                     adopt the merger agreement and approve the merger and related transactions;

                                 2. To grant the proxyholders the authority to vote in their discretion to approve any proposal to adjourn or postpone the special meeting to a later date, but in no event later than January 31, 2007, to solicit additional proxies if there are insufficient votes in favor of adoption of the merger agreement and approval of the merger and related transactions; and

                                 3.  To transact such other business as may
                                     properly come before the special meeting or any adjournment or postponement of the special meeting.

Who May Vote:                        You can vote if you were a stockholder of
                                     record as of the close of business on
                                     November 29, 2006.

Proxy Voting:                        All stockholders are cordially invited to
                                     attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or vote via the Internet or telephone and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the merger agreement, the merger and related transactions and in favor of adjournment or postponement of the special meeting, if necessary or appropriate, to permit solicitations of additional proxies if there are insufficient votes in favor of adoption of the merger agreement and approval of the merger and related transactions. If you fail to return your proxy card, do not vote via the Internet or by telephone, and do not attend the meeting and vote in person, your shares will effectively be counted as a vote against approval of the merger agreement, and will not be counted for purposes of determining whether a quorum is present at the special meeting. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person in accordance with the procedures outlined in the accompanying proxy statement.

Recommendation:                      The board of directors, acting on the
                                     unanimous recommendation of the special
                                     committee, unanimously recommends that you vote "FOR" the approval of the merger agreement at the special meeting and "FOR" the grant to the proxy holders of the authority to vote in their discretion to approve any proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies.

Required Vote:                       For Warrantech to complete the merger,
                                     stockholders holding at least a majority of the shares of its common stock outstanding at the close of business on the record date must vote "FOR" the proposal to adopt the merger agreement and approve the merger and related transactions. Because the vote is based on the number of shares outstanding rather than the number of votes cast, failure to vote your shares, abstentions and broker non-votes (i.e. shares with respect to which brokers are not permitted to vote in their discretion on behalf of beneficial owners if such beneficial owners do not furnish voting instructions) will have the same effect as voting "AGAINST" the merger agreement.

                                     The affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval of a proposal to adjourn or postpone the special meeting or in the event other items are properly brought before the special meeting. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no affect on such matters.


Questions:                           If you have any questions regarding the
                                     matters contained herein, please call
                                     Morrow & Co., Inc. at (800) 607-0088.

Appraisal Rights:                    Warrantech's stockholders who do not vote
                                     in favor of approval of the merger
                                     agreement and who properly perfect their appraisal rights by complying with all of the required procedures under Nevada law will have the right to seek payment for the fair value of their shares of Warrantech common stock if the merger is completed.
                                     See "SPECIAL FACTORS --Appraisal Rights" beginning on page 57 and Exhibit C: Nevada
                                     Dissenters' Rights Statutes to the
                                     accompanying proxy statement.

                                TABLE OF CONTENTS

                                                                            Page
Summary Voting Instructions                                                  1

Summary Term Sheet                                                           2

     The Parties to the Merger Agreement                                     2
     Structure of the Transaction; Certain Effects of the Merger             2
     Recommendation of the Special Committee and the Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement and
     the Approval of the Merger                                              3
     Purposes of the Merger                                                  4
     Background to the Merger                                                4
     Stockholders Entitled to Vote; Vote Required to Adopt the Merger
     Agreement and Approve the Merger                                        5
     Opinion of Financial Advisor                                            5
     Stockholders' Agreements                                                5
     Interests of Directors and Executive Officers in the Merger             5
     The Merger Agreement                                                    7
     Federal Income Tax Consequences                                         8
     Appraisal Rights                                                        8
     Consolidation of Certain Debt                                           9

Questions and Answers about the Special Meeting and Merger                   11

The Parties to the Merger Agreement                                          15

     Warrantech                                                              15
     WT Acquisition Holdings, LLC                                            15
     WT Acquisition Corp.                                                    15

Special Factors                                                              16

     Background of the Merger                                                16
     Purpose of the Merger                                                   26
     Structure of the Merger                                                 27
     Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger
     Agreement and the Merger                                                28
     Opinion of Financial Advisor                                            33
     Position of the Buying Group Regarding the Fairness of the Merger       43
     Position of Mr. San Antonio with Respect to the Merger                  47
     Position of Mr. Tweed with Respect to the Merger                        48
     Alternatives to the Merger                                              49
     Effects of the Merger                                                   50

     Merger Consideration to be Received by Directors and Officers
     of Warrantech                                                           51
     Equity Ownership in WT and the Surviving Corporation Post Transaction   53
     Employment with the Surviving Corporation                               53
     Directors of the Surviving Corporation                                  53
     Insurance and Indemnification                                           53
     Certain Risks in the Event of Bankruptcy                                53
     Merger Financing                                                        54
     Plans for Warrantech if the Merger is not Completed                     54
     Estimated Fees and Expenses of the Merger                               55
     Regulatory Approvals and Requirements                                   56
     Federal Income Tax Consequences                                         56
     Anticipated Accounting Treatment of Merger                              58
     Appraisal Rights                                                        59

Cautionary Statement Concerning Forward-Looking Information                  60

Selected Financial Data                                                      62

Market and Market Price                                                      64

     Market Information                                                      64
     Number of Stockholders                                                  64
     Dividends                                                               65

Information About the Special Meeting                                        65

     General                                                                 65
     Matters to be Considered at the Special Meeting                         65
     Record Date and Voting Information                                      66
     Quorum                                                                  67
     Required Vote                                                           67
     Proxies and Revocation of Proxies                                       67
     Expenses of Proxy Solicitation                                          68
     Adjournments and Postponements                                          68
     Attending the Special Meeting                                           69
     Appraisal Rights                                                        69

Adoption of the Merger Agreement (Proposal No. 1)                            70

     The Merger                                                              70
     Completion of the Merger                                                70
     Articles of Incorporation, Bylaws and Directors and Officers of the
     Surviving Corporation                                                   71
     Payment for Shares and Surrender of Stock Certificates                  71
     Dissenting Shares                                                       72

     Representations and Warranties                                          73
     Conduct of Warrantech's Business Prior to the Merger                    75
     Access and Investigation                                                77
     Third Party Offers                                                      77
     Directors' and Officers' Insurance and Indemnification                  78
     Public Announcements                                                    78
     Notification of Certain Matters                                         78
     Stockholders' Meeting                                                   79
     Merger Financing                                                        79
     Conditions to Completing the Merger                                     79
     Amendment and Termination of the Merger Agreement                       80
     Fees and Expenses                                                       82
     Governing Law                                                           82

Adjournment or Postponement of the Special Meeting (Proposal No. 2)          83

Recent Transactions                                                          83

Security Ownership of Certain Beneficial Owners and Management               83

Future Stockholder Proposals                                                 85

Where Stockholders Can Find More Information                                 85

Exhibit A: Agreement and Plan of Merger, as amended by Amendment No.1 and Amendment No. 2 thereto

Exhibit B: Opinion of Imperial Capital, LLC

Exhibit C: Nevada Dissenters' Rights Statutes

Exhibit D: Warrantech's Form 10-K for the Fiscal Year Ended
March 31, 2006

Exhibit E: Warrantech's Form 10-Q for the Quarterly Period Ended
September 30, 2006

--------------------------------------------------------------------------------
                           SUMMARY VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

         Ensure that your shares of Warrantech common stock can be voted at the annual meeting by submitting your proxy or contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the adoption of the merger agreement and approval of the merger and related transactions.

         If your Warrantech shares are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares are voted at the annual meeting.

         If your Warrantech shares are registered in your name: submit your proxy by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope (which must be received on or prior to December 28, 2006), so that your shares can be voted at the special meeting. Instructions regarding telephone and Internet voting are included on the proxy card.

         If you need assistance in completing your proxy card or have questions regarding the Warrantech special meeting, please contact:

Warrantech Corporation               Solicitation Agent
2200 Highway 121                     Morrow & Co., Inc.
Suite 100                            470 West Avenue
Bedford, Texas 76021                 Stamford, CT 06902
Attention:  James Morganteen         (203) 658-9400
(800) 544-9510                       Stockholders Call Toll Free: (800) 607-0088

               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------
                               SUMMARY TERM SHEET
--------------------------------------------------------------------------------

This summary provides a brief description of the material terms of the merger agreement, and the merger and related transactions. This summary highlights selected information from this proxy statement and may not contain all the information about the merger that is important to you. Page references are included in parentheses to direct you to more complete descriptions of the topics presented in this summary. In addition, to understand the merger fully, and for a more complete description of the terms of the merger, you should carefully read this proxy statement in its entirety, including the exhibits, and the other documents to which we have referred you. For additional information, see "Where Stockholders Can Find More Information" beginning on page 83.

The Parties to the Merger Agreement (page 15)

         Warrantech Corporation

         Warrantech Corporation, a Nevada corporation ("Warrantech"), and its subsidiaries, design, develop, market and act as a third party administrator for programs, service contracts, limited warranties and replacement plans for a variety of clients in selected industries.

         Warrantech's common stock trades under the symbol "WTEC.OB." Trades are reported on the Over-The-Counter ("OTCBB") electronic quotation service of the National Association of Securities Dealers Bulletin Board.

         WT Acquisition Holdings, LLC

         WT Acquisition Holdings, LLC, a Delaware limited liability company ("WT"), is a newly formed entity formed by affiliates of H.I.G. Capital, LLC ("H.I.G. Capital") to hold shares of the surviving corporation in the merger. WT has agreed to grant an equity award to Mr. Joel San Antonio equal to 22.5% of the common equity interests in and to WT at the closing of the merger.

         WT Acquisition Corp.

         WT Acquisition Corp. ("Merger Sub"), a Nevada corporation, is a wholly-owned subsidiary of WT formed solely for the purpose of merging with and into Warrantech.

Structure of the Transaction (page 27); Certain Effects of the Merger (page 50)

         The proposed transaction is a merger of Merger Sub with and into Warrantech, with Warrantech surviving the merger as a wholly-owned subsidiary of WT. The following will occur in connection with the merger:

         o Each share of Warrantech common stock issued and outstanding at the effective time of the merger (other than shares held directly or indirectly by Warrantech and other than shares held by dissenting stockholders who exercise and perfect their appraisal rights under Nevada law) will be converted into the right to receive $0.75 in cash, without interest, less any applicable withholding taxes.

         o Warrantech stock options, including, but not limited to, those issued pursuant to the Warrantech Corporation 1998 Stock Plan, whether vested or unvested, will be cancelled and option holders will receive the excess, if any, of $0.75 per share over the option exercise price for each share subject to the stock option, less any applicable withholding taxes and without interest.

         o Each share of Merger Sub's common stock, par value $0.01 per share, all of which is held by WT, will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation and such shares will be the only outstanding shares of capital stock of the surviving corporation. Accordingly, Warrantech and its business will be wholly-owned by WT.

         o Warrantech common stock will no longer be traded or reported on the OTCBB and price quotations with respect to Warrantech common stock in the public market will no longer be available.

         o The registration of Warrantech common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated.

Recommendation of the Special Committee and the Board of Directors; Reasons for Recommending the Adoption of the Merger Agreement and the Approval of the Merger (page 28)

         The special committee of the board of directors of Warrantech was formed to review and evaluate a possible transaction relating to the sale of Warrantech to WT. The special committee is composed of two independent directors who are not officers or employees of Warrantech and have no economic interest or expectancy of an economic interest in WT, H.I.G. Capital or the surviving corporation. If the merger is completed, the members of the special committee will, like all stockholders, receive cash payments for their shares.

         The special committee of the board of directors, and the board of directors, approved the merger agreement and the merger, and determined that the merger agreement and the merger are advisable and that the proposed merger is procedurally and substantively fair to, and in the best interests of, Warrantech and its stockholders, including the unaffiliated stockholders of Warrantech. Accordingly, the board of directors recommends that stockholders vote "FOR" adoption of the merger agreement and approval of the merger and related transactions.

         In making the determination to recommend the merger agreement be adopted and the merger and related transactions be approved, the special committee of the board of directors and the board of directors considered, among other factors:

         o Warrantech's business, operations, management, financial condition, earnings and cash flows on a historical and prospective basis;

         o        The fact that:

                  (1) $0.75 exceeds the highest Warrantech common stock trading price during the fifty-two weeks preceding the date of announcement.

                  (2) the premium to be received by the stockholders in the merger represents a premium of 50%, 43.6% and 62.0% when compared to the Warrantech stock price as of the date one-day prior to the announcement of the merger (June 6, 2006) and the average price during the thirty and ninety days prior to such announcement, respectively.

         o The opinion of Imperial Capital, LLC ("Imperial Capital"), the special committee's financial advisor, that the consideration of $0.75 to be paid to Warrantech's stockholders was fair, from a financial point of view, to such stockholders.

         o The additional factors described in detail under "SPECIAL FACTORS--Recommendation of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger."

         Due to the variety of factors considered, neither the special committee nor the board of directors assigned relative weight to these factors. Both the special committee and the board of directors reached their respective conclusions based upon the totality of the information presented and considered during its evaluation of the merger.

Purposes of the Merger (page 26)

         The principal purpose of the merger is to provide you with an opportunity to realize value based on the receipt of $0.75 in cash, without interest, per share of common stock, representing a significant premium over the market price at which Warrantech common stock traded prior to the announcement of the proposed merger. The merger also provides liquidity to Warrantech's stockholder without the necessity of paying brokerage commissions or negatively affecting the stock price through open market sales.

Background to the Merger (page 16)

         For a description of the events leading to the approval of the merger agreement and the merger by our board of directors, you should refer to "SPECIAL FACTORS--Background to the Merger" and "SPECIAL FACTORS-- Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger. "

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement and Approve the Merger (page 66)

         You may vote at the special meeting if you owned Warrantech common stock at the close of business on November 29, 2006, the record date for the special meeting. On that date, there were 14,162,021 shares of Warrantech common stock outstanding and entitled to vote. You may cast one vote for each share of Warrantech common stock that you owned on that date. Approval and adoption of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Warrantech common stock entitled to vote at the special meeting. The affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval of a proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies or in the event other items are properly brought before the special meeting. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no affect.

Opinion of Financial Advisor (page 33 and Exhibit B)

         On June 5, 2006, Imperial Capital delivered its oral opinion to the special committee of the board of directors and subsequently confirmed in writing on June 6, 2006, that, as of that date, and based upon and subject to the considerations described in their written opinion, the cash consideration of $0.75 per share, without interest, to be paid under the merger agreement is fair from a financial point of view to the holders of Warrantech common stock. The full text of the written opinion of Imperial Capital is attached as Exhibit B to this proxy statement. You are encouraged to read this opinion carefully and in its entirety along with the discussion under "SPECIAL FACTORS - Opinion of Financial Advisor" beginning on page 32.

         The opinion of Imperial Capital is directed to the special committee of the board of directors and the full board of directors of Warrantech and addresses only the fairness from a financial point of view of the cash merger consideration to be paid in the merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the special meeting.

Stockholders' Agreements (page 52)

         As described below, concurrently with the execution and delivery of the merger agreement, certain of our officers and directors and certain other stockholders, holding an aggregate of 4,972,051 shares of Warrantech common stock, or approximately 35% of our common stock outstanding as of the record date, agreed to vote their shares of common stock for the adoption of the merger agreement and approval of the merger and related transactions.

Interests of Directors and Executive Officers in the Merger (page 51)

         In considering the recommendation of the special committee and our board of directors, you should be aware that certain members of the board of directors and the company's executive officers have interests in the merger that differ from, or are in addition to, those of other stockholders. For example:

         o As of the record date, Warrantech's executive officers and directors held an aggregate of 3,046,673 shares of Warrantech common stock and in-the-money stock options to purchase an aggregate of 487,354 shares of Warrantech common stock, which options, pursuant to the merger, will entitle them to receive an aggregate of $60,765;

         o Upon completion of the merger, WT will terminate Warrantech's existing employment agreement with Joel San Antonio ("Mr. San Antonio"), Warrantech's President, Chief Executive Officer and Chairman of the Board of Directors, in consideration of a payment to Mr. San Antonio of $1,700,000 and simultaneously enter into a new employment agreement with Mr. San Antonio providing for a three year term, a salary of $500,000 per year, a performance bonus of up to $100,000 per year and other terms to be mutually agreed upon. Mr. San Antonio's existing employment agreement with Warrantech provides, in the absence of the payment described above, certain change of control payments to Mr. San Antonio that could be triggered by the merger and presently provides for a salary of $595,026 and a bonus equal to two percent of Warrantech's net after-tax profits. In addition, Mr. San Antonio will receive an equity award equal to 22.5% of the common equity interests in WT. Warrantech understands that WT expects that all initial capital contributed to WT will be preferred equity interests senior to the common equity interest. In addition, Mr. San Antonio's new employment agreement will provide that if Wtech Holdings, LLC, an affiliate of H.I.G. Capital, receives more than $10,200,000 of principal payments from its $20,000,000 promissory note from Warrantech, Mr. San Antonio shall be paid 22.5% of such excess, either in cash or in additional equity interests in WT having equivalent value;

         o It is anticipated that WT will establish a new equity plan for key employees relating to ten percent of its equity interests;

         o When the merger agreement was executed, WT entered into separate agreements with Mr. San Antonio, Warrantech's President, Chief Executive Officer and Chairman of the board of directors; William Tweed, a former director of Warrantech ("Mr. Tweed"); Haynes & Boone; Valerie San Antonio; Valerie San Antonio & Michael Salpeter Trustees FBO Jonathan San Antonio; Kenneth Olson; and Barry Ballen (collectively, the "Principal Stockholders").

         Pursuant to the agreements, among other things:

         - The Principal Stockholders agreed to vote for the merger and against any competing transaction for 12 months after the termination of the merger agreement (unless WT terminated the merger agreement in breach of its obligations thereunder);

         - Messrs. San Antonio, Tweed and Ballen granted WT an option to acquire their Warrantech shares for $0.75 per share. If WT exercises the option prior to the completion of the merger, the purchase price will be paid by delivery of a promissory note payable on the earlier of the closing of the merger or one year after the date of issuance. If for any reason the merger is not completed within five months after the date the merger agreement is executed, WT may sell the shares back to these stockholders in return for cancellation of the related notes; and

         - Messrs. San Antonio and Tweed currently owe Warrantech $4,165,062 and $3,664,815, respectively, pursuant to promissory notes dated July 24, 2002. Pursuant to the Stockholders Agreements, Messrs. San Antonio and Tweed will have the merger consideration that otherwise would be payable to them for their Warrantech shares applied to reduce their outstanding indebtedness to Warrantech. In addition, the due date of Mr. Tweed's remaining outstanding indebtedness to Warrantech of approximately $2,445,000 will be extended by WT to December 31, 2013, approximately $600,000 of Mr. San Antonio's indebtedness to Warrantech will be forgiven by Warrantech and the due date of Mr. San Antonio's remaining outstanding indebtedness to Warrantech of approximately $1,050,000 will be extended by WT to the second anniversary of the effective date of the merger.

         The special committee and our board of directors were aware of these interests and considered them, among other matters, in approving and adopting the merger agreement and determining to recommend that Warrantech stockholders vote "FOR" adoption of the merger agreement and approval of the merger and related transactions.

The Merger Agreement (page 70)

         Conditions to the Completion of the Merger

         Although the merger is expected to be completed in the first calendar quarter of 2007, the merger is subject to receipt of stockholder approval and satisfaction of other conditions, including the conditions described immediately below. The exact time of the merger's completion cannot be predicted.

         The completion of the merger depends on a number of conditions being satisfied, including customary closing conditions as well as the following:

         o The total number of shares of Warrantech's common stock seeking appraisal rights not exceeding five percent of the issued and outstanding common stock; and

         o Warrantech having obtained insurance coverage with a replacement carrier or carriers, rated A-Excellent or better by A.M. Best, to replace the existing automobile insurance coverage with Great American Insurance Company, satisfactory to WT in its reasonable discretion.

         Where legally permissible, a party may waive a condition to its obligation to complete the merger even though that condition has not been satisfied.

                  No Solicitation Covenant

         The merger agreement generally restricts Warrantech's ability to solicit, initiate or encourage, facilitate or participate in or encourage any discussion or negotiations regarding any competing acquisition inquiries, proposals or offers. However, prior to the adoption of the merger agreement by Warrantech's stockholders, Warrantech may provide information in response to a request for information by a person who has made, or participate in discussions or negotiations with respect to, an unsolicited acquisition proposal that our board of directors determines in good faith is reasonably likely to lead to a superior proposal.

                  Termination of the Merger Agreement

         The parties to the merger agreement can mutually or unilaterally agree to terminate the merger agreement in certain circumstances. If the merger agreement is terminated in certain circumstances, Warrantech may be required to pay WT a termination fee of $1,250,000 and reimburse WT for its out-of-pocket expenses up to $500,000. You should read "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1)--Amendment and Termination of the Merger Agreement" for a more detailed discussion of provisions relating to the termination of the merger agreement.

Federal Income Tax Consequences (page 56)

         As a result of the merger, a United States stockholder, for United States federal income tax purposes, generally will recognize gain or loss on each share of common stock he or she holds measured by the difference, if any, between $0.75, without interest, and the stockholder's adjusted tax basis in that share.

         You should read "SPECIAL FACTORS--Federal Income Tax Consequences" beginning on page 56 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Appraisal Rights (page 59)

         Under Nevada law, stockholders who do not wish to accept the $0.75 per share cash consideration payable pursuant to the merger may seek, under Section 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes, judicial appraisal of the fair value of their shares by the Nevada courts. This value could be more than, less than or equal to the merger consideration of $0.75 per share. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand appraisal, among other things:

         o You must not vote in favor of the proposal to adopt the merger agreement and approve the merger and related transactions;

         o You must make a written demand on us for appraisal in compliance with Chapter 92A of the Nevada Revised Statutes before the vote on the proposal to adopt the merger agreement and approve the merger and related transactions occurs at the special meeting; and

         o You must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger. A stockholder who is the record holder of shares of common stock of Warrantech on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal in respect of those shares.

         Merely voting against the merger agreement will not preserve your right to appraisal under Nevada law. Also, because a submitted proxy not marked "AGAINST" or "ABSTAIN" will be voted "FOR" the proposal to adopt the merger agreement and approve the merger and related transactions, the submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights. If you hold shares in the name of a broker, bank or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your broker, bank or other nominee fails to follow all of the steps required by Section 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes, you will lose your right of appraisal. See "SPECIAL FACTORS--Appraisal Rights" beginning on page 59 for a description of the procedures that you must follow in order to exercise your appraisal rights.

         Exhibit C to this proxy statement contains the full text of Section 92A.300 to 92A.500, inclusive, of the Nevada Revised Statutes, which relates to your rights of appraisal. We encourage you to read these provisions carefully and in their entirety.

Consolidation of Certain Debt

         Contemporaneously with the execution of the merger agreement, the outstanding indebtedness of Warrantech and its subsidiaries to Great American Insurance Company, GAI Warranty Company, GAI Warranty Company of Florida and GAI Warranty Company of Canada (collectively, "GAI") through March 1, 2006 was consolidated under a single term promissory note between GAI, Warrantech and its subsidiaries, and secured by a first priority, continuing security interest in and to all of the tangible and intangible assets of Warrantech and its subsidiaries under the terms of a security agreement by and between GAI, Warrantech and its subsidiaries. Following two amendment and restatements of the term note, all principal and interest under the term note is due and payable on May 31, 2007, subject to certain limited rights to extend such due date for up to 90 days. The term note is in full novation of any and all other debt instruments and obligations to repay indebtedness between GAI and Warrantech and its subsidiaries through March 1, 2006. The term note and security agreement contain customary representations and warranties, affirmative and negative covenants and events of default.

         GAI sold all of its rights and obligations under the term note and security agreement to Wtech Holdings, LLC, an affiliate of H.I.G. Capital, whereupon Wtech Holdings, LLC became the primary secured lender to, and creditor of, Warrantech and its subsidiaries. Warrantech is not a party to the agreement providing for the sale and transfer of GAI's rights under the term note and the security agreement, although Warrantech granted its consent with respect thereto.

           QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER

         The following section of this proxy statement answers various questions that you, as a stockholder of Warrantech may have regarding the merger of Warrantech with a wholly-owned subsidiary of WT Acquisition Holdings, LLC. Warrantech urges you to read the remainder of this proxy statement carefully because the information in this section does not provide all the information that might be important to you in evaluating the merger agreement, merger and related transactions described in this proxy statement. Additional important information is also contained in the exhibits to, and the documents incorporated by reference in, this proxy statement.

Q:       Why am I receiving this proxy statement?

A: This proxy statement is a proxy statement for Warrantech's special meeting of stockholders at which Warrantech stockholders will vote on the merger agreement, dated as of June 7, 2006, by and among Warrantech, WT Acquisition Holdings, LLC ("WT") and WT Acquisition Corp. ("Merger Sub"), the merger and related transactions.

         Under the merger agreement, Warrantech will become a wholly-owned subsidiary of WT and holders of Warrantech common stock will be entitled to receive $0.75 per share in cash, without interest.

Q:       What matters will be voted on at the special meeting?

A:       You will vote on the following proposals:

         (1) To consider and vote upon a proposal to adopt the merger agreement and approve the merger and related transactions;

         (2) To grant the proxyholders the authority to vote in their discretion to approve any proposal to adjourn or postpone the special meeting to a later date, but in no event later than January 31, 2007, to solicit additional proxies if there are insufficient votes in favor of adoption of the merger agreement and approval of the merger and related transactions; and

         (3) To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:       When do you expect the merger to be completed?

A: We are working to complete the merger as quickly as possible. We currently expect to complete the merger in the first calendar quarter of 2007. We cannot, however, predict the exact timing of the merger because the merger is subject to certain closing conditions, including the approval of Warrantech's stockholders.

Q:     When and where is the special meeting of our stockholders?

A: The special meeting of stockholders will take place on December 28, 2006, at 1:00 p.m., local time, at the offices of Tannenbaum Helpern Syracuse & Hirschtritt LLP located at 900 Third Avenue, 13th Floor, New York, New York 10022.

Q:       Who can vote and attend the special meeting?

A: All stockholders of record as of the close of business on November 29, 2006, the record date for the special meeting, are entitled to receive notice of and to attend and vote at the special meeting, or any postponement or adjournment thereof. If you wish to attend the special meeting and your shares are held in an account at a brokerage firm, bank or other nominee (i.e., in "street name"), you will need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date. "Street name" holders who wish to vote at the special meeting will need to obtain a proxy from the broker, bank or other nominee who holds their shares.

Q:       How do I cast my vote?

A: If you were a holder of record on November 29, 2006, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope or vote by using the Internet or telephone by following the instructions on the proxy card.

         If you properly transmit your proxy but do not indicate how you want to vote, your proxy will be voted "FOR" the adoption of the merger agreement and approval of the merger and related transactions and "FOR" proposals to adjourn or postpone the special meeting to a later date to solicit additional proxies and to grant to the proxyholders the power to vote at their discretion with respect to the conduct of such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Q: How do I cast my vote if my Warrantech shares are held in "street name" by my broker, bank or other nominee?

A: If you hold your shares in "street name," which means your shares are held of record by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, bank or other nominee. If you do not provide your broker, banker or other nominee with instructions on how to vote your shares, it will not be permitted to vote your shares, and it will have the same effect as voting against the adoption of the merger agreement and approval of the merger and related transactions. You should, therefore, provide your broker, banker or other nominee with instructions as to how to vote your shares. Broker non-votes will have no effect on the other proposals. Please refer to the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the Internet or telephone.

Q:       What will happen if I abstain from voting or fail to vote?

A: If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" adoption of the merger agreement and approval of the merger and related transactions. Abstention from voting will have no affect on a proposal to adjourn or postpone the special meeting to a later date to solicit additional proxies.

Q: Can I change my vote after I have delivered my proxy or revoke my proxy?

A: Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at the special meeting by properly delivering a later-dated proxy either by mail, the Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to Warrantech's corporate secretary prior to the vote at the special meeting. If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy.

Q:       What should I do if I receive more than one set of voting materials?

A. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

Q: If I am a holder of certificated shares, should I send in my stock certificates now?

A: No. After the merger is completed, each holder of record at the effective time of the merger will be sent written instructions for exchanging their stock certificates for the merger consideration. These instructions will tell you how and where to send in your stock certificates for your cash consideration. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions. Holders of uncertificated shares of Warrantech common stock (i.e., holders whose shares are held in book entry) will automatically receive their cash consideration as soon as practicable after the effective time of the merger without any further action required on the part of such holders.

Q:       Who can help answer my questions?

A: If you have any questions about the merger agreement, merger or related transactions or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

        Warrantech Corporation                  Solicitation Agent
        2200 Highway 121                        Morrow & Co., Inc.
        Suite 100                               470 West Avenue
        Bedford, Texas 76021                    Stamford, CT 06902
        Attention:  James Morganteen            (203) 658-9400
        (800) 544-9510                          Stockholders Call Toll Free:
                                                (800) 607-0088

--------------------------------------------------------------------------------
                       THE PARTIES TO THE MERGER AGREEMENT
--------------------------------------------------------------------------------

Warrantech Corporation
2200 Highway 121
Suite 100
Bedford, Texas 76021
(800) 544-9510

         Warrantech is a Nevada corporation that was incorporated on February 28, 2005. Its predecessor corporation was formed in Delaware on June 22, 1983. Warrantech, through its subsidiaries, designs, develops, markets and acts as a third party administrator for programs ("Programs"), service contracts, limited warranties and replacement plans (collectively, "Plans") for a variety of clients in selected industries.

WT Acquisition Holdings, LLC
1001 Brickell Bay Drive, 27th Floor
Miami, Florida  33131
(305) 379-2322

         WT Acquisition Holdings, LLC, a Delaware limited liability company, is a newly formed entity formed by affiliates of H.I.G. Capital, LLC to hold shares of the surviving corporation in the merger. WT Acquisition Holdings, LLC has agreed to grant an equity award to Mr. San Antonio equal to 22.5% of the common equity interests in WT at the closing of the merger.

         WT is owned by H.I.G. Wtech, Inc., a corporation organized under the laws of the Cayman Islands and H.I.G. Wtech Partners II, Inc., a corporation organized under the laws of the Cayman Islands, each of which is controlled by H.I.G. Capital Partners III, L.P. H.I.G. Capital Partners III, L.P. is managed by H.I.G. Capital, LLC. We refer to WT Acquisition Corp., WT, H.I.G. Wtech, Inc., H.I.G. Wtech Partners II, Inc., H.I.G. Capital Partners III, L.P. and H.I.G. Capital, LLC as the members of the buying group.

WT Acquisition Corp.
1001 Brickell Bay Drive, 27th Floor
Miami, Florida  33131
(305) 379-2322

         WT Acquisition Corp., a Nevada corporation, is a wholly-owned subsidiary of WT formed solely for the purpose of merging with and into Warrantech. WT Acquisition Corp. has not engaged in prior activities other than incidental to its incorporation and in connection with and as contemplated by the merger agreement.

--------------------------------------------------------------------------------
                                 SPECIAL FACTORS
--------------------------------------------------------------------------------

Background of the Merger

         During 2004 and 2005, Warrantech's management and board considered available strategies to improve its business and capital structure and had, from time to time, considered seeking a merger with a strategic or financial buyer or another recapitalization transaction. However, the costs of honoring the obligations of Reliance Insurance, which had insured several of Warrantech's Programs and had declared bankruptcy, the financial statement impact of accounting changes required by the SEC and the pending lawsuit Lloyd's et. al.
v. Warrantech Corporation et. al., as well as its inability to secure a long-term insurance commitment from the primary insurer to its Programs, Great American Insurance Company, proved a hurdle when engaging in serious negotiations with third parties for such a transaction.

         During this time, Warrantech was depending on extensions of credit from Great American Insurance Company. Management and the board of directors felt that these continuing extensions of credit were a significant impediment to concluding an extension of Warrantech's insurance relationship with Great American Insurance Company. Mr. San Antonio, Warrantech's Chief Executive Officer and Chairman of the Board of Directors, in his personal capacity as a significant stockholder of Warrantech, engaged several investment bankers, finders and brokers during this period to seek out third parties to engage in financing or recapitalization transactions with Warrantech, including, without limitation, going private transactions in which Mr. San Antonio would be involved. From time to time, Mr. San Antonio would brief Warrantech's board on the status of such search process. Mr. Tweed retired from his position on Warrantech's Board of Directors during 2005 when he informed Warrantech that he would not be standing for reelection at the annual stockholders meeting of that year.

         In the third and fourth calendar quarters of 2005, Warrantech engaged in discussions with a financial institution to provide a credit facility to Warrantech. Despite such financial institution conducting extensive due diligence over several months, a concrete proposal involving drafts of definitive credit documents was not made to Warrantech and such financial institution broke off further negotiations.

         In late October 2005, Jack Leventhal of Nomura Securities telephoned Richard Gavino, Warrantech's Chief Financial Officer, to discuss the possibility of a strategic or financial transaction with Warrantech. Mr. Leventhal and Mr. Gavino met on November 8, 2005 at Mr. Leventhal's request to discuss financial strategies. Warrantech entered into a confidentiality agreement with Nomura Securities on November 22, 2005. Over the next couple of months, Warrantech provided information to Mr. Leventhal in the course of Nomura Securities' due diligence investigation of Warrantech. During the same period, Mr. Leventhal had discussions with Warrantech in which he mentioned the names of entities that he thought might be interested in undertaking a financial or strategic transaction with Warrantech, including H.I.G. Capital.

         In mid-November 2005, Warrantech engaged in discussions with both a private equity firm regarding a merger and two private individuals regarding a tender offer for Warrantech's common stock. Warrantech's board of directors felt that the potential transaction with the private equity firm allowed the greatest chance for success due to such firm's access to capital and track record, and, in late November 2005, Warrantech entered into an exclusivity agreement with such private equity firm. Despite conducting due diligence for over six weeks, the exclusivity arrangement with the private equity firm expired without a firm proposal being made to acquire Warrantech.

         In January 2006, Mr. San Antonio made the board of directors aware of an investment firm that was interested in raising equity capital for Warrantech of approximately $4 million to $8 million, arranging a credit facility and introducing investors to Warrantech who would purchase 4 to 5 million shares of Warrantech from existing investors and from Warrantech at prices substantially in excess of the then-current market price. After discussions and negotiations with such investment firm, Warrantech executed letter agreements with such firm to provide such services. A short time thereafter, such firm withdrew its proposal.

         By this time, Great American Insurance Company was only temporarily extending the arrangement to insure Warrantech's Programs. The board of directors and management felt that the unwillingness of Great American Insurance Company to commit to long-term arrangements to write new insurance for Warrantech would have a material adverse effect on Warrantech's financial position and results of operations.

         At the request of Nomura Securities, Mr. Leventhal and Craig Tessimond of Nomura Securities introduced representatives of H.I.G. Capital, LLC ("H.I.G. Capital") to Mr. San Antonio and Richard Gavino at a meeting in Bedford, Texas on February 16, 2006. The parties discussed the possibility of H.I.G. Capital acquiring Warrantech in a going private transaction with Mr. San Antonio's continued involvement. Prior to that time, representatives of Nomura Securities acted as a liaison between Warrantech and H.I.G. Capital.

         On February 21, 2006, Warrantech received a proposal from H.I.G. Capital, an affiliate of WT, to acquire all of the outstanding Warrantech shares in a merger for $0.70 to $0.80 per share. The proposal also called for substantially all of the indebtedness of Mr. San Antonio and Mr. Tweed, a significant stockholder of Warrantech and former member of the board of directors, to be forgiven as part of such transaction, and for an affiliate of H.I.G. Capital to acquire substantially all of the outstanding payables from Warrantech to Great American Insurance Company. The final agreements provide for $600,000 of Mr. San Antonio's debt to be forgiven, and for none of Mr. Tweed's debt to be forgiven.

         On February 22, 2006, Warrantech's board of directors convened a meeting at Mr. San Antonio's request. Representatives of Tannenbaum Helpern Syracuse & Hirschtritt LLP ("Tannenbaum Helpern"), outside counsel to Warrantech, also attended this meeting. Warrantech's board of directors was briefed in detail by Mr. San Antonio and Mr. Gavino and by legal advisors about the proposed transaction. A representative of Tannenbaum Helpern discussed the fiduciary obligations of the board in considering the proposed transactions and the benefits of forming a special committee of independent directors to consider the proposed transactions. After discussion of the relative merits of the proposed transaction and Warrantech's current operational and financial situation, Warrantech's board of directors approved the letter of intent with H.I.G. Capital and designated a special committee of the board of directors consisting of two independent directors, Donald Senderowitz and Charles Stiene, to exercise all of the power and authority of Warrantech's board of directors to examine, evaluate the merits of and recommend the approval or disapproval of the proposed merger of Warrantech with an affiliate of H.I.G. Capital. The Warrantech special committee was empowered to hire separate legal and financial advisors as the special committee deemed necessary and appropriate to assist it in its review of the proposed merger. Immediately following such meeting, the special committee convened a meeting which they requested that representatives of Tannenbaum Helpern attend. After discussing the seriousness of Warrantech's finances and the inability to pay down the credit extension from Great American Insurance Company, the special committee considered hiring counsel and investment advisors. Concluding that completing any sale or refinancing in a speedy manner was highly desirable, the special committee resolved to retain Tannenbaum Helpern as its special counsel and to promptly begin interviewing investment advisors. From the outset, the special committee recognized that certain stockholders, including Mr. San Antonio, would have interests in the proposed merger that may have been different from, or in addition to, interests of other Warrantech stockholders (See "SPECIAL FACTORS -- Merger Consideration to be Received by Directors and Officers of Warrantech").

         On March 1, 2006, the special committee met with representatives of Tannenbaum Helpern and interviewed two financial advisors.

         On March 1, 2006, Warrantech received a proposal from another private equity firm to acquire all of the outstanding shares of Warrantech for a price of at least $0.90 per share. Such proposal was subject to due diligence and required a 45 day exclusivity period and a break-up fee payable by Warrantech of $250,000 should Warrantech conclude any other change of control transaction in the following twelve months.

         On March 2, 2006, the special committee and its legal counsel interviewed two additional potential financial advisors.

         On March 3, 2006, because of the exclusivity arrangement that Warrantech had entered into with H.I.G. Capital, Tannenbaum Helpern advised the private equity firm which had expressed interest in a $0.90 transaction that Warrantech was unable to respond at that time to their proposal. Prior to authorizing Tannenbaum Helpern to communicate such statement to such private equity firm, the board of directors considered H.I.G. Capital's familiarity with Warrantech and its industry obtained, in part, through their ownership of a competitor of Warrantech and from reviewing Warrantech's public disclosure documents as described by H.I.G. Capital to Warrantech's management; H.I.G. Capital's stated belief to management that it could complete its diligence quickly; H.I.G. Capital's experience in promptly signing and closing acquisition transactions; and the likelihood of Warrantech completing a successful transaction with H.I.G. Capital.

         From February through early June of 2006, H.I.G. Capital conducted extensive legal, financial, industry and customer due diligence of Warrantech. During this time, representatives of H.I.G. Capital met with representatives of Warrantech's management during on-site due diligence visits at Warrantech's offices on February 23, 24, 27, and 28, March 15 and 16, and May 25. Also during this time, H.I.G. Capital's accounting advisors and consultants conducted several other on-site due diligence visits at Warrantech's offices. Concurrently, H.I.G. Capital conducted several negotiations with Great American, including a meeting with several members of Great American's management at H.I.G. Capital's offices in February 2006. These negotiations included discussions regarding: the conditions under which Great American would continue to underwrite business for Warrantech, pricing issues, reinsurance alternatives, the purchase of the promissory note discussed below, and the drafting of various transaction documents, including a transition services agreement and a participation agreement. After several months of negotiations, in June 2006 transaction documents were executed with respect to the purchase from Great American by an affiliate of H.I.G. Capital of a secured promissory note from Warrantech in favor of Great American, which note would memorialize the outstanding payables as of March 1, 2006 due from Warrantech to Great American. As a result of the negotiations between Great American and H.I.G. Capital, Great American agreed to continue writing motor vehicle extended service plans and extended warranties sold and managed by Warrantech and its subsidiaries until December 31, 2006. In addition, these negotiations resulted in an affiliate of H.I.G. Capital posting a letter of credit for Warrantech's benefit in favor of Great American.

         On March 9, 2006, the special committee held a meeting to select a financial advisor at which representatives of Tannenbaum Helpern were present. After substantial deliberation concerning the qualifications and experience of the candidates, the special committee resolved to retain Imperial Capital, LLC ("Imperial Capital") as its financial advisor. Imperial Capital was formally engaged by letter dated March 21, 2006. The special committee selected Imperial Capital based on its reputation and experience working with distressed companies and in transactions of this nature.

         On March 10, 2006, the Warrantech board of directors held a meeting at the request of Joel San Antonio at which representatives of Tannenbaum Helpern were present. Among other business discussed, Mr. San Antonio and Mr. Gavino gave an update on the diligence process being conducted by H.I.G. Capital and informed the board of directors that H.I.G. Capital had recently purchased a $1,000,000 participation from Great American Insurance Company in Warrantech's outstanding indebtedness to Great American Insurance Company. The board of directors, after discussion, concluded that this was a favorable development because it would likely make Great American Insurance Company amenable to continuing to provide insurance for Warrantech's Programs and would likely create goodwill necessary for Great American Insurance Company to be patient to wait for payment of the remaining indebtedness for some additional period.

         On March 16, 2006, representatives of H.I.G. Capital visited Warrantech as part of their due diligence investigation. During that visit, they met with Mr. San Antonio and Mr. Richard Gavino to discuss the timing and structure of the proposed transaction. The meeting was also attended by representatives of

H.I.G. Capital's outside counsel, McDermott Will & Emery LLP ("McDermott Will"); H.I.G. Capital's investment banker, Nomura Securities; and Mr. San Antonio's outside counsel, Andrews Kurth LLP. At the meeting, the parties discussed various structuring alternatives and terms of the proposed acquisition by H.I.G. Capital, including compensation to major stockholders, treatment of executive debt, treatment of amounts owed to Great American Insurance Company and the timing for presenting the special committee with a more formal term sheet and merger proposal based on their due diligence investigation.

         On April 7, 2006, H.I.G. Capital delivered to Warrantech drafts of a term note, security agreement and purchase agreement for the purchase by an affiliate of H.I.G. of a new $20,000,000, 120-day term secured promissory note from Warrantech in favor of Great American Insurance Company, which note would memorialize the outstanding payables from Warrantech to Great American Insurance Company.

         On April 11, 2006, H.I.G. Capital delivered to Warrantech a detailed proposal for the acquisition of all of the capital stock of Warrantech through a merger in consideration of $0.70 per share in cash. The proposal also included the purchase by an affiliate of H.I.G. Capital of the proposed new $20,000,000 term promissory note from Warrantech in favor of Great American Insurance Company. In addition, the proposal contemplated substantially all of the indebtedness of Mr. San Antonio and Mr. Tweed, a significant stockholder of Warrantech and former member of the board of directors, to be forgiven as part of such transaction, for H.I.G. Capital to pay $1,700,000 to Mr. San Antonio to terminate his existing employment agreement with Warrantech and for Mr. San Antonio to participate in an equity incentive plan to be established by the surviving corporation after the effective time of the merger. The final agreements provide for $600,000 of Mr. San Antonio's debt to be forgiven, and for none of Mr. Tweed's debt to be forgiven.

         On April 13, 2006, the special committee held a meeting attended by representatives of Tannenbaum Helpern and Imperial Capital to discuss and consider the April 11th proposal from H.I.G. Capital. Legal counsel discussed the terms of the proposal as well as the proposed term note and security agreement. The special committee asked Imperial Capital to begin due diligence on Warrantech so that it could be prepared to assist in evaluating the fairness of any forthcoming merger proposals.

         On April 13, 2006, following the special committee meeting, the board of directors of Warrantech met at Mr. San Antonio's request, which meeting was attended by representatives of Tannenbaum Helpern. Mr. San Antonio and Mr. Gavino updated the board of directors in detail on recent relations with Great American Insurance Company and Warrantech's efforts to find replacement insurance coverage should Great American Insurance Company discontinue writing new coverage. After discussion relating to the relative merits of a merger transaction with H.I.G. Capital and Warrantech's operational and financial situation, the special committee recommended that Warrantech execute the proposal with H.I.G. Capital. Following such recommendation, the board of directors approved the execution of the H.I.G. Capital term sheet. Following the meeting, legal counsel delivered written comments on the proposal letter and the term note and security agreement to H.I.G. Capital's legal counsel.

         On April 14, 2006, H.I.G.'s legal counsel delivered a revised draft of the proposal to Tannenbaum Helpern. On April 17, 2006, Warrantech and H.I.G. Capital executed the proposal.

         On April 19, 2006, the special committee held a meeting attended by Tannenbaum Helpern. There was a discussion of the proposed term note and security agreement with Great American Insurance Company, which H.I.G. Capital planned to purchase from Great American Insurance Company as soon as practicable. In addition, the Special Committee and counsel discussed the merger process in general and timelines for potential completion.

         On May 1, 2006, McDermott Will sent an initial draft of the merger agreement to counsel for Warrantech, and, on May 3, 2006, counsel to Warrantech received a revised draft of the term note and security agreement from Greenberg Traurig, LLP, counsel to H.I.G. Capital on the debt acquisition. On May 4, 2006, McDermott Will sent Tannenbaum Helpern the initial draft of a form of voting and option agreement to be executed by key stockholders of Warrantech.

         During May and June 2006, Mr. San Antonio, Mr. Tweed and Andrews Kurth LLP had periodic negotiations with H.I.G. Capital and their outside counsel with respect to the stockholder voting and option agreements to be entered into between each of the stockholders and H.I.G. Capital in connection with the merger agreement and the employment arrangements of Mr. San Antonio following the effective time of the merger.

         In order to preserve its capital, Warrantech wound down its South American operations during this period.

         On May 8, 2006, counsel to Warrantech sent written comments to the voting and option agreement term sheet to counsel for H.I.G. Capital. On May 11, 2006, counsel for H.I.G. Capital sent another draft of such voting and option agreement to counsel for Warrantech.

         On May 12, 2006, the special committee held a meeting with Imperial Capital and Tannenbaum Helpern attending. Imperial Capital explained their preliminary analysis of ranges of fair value for Warrantech and answered questions from the special committee.

         On May 15, 2006, Tannenbaum Helpern delivered a revised draft of the merger agreement to McDermott Will, reflecting the comments of Warrantech and its advisors.

         On May 17, 2006, Greenberg Traurig, LLP delivered to Tannenbaum Helpern drafts of documents providing that upon an event of default of the term note, a firm providing chief restructuring services to Warrantech would be appointed.

         On May 18, 2006, the special committee held a meeting that was attended by its legal and financial advisors. Imperial Capital explained its analysis of Warrantech's range of fair value and the procedures followed and methodology used. At the request of the special committee, Mr. San Antonio was then invited to present an update to the special committee on the status of Warrantech's business and the negotiations with Great American Insurance Company to extend their insurance arrangements with Warrantech.

         On May 19, 2006, at the special committee's request, representatives of Imperial Capital held a telephone conversation with representatives of H.I.G. Capital, during which Imperial Capital requested that H.I.G. Capital increase the merger consideration from $0.70.

         On May 20, 2006, McDermott Will delivered an initial draft of Mr. Tweed's voting and option agreement to counsel for Warrantech.

         On May 23, 2006 there were a series of conference calls regarding the structure of the transactions in which representatives of H.I.G. Capital, Mr. San Antonio, counsel to the special committee and counsel to H.I.G. Capital participated.

         On May 24, 2006, counsel to Warrantech received revised drafts of the term note and security agreement from counsel to H.I.G. Capital.

         On May 25, 2006, Mr. San Antonio, James Morganteen, counsel to Warrantech, counsel to H.I.G. Capital, and representatives of H.I.G. Capital held a telephone call at H.I.G. Capital's request at which non-monetary aspects of the merger, voting and option agreements, term note and security agreement were negotiated. In addition, on May 25, 2006, counsel to Warrantech received a revised draft of the merger agreement from counsel to H.I.G. Capital.

         On May 26, 2006, the special committee and representatives of Tannenbaum Helpern and Imperial Capital held a telephonic meeting with representatives of H.I.G. Capital at the special committee's request at which the special committee requested an increase in the merger consideration to $0.80 per share. On May 29, 2006, representatives of Tannenbaum Helpern, on behalf of the special committee, spoke to representatives of H.I.G. Capital who increased their offered merger consideration to $0.75 per share.

         Over the course of the next week, counsel for Warrantech and H.I.G. Capital exchanged numerous drafts of the merger agreement, voting and option agreements, term note and security agreement and held a number of telephonic calls negotiating various provisions in such agreement, apart from the merger consideration.

         On each of June 1, 2006 and June 2, 2006, Mr. San Antonio, counsel to Mr. San Antonio, James Morganteen, counsel to Warrantech, counsel to H.I.G. Capital, and representatives of H.I.G. Capital held a telephone call, at Mr. San Antonio's request, at which non-monetary aspects of the merger, voting and option agreements, tax consequences, term note and security agreement were negotiated. It was determined that all of Mr. Tweed's debt to Warrantech and, due to adverse tax consequences, all but $600,000 of Mr. San Antonio's debt to Warrantech would continue in effect following the merger, with maturities extended to December 31, 2007 for Mr. San Antonio and December 31, 2013 for Mr. Tweed.

         Between June 3 and 5, 2006 counsel to Messrs. Tweed and San Antonio and H.I.G. Capital continued discussions regarding the terms of the voting agreements.

         On June 5, 2006, the special committee held a meeting at which representatives of Tannenbaum Helpern and Imperial Capital were present. Imperial Capital described its analysis of the proposed $0.75 per share merger consideration and orally delivered its opinion to the committee that the merger consideration was fair from a financial point of view to Warrantech and its stockholders, including those stockholders that are unaffiliated with Warrantech. Tannenbaum Helpern then led a discussion of the other material terms of the merger and the merger agreement, including the arrangements with Mr. San Antonio and Mr. Tweed. After consideration and discussion, including the lack of viable alternatives to the merger, the special committee unanimously:

         o recommended that the board of directors approve the execution of the merger agreement and the stockholder voting and option agreements and to effect the merger; and

         o found that the terms of the merger, including the merger consideration to be received, were procedurally and substantively fair to, and in the best interest of, Warrantech's stockholders, including those stockholders that are unaffiliated with Warrantech.

         On June 6, 2006, Imperial Capital formally delivered its written opinion to the board of directors of Warrantech.

         Following the special committee meeting on June 5, 2006, the full board of directors of Warrantech held a meeting at which representatives of Tannenbaum Helpern were present. Management gave a detailed update on Warrantech's business, including relations with its various insurance carriers. Legal counsel described the process of obtaining a fairness opinion from the financial advisor to the special committee and the special committee's success in negotiating an increase in the merger consideration from $0.70 to $0.75. In addition, legal counsel summarized the terms of the merger and the merger agreement, including the arrangements with Mr. San Antonio and Mr. Tweed.

         On June 7, 2006, the board of directors of Warrantech held a meeting at Mr. San Antonio's request that was attended by representatives of Tannenbaum Helpern. Legal counsel summarized the changes to the merger agreement and related agreement since the last board of directors meeting on June 6, 2006. After discussion and consideration, Warrantech's board of directors, consistent with the recommendation of the special committee, unanimously, among other things:

         o approved the execution of the merger agreement and the stockholder voting and option agreements and to effect the merger;

         o found that the terms of the merger, including the merger consideration to be received, were procedurally and substantively fair to, and in the best interest of, Warrantech's stockholders, including those stockholders that are unaffiliated with Warrantech;

         o recommended the adoption and approval of the merger agreement by Warrantech's stockholders;

         o approved the acquisition of shares of stock by WT or its affiliates pursuant to the stockholder voting and option agreements, which approval has the effect of exempting such acquisition from the provisions of Nevada Revised Statutes 78.411 et. seq.; and

         o approved the execution of the term note and the security agreement.

         On June 7, 2006, Warrantech, Merger Sub and WT executed the merger agreement and WT and the Principal Stockholders executed the stockholder voting and option agreements. In addition, on June 7, 2006, Warrantech and Great American Insurance Company executed the term note and security agreement and related ancillary agreements and Wtech Holdings, LLC, an affiliate of H.I.G. Capital completed the acquisition of the term note, security agreement and related agreements from Great American Insurance Company, thus becoming Warrantech's largest secured lender.

         On June 7, 2006, Warrantech and H.I.G. Capital issued a joint press release announcing the merger and the acquisition of the Warrantech debt to Great American Insurance Company by an affiliate of H.I.G. Capital.

         During the following several months, representatives of H.I.G. Capital attended a number of meetings with management of Warrantech and potential financing sources, insurers and business partners in order to obtain financing for the merger and expand and enhance Warrantech's business opportunities.

         On August 10, 2006, the special committee held a meeting at which representatives of Tannenbaum Helpern were present. After consideration and discussion, the special committee unanimously resolved to pay the legal expenses of Joel San Antonio from the negotiation of the employment agreement he was expected to sign with Warrantech and/or WT at the closing of the merger and to pay the legal expenses of Mr. San Antonio resulting from the negotiation of the merger agreement, voting agreements and related matters.

         During the last week of September and the first week of October 2006, Warrantech and its counsel held several discussions with representatives of H.I.G. Capital to discuss the timing of the shareholders meeting to approve the merger and potential closing of the merger. On October 3, 2006 the parties agreed to reschedule the shareholders meeting from October 3, 2006 to mid-November 2006 to allow WT more time to conclude its financing arrangements for the merger. On October 6, 2006, representatives of H.I.G. Capital and its counsel participated in a telephonic meeting with counsel to the special committee and Joel San Antonio at which an extension of the due date of the term note was discussed as well as the timing of the shareholders meeting and merger.

         On October 12, 2006, the special committee held a meeting with representatives of Tannenbaum Helpern present at which it resolved to recommend to Warrantech's board of directors an amendment to the merger agreement to extend the first date by which either party could terminate the merger agreement from October 29, 2006 to November 28, 2006 and to amend the term note to extend the due date to November 28, 2006 from October 29, 2006. Following the special committee meeting, the full board of directors of Warrantech met and after discussion and deliberation, unanimously approved such amendments. On October 17, 2006, Warrantech and WT entered into such an amendment to the merger agreement and Warrantech and its subsidiaries and an affiliate of H.I.G. Capital entered into an amendment and restatement of the term note providing for such extension.

         On November 16, 2006, the special committee held a telephonic meeting attended by representatives of Tannenbaum Helpern. Joel San Antonio, present by invitation of the special committee, updated the special committee on developments at Warrantech and with respect to certain aspects of the merger, including financing and discussions with automobile insurance carriers.

         On November 27, 2006, the special committee held a telephonic meeting attended by representatives of Tannenbaum Helpern to discuss the timing of the shareholders meeting to approve the merger and further extension of the term note. Such meeting was followed the same day by a telephonic meeting of the full board of directors also attended by representatives of Tannenbaum Helpern. Mr. San Antonio updated the board on the status of negotiations with automobile insurance carriers and with financing sources for the merger. Later that day, the special committee and its counsel discussed with representatives of H.I.G. Capital and its counsel the timing and status of various aspects of the merger as well as further extension of the term note. Over the next several days, counsel to the special committee negotiated amendments to the merger agreement and term note with counsel to H.I.G. Capital.

         On November 28, 2006, the special committee held a telephonic meeting at which it recommended to the full board of directors the extension of the due date of the term note and the amendment of the merger agreement to extend the first date by which either party could terminate the merger agreement from November 28, 2006 to January 31, 2007. Following such special committee meeting, the full board of directors met telephonically and unanimously approved the foregoing, subject to approval of final wording to be negotiated by the special committee and its counsel. On November 29, 2007, following negotiating with representatives of H.I.G. Capital, the special committee met telephonically with representatives of Tannenbaum Helpern present and resolved to extend the due date of the term note to May 31, 2007 and amend the merger agreement to extend the first date by which either party could terminate the merger agreement from November 28, 2006 to January 31, 2007 and add a closing condition to the merger agreement that Warrantech shall have obtained insurance coverage with a replacement carrier or carriers, rated A-Excellent or better by A.M. Best, to replace the existing automobile insurance coverage with Great American Insurance Company, which coverage shall be satisfactory to WT in its reasonable discretion. The foregoing amendments to the term note and the merger agreement were duly executed by the parties, effective as of November 28, 2006.

Purpose of the Merger

         Warrantech has proposed the merger in order to maximize stockholder value. In light of the lack of other attractive alternatives to maximize stockholder value, Warrantech's board of directors believes that the merger will provide liquidity to its stockholders at a premium to recent trading prices and eliminate the costs and burdens associated with being a publicly traded company, thereby giving it greater flexibility to make operating decisions based on long-term strategic goals without the concern of short-term market expectations. Warrantech's special committee and its board of directors believe, based upon the reasons discussed under "SPECIAL FACTORS -- Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger," that the merger is advisable, fair to and in the best interests of, Warrantech and its stockholders, including those stockholders that are unaffiliated with Warrantech, and is procedurally and substantively fair.

         The members of the buying group proposed the merger to benefit from Warrantech's future earnings and growth, if any, after Warrantech's common stock ceases to be publicly traded. The members of the buying group believe that Warrantech's public company status imposes a number of limitations on Warrantech and its management in conducting operations. Chief among these limitations are the costs of being a public company, such as legal and accounting expenses, expenses associated with the reporting obligations under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), as well as transfer agent fees. Accordingly, the members of the buying group expect the merger to afford greater operating flexibility to management by allowing them to concentrate on long-term growth and to reduce its focus on the quarter-to-quarter performance often emphasized by the public markets. The merger is also intended to enable Warrantech to use funds that would otherwise be expended in complying with requirements applicable to public companies in its operations.

         Warrantech determined to conduct the merger now rather than in the future because:

         o Great American Insurance Company refused to renew the arrangements that provided insurance for many of Warrantech's Programs unless Great American Insurance Company was paid a substantial amount of its accrued payables from Warrantech. Warrantech did not have the financial resources to make such a payment. Therefore, it was necessary to look for alternative sources of financing.

         o Requirements under the Sarbanes-Oxley and related SEC regulations -- such as expanded disclosure obligations in periodic reports filed under the Exchange Act and new attestation requirements by Warrantech's accounting firm regarding the effectiveness of Warrantech's internal control over financial reporting --have significantly increased the cost of continuing as a public company and, by becoming a private company, Warrantech will eliminate these recently imposed and future costs. See "SPECIAL FACTORS -- Effects of the Merger;" and

         o Warrentech expects to realize cost savings of approximately $800,000 per year from becoming a private company, including savings resulting from the elimination of printers' fees, transfer agent and OTCBB fees, as well as reduced legal fees, accounting fees, insurance costs and Sarbanes-Oxley compliance costs.

         o The economic cost of remaining public is growing, particularly in light of Sarbanes-Oxley, and compliance costs will erode cash reserves as 2006 progresses. Unless the SEC further extends the compliance deadline, Warrantech will be required to comply with the internal control reporting requirements of Sarbanes-Oxley by the end of 2007. To comply, Warrantech will need to begin its auditing and remediation work, if any, in 2006 at an initial projected cost of approximately $500,000 to $1,000,000.

Structure of the Merger

         The proposed transaction is a merger of Merger Sub with and into Warrantech, with Warrantech surviving in the merger as a wholly-owned subsidiary of WT, or, at WT's election, the merger of Warrantech with and into Merger Sub.

         The principal steps that will accomplish the merger are as follows:

         Financing. The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $15,000,000. WT intends to finance the merger through a combination of debt and equity financing. WT's financing of the merger is not assured. The merger agreement does not contain a financing condition. Therefore, if the stockholders approve the merger and all other conditions to WT's obligation to close were satisfied, WT would be in breach of the merger agreement if WT did not close the merger. In that instance, the merger agreement provides that WT will pay Warrantech a fee of $250,000 and will reimburse Warrantech for all fees and expenses incurred by Warrantech in connection with the merger agreement and the merger, in an amount not to exceed $500,000.


         Merger. Following the satisfaction or waiver of conditions to the merger, the following will occur in connection with the merger:

         o Each share of common stock that is held by Warrantech in its treasury immediately before the effective time of the merger will automatically be cancelled and no consideration will be delivered in exchange for such shares;

         o Each share of common stock issued and outstanding immediately before the merger becomes effective (other than those shares that are described in the preceding paragraph and other than the shares that are held by dissenting stockholders who exercise and perfect their appraisal rights under Nevada law) will be converted into the right to receive $0.75 in cash, without interest;

         o Each Merger Sub share will be converted into one share of surviving corporation common stock and will constitute the only shares of outstanding surviving corporation capital stock after the completion of the merger; and

         o Warrantech stock options, whether vested or unvested, will be cancelled and option holders will receive the excess, if any, of $0.75 per share, without interest, over the option exercise price for each share subject to the stock option, less any applicable withholding taxes.

         Following the merger:

         o Other than Mr. San Antonio who will be granted an equity award equal to 22.5% of the common equity interests in WT at the closing of the merger, Warrantech's stockholders will no longer have any interest in, and will no longer be stockholders of, Warrantech and will not participate in any future earnings or growth of Warrantech, if any;

         o        All of Warrantech common stock will be owned by WT;

         o Warrantech common stock will no longer be reported on the OTCBB and price quotations for shares of Warrantech in the public market will no longer be available; and

         o Warrantech will terminate the registration of its common stock under the Exchange Act and will cease filing reports with the SEC.

         Board of Directors. The directors of Merger Sub immediately prior to the effective time of the merger will become the directors of Warrantech after the completion of the merger.

         Management. The executive officers of Warrantech immediately prior to the effective time of the merger will remain as executive officers of Warrantech after the completion of the merger.

         For additional details regarding the merger, see " -- Merger Financing," " - Merger Consideration to be Received by Directors and Officers of Warrantech" and "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO.1)."

Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger

         At the meeting of the special committee held on June 5, 2006, the members of the special committee, and at meetings of the board of directors held on June 6, 2006 and June 7, 2006, the members of the board of directors, considered and discussed the merger and terms of the merger agreement, and then unanimously determined that the merger agreement and the transactions contemplated by it, including the merger, are advisable and fair to, and in the best interests of, Warrantech and its stockholders, including the stockholders unaffiliated with Warrantech, and are procedurally and substantively fair. The board of directors declared the merger advisable and approved and adopted the merger agreement and resolved to recommend to Warrantech's stockholders that they vote "FOR" approval and adoption of the merger agreement and the merger. See "SPECIAL FACTORS - Merger Consideration to be Received by Directors and Officers of Warrantech."

         In reaching their respective determinations at the meetings, the special committee and the board of directors considered the following factors before concluding that (i) the merger was in the best interests of the stockholders, including the unaffiliated stockholders, and (ii) the merger consideration was fair to the unaffiliated stockholders:

         o The relationship of the $0.75 per share cash merger consideration to (a) the trading price of Warrantech's common stock on June 6, 2006, the last trading day prior to Warrantech announcing the execution of the merger agreement ($0.50 per share), (b) the volume weighted average price of Warrantech's common stock over the 30, 60, 90, and 180 day periods prior to the board of director's determination ($0.52, $0.51, $0.46 and $0.42 per share, respectively) and (c) the net book value (negative on March 31, 2006, the end of Warrantech's last fiscal year). The board of directors concluded that the merger consideration related quite favorably to these other measures of value and supported the fairness of the price;

         o The fact that the consideration to be received by Warrantech's stockholders in the merger will consist entirely of cash rather than stock, which will provide liquidity and certainty of value to Warrantech's stockholders, including the unaffiliated stockholders, and which the board of directors viewed favorably;

         o Warrantech's inability to attract analyst coverage, market attention and institutional stockholder investment, which in the board of director's view limited the value to Warrantech's stockholders of Warrantech being a public company;

         o The limited public float for Warrantech's common stock, as well as the extremely limited trading market for the common stock, which have limited Warrantech's ability to use its common stock as acquisition currency, and significantly limited the ability of stockholders to sell their shares without also reducing the trading price of the common stock;

         o The fact that Great American Insurance Company refused to renew the arrangements that provided insurance for many of Warrantech's programs unless Great American Insurance Company was paid a substantial amount of its accrued payables from Warrantech, which fact substantially negatively impacted Warrantech's going concern value as a stand alone entity and liquidation value due to Great American's security interest in a significant amount of Warrantech's assets;

         o WT's willingness to acquire from Great American Insurance Company contemporaneously with the signing of the merger agreement a $20,000,000 term promissory note from Warrantech in favor of Great American Insurance Company;

         o The difficulty in attracting new business for Warrantech's Programs due to its perceived financial weakness resulting from the costs of honoring the obligations of Reliance Insurance, which had insured several of

Warrantech's Programs and had declared bankruptcy, the financial statement impact of accounting changes required by the SEC and the pending lawsuit Lloyds et. al. v. Warrantech Corporation et. al.;

         o The costs and associated burdens of continuing to be a public company, including:

                  (i)      the actual out-of-pocket costs of SEC compliance;

                  (ii)     the burden on management of compliance efforts;

                  (iii) the distraction of investor relations and the focus on short-term goals such as quarterly results per share occasioned by periodic public reporting;

                  (iv) the compliance and competitive costs associated with requirements to publicly disclose detailed information regarding business, operations and results; and

                  (iv) the enactment of Sarbanes-Oxley which will lead to increased compliance costs and additional burdens on management as Warrantech becomes subject to Section 404.

         o The complexity of the accounting rules applicable to Warrantech's business which has made it difficult to explain the accounting treatment in Warrantech's financial statements;

         o The special committee's and the board of director's belief that the principal advantage of Warrantech continuing as a public company would be to allow unaffiliated stockholders to continue to participate in any growth in the value of Warrantech's equity but, that under all of the relevant circumstances and in light of the proposed $0.75 per share price, the value to unaffiliated stockholders that would be achieved by continuing as a public company was not likely to be as great as the merger consideration of $0.75;

         o The fact that WT is essentially acquiring Warrantech "as-is," the representations and warranties are limited and do not survive the closing, and there are no holdbacks or escrows that could negatively affect the proceeds to be received by the unaffiliated stockholders;

         o The fact that, promptly following the public disclosure of the merger, the merger agreement would be available on the SEC's EDGAR database as part of a current report to be filed by Warrantech on Form 8-K (such Form 8-K was filed by Warrantech on June 9, 2006), providing any other parties interested in acquiring Warrantech with ready and complete access to the terms of this transaction;

         o The fact WT represented to Warrantech in the merger agreement that it would have sufficient funds at closing to pay the merger consideration and to consummate the merger, which the special committee and the board of directors viewed as reducing the risk to the unaffiliated stockholders of the Company of consummation of the merger since WT would be in breach of the merger agreement if it did not have adequate funds at closing;

         o The lack of firm offers during the prior two years for the merger of Warrantech with another company, the sale of substantially all of Warrantech's assets, or a purchase of a controlling interest in Warrantech's stock; and

         o The availability of appraisal rights under Nevada law to holders of shares of Warrantech common stock who dissent from the merger and dispute the fairness of the merger consideration, which would provide such stockholders with an opportunity to have a court determine the fair value of their shares.

         Each of these factors favored the special committee's and the board of director's conclusions that the merger is advisable, fair to, and in the best interests of, Warrantech and its stockholders, including to those stockholders unaffiliated with Warrantech. Both the special committee and the board of directors relied on Warrantech's management to provide accurate and complete financial information, projections and assumptions (based on the best information available to them at that time), as the starting point for its analysis.

         The special committee and the board of directors also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including:

         o The terms of the merger agreement that permit the board of directors to explore third party acquisition offers that it might receive after announcement of the merger and before the stockholder vote only if the board of directors reasonably determines in good faith that a competing offer is a superior alternative to the merger and the board of director's fiduciary duties under Nevada law require discussions to be conducted with the third party advancing the competing offer;

         o The terms of the merger agreement that permit the board of directors to withdraw its recommendation to Warrantech's stockholders and accept a competing acquisition offer only if the board of directors reasonably determines in good faith that such action is necessary in order for the board of directors to comply with its fiduciary duties under Nevada law and, after giving notice of its intention to withdraw its recommendation and terminate the merger agreement due to receipt of a superior acquisition offer, does not receive a timely offer from WT which meets or exceeds the competing offer;

         o The fact that, following the merger, Warrantech's stockholders will cease to participate in any of Warrantech's future earnings or benefit from future increases in Warrantech's value, if any;

         o The fact that certain board of directors members have interests that are different from those of the other stockholders as described under "SPECIAL FACTORS -- Merger Consideration to be Received by Directors and Officers of Warrantech;"

         o The fact that, for United States federal income tax purposes, the merger consideration will be taxable to a stockholder to the extent the merger consideration exceeds the stockholder's basis in the Warrantech stock it holds;

         o The possible disruption of Warrantech's business that may result from the announcement of the merger and the resulting distraction of management's attention from business operations;

         o The fact that proceeding with the merger with WT foreclosed the ability of Warrantech to engage in any substantive discussions with the other private equity firm which, on March 1, 2006, during the exclusivity period that Warrantech had granted to WT, had given an indication of interest to acquire all of the outstanding shares of Warrantech for a price of at least $0.90 per share. Due to the fact that such proposal (i) was subject to a due diligence review of Warrantech, (ii) required a 45 day exclusivity period and a $250,000 break-up fee payable by Warrantech should Warrantech conclude any other change of control transaction in the following twelve months, and (iii) was received during an exclusivity period with WT, Warrantech's board concluded to continue negotiations with WT towards this merger due to its higher likelihood of timely success; and

         o The fact that the failure to consummate the merger could negatively impact the market price of Warrantech's common stock.

         This discussion of the information and factors considered by the special committee and the board of directors in reaching their conclusions and recommendations includes all of the material factors considered by them but is not intended to be exhaustive. In view of the wide variety of factors considered by the special committee and the board of directors in evaluating the merger agreement and the transactions contemplated by it, including the merger, and the complexity of these matters, neither the special committee nor the board of directors found it practicable, and did not attempt, to quantify, rank or otherwise assign relative weight to those factors.

         In addition, the special committee and the board of directors believed that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the special committee to represent effectively the interests of our stockholders (other than Mr. San Antonio). These procedural safeguards include the following:

         o the fact that an independent committee of the board of directors was established and that the special committee hired its own financial and legal advisors to advise the special committee with respect to the merger agreement, the merger and related transactions;

         o the fact that none of the members of the special committee will receive any consideration in connection with the closing of the merger that is different from that received by other stockholders (other than Mr. San Antonio and Mr. Tweed);

         o the fact that the special committee negotiated the terms of the merger agreement, including the amount of the merger consideration;

         o the fact that the special committee made its evaluation of the merger agreement and the merger based upon the factors discussed in this proxy statement, independent of Mr. San Antonio, and with knowledge of the interests of Mr. San Antonio in the merger;

         o the fact that our board of directors has retained its right to change its recommendation of the merger;

         o the fact that the opinion of Imperial Capital addresses the fairness, from a financial point of view, of the merger consideration to be received by the holders of our common stock;

         o the fact that Mr. San Antonio did not finalize the terms of his participation in the merger with WT until the special committee and WT had reached a preliminary agreement on the key terms of the proposed merger;

         o the fact that we are permitted under certain circumstances to respond to unsolicited inquiries regarding acquisition proposals and to terminate the merger agreement in order to complete a superior proposal upon payment of a $1,250,000 termination fee and reimbursement of WT's out-of-pocket expenses up to $500,000; and

         o the fact that under Nevada law, our stockholders have the right to demand appraisal of their shares.

         In light of the procedural safeguards discussed above, the special committee and the board of directors did not consider it necessary to require adoption of the merger agreement by at least a majority of our stockholders (other than Mr. San Antonio). Also, in light of the procedural safeguards discussed above, the special committee reached its determination to recommend the merger agreement and the merger, and the board of directors reached its determination to approve the merger agreement and the merger, without retaining an unaffiliated representative to act solely on behalf of our stockholders (other than Mr. San Antonio).

         Based in part upon the factors discussed above, the board of directors unanimously voted to declare advisable and approve the merger agreement, and resolved to recommend that you vote "FOR" approval and adoption of the merger agreement and the merger.

Opinion of Financial Advisor

         On March 21, 2006, the special committee and the board of directors formally retained Imperial Capital to consider the fairness, from a financial point of view, of the per share consideration to be paid to the stockholders of Warrantech. As a result of the merger, (a) each stockholder owning shares of Warrantech common stock immediately before the merger will receive from WT consideration of $0.75 in cash for each of such stockholder's shares of Warrantech common stock; and (b) each holder of any outstanding in-the-money stock options will receive a payment in cash for each share of Warrantech common stock subject to such stock options equal to the amount by which $0.75 exceeds the exercise price per share thereof. At a meeting of the special committee held on June 5, 2006, Imperial Capital delivered its oral opinion to the special committee, and on June 6, 2006, delivered its written opinion to all the members of the special committee and the board of directors that, as of June 6, 2006, the per share consideration to be paid to the stockholders and holders of outstanding in-the-money stock options was fair, from a financial point of view, to such holders.

         The special committee and the board of directors retained Imperial Capital based upon the following factors: Imperial Capital is an independent and experienced provider of valuation and fairness opinions; it does not have an advisory or other potentially conflicting role in the merger; it is experienced with distressed companies and could perform the analysis expeditiously and cost efficiently. No limitations were imposed by the special committee or the board of directors on Imperial Capital with respect to the investigations made or procedures followed by Imperial Capital in rendering its opinion. Furthermore, no instructions were given by the special committee or the board of directors to Imperial Capital regarding the analysis conducted by Imperial Capital in rendering its opinion. In the last two years, Imperial has not been engaged to perform any services for, and has not had any material relationship with, Warrantech and its affiliates, WT and its affiliates, Joel San Antonio or any of the other members of the buying group or their affiliates.

         Imperial Capital's opinion was prepared at the request and for the information and use of the special committee and the board of directors in connection with its consideration of the merger. Imperial Capital's opinion does not address the business decision by Warrantech to engage in the merger or address the relative merits of any alternatives discussed by the special committee and the board of directors. Imperial Capital's opinion does not constitute a recommendation as to how any stockholder should vote with respect to the merger. Imperial Capital did not make, and was not requested by Warrantech or any other person to make, any recommendations as to the relative merits of any alternative discussed by the Board of directors. Imperial Capital expressed no view as to any other aspect of the merger. As such, Imperial Capital did not consider or analyze the fairness of the term note in favor of Great American Insurance Company, the loan forgiveness to Messrs. San Antonio or Tweed or any other proposed term of the transactions.

         THE FULL TEXT OF IMPERIAL CAPITAL'S WRITTEN OPINION IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT. THE DESCRIPTION OF IMPERIAL CAPITAL'S OPINION CONTAINED IN THIS PROXY STATEMENT SHOULD BE REVIEWED TOGETHER WITH THE FULL TEXT OF THE WRITTEN OPINION, WHICH YOU ARE URGED TO READ CAREFULLY IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF IMPERIAL CAPITAL SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF IMPERIAL CAPITAL'S WRITTEN OPINION, WHICH IS ATTACHED AS EXHIBIT B HERETO.

         In connection with the rendering of its opinion, Imperial Capital:

     1. reviewed the draft Agreement and Plan of Merger by and among WT, Merger Sub and Warrantech, dated June 1, 2006 outlining the merger;

     2. analyzed certain publicly available information that Imperial Capital believed to be relevant to its analysis, including Warrantech's annual report on Form 10-K for the fiscal year ended March 31, 2005, as amended, and Warrantech's quarterly report on Form 10-Q for the quarter ended December 31, 2005, as amended, Warrantech's Form 8-K dated March 14, 2006;

     3. reviewed Warrantech's budget for fiscal year end 2006, furnished to Imperial Capital by senior management of Warrantech;

     4. reviewed Warrantech's projections for fiscal year end 2007 through 2010 furnished to Imperial Capital by senior management of Warrantech;

     5. reviewed certain publicly available business and financial information relating to Warrantech that Imperial Capital deemed to be relevant;

     6. conducted discussions with members of senior management of Warrantech, as well as members of the special committee, concerning the matters described in clauses (1) through (5) above, as well as the prospects and strategic objectives of Warrantech;

     7. reviewed public information with respect to certain other companies with financial profiles which Imperial Capital deemed to be relevant;

     8.  reviewed Warrantech's net operating loss carryforward; and

     9. conducted such other financial studies, analyses and investigation and took into account such other matters as Imperial Capital deemed necessary, including its assessment of general economic, market and monetary conditions.

         In connection with this review, with Warrantech's consent, Imperial Capital relied upon the accuracy and completeness of the foregoing financial and other information and has not assumed responsibility for independent verification of such information or conducted or has been furnished with any current independent valuation or appraisal of any assets of Warrantech or any appraisal or estimate of liabilities of Warrantech. With respect to the financial forecasts, Imperial Capital assumed, with Warrantech's consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of Warrantech as to the future financial performance of Warrantech. Imperial Capital also relied upon the assurances of senior management of Warrantech that they are unaware of any facts that would make the information or financial forecasts provided to Imperial Capital incomplete or misleading. Imperial Capital assumed no responsibility for, and expressed no view as to, such financial forecasts or the assumptions on which they are based.

         Financial forecasts and assumptions for fiscal years 2007 through 2010 were provided to Imperial Capital by senior management of Warrantech on April 10, 2006 and April 12, 2006 and were further discussed with the company's Chief Financial Officer, Richard Gavino. Warrantech's forecasts assumed that Warrantech would be able to enter into a long-term arrangement with Great American Insurance Company or another suitable replacement insurer to insure Warrantech's extended warranty programs. As mentioned above, Imperial Capital was not involved in any way in developing the underlying assumptions of the financial forecast provided by senior management. Imperial Capital developed a forecast for fiscal year 2011, for the purposes of the discounted cash flow analysis, with the approval of Mr. Gavino. The 2011 forecast is based on senior management's 2010 revenue growth rate assumption of 10.7%, gross margin assumption of 19.9%, operating margin assumption of 10.7%, and depreciation and amortization assumption of $2.2 million.


---------------------------------------------------------------------------------------------------------------
                                                 Warrantech Management Projections

         ($ in millions)                                      Projected Fiscal Year Ending March 31,
                                                 --------------------------------------------------------------
                                                    2007E        2008E        2009E        2010E        2011E
                                                 --------------------------------------------------------------
         Gross Revenue                           $    152.6   $    168.7   $    186.6   $    206.5   $    228.5
             Growth %                                  (0.5%)       10.6%        10.6%        10.7%        10.7%

         Cost of Revenue                              122.6        135.4        149.7        165.5        183.1
                                                 --------------------------------------------------------------

         Gross Profit / Earned Admin Fee               30.0         33.3         36.9         41.0         45.4
             Margin %                                  19.6%        19.7%        19.8%        19.9%        19.9%

         Operating Expenses                            31.5         34.0         35.3         36.6         40.5
                                                 --------------------------------------------------------------

         Income from Operations                        (1.5)        (0.7)         1.7          4.4          4.9
             Margin %(1)                               (5.1%)       (2.1%)        4.5%        10.7%        10.7%

         Depreciation & Amortization                    2.0          2.2          2.2          2.2          2.2

         ------------------------------------------------------------------------------------------------------
         EBITDA                                         0.5          1.5          3.9          6.6          7.1
             Margin %(1)                                1.6%         4.5%        10.5%        16.1%        15.6%
         ------------------------------------------------------------------------------------------------------

         Capital Expenditures                           0.5          0.5          0.5          0.5          0.5

         -----------------------------------------
         Source: Warrantech provided financial
         projections dated 4/12/06.
         (1) Margin based on Earned Admin Fee.

---------------------------------------------------------------------------------------------------------------

         Imperial Capital's opinion was based upon economic, market and other conditions existing and capable of being evaluated on the date of the opinion and does not address the fairness of the per share consideration as of any other date. Imperial Capital expressed no opinion, nor should one be implied, as to the current fair market value of Warrantech's common stock or the prices at which Warrantech's common stock will trade at any time.

         In preparing its opinion, Imperial Capital performed certain financial and comparative analyses summarized in the following paragraphs. Imperial Capital believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors it considered, without considering all such analyses and factors, could create an incomplete view of the analyses and the process underlying the opinion. While the conclusions reached in connection with each analysis were considered carefully by Imperial Capital in arriving at its opinion, Imperial Capital made various subjective judgments in arriving at its opinion and did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion.

         Premium Analysis. While not one of the formal valuation methodologies utilized by Imperial Capital in preparing its opinion, Imperial Capital did include a premium analysis regarding the per share consideration in connection with its efforts to outline the terms of the merger. The following chart replicates the results of such premiums analysis.

PREMIUMS ANALYSIS
----------------------------------------------------------------------------------------------------
Per Share Consideration                                                                    $0.75
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                        Average             Premium to Per Share
                                                        -------             --------------------
                                                        Price               Consideration
                                                        -----               -------------
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Market Price as of 6/2/06                                 $0.55                             36.4%
----------------------------------------------------------------------------------------------------
30-Day Trailing Average Price per Share                   $0.52                             43.6%
----------------------------------------------------------------------------------------------------
60-Day Trailing Average Price per Share                   $0.51                             47.9%
----------------------------------------------------------------------------------------------------
90-Day Trailing Average Price per Share                   $0.46                             62.0%
----------------------------------------------------------------------------------------------------
180-Day Trailing Average Price per Share                  $0.42                             78.2%
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

         Based on the market stock price for Warrantech shares as of June 2, 2006 and certain trailing average prices per share, the premiums analysis shows that the per share consideration to be paid by WT reflects a premium of between 36.4% and 78.2%.

         Market Approach -- Multiple Analysis. Imperial Capital's market approach-multiple analysis was based on a comparison of Warrantech's market multiples with those of a selected group of comparable public companies.

         In selecting the comparable companies, Imperial Capital searched comprehensive lists and directories of public companies. When selecting the comparable companies, certain determinant factors included: (i) the company had to provide consumer oriented services via a broker/agent revenue model; (ii) the company had to make its financial information public; and (iii) the company was required to have an active trading market to measure public perception. The comparable companies selected were:

     o   Arthur J Gallagher & Co. (NYSE: AJG)

     o   Brooke Corp. (NasdaqNM: BXXX)

     o   DCAP Group Inc. (NasdaqSC: DCAP)

     o   Hilb Rogal & Hobbs Co. (NYSE: HRH)

     o   Hub International Ltd. (NYSE: HBG)

         Due to the absence of any public companies that are dedicated third-party administrators of warranty programs of service contracts other than Warrantech, Imperial Capital chose to select comparable companies with businesses focused on insurance brokerage services. Imperial Capital's decision to select such companies was due in part to (i) their use of a broker/agent revenue model similar to Warrantech's in providing consumer services; and (ii) the inappropriateness of evaluating Warrantech's primary competitors, which are subsidiaries, divisions or units of much larger public companies, due to the diversity of their services and relative warranty and service contract administration revenue as a percentage of total revenue of the reporting company.

         No company included in the selected comparable companies is identical to Warrantech. In selecting and evaluating the comparable companies, Imperial Capital made subjective judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Because of the inherent differences between the business, operations, financial condition and prospects of Warrantech and those of the selected comparable companies, Imperial Capital believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the market approach-multiple analysis.

         Imperial Capital then compared, among other things, (i) current total enterprise value (book value of Warrantech's net debt and preferred equity, where book value approximates fair market value, plus the market value of Warrantech's common equity, where market value of the common equity is the product of the current stock price and the number of outstanding shares) as multiples of the last twelve months revenue, EBITDA and EBIT, (ii) 3-year compound annual growth rates, (iii) projected total enterprise value for 2006 and 2007 as multiples of twelve months EBITDA and revenue, and (iv) current and future operating results and margins based upon last twelve months and 2006 and 2007 projections of revenues, EBITDA and EBIT margin.


----------------------------------------------------------------------------------------------------------------------------------
                                     Comparable Company Analysis - Trading
----------------------------------------------------------------------------------------------------------------------------------

($ in millions, except stock price data)
----------------------------------------------------------------------------------------------------------------------------------
                               Stock        Market                                            Enterprise Value /           3 Year
                             Price as      Value of      Total      Enterprise  --------------------------------------      Rev.
                             of 6/2/06      Equity       Debt          Value      LTM Revenue   LTM EBITDA   LTM EBIT       CAGR
----------------------------------------------------------------------------------------------------------------------------------
Insurance Brokers
-----------------
Arthur J Gallagher & Co.     $    26.52   $  2,564.5   $    112.3   $  2,462.1        1.70x        7.59x        9.06x          6.9%
Brooke Corp.                      11.50        143.7        106.3        191.6        1.30x        9.37x       10.59x         29.5%
DCAP Group Inc.                    2.24          6.5         15.7         21.6        1.59x       12.48x       14.06x         17.0%
Hilb Rogal & Hobbs Co.            38.85      1,405.8        260.5      1,481.1        2.20x        8.44x        9.98x          6.1%
Hub International Ltd.            28.31      1,020.3        247.6      1,126.4        2.46x        9.09x       10.71x         15.6%
----------------------------------------------------------------------------------------------------------------------------------

High                                 --           --           --           --        2.46x       12.48x       14.06x         29.5%
Mean                                 --           --           --           --        1.85x        9.39x       10.88x         15.0%
Low                                  --           --           --           --        1.30x        7.59x        9.06x          6.1%
----------------------------------------------------------------------------------------------------------------------------------

Source: Capital IQ, Bloomberg, company filings
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                 Comparable Company Analysis - Forward Multiples
--------------------------------------------------------------------------------------------

($ in millions)
--------------------------------------------------------------------------------------------
                                             Enterprise Value /        Enterprise Value /
                                                    2006E                     2007E
                             Enterprise   -----------------------   ------------------------
                                Value       Revenue       EBITDA      Revenue      EBITDA
--------------------------------------------------------------------------------------------
Insurance Brokers
-----------------
Arthur J. Gallagher & Co.    $  2,462.1        1.68x        9.08x        1.56x        7.74x
Brooke Corp.                      191.6        1.10x        5.37x        0.95x           NA
DCAP Group Inc.                    21.6           NA           NA           NA           NA
Hilb Rogal & Hobbs Co.          1,481.1        2.12x        7.69x        1.97x        6.88x
Hub International Ltd.          1,126.4        2.14x        7.92x        1.86x        6.67x
--------------------------------------------------------------------------------------------

High                                 --        2.14x        9.08x        1.97x        7.74x
Mean                                 --        1.76x        7.52x        1.59x        7.10x
Low                                  --        1.10x        5.37x        0.95x        6.67x
--------------------------------------------------------------------------------------------

Source: Capital IQ, Bloomberg, company filings
--------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                       Comparable Company Analysis - Operating Results & Margins
-----------------------------------------------------------------------------------------------------------------------------------

($ in millions)
-----------------------------------------------------------------------------------------------------------------------------------
                                            LTM                               2006E (1)                          2007E (1)
                             ---------------------------------  ----------------------------------  -------------------------------
                              Revenue      EBITDA     Margin %   Revenue      EBITDA      Margin %   Revenue     EBITDA    Margin %
-----------------------------------------------------------------------------------------------------------------------------------
Insurance Brokers
-----------------

Arthur J Gallagher & Co.     $ 1,451.5   $   324.3       22.3%  $ 1,545.6   $   291.8        18.9%  $ 1,598.4  $   318.3       19.9%

Brooke Corp.                     147.7        20.5       13.8%      173.4        35.7        20.6%      201.3         NA         NA

DCAP Group Inc.                   13.6         1.7       12.8%         NA          NA          NA          NA         NA         NA

Hilb Rogal & Hobbs Co.           674.3       175.5       26.0%      710.7       195.2        27.5%      770.0      218.4       28.4%

Hub International Ltd.           457.4       124.0       27.1%      514.4       138.0        26.8%      577.7      159.3       27.6%
-----------------------------------------------------------------------------------------------------------------------------------

High                                --          --       27.1%         --          --        27.5%         --         --       28.4%

Mean                                --          --       20.4%         --          --        23.4%         --         --       25.3%

Low                                 --          --       12.8%         --          --        18.9%         --         --       19.9%
-----------------------------------------------------------------------------------------------------------------------------------

Source: Capital IQ, Bloomberg, company filings
(1) IBES Estimates
-----------------------------------------------------------------------------------------------------------------------------------

         Of the various market multiples evaluated by Imperial Capital, the use of a multiple of Warrantech's projected EBITDA as the basis of its valuation was expressly deemed inappropriate as there was sufficient uncertainty as to Warrantech's ability to achieve its projected margin levels given historical operating performance and Warrantech's latest fiscal year EBITDA shortfall versus internal budget. Instead, Imperial Capital determined that the last twelve months revenue multiple was the most meaningful and appropriate owing to Warrantech's negative EBITDA and EBIT margins. In comparing the market values of the last twelve months revenue multiple, Imperial Capital (i) determined that gross profit (earned admin income) of Warrantech would be a more appropriate operating metric to compare against the comparable companies' revenue due to the pass-through nature of Warrantech's business model and (ii) adjusted the comparable companies' last twelve months revenue multiple by a discount rate of between 40% to 50% due to, among other things, Warrantech's weak historical performance, liquidity and size relative to the comparable companies.

         To arrive at a revenue multiple range, Imperial Capital adjusted the comparable companies' average last twelve months revenue multiple as follows:

     o Imperial Capital applied a 20.0% to 30.0% discount to the multiple because of the company's weak historical performance relative to the comparable companies. Warrantech's 3-year gross and net revenue compound annual growth rates for the period ending March 31, 2005 were (6.5%) and 4.8%, respectively, vs. an average CAGR for the comparable companies of 15.0%. In addition, Warrantech had a negative EBITDA margin for the last twelve month period ending December 31, 2005 vs. an average EBITDA margin of 21.0% for the comparable companies.

     o Imperial Capital applied a 10.0% discount to the multiple because of Warrantech's liquidity relative to the comparable companies.

     o Imperial Capital applied a 10.0% discount to the multiple because of Warrantech's size relative to the comparable companies. Warrantech generated $28.9 million of gross profit / earn admin fees during the last twelve month period ending December 31, 2005 vs. average revenue for the comparable companies of $549.0 million

         The transaction requires the securitization of Warrantech's outstanding obligations to Great American Insurance Company. As such, a long-term debt obligation of $20 million will be included in Warrantech's capital structure post transaction. The incremental $20 million obligation has been presented separately in the following table and is labeled as "GAIC Note".

--------------------------------------------------------------------------------
                   Market Approach - Revenue Multiple Analysis
--------------------------------------------------------------------------------

     ($ in million, except per share)                      Low         High
                                                       ----------   ----------
     LTM 12/31/05 Gross Profit / Earned Admin Fee      $     28.9   $     28.9
     Unadjusted Revenue Multiple (1)                         1.85x        1.85x
     Discount to Multiple                                    50.0%        40.0%
                                                       ----------   ----------
     Adjusted Multiple                                       0.92x        1.11x
                                                       ----------   ----------
     Implied Enterprise Value                          $     26.7   $     32.0
                                                       ==========   ==========

     (-) Debt as of 12/31/05                                 (1.2)        (1.2)
     (-) GAIC Note                                          (20.0)       (20.0)
     (+) Excess Cash & Investments (2)                        0.0          0.0
                                                       ----------   ----------
     Implied Equity Value                              $      5.4   $     10.8
                                                       ==========   ==========

     Fully Diluted Shares Outstanding                        14.2         14.2

                                                       ----------   ----------
     Implied Equity Value per Share                    $     0.38   $     0.76
                                                       ==========   ==========
--------------------------------------------------------------------------------

                                       41
--------------------------------------------------------------------------------
(1)  Based on the mean of the comparable companies.
(2) Warrantech's cash balance as of 12/31/05 is not viewed as excess as Warrantech requires liquidity to fund its net working capital deficit and will need to meet its interest expense obligations under the GAIC note
--------------------------------------------------------------------------------

         Based on a comparison of Warrantech with the comparable companies using the adjusted last twelve months revenue multiple, Imperial Capital arrived at an aggregate range of values between $0.38 per share and $0.76 per share. Imperial Capital noted that the per share consideration was in the range of these values.

         Discounted Cash Flow Analysis. Imperial Capital performed a discounted cash flow analysis ("DCF") on Warrantech. The fundamental premise of the DCF approach is to estimate the available cash flows a prudent investor would expect a company to generate over its remaining life. To determine this amount, Imperial Capital relied on unlevered free cash flow projections for fiscal year 2006 through 2010, as provided by Warrantech's management, and unlevered free cash flow projections for fiscal year 2011 prepared by Imperial Capital with the approval of Warrantech's Chief Financial Officer. Imperial Capital estimated Warrantech's weighted average cost of capital by performing analyses consistent with the capital asset pricing model. In its analyses Imperial Capital applied
(i) a re-levered beta of 0.64 for the comparable group (this group consists of those companies specified in the comparable companies' analysis), (ii) an equity risk premium of 7.1% and (iii) a small stock premium of 9.8%. Imperial Capital then applied a 5.0% company specific risk premium which reflects risks which affect the valuation of Warrantech. Using a range of 17% to 19% (rounded) as the weighted average cost of capital, Imperial Capital calculated the present value of free cash flows for the 2007 through 2011 years and the present value of the terminal value of Warrantech (the calculated value of Warrantech at the end of the projection period). Imperial Capital calculated a terminal value at the end of 2011 that incorporated a perpetual growth rate range of 3.0% to 3.8%. Imperial Capital arrived at an aggregate range of values between $0.61 per share and $0.88 per share. Imperial Capital noted that the per share consideration is within the range of these values and is fair from a financial point of view.

--------------------------------------------------------------------------------
                    Discounted Cash Flow - Valuation Summary
--------------------------------------------------------------------------------

         ($ in million, except per share)              Valuation Range
                                                 -----------------------
         Discount Rate                                 19.0%        17.0%

         Unadjusted EBITDA Multiple (1)                 9.4x         9.4x
         Discount Rate                                 30.0%        25.0%
                                                 ----------   ----------
         Adjusted Terminal Multiple                     6.6x         7.0x

         Perpetuity Growth Rate                         3.8%         3.0%

         PV of 5-year Free Cash Flow             $     10.5   $     11.1
         PV of Terminal Value                          19.5         22.7
                                                 ----------   ----------
         Enterprise Value                              30.0         33.8

         Debt                                         (21.2)       (21.2)
         Excess Cash & Investments (2)                  0.0          0.0
                                                 ----------   ----------
         Equity Value                                   8.8         12.6
                                                 ----------   ----------
         Equity Value per Share (3)              $     0.61   $     0.88
                                                 ==========   ==========

         ---------------------------------------

         (1)  Based on the mean of the comparables.
         (2) Warrantech's cash balance as of 12/31/05 is not viewed as excess as Warrantech requires liquidity to fund its net working capital deficit and will need to meet its interest expense obligations under the GAIC note.
         (3)  Based on 14.3 million fully diluted shares.

--------------------------------------------------------------------------------

         In the ordinary course of its business and in accordance with applicable state and federal securities laws, Imperial Capital may trade Warrantech's securities for its own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

         Imperial Capital received a fee of $100,000 for rendering the fairness opinion attached as Exhibit B, $25,000 of which fee was due and payable at the time of engagement and the remainder of which fee was due and payable when such opinion was delivered to the special committee and the board of directors. Warrantech also agreed, in connection with the issuance of its opinion letter in connection with the merger, to indemnify Imperial Capital, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling Imperial Capital or any of its affiliates against certain liabilities, including liabilities under federal securities laws. Imperial Capital did not recommend the amount of consideration to be paid in the merger. The per share consideration was recommended by the special committee.

Position of the Members of the Buying Group Regarding the Fairness of the Merger

         The members of the buying group are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

         Under the rules of the SEC, each member of the buying group is required to express its belief as to the fairness of the proposed merger to Warrantech's unaffiliated stockholders. Each member of the buying group believes that the merger agreement and the merger are substantively and procedurally fair to Warrantech's unaffiliated stockholders. In particular, the members of the buying group considered the following material positive factors:

         o The $0.75 per share merger consideration and other terms and conditions of the merger agreement resulted from arm's-length negotiations between the special committee and WT;

         o The fact that the $0.75 per share merger consideration and other terms and conditions of the merger agreement resulted from extensive negotiations between the parties;

         o The ability of Warrantech's stockholders to recognize a significant cash value through the proceeds of the merger versus continued risk of operating as a stand-alone company, taking into account uncertainty of achieving management's projections, which risks and uncertainties will be borne by the members of the buying group after the merger;

         o The relationship of the $0.75 per share cash merger consideration to (i) the trading price of Warrantech's common stock on June 6, 2006, the last trading day prior to Warrantech announcement of the execution of the merger agreement ($0.50 per share), and (ii) the highest trading price of Warrantech's common stock over the past year ($0.69 per share);

         o The fact that the consideration to be received by Warrantech's stockholders in the merger will consist entirely of cash rather than stock, which will provide liquidity and certainty of value to Warrantech's stockholders and which the board of directors viewed favorably;

         o Warrantech's inability to attract analyst coverage, market attention and institutional stockholder investment, which in the board of directors's view limited the value to Warrantech's stockholders of Warrantech being a public company;

         o The limited public float for Warrantech's common stock, as well as the extremely limited trading market for the common stock, which have limited Warrantech's ability to use its common stock as acquisition currency, and significantly limited the ability of stockholders to sell their shares without also reducing the trading price of the common stock;

         o The costs and associated burdens of continuing to be a public company, including:

                  (i)   the actual out-of-pocket costs of SEC compliance;

                  (ii)  the burden on management of compliance efforts;

                  (iii) the distraction of investor relations and the focus on short-term goals such as quarterly results per share occasioned by periodic public reporting;

                  (iv) the compliance and competitive costs associated with requirements to publicly disclose detailed information regarding business, operations and results; and

                  (v) the enactment of Sarbanes-Oxley which will lead to increased compliance costs and additional burdens on management as Warrantech becomes subject to Section 404.

         o The cost savings from Warrantech's becoming a private company resulting from the elimination of printers', transfer agent and OTC fees, as well as reduced legal fees, accounting fees and insurance costs; and

         o The members of the buying group's belief that the principal advantage of Warrantech continuing as a public company would be to allow public stockholders to continue to participate in any growth in the value of Warrantech's equity but, that under all of the relevant circumstances and in light of the proposed $0.75 per share price, the value to stockholders that would be achieved by continuing as a public company was not likely to be as great as the merger consideration of $0.75.

         In addition, each member of the buying group also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including the merger. These negative factors included:

         o The risks and costs to Warrantech if the merger does not close, including the diversion of management and employee attention, employee attrition and the effect on Warrantech's business relationships and clients;

         o The fact that Warrantech would no longer exist as an independent, publicly traded company and Warrantech's stockholders (other than Mr. San Antonio) would no longer participate in any of the future earnings or growth of Warrantech and would not benefit from any appreciation in value of Warrantech; and

         o The fact that gains from an all-cash transaction would be taxable to Warrantech's stockholders for U.S. federal income tax purposes.

         In evaluating the fairness of the merger to Warrantech's unaffiliated stockholders, the members of the buying group did not consider net book value because net book value is a historical number that may not reflect the fair market values of Warrantech's assets and liabilities as well as current period measurements of Warrantech's operational performance, such as EBITDA and earnings per share. Additionally, the members of the buying group believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for Warrantech common stock. The members of the buying group noted, however, that the merger consideration of $0.75 per share is significantly higher than Warrantech's negative net book alue at March 31, 2006. The members of the buying group did not consider liquidation value in determining the fairness of the merger to Warrantech's unaffiliated stockholders because Warrantech will continue to operate its businesses following completion of the merger. In addition, the members of the buying group believe that liquidation sales generally result in proceeds substantially less than sales of a going concern, particularly with respect to a business such as Warrantech's where its tangible assets are incidental to its operations. Warrantech principally derives its revenue from the sale of extended service warranty coverage and the members of the buying group believe that a liquidation sale would not adequately value Warrantech's prospects as an on-going business. The members of the buying group did not establish going concern value for the Warrantech common stock as a public company to determine the fairness of the merger consideration to the unaffiliated shareholders. The members of the buying group did not believe that there is a single method for determining going concern value and, therefore, did not base its valuation of Warrantech on a concept that is subject to various interpretations. Additionally following the merger, Warrantech will have a significantly different capital structure, which will result in different opportunities and risks for the business as a more highly-leveraged private company. Further, the members of the buying group believed that, to the extent that Warrantech's pre-merger going concern value was already reflected in the pre-announcement per share stock price of Warrantech's common stock, such pre-merger going concern value undervalued

Warrantech in comparison to the offer prices being discussed in the merger negotiations, which from the outset reflected a premium to such pre-announcement stock price. The members of the buying group did not consider any other firm offers made by any unaffiliated third parties with respect to a merger or consolidation, sale of assets or other sale of Warrantech, as it was not aware of any such offers.

         No member of the buying group received any opinion, report or appraisal from an outside party that is materially related to the merger.

         In addition, since each member of the buying group relied on its own analysis and conclusions in determining its belief as to the fairness of the proposed merger to Warrantech's unaffiliated stockholders, no member of the buying group adopted the conclusions of the special committee or the board of directors of Warrantech with respect to such fairness and accordingly, did not adopt the analysis or opinion of the special committee's financial advisor.

         Each member of the buying group believes that sufficient procedural safeguards were and are present to ensure the fairness of the merger to Warrantech's unaffiliated stockholders. These procedural safeguards include the following:

     o an independent committee consisting solely of directors who are not officers or employees of Warrantech and are independent of and have no economic interest or expectancy of an economic interest in any member of the buying group or the surviving corporation was established and that the special committee hired financial and legal advisors to advise it with respect to the merger agreement, the consisting merger and related transactions;

     o no member of the buying group participated in or had influence on the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee;

     o the board and the special committee received the opinion of Imperial Capital as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Warrantech's common stock;

     o the terms of the merger agreement that permit Warrantech to explore unsolicited third party acquisition offers that it might receive after announcement of the merger and before the stockholder vote if Warrantech reasonably determines in good faith that a competing offer is a superior alternative to the merger and directors' fiduciary duties under Nevada law require discussions to be conducted with the third party advancing the competing offer;

     o the terms of the merger agreement that permit the Warrantech board of directors to withdraw its recommendation to Warrantech's stockholders and accept a competing acquisition offer if the board of directors reasonably determines in good faith that such action is necessary in order for the board of directors to comply with its fiduciary duties under Nevada law, and, after giving notice of its intention to withdraw its recommendation and terminate the merger agreement due to receipt of a superior acquisition offer, does not receive a timely offer from WT which meets or exceeds the competing offer; and

     o under Nevada law, Warrantech's stockholders have the right to demand appraisal of their shares.

         In light of the procedural safeguards discussed above, the members of the buying group did not consider it necessary to require adoption of the merger agreement by a majority of Warrantech's stockholders (other than Mr. San Antonio) nor did the members of the buying group consider it necessary to retain an unaffiliated representative to act solely on behalf of Warrantech's stockholders (other than Mr. San Antonio).

         The members of the buying group found it impracticable to assign, nor did any member assign, relative weight to the individual factors considered in reaching such member's conclusion as to fairness. The foregoing discussion of the information and factors considered by the members of the buying group is believed to include all of the material factors considered by each member of the buying group.

         While each member of the buying group believes that the merger is substantively and procedurally fair to Warrantech's unaffiliated stockholders, the members of the buying group attempted to negotiate the terms of a transaction that would be most favorable to them, and not to Warrantech's unaffiliated stockholders. Accordingly, the members of the buying group did not negotiate the merger agreement and the related transaction documents with the goal of obtaining terms that were fair to Warrantech's unaffiliated stockholders. Instead, the members of the buying group negotiated the merger agreement and the related transaction documents with an objective that is potentially in conflict with the goal of obtaining a transaction that is fair to Warrantech's unaffiliated stockholders.

         Each member of the buying group's view as to the fairness of the merger to the unaffiliated stockholders should not be construed as a recommendation to any unaffiliated stockholder as to whether such unaffiliated stockholder should vote in favor of the merger agreement and the merger.

Position of Mr. San Antonio with Respect to the Merger

         Mr. San Antonio is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

         Mr. San Antonio believes that the Merger is in the best interests of Warrantech and has determined that the Merger is fair to the unaffiliated stockholders of Warrantech. In reaching this determination, Mr. San Antonio relied upon the analysis of the Special Committee of the Board of Directors of Warrantech and the Board of Directors of Warrantech. Mr. San Antonio participated in the discussion of the Board of Directors of Warrantech and adopts the analyses and conclusions of the Board of Directors as described above under the caption "-Recommendations of the Special Committee and the Board of

Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger."

         As previously disclosed by Warrantech, Mr. San Antonio explored options to conduct a going-private transaction involving Warrantech during the last quarter of 2003. In December 2003, Mr. San Antonio abandoned those efforts in order to continue to focus Warrantech's efforts on resolving its accounting issues outstanding at the time and maximizing the stockholders' value as a public company.

         Warrantech's continuing issues in resolving its relationship with Great American Insurance Company in a satisfactory manner and in supporting its accounting positions with the SEC led Mr. San Antonio to believe that Warrantech would benefit from another strategic transaction such as the merger.

         As a result of the merger, Mr. San Antonio will maintain his role as the Chief Executive Officer of the Company under an employment agreement that provided for substantially less compensation than his current relationship with the Company. In exchange for the reduced annual compensation, the permanent waiver of his certain rights to severance and bonus payments following a change of control under his existing employment agreement, Mr. San Antonio will receive a lump-sum payment for the termination of his existing employment agreement with Warrantech, have a portion of the note he owes to Warrantech forgiven and will have the maturity of the note extended to two years after the closing. Mr. San Antonio will also receive the same merger consideration for his shares and options as the other stockholders of Warrantech. In addition, Warrantech will pay Mr. San Antonio's legal fees in connection with the merger and the negotiation of his new employment agreement with the successor entity.

         To align his incentives with the new owners of Warrantech following the merger, Mr. San Antonio will receive 22.5% of the common equity interests of WT. This ownership percentage is comparable to his current ownership percentage in the Company, though Mr. San Antonio's common equity interests will be subordinated to the preferred equity interests of WT. The preferred equity interests of WT will have a face value equal to any equity contributed to WT, and will entitle the holders thereof to a return of their original capital, plus a return, before any amounts are distributed to the holders of common equity interests of WT. Mr. San Antonio's ownership percentage will also not reflect a comparable level of control over Warrantech after the completion of the merger because all of the remaining common equity interests will be held by the affiliates of H.I.G. Capital. Mr. San Antonio's common equity interests in and to WT will also be subject to restrictions on transfer and repurchase rights by WT in certain circumstances.

         See "--Background of the Merger" and "Merger Consideration to be Received by Directors and Officers of Warrantech."

Position of Mr. Tweed with Respect to the Merger

         Mr. Tweed is making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

         Mr. Tweed has determined that the Merger is fair to the unaffiliated stockholders of Warrantech. In reaching this determination, Mr. Tweed relied upon the analysis of the Special Committee of the Board of Directors of

Warrantech and hereby adopts the analyses and conclusions of that Special Committee as described above under the caption "- Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval and Adoption of the Merger Agreement and the Merger." In addition, Mr. Tweed notes that under the final terms of the Merger, he will continue to be liable to Warrantech for substantial indebtedness on the promissory note he made in favor of Warrantech.

Alternatives to the Merger

         The special committee and the board of directors and their advisors considered several strategic alternatives to the merger, including the following:

         o seeking another merger partner or acquisition within the industry or another financial buyer to acquire Warrantech. Such alternative was rejected by the board of directors as impractical due to the pressing need to repay existing obligations to Great American Insurance Company, Warrantech's lack of success during the past year in attempting to do so, and the relative attractiveness of the merger and merger agreement with WT;

         o allowing the exclusivity agreement with WT to expire and then engaging in negotiations with the other private equity firm which, on March 1, 2006, during the exclusivity period that Warrantech had granted to WT, had given an indication of interest to acquire all of the outstanding shares of Warrantech for a price of at least $0.90 per share. Due to the fact that such proposal (i) was subject to a due diligence review of Warrantech, (ii) required a 45 day exclusivity period and a $250,000 break-up fee payable by Warrantech should Warrantech conclude any other change of control transaction in the following twelve months, and (iii) was received during an exclusivity period with WT, Warrantech's board determined to continue negotiations with WT towards this merger due to its higher likelihood of timely success;

         o raising approximately $20 million to $30 million of equity capital or debt financing to pay existing obligations to Great American Insurance Company and expand working capital. Such alternative was rejected by the board of directors due to Warrantech's history of operating losses and low stock price which the board believed made such financing unobtainable or obtainable only on prohibitive terms which would substantially dilute the Company's stockholders; and

         o continuing as an independent public company while seeking alternative insurance providers to replace Great American Insurance Company. Such alternative was rejected by the board of directors as impractical due to repeated requests from Great American Insurance Company for prompt payment of existing obligations owed to it and the resulting risk that Great American Insurance Company could effectively terminate Warrantech's ability to do new business before such alternative arrangements were in place.

Effects of the Merger

         If the merger is approved by the Warrantech stockholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into Warrantech, with Warrantech being the surviving corporation. After the merger, WT will own all of the capital stock of Warrantech.

         At the effective time of the merger, holders of Warrantech's common stock (other than stockholders who validly exercise appraisal rights under Nevada law) will cease to have ownership interests in Warrantech or rights as Warrantech stockholders, and instead will be entitled to receive $0.75 in cash, without interest, for each of their shares of Warrantech common stock. Therefore, these stockholders (other than Mr. San Antonio) will not participate in any future earnings or growth of Warrantech and will not benefit from any appreciation in the value of Warrantech, nor will they be subject to any risk of a decrease in Warrantech's value. As a result of the merger, WT will be the sole beneficiary of Warrantech's future earnings and growth, if any. Similarly, WT will also bear the risk of any losses generated by Warrantech's operations and any decrease in Warrantech's value after the merger.

         Warrantech's common stock is currently registered under the Exchange Act and is reported on the OTCBB under the symbol "WTEC.OB". As a result of the merger, Warrantech will be a privately held corporation and there will be no public market for its common stock. After the merger, the common stock will cease to be reported on the OTCBB and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the common stock under the Exchange Act will be terminated and Warrantech will no longer be required to file periodic reports with the SEC or to furnish a proxy or information statement in connection with stockholders' meetings.

         It is expected that the directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation. It is expected that the executive officers of Warrantech immediately prior to the effective time of the merger will remain the executive officers of the surviving corporation.

         It is expected that, upon consummation of the merger, Warrantech's operations will be conducted substantially as they currently are being conducted; however, Warrantech will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with being a public company. The members of the buying group have advised Warrantech's board of directors that they do not have any present plans or proposals that relate to, or would result in, an extraordinary corporate transaction following completion of the merger involving Warrantech's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, it is expected that following the merger, Warrantech's management will continuously evaluate and review the company's business and operations and may develop new plans and proposals that it considers appropriate to maximize Warrantech's value.

         A benefit of the merger to the members of the buying group is that Warrantech's future earnings and growth will be solely for their benefit and not for the benefit of Warrantech's current stockholders (other than Mr. San Antonio). Another benefit is that, as of March 31, 2006, Warrantech had United States net operating loss carry forwards of approximately $15.45 million. These net operating loss carry forwards will be reduced as a result of income recognized by Warrantech in connection with the Merger and, further, will be significantly limited in their future use by Warrantech by reason of Internal Revenue Code Section 382. The detriment of the merger to the members of the buying group is the lack of liquidity for Warrantech capital stock following the merger and the risk that Warrantech's value will decrease following the merger. Additionally, Warrantech will have paid approximately $750,000 in transaction costs and estimated fees and expenses related to the merger. See "SPECIAL FACTORS -- Merger Financing" and "SPECIAL FACTORS-- Estimated Fees and Expenses of the Merger."

         For the most recent fiscal year ended March 31, 2006, Warrantech had a net book value of negative $30.5 million and a net loss of $3.1 million. After the effective time of the merger, the members of the buying group and Mr. San Antonio will own all of Warrantech's outstanding common stock and will have a 100% interest in the negative net book value and net loss of Warrantech.

         The benefit of the merger to Warrantech's unaffiliated stockholders is the right to receive $0.75 per share for their shares of Warrantech common stock. The detriments are that:

         (1) Stockholders, other than WT, will cease to participate in Warrantech's future earnings and growth, if any.

         (2) Stockholders will be required to surrender their shares for the merger consideration and will not have the right to liquidate their shares at a time and for a price of their choosing.

         (3) The payments for the stockholders' shares will be taxable transactions for federal income tax purposes. See "SPECIAL FACTORS -- Federal Income Tax Consequences."

Merger Consideration to be Received by Directors and Officers of Warrantech

         Members of the board of directors and the company's executive officers have interests in the merger that differ from, or are in addition to, those of other stockholders. For example:

         o As of the record date, Warrantech's executive officers and directors held an aggregate of 3,046,673 shares of Warrantech common stock and in-the-money options to purchase an aggregate of 487,354 shares of Warrantech common stock, which options, pursuant to the merger, will entitle them to receive $60,765;

         o Upon completion of the merger, WT will terminate Warrantech's existing employment agreement with Mr. San Antonio, Warrantech's President, Chief Executive Officer and Chairman of the Board of Directors, in consideration of a payment to Mr. San Antonio of $1,700,000 and simultaneously enter into a new employment agreement with Mr. San Antonio as described below under "--Employment with the Surviving Corporation";

         o It is anticipated that WT will establish a new equity plan for key employees relating to ten percent of its equity interests;

         o When the merger agreement was executed, WT entered into separate agreements with each of: Mr. San Antonio, Warrantech's President, Chief Executive Officer and Chairman of the board of directors; Mr. Tweed, a former director of Warrantech; Haynes & Boone; Valerie San Antonio; Valerie San Antonio & Michael Salpeter Trustees FBO Jonathan San Antonio; Kenneth Olson; and Barry Ballen.

         Pursuant to the agreements, among other things:

                  o The Principal Stockholders agreed to vote for the merger and against any competing transaction for 12 months after the termination of the merger agreement (unless WT terminated the merger agreement in breach of its obligations thereunder);

                  o Mr. San Antonio, Mr. Tweed and Mr. Barry Ballen granted WT the option to acquire their Warrantech shares for $0.75 per share. If WT exercises an option prior to the completion of the merger, the purchase price will be paid by delivery of a promissory note payable on the earlier of the closing of the merger or one year after the date of issuance. If for any reason the merger is not completed within five months after the date the merger agreement is executed, WT may sell the shares back to these stockholders in return for cancellation of the related notes;

                  o Messrs. San Antonio and Tweed currently owe Warrantech $4,165,062 and $3,664,815, respectively, pursuant to promissory notes dated July 24, 2002. Pursuant to the Stockholders Agreements, Messrs. San Antonio and Tweed will have the merger consideration that otherwise would be payable to them for their Warrantech shares be applied to reduce their outstanding indebtedness to Warrantech, the due date of Mr. Tweed's remaining outstanding indebtedness to Warrantech of approximately $2,445,000 will be extended by WT to December 31, 2013, approximately $600,000 of Mr. San Antonio's indebtedness to Warrantech will be forgiven by WT and the due date of Mr. San Antonio's remaining outstanding indebtedness to Warrantech of approximately $1,050,000 will be extended by WT to the second anniversary of the effective date of the merger;

                  o Warrantech agreed to release the existing liens on Messrs. San Antonio's and Tweed's shares which secure their notes payable to Warrantech should WT exercise its option to buy their shares, provided, that the proceeds of any such option exercise are paid to Warrantech.

Equity Ownership in WT and the Surviving Corporation Post Transaction

         At the closing of the merger, WT will hold 100% of the capital stock of the surviving corporation. At the closing of the merger, the membership interests in WT will be held by H.I.G. Wtech Partners II, Inc., H.I.G. Wtech, Inc. and Mr. San Antonio. Mr. San Antonio will hold 22.5% of the common equity interests in and to WT.

Employment with the Surviving Corporation

         It is currently expected that the executive officers of Warrantech will remain as executive officers of the surviving corporation following completion of the merger. Other than with respect to Mr. San Antonio, Warrantech's Chief Executive Officer, there are no new employment agreements for any executive officers who will remain in their positions following the merger. Mr. San Antonio's employment agreement is to provide for a three year term, a salary of $500,000 per year, a performance bonus of up to $100,000 per year and other terms to be mutually agreed upon. Mr. San Antonio's existing employment agreement with Warrantech provides, in the absence of the payment described above, certain change of control payments to Mr. San Antonio that could be triggered by the merger and presently provides for a salary of $595,026 and a bonus equal to two percent of Warrantech's net after-tax profits. In addition, Mr. San Antonio will receive a common equity award equal to 22.5% of the common equity interests in WT. Warrantech understands that WT expects that all initial capital contributed to WT will be preferred equity interests senior to Mr. San Antonio's common equity interests. In addition, Mr. San Antonio's employment agreement will provide that if Wtech Holdings, LLC, an affiliate of H.I.G. Capital, receives more than $10,200,000 of principal payments from its $20,000,000 promissory note from Warrantech, Mr. San Antonio shall be paid 22.5% of such excess, either in cash or in additional equity interests in WT having equivalent value. In addition, Warrantech will pay Mr. San Antonio's legal fees in connection with the merger and the negotiation of his new employment agreement with the successor entity.

Directors of the Surviving Corporation

         Pursuant to the merger agreement, Warrantech's board of directors after the effective time of the merger will consist of the directors of Merger Sub immediately prior to the effective time of the merger.

Insurance and Indemnification

         For a description of the indemnification and insurance of the officers, directors, employees and agents of Warrantech, see "SPECIAL FACTORS -- Insurance and Indemnification."

Certain Risks in the Event of Bankruptcy

         If Warrantech is insolvent at the effective time of the merger or becomes insolvent as a result of the merger, the transfer of funds representing the $0.75 per share price payable to stockholders upon completion of the merger may be deemed to be a "fraudulent conveyance" under applicable law and therefore may be subject to claims of Warrantech's creditors. If such a claim is asserted by Warrantech's creditors following the merger, there is a risk that persons who were stockholders at the effective time of the merger will be ordered by a court to turn over all or a portion of the $0.75 per share in cash they received upon the completion of the merger to Warrantech's trustee in bankruptcy. Based upon Warrantech's projected capitalization at the time of the merger and projected results of operations and cash flows following the merger, Warrantech's board of directors has no reason to believe that Warrantech and its subsidiaries, on a consolidated basis, will be insolvent immediately after giving effect to the merger.

Merger Financing

The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $15,000,000. WT intends to finance the merger through a combination of debt and equity financing. WT's financing of the merger is not assured. Warrantech and WT have extended the proposed date of the shareholders meeting to approve the merger twice while WT works to obtain merger acquisition financing. The merger agreement does not contain a financing condition. Therefore, if the stockholders approve the merger and all other conditions to WT's obligation to close were satisfied, WT would be in breach of the merger agreement if WT did not close the merger. In that instance, the merger agreement provides that WT will pay Warrantech a fee of $250,000 and will reimburse Warrantech for all fees and expenses incurred by Warrantech in connection with the merger agreement and the merger, in an amount not to exceed $500,000.

Plans for Warrantech if the Merger is Not Completed

         As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed. It is expected that, if the merger is not completed, the current management of Warrantech, under the direction of the board of directors, will attempt to continue to manage Warrantech as an ongoing business and will attempt to refinance the $20,000,000 term note held by an affiliate of H.I.G. Capital. If the merger agreement and the merger are not approved and adopted, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Warrantech will be offered or that Warrantech's business and operations will not be adversely impacted. In addition, if the merger is not completed, depending upon the circumstances, Warrantech may be required to pay a termination fee and reimburse certain of WT's expenses. Moreover, following two amendments and restatements of the $20,000,000 term note held by an affiliate of H.I.G. Capital, such term note is due and payable on May 31, 2007, subject to limited extension in certain circumstances for up to an additional ninety days. If the merger is not completed and the term note is not refinanced on a timely basis, there would be a material adverse effect on Warrantech and its stockholders as the term note is secured by substantially all of the assets of Warrantech and its subsidiaries. In connection with entering into the term note, Warrantech agreed with the lender to appoint a firm selected by the lender to provide chief restructuring officer services to Warrantech in the event of a default of the term note. Accordingly, following a default of the term note, such restructuring firm, when appointed, would, subject to the oversight of Warrantech's board of directors, attempt to restructure Warrantech's debt. Such restructuring would likely result in little to no equity value to the existing common stock of Warrantech.

Estimated Fees and Expenses of the Merger

         Warrantech expects to incur approximately $800,000 in payments and expenses in connection with the consummation of the merger and the related transactions, as set forth in the table below:

Expense                                                  Estimated Amount
-------                                                  ----------------

Legal and accounting fees and expenses                   $650,000
Printing and mailing and transfer agent fees             $ 15,000
SEC filing fees                                          $  2,200
Financial Advisory Fees                                  $100,000
Solicitation Agent                                       $ 10,000
Miscellaneous                                            $ 22,800
                                                 Total   $800,000
                                                         ========

         Except as described below, WT will bear its own costs and expenses in connection with the merger. Warrantech must pay to WT all fees and expenses incurred by WT in connection with the merger agreement and the merger, in an amount not to exceed $500,000, if Warrantech terminates the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement; WT terminates the merger agreement for breach of a representation, warranty or covenant of Warrantech which breach cannot be cured within fifteen days after written notice; or WT terminates the merger agreement for certain breaches by Warrantech of its obligation under the merger agreement to call and hold the special meeting of the stockholders and to recommend the merger to such stockholders. In addition, Warrantech shall pay to WT a fee of $1,250,000 if Warrantech terminated the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement; WT terminates the merger agreement for certain breaches by Warrantech of its obligation under the merger agreement to call and hold the special meeting of the stockholders and to recommend the merger agreement to the stockholders; or the Merger Agreement is terminated and within twelve months of such termination Warrantech enters into a definitive agreement to consummate, or consummates, another change of control transaction.

         WT expects to incur approximately $3,500,000 in payments and expenses in connection with the consummation of the merger and the related transactions, as set forth in the table below:

Expense                                            Estimated Amount
-------                                            ----------------

Legal and accounting fees and expenses                   $1,000,000
Miscellaneous                                            $2,500,000
                                                         ----------
                                          Total          $3,500,000
                                                         ==========

Regulatory Approvals and Requirements

         In connection with the merger, Warrantech will be required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

         o Filing articles of merger, including a plan of merger, with the Nevada Corporation Commission in accordance with Nevada law after approval of the merger agreement and the merger by Warrantech's stockholders;

         o        Certain notice filings with the OTCBB; and

         o        compliance with the federal securities laws.

         It is currently expected that no regulatory approvals will be required in order to complete the merger.

Federal Income Tax Consequences

         Upon completion of the merger, each outstanding share of Warrantech common stock will be converted into the right to receive $0.75 in cash, without interest. The following discussion is a summary of the principal United States federal income tax consequences of the merger to Warrantech and to stockholders who receive cash in exchange for Warrantech's common stock pursuant to the merger. The discussion is based on the provisions of the Internal Revenue Code, treasury regulations, judicial decisions, and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. The discussion applies only to stockholders in whose hands shares of Warrantech common stock are capital assets and does not address the federal income tax consequences to Warrantech stockholders in light of their particular circumstances or that may be subject to special rules (for example, dealers in securities, brokers, banks, insurance companies, tax-exempt organizations, financial institutions and stockholders that have acquired Warrantech common stock as part of a straddle, hedge, conversion transaction or other integrated investment), and may not apply to shares of Warrantech's common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to stockholders who are not citizens or residents of the United States.

         The federal income tax consequences to stockholders holding Warrantech common stock through a partnership or other pass-through entity generally will depend on the status of the stockholder and the activities of the entity. This discussion does not consider the effect of any state, local or foreign income or other tax law.

         Because individual circumstances may differ, each stockholder is urged to consult its own tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the merger, including the application and effect of state, local and other tax laws. For purposes of this discussion, a "United States holder" means a beneficial owner of Warrantech common stock that, for federal income tax purposes, is

         -        an individual who is a citizen or resident of the United
                  States;
         - a corporation, or other entity treated as a corporation for federal income tax purposes;
         - an estate the income of which is subject to federal income taxation regardless of its source; or
         - a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control the substantial decisions of the trust.
         A "non-United States holder" refers, in this discussion, to a beneficial holder of Warrantech common stock that is not a "United States holder."

         Treatment of United States Holders.

         The receipt of cash pursuant to the merger (including any cash amounts received by stockholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for federal income tax purposes, a stockholder who exchanges all its Warrantech common stock for cash will recognize gain or loss equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder's adjusted tax basis in the shares of Warrantech common stock surrendered in the merger. Such gain or loss will be capital gain or loss and will be long term gain or loss if, on the effective date of the merger, the shares of Warrantech common stock were held for more than one year. There are limitations on the deductibility of capital losses. If you acquired different blocks of our common stock at different times and different prices, you must calculate your gain or loss and determine your adjusted tax basis and holding period separately with respect to each block of our common stock.

         Treatment of Non-United States Holders.

         Any gain realized by a non-United States holder on the receipt of cash in exchange for Warrantech common stock pursuant to the merger generally will not be subject to federal income tax unless such gain is effectively connected with the non-United States holder's conduct of a trade or business in the United States or the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year that the merger is consummated and certain other conditions are satisfied.

         Backup Withholding.

         Payments in connection with the merger may be subject to "backup withholding" (currently at a 28% rate). Backup withholding generally applies if the stockholder fails to furnish its social security number or other taxpayer identification number, or furnishes an incorrect taxpayer identification number. Backup withholding is not an additional tax but merely an advance payment which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Stockholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.

         Treatment of Warrantech Entities.

         For United States federal income tax purposes, no gain or loss will be recognized by Warrantech, WT or Merger Sub as a result of the merger. Warrantech's ability to use U.S. tax loss carry-forwards will be limited as a result of the merger in accordance with Section 382 of the Internal Revenue Code.

         Each stockholder is encouraged to consult its tax advisor as to the particular tax consequences to it of the receipt of cash for its Warrantech common stock pursuant to the merger, including the application and effect of federal, state, local, and foreign tax laws and possible changes in tax laws.

         Tax Treament of Joel San Antonio and William Tweed.

         As a result of the transactions contemplated in connection with the Merger, Mr. San Antonio will realize taxable ordinary income for U.S. federal tax purposes with respect to the lump-sum payment for the termination of his existing employment agreement and the anticipated debt forgiveness on a portion of the note he currently owes to Warrantech. His total taxable income as a result of these transactions is expected to be approximately $2.8 million. Mr. San Antonio's federal tax consequences with respect to the disposition of his Warrantech shares in the Merger will be the same as the consequences to other Warrantech stockholders. In the case of Mr. San Antonio, this will result in a capital loss equal to the difference between his basis in the shares and the merger consideration he receives.

         In the merger, Mr. Tweed will receive the same compensation as the unaffiliated stockholders for the Warrantech shares he beneficially owns. In addition, in connection with the merger, Mr. Tweed agreed to apply all of the proceeds he receives in the Merger toward the promissory note he previously made in favor of the Company in exchange for the extension of that note's maturity until December 31, 2013. The U.S. federal income tax consequences of the Merger for Mr. Tweed will be the same as those for other Warrantech stockholders. See "- Background of the Merger" and "- Merger Consideration to be Received by Directors and Officers of Warrantech."

Anticipated Accounting Treatment of Merger

         The merger will be accounted for under the purchase method of accounting, under which the total consideration paid in the merger will be allocated among Warrantech's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Appraisal Rights

         Nevada law entitles a stockholder to dissent from and obtain fair value for that stockholder's shares in the event of the consummation of a plan of merger to which Warrantech is a party, if stockholder approval is required for the merger and if the stockholder is entitled to vote on the merger. Accordingly, because stockholder approval is required to consummate the merger, stockholders who are entitled to vote on the merger have the option of exercising their statutory dissenters' rights. By following the specific procedures set forth in the Nevada Revised Statutes, Warrantech stockholders who are entitled to vote on the merger have a statutory right to dissent from the merger. If the merger is approved and consummated, any stockholder who properly perfects its dissenters' rights will be entitled, upon consummation of the merger, to receive an amount in cash equal to the fair value of its shares of Warrantech's common stock rather than receiving the merger consideration set forth in the merger agreement and described elsewhere in this proxy statement. The following summary is not a complete statement of statutory dissenters' rights of appraisal, and this summary is qualified by reference to the applicable provisions of the Nevada Revised Statutes, which are reproduced in full in Exhibit C to this proxy statement.

         A stockholder must complete each step in the precise order prescribed by the statute to perfect its dissenter's rights of appraisal. Any Warrantech stockholder who desires to dissent from the merger must:

         o not vote in favor of the proposal to adopt the merger agreement and approve the merger and related transactions;

         o make a written demand on us for appraisal in compliance with Chapter 92A of the Nevada Revised Statutes before the vote on the proposal to adopt the merger agreement and approve the merger and related transactions occurs at the special meeting; and

         o hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger. A stockholder who is the record holder of shares of common stock of Warrantech on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal in respect of those shares.

         If the merger agreement and the merger are adopted and approved at the special meeting of stockholders, Warrantech will be liable for discharging the rights of the stockholders who dissented from adopting and approving the merger agreement and the merger ("Dissenting Stockholders"). Warrantech must, no later than 10 days after approval of the merger, notify the Dissenting Stockholders in writing of the location where the Dissenting Stockholders' demand for payment must be sent. The written notice must also set a date by which Warrantech must receive the payment demand (the "Notice Date"), which date shall be at least 30 but not more than 60 days after the date notice is provided to the Dissenting Stockholders. Each Dissenting Stockholder so notified must demand payment, certify whether the stockholder acquired beneficial ownership of the shares before the date of the first announcement of the terms of the merger, and deposit the stockholder's certificates representing shares of Warrantech's common stock in accordance with the terms of the notice. A Dissenting Stockholder who does not demand payment or deposit its certificates by the Notice Date is not entitled to appraisal rights and instead will be paid the merger consideration of $0.75 per share, without interest. Upon receipt of a timely payment demand, Warrantech shall pay each Dissenting Stockholder the amount Warrantech estimates to be the fair value of the Dissenting Stockholder's shares plus accrued interest. Warrantech may elect to withhold payment from a Dissenting Stockholder that acquired beneficial ownership of the shares after the date of the first announcement of the terms of the merger. In that instance, Warrantech may offer to pay, in full satisfaction of the demand for payment, its estimate of the fair value of the shares, plus accrued interest. A Dissenting Stockholder may notify Warrantech in writing of the Dissenting Stockholder's own estimate of the fair value of such stockholder's shares and the amount of interest due, and either demand payment of the Dissenting Stockholder's estimate, less any previous payment, or reject Warrantech's offer and demand payment of the fair value of the Dissenting Stockholder's shares (and interest due) if the Dissenting Stockholder believes that the amount paid or offered by Warrantech is less than the fair value of the Dissenting Stockholder's shares or that the interest due is incorrectly calculated.

         A Dissenting Stockholder waives the right to demand payment pursuant to such stockholder's own estimate of the fair value of its shares unless the Dissenting Stockholder notifies Warrantech of its demand in writing within 30 days after Warrantech made or offered payment for the Dissenting Stockholder's shares.

A stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in the Nevada Revised Statutes may result in the loss of the stockholder's statutory appraisal rights.

--------------------------------------------------------------------------------
           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
--------------------------------------------------------------------------------

         This proxy statement contains certain forward-looking statements regarding Warrantech that are based on the beliefs of Warrantech's management as well as assumptions made by, and information currently available to, management. When Warrantech uses the words "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects," or similar words or expressions, Warrantech is making forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Certain factors that could cause actual results to differ materially from Warrantech's expectations include, but are not limited to:

         o the risk that the merger may not be consummated in a timely manner if at all;

         o risks regarding a loss of or substantial decrease in purchases by the company's major customers;

         o risks related to diverting management's attention from ongoing business operations;

         o        risks regarding employee retention; and

         o general business conditions, competition and other factors which are described from time to time in Warrantech's public filings with the SEC, news releases and other communications.

         Readers are cautioned not to place undue reliance on these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement or as of such earlier date that those statements were made and are based on current expectations or expectations as of such earlier date and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Warrantech undertakes no duty to update or amend this proxy statement to further reflect any material changes to the forward-looking information disclosed herein except as otherwise required by law.

--------------------------------------------------------------------------------
                             SELECTED FINANCIAL DATA
--------------------------------------------------------------------------------

         The following table summarizes certain selected financial data, which should be read in conjunction with Warrantech's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and Warrantech's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, which are attached as Exhibit D and Exhibit E, respectively, to this proxy statement.

         The selected consolidated financial data set forth below for the six months ended September 30, 2006, have not been audited, and the results reflected by such data are not necessarily indicative of the results that may be expected for the fiscal year ending on March 31, 2007. The selected financial data set forth below for the six months ended September 30, 2005 has been provided for purposes of comparison to the data for the quarterly period ended September 30, 2006.

         The selected consolidated financial data set forth below as of the fiscal year ended March 31, 2006, have been derived from Warrantech's consolidated financial statements which have been audited by Raich, Ende & Maller Co. LLP, the company's independent registered public accounting firm for that period.

         The selected consolidated financial data set forth below as of the fiscal years ended March 31, 2005, 2004, 2003 and 2002, have been derived from Warrantech's consolidated financial statements which have been audited by Weinick Sanders Leventhal & Co., LLP, the company's independent registered public accounting firm for that period.

                Six Months      Six Months    Six Months
                  Ended           Ended         Ended
              September 30,   September 30,   September
                  2006            2005        30, 2005
                Unaudited                                       2006          2005           2004           2003            2002
              ---------------------------------------------------------------------------------------------------------------------
Gross
Revenues      $ 65,424,534   $ 62,049,804   $ 30,614,313   $123,294,650   $113,904,402   $144,329,442   $143,843,963   $114,989,335

Net increase
in deferred
revenues        (9,162,950)    (7,261,782)    (4,307,618)    (1,566,054)    (2,076,499)   (29,270,703)   (48,517,264)   (23,379,415)

Net revenues  $ 56,261,584   $ 54,788,022   $ 26,306,695   $121,728,596   $111,827,903   $115,058,739   $ 95,326,699   $ 91,604,920
              =====================================================================================================================
Gross Profit  $ 11,264,597   $ 11,954,505   $  5,928,947   $ 25,337,564   $ 27,280,530   $ 29,818,392   $ 34,237,400   $ 26,302,317
              =====================================================================================================================
Loss from
operations    $ (2,517,766)  $   (742,799)  $   (385,540)  $ (2,236,879)  $ (1,967,778)  $   (522,035)  $  1,265,202   $(16,691,659)
              =====================================================================================================================
Discontinued
operations,
net of tax:
Income from
discontinued
operations
(loss)        $    325,276   $   (507,865)  $   (259,473)  $   (888,778)  $ (1,640,014)  $     35,664   $    201,690   $    177,955
              =====================================================================================================================
Net income
per basic
share         $      (0.16)  $      (0.08)  $      (0.04)  $      (0.20)  $      (0.23)  $      (0.03)  $       0.10   $      (1.08)
              =====================================================================================================================
Basic income
per share
data:
Income per
share from
continuing
operations    $      (0.18)  $      (0.05)  $      (0.02)  $      (0.14)  $      (0.13)  $      (0.03)  $       0.08   $      (1.09)
Income
(loss) per
share from
discontinued
operations    $       0.02   $      (0.03)  $      (0.02)  $      (0.06)  $      (0.10)  $       0.00   $       0.02   $       0.01
              =====================================================================================================================

              =====================================================================================================================
Weighted
average
common
shares
outstanding,
basic           14,007,583     15,402,857         15,398         15,383         15,396         15,345         14,668         15,296
              =====================================================================================================================
Diluted
income
per share
data:
Income per
share from
continuing
operations    $      (0.18)  $      (0.05)  $      (0.02)  $      (0.14)  $      (0.13)  $      (0.03)  $       0.08   $      (1.09)
Income
(loss)
per share
from
discontinued
operations    $       0.02   $      (0.03)  $      (0.02)  $      (0.06)  $      (0.10)  $       0.00   $       0.02   $      (0.01)
              =====================================================================================================================
Net income
per
diluted share $      (0.16)  $      (0.08)  $      (0.04)  $      (0.20)  $      (0.23)  $      (0.03)  $       0.10   $      (1.08)
              =====================================================================================================================
Weighted
average
common
shares,
diluted         14,024,620     15,423,857         15,398         15,433         15,469         15,345         14,668         15,290
              =====================================================================================================================
Cash
dividend
declared              None           None           None           None           None           None           None           None
              =====================================================================================================================
Total assets  $278,903,521   $270,385,479   $266,885,901   $266,885,901   $258,558,766    253,300,695   $257,270,451   $209,631,605
              =====================================================================================================================
Long-term
debt and
capital
lease
obligations   $    632,283   $    888,754      $673, 034   $    673,034   $    923,984   $    980,903   $  1,218,670   $    957,159
              =====================================================================================================================
Common
stockholders'
(deficiency)  $(32,629,841)  $(30,960,978)  $(30,499,002)  $(30,499,002)  $(29,609,684)  $(25,798,951)  $(25,471,901)  $(26,460,501)
              =====================================================================================================================
Book value
per common
share         $      (2.33)  $      (2.01)  $      (1.98)  $      (1.98)  $      (1.92)  $      (1.68)  $      (1.66)  $      (1.73)
              =====================================================================================================================
Ratio of
Earnings
to Fixed
Changes                  *              *              *              *              *              *            8.1              *
              =====================================================================================================================


---------------
*Not Meaningful

--------------------------------------------------------------------------------
                             MARKET AND MARKET PRICE
--------------------------------------------------------------------------------

Market Information

         Warrantech's common stock, $.007 par value per share, trades under the symbol "WTEC.OB". Trades are reported on the OTCBB.

         The table below sets forth, for the periods indicated, the range of high and low closing bids reported on the OTCBB.

                                                    High            Low
                                                 ----------     ----------
         Fiscal Year Ending March 31, 2005
               First Quarter                     $     1.05     $     0.76
               Second Quarter                    $     0.87     $     0.63
               Third Quarter                     $     0.82     $     0.61
               Fourth Quarter                    $     0.78     $     0.57

         Fiscal Year Ending March 31, 2006
               First Quarter                     $     0.69     $     0.55
               Second Quarter                    $     0.63     $     0.45
               Third Quarter                     $     0.60     $     0.37
               Fourth Quarter                    $     0.45     $     0.33

         Fiscal Year Ending March 31, 2007
               First Quarter                     $     0.73     $     0.37
               Second Quarter                    $     0.73     $     0.70
               Third Quarter
               (through November 27)             $     0.73     $     0.30

         The high and low bid prices and the closing bid price for shares of Warrantech's common stock reported on the OTCBB on June 6, 2006, the last trading day before Warrantech announced the proposed merger and the signing of the merger agreement, was $0.50 per share. On November 27, 2006, the last trading day for which information was practicably available prior to the date of this proxy statement, the closing bid price per share of Warrantech's common stock as reported on the OTCBB was $0.61. Stockholders should obtain a current market quotation for Warrantech's common stock before making any decision with respect to the merger.

Number of Stockholders

         As of the record date, there were 14,162,021 shares of outstanding common stock and approximately 831 stockholders of record.

Dividends

         Since Warrantech's inception, no cash dividends have been paid to holders of its common stock. Under the merger agreement, Warrantech has agreed not to pay any dividends on its shares of common stock prior to the completion of the merger.

--------------------------------------------------------------------------------
                      INFORMATION ABOUT THE SPECIAL MEETING
--------------------------------------------------------------------------------

General

         The enclosed proxy is solicited on behalf of Warrantech's board of directors for use at a special meeting of stockholders to be held on December 28, 2006 at 1:00 p.m., local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at the offices of Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, 13th Floor, New York, New York 10022. Warrantech intends to mail this proxy statement and the accompanying proxy card on or about December 7, 2006 to all stockholders entitled to vote at the special meeting.

Matters to be Considered at the Special Meeting

         At the special meeting, you will be asked to consider and vote in favor of proposals to approve and adopt the merger agreement and the merger and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt and approve the merger agreement and the merger.

         Pursuant to the merger, Merger Sub will be merged with and into Warrantech, with Warrantech being the surviving corporation and a wholly-owned subsidiary of WT, or, at WT's election, Warrantech will be merged with and into Merger Sub. At the effective time of the merger, each share of Warrantech's common stock issued and outstanding immediately prior to the filing of the plan of merger with the Nevada Secretary of State will be converted into the right to receive $0.75 in cash, without interest, except for:

         o Shares for which appraisal rights have been perfected properly under the Nevada Revised Statutes, which will be entitled to receive the consideration provided for by Nevada law;

         o Shares held by Warrantech as treasury shares which will be cancelled without payment; and

         As described in more detail under "Interests of Directors and Executive Officers in the Merger", Mr. San Antonio and Mr. Tweed currently owe Warrantech $4,165,062 and $3,664,815, respectively, and have agreed that the proceeds to be received by them in the merger for their shares and options will be applied to the payment of their respective outstanding notes payable to Warrantech.

         Except as provided immediately above, Warrantech executive officers and directors will be entitled, like all other Warrantech stockholders, to receive $0.75 per share in cash, without interest, for each share of Warrantech common stock held by them at the effective time of the merger.

         We are not currently aware of any matter to be acted on at the special meeting other than the proposals to approve and adopt the merger agreement, the merger and related transactions and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger and related transactions. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment. The proxies that Warrantech is soliciting will grant discretionary authority to vote in favor of adjournment or postponement of the special meeting to the extent the proxy holders may deem such actions necessary or appropriate in their discretion.

Record Date and Voting Information

         Only holders of record of Warrantech `s common stock, $0.007 par value per share, at the close of business on November 29, 2006, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. At the close of business on the record date, 14,162,021 shares of Warrantech's common stock were outstanding and entitled to vote at the special meeting. A list of stockholders will be available for review at Warrantech's executive offices during regular business hours beginning two business days after notice of the special meeting is given and continuing to the date of the special meeting and will be available for review at the special meeting or any adjournment thereof. Each holder of record of Warrantech's common stock on the record date will be entitled to one vote for each share held. If you sell or transfer your shares of Warrantech common stock after the record date, but before the special meeting, you will transfer the right to receive the $0.75 in cash per share, without interest, if the merger is consummated to the person to whom you sell or transfer your shares, but you will retain your right to vote at the special meeting.

         All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in "street name" for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the approval and adoption of the merger agreement, the merger and related transactions. Proxies submitted without a vote by brokers on these matters are referred to as "broker non-votes."

Quorum

         A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business related to the proposals and for the transaction of all other business at the special meeting. If a share is represented for any purpose at the special meeting it will be deemed present for purposes of determining whether a quorum exists. Shares of common stock held in treasury by Warrantech are not considered to be outstanding on the record date or otherwise entitled to vote at the special meeting for purposes of determining a quorum. Shares represented by proxies reflecting abstentions and properly executed broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

Required Vote

         Approval and adoption of the merger agreement and the merger requires the affirmative vote of holders of a majority of the outstanding shares of Warrantech's common stock. Proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote against the merger proposals.

         Concurrently with the execution and delivery of the merger agreement, certain executive officers, members of the board of directors and other stockholders, who collectively hold an aggregate of 4,972,051 shares of Warrantech common stock, or approximately 35% of Warrantech's outstanding common stock as of the record date, agreed to vote their shares for the adoption of the merger agreement and approval of the merger and related transactions.

         Approval and adoption of any adjournment or postponement of the special meeting, if necessary or appropriate, requires the affirmative vote of holders of a majority of the votes cast, either in person or by proxy present and voting at the special meeting. If the special meeting is adjourned or postponed for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Proxies and Revocation of Proxies

         Stockholders of record may submit proxies by mail or vote via the Internet or telephone. Instructions regarding telephone and Internet voting are included on the proxy card. After carefully reading and considering the information contained in this proxy statement, you should complete, date and sign your proxy card and mail the proxy card in the enclosed postage paid return envelope as soon as possible so that your shares may be voted at the special meeting, even if you plan to attend the special meeting in person. Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If your shares are held of record in "street name" by a broker or other nominee and you wish to vote in person at the special meeting, you must obtain from the record holder a proxy issued in your name.

         Proxies received at any time before the special meeting is called to order and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates specific voting instructions, it will be voted in accordance with the voting instructions. If no voting instructions are indicated, the proxy will be voted "FOR" approval and adoption of the merger agreement, the merger and related transactions.

         Please do not send in stock certificates at this time. If the merger is consummated, you will receive instructions regarding the procedures for exchanging your existing Warrantech stock certificates for the $0.75 per share cash payment, without interest.

         Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before the meeting is called to order. It may be revoked and changed by filing a written notice of revocation with Warrantech's Secretary at Warrantech's executive offices located at 2200 Highway 121, Suite 100, Bedford, Texas 76021, Attention: James Morganteen, by submitting in writing a proxy bearing a later date, or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker or other nominee that holds your shares in "street name," you may revoke those instructions by following the directions given by the broker or other nominee.

Expenses of Proxy Solicitation

         This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. Warrantech will bear the entire cost of soliciting, including costs relating to preparation, assembly, printing and mailing of this proxy statement, the notice of the special meeting of stockholders, the enclosed proxy and any additional information furnished to stockholders. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Warrantech common stock beneficially owned by others to forward to these beneficial owners. Warrantech may, upon request, reimburse brokers, bankers and other nominees representing beneficial owners of Warrantech common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by Warrantech's directors, officers or other regular employees. No additional compensation will be paid to any of them. We have also retained Morrow & Co., Inc. to aid in the solicitation of proxies for a fee of $4,500 plus out-of-pocket expenses and per-call charges.

Adjournments and Postponements

         Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. If the special meeting is adjourned to a different place, date or time, Warrantech need not give notice of the new place, date or time if the new place, date or time is announced at the meeting before adjournment or postponement, unless a new record date is or must be set for the adjourned meeting. Warrantech's board of directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Warrantech's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Attending the Special Meeting

         In order to attend the special meeting in person, you must be a stockholder of record on the record date, hold a valid proxy from a record holder or be Warrantech's invited guest. You will be asked to provide proper identification at the registration desk on the day of the meeting or any adjournment or postponement of the meeting.

Appraisal Rights

         Stockholders who do not vote in favor of approval and adoption of the merger agreement and the merger, and who otherwise comply with the applicable statutory procedures of Nevada law summarized elsewhere in this proxy statement, will be entitled to seek appraisal of the value of their Warrantech common stock as set forth in Chapter 92A of the Nevada Revised Statutes. See "SPECIAL FACTORS -- Appraisal Rights."

--------------------------------------------------------------------------------
                ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1)
--------------------------------------------------------------------------------

         On June 7, 2006, Warrantech entered into the merger agreement with Merger Sub and WT. The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete merger agreement, as amended, which is attached as Exhibit A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the merger.

         The text of the merger agreement, as amended, has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties that Warrantech and Merger Sub and WT made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the merger and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

The Merger

         The merger agreement provides that, at the effective time of the merger, Merger Sub will merge with and into Warrantech, Merger Sub will cease to exist and Warrantech will continue as the surviving corporation and as a wholly-owned subsidiary of WT, or, at WT's election, Warrantech will merge with and into Merger Sub.

Completion of the Merger

         The merger will be completed when articles of merger, including a plan of merger, are filed with the Nevada Corporation Commission, or such later time as the parties to the merger agreement agree to and specify in the merger agreement. The parties have agreed to file the plan of merger as soon as practicable after the satisfaction or waiver of the merger agreement's closing conditions described below. The parties expect to file the plan of merger shortly after Warrantech's stockholders approve and adopt the merger agreement at the December 28, 2006 special meeting of Warrantech's stockholders, assuming that all conditions to the merger have been satisfied or waived.

Articles of Incorporation, Bylaws and Directors and Officers of the Surviving Corporation

         At the effective time of the merger:

         o The articles of incorporation of Merger Sub immediately prior to the effective time will become the articles of incorporation of the surviving corporation, until thereafter amended in accordance with the Nevada Revised Statutes;

         o Merger Sub's bylaws as in effect immediately prior to the effective time of the merger will become the bylaws of the surviving corporation, until thereafter amended in accordance with the articles of incorporation and the Nevada Revised Statutes; and

         o Warrantech's executive officers immediately prior to the effective time of the merger will continue to serve as executive officers of the surviving corporation and the directors of Merger Sub at the effective time of the merger will comprise the surviving corporation's board of directors.


Payment for Shares and Surrender of Stock Certificates

         At the effective time of the merger, all outstanding shares of Warrantech common stock will automatically be cancelled and will cease to exist and, subject to the right of a stockholder to exercise appraisal rights, all holders of certificates representing shares of Warrantech common stock will cease to have any rights as stockholders other than the right to receive the merger consideration. No further transfer of any such shares may be made after the effective time of the merger.

         Prior to the effective time of the merger, WT will enter into an agreement with a paying agent pursuant to which the paying agent will receive and disburse the merger consideration to Warrantech's stockholders. As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to the record holders of Warrantech common stock a letter of transmittal and instructions for use in effecting the surrender of stock certificates in exchange for the merger consideration. Upon surrender of a Warrantech stock certificate to the paying agent, together with a duly executed letter of transmittal and such other customary documents as may be reasonably required by the paying agent, the holder of the stock certificate will be entitled to receive the merger consideration with respect to each share of common stock that is represented by the stock certificate. Until properly surrendered to the paying agent with a properly executed letter of transmittal, each certificate will represent only the right to receive the merger consideration relating to the certificate. No interest will be paid or will accrue on any merger consideration.

         At any time following six months after the effective time of the merger, the surviving corporation may require the paying agent to deliver to it any funds which had been made available to the paying agent and have not been disbursed to the holders of stock certificates, and any holder of a stock certificate who has not surrendered the stock certificate will thereafter be entitled only to look directly to the surviving corporation for payment of the merger consideration upon surrender of the stock certificate. If any portion of the merger consideration is to be paid to a person other than a registered holder of shares represented by a stock certificate surrendered in exchange, the surrendered stock certificate must be properly endorsed or must otherwise be in proper form for transfer, and the person requesting such payment must pay to the paying agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of the shares or establish to the satisfaction of the paying agent that the tax has been paid or is not payable. None of Warrantech, WT, Merger Sub, or the paying agent will be liable to any person with respect to any merger consideration that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         At the effective time of the merger:

         o Each outstanding share of Warrantech's common stock that is held by Warrantech in its treasury or by any wholly-owned subsidiary of Warrantech will be cancelled, and no consideration will be paid for such shares;

         o Each outstanding share of Warrantech's common stock that is held by WT and Merger Sub will also be cancelled, and no consideration will be paid for such shares;

         o Every other outstanding share of Warrantech common stock (other than shares that are held by dissenting stockholders who exercise and perfect their appraisal rights under Nevada law) will be converted automatically into the right to receive $0.75 in cash, without interest, less any applicable withholding taxes, as the merger consideration; and

         o Each outstanding share of Merger Sub that is held by WT will be converted into one share of the common stock of the surviving corporation and, as a result, Warrantech will become a wholly-owned subsidiary of WT.

         o Warrantech stock options, whether vested or unvested, will be cancelled and option holders will receive the excess, if any, of $0.75 per share, without interest, over the option exercise price for each share subject to the stock option, less any applicable withholding taxes.

Dissenting Shares

         Shares of Warrantech's common stock that are held by a stockholder who does not vote in favor of the approval and adoption of the merger agreement and the merger and who has delivered a written demand for appraisal of such shares in accordance with Nevada law will not be converted into the right to receive the merger consideration, unless and until the dissenting holder fails to perfect or effectively withdraws or otherwise loses its right to appraisal and payment under Nevada law. See "SPECIAL FACTORS -- Appraisal Rights" for a description of the procedures that you must follow if you desire to exercise your appraisal rights under Nevada law.

Representations and Warranties

         The merger agreement contains various representations and warranties from Warrantech, WT and Merger Sub. The representations and warranties will terminate at the effective time of the merger and will have no further force or effect. Warrantech has made representations and warranties to WT and Merger Sub that relate to, among other things:

         o       due organization and good standing;

         o       subsidiaries;

         o       capital structure;

         o       due authorization and enforceability of the merger agreement;

         o       no conflicts or consents;

         o       SEC filings and undisclosed liabilities;

         o       this proxy statement;

         o       absence of certain changes or events since March 31, 2005;

         o       taxes;

         o       benefit plans and the absence of changes thereto;

         o       litigation;

         o       compliance with applicable laws;

         o       intellectual property;

         o       real property;

         o       personal property and assets;

         o       insurance;

         o       labor matters;

         o       material contracts;

         o       brokers and finders;

         o       receipt of opinion of financial advisor;

         o       environmental matters; and

         o       related party transactions.

         WT and Merger Sub have made representations and warranties to Warrantech that relate to, among other things, the following matters:

         o       due organization and good standing;

         o       absence of activities;

         o       due authority and enforceability of the merger agreement;

         o       no conflicts or consents;

         o       this proxy statement;

         o       brokers and finders; and

         o       financing.

          Certain of the representations and warranties listed above will not be considered breached unless the breach of the representation or warranty would have a material adverse effect on the entity that has given the representation or warranty.

          A "material adverse effect" with respect to Warrantech and its subsidiaries means:

         (i) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to the business, assets, condition (financial or otherwise), or results of Warrantech and its subsidiaries, taken as a whole, other than effects relating to:

                  (A) changes, effects, events, occurrences or circumstances that generally affect the industries in which Warrantech operates, and that do not have a materially disproportionate impact on Warrantech and its subsidiaries, taken as a whole, or

                  (B) general economic, financial or securities market conditions in the United States or elsewhere,

         (ii) any insurance carrier issuing certain insurance policies shall have terminated or withdrawn coverage under, or materially and adversely modified any term (including premiums payable) of any such policy, or

         (iii) the occurrence of any material adverse development in the case Lloyd's et. al. v. Warrantech Corporation et. al., or

         (iv) any material customer or group of customers shall have, with respect to Warrantech or any of its subsidiaries:

                  (A)      ceased or threatened to cease to do business, or

                  (B) materially reduced or threatened to materially reduce the amount of business by such customer or customers, or

                  (C) materially and adversely modified any term of such customer or customer's existing agreements, or

         (v) there shall have occurred any change, effect, event, occurrence or state of facts that is or is reasonably likely to have a material adverse effect on Warrantech's and its subsidiaries' cash flow, taken as a whole, or

         (vi) Warrantech's or its subsidiaries' ability to sell their products and services shall have been materially and adversely affected by any change in regulatory requirements or insurance laws or the failure to obtain any regulatory approvals necessary to consummate the merger and the other transactions contemplated in connection with the merger, or

         (vii) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to Warrantech's and its subsidiaries' ability to conduct their operations immediately after the effective time of the merger in substantially the same manner as such operations are being conducted prior thereto, or

         (viii) a material adverse effect on Warrantech's ability to perform its obligations under the merger agreement or which would prevent or materially delay the consummation of the merger and the other transactions contemplated in connection with the merger.


Conduct of Warrantech's Business Prior to the Merger

         Warrantech has agreed that, during the period prior to the effective time of the merger, unless consented to in writing by Merger Sub (which consent will not be unreasonably withheld):

         o neither Warrantech nor any of its subsidiaries will operate their businesses outside of the ordinary course of business; and

         o Warrantech shall, and shall cause its subsidiaries to, use reasonable efforts to keep available the services of its current officers and employees and keep their business organizations intact and maintain existing relations with their customers, suppliers, licensors, licensees, distributors and others having business dealings with them.

         In addition, Warrantech has agreed that, until the effective time of the merger, subject to certain exceptions and for certain actions taken in the ordinary course of business or with WT's prior written consent, it will and will cause its subsidiaries to comply with specific restrictions relating to, among others:

         o        amending its certificate of incorporation or by-laws;

         o splitting, combining or reclassifying its common stock or any outstanding capital stock of any of its subsidiaries;

         o declaring, setting aside or paying any dividends on, or other distributions in respect of, its capital stock, purchasing or redeeming any shares of capital stock;

         o issuing, delivering, selling or granting, and shares of capital stock, voting debt instruments, securities convertible in to equity or voting instruments, or stock based incentives;

         o increasing compensation or benefits; granting severance or termination benefits; entering, modifying or amending employment agreements, adopting or amending benefit plans, or accelerating any benefits;

         o merging or consolidating with, or acquiring a substantial portion of the assets of, any business, company, partnership, joint venture, association or other business organization (or division thereof) or any material assets;

         o        selling, leasing or encumbering any assets;

         o incurring or assuming any indebtedness, or making any loans or advances or investments;

         o materially changing any accounting methods or practices used by it unless required by GAAP;

         o making capital expenditures in excess of $50,000 individually or $100,000 in the aggregate;

         o        making or changing any tax election;

         o paying any claims, canceling or forgiving any indebtedness or waiving certain benefits;

         o settling or compromising any material claim or material litigation;

         o terminating, canceling, amending or modifying any insurance policy which is not replaced by comparable coverage;

         o        modifying, amending or terminating any material contract; and

         o committing or agreeing to take any of the actions described in the previous bullet points.

Access and Investigation

         Warrantech has agreed to provide WT and its representatives with reasonable access to Warrantech's and Warrantech's subsidiaries' officers, employees, agents, properties, books and records, and all financial and other data and information as reasonably requested.

Third Party Offers

         Neither Warrantech, not its officers, directors or representatives shall (i) directly or indirectly solicit a proposal to the acquisition of Warrantech or a merger or other extraordinary corporate transaction, (ii) enter into an agreement with respect to such a transaction or (iii) participate in any discussions or negotiations with respect to, or provide any information or cooperation to any person seeking such a transaction. The merger agreement generally permits Warrantech's board of directors, prior to receipt of stockholder approval of the merger agreement and the merger, to engage in discussions with a third party regarding an unsolicited competing offer, and to disclose non-public information to a third party pursuant to a confidentiality agreement, if:

         o Warrantech's board of directors of determines in good faith, after consultation with and taking into account the advice of its outside legal counsel and any outside financial advisor engaged by Warrantech, that the competing offer is a superior alternative to the merger;

         o Warrantech's board of directors determines in good faith, after consultation with and taking into account the advice of its outside legal counsel, that a failure to make inquiries or conduct discussions and negotiations with respect to the competing offer would constitute a breach of the fiduciary duties of the board of directors;

         o Warrantech gives written notice to WT of its intention to explore the competing offer and keeps WT apprised of such competing offer;

         o prior to supplying the third party with any confidential information regarding Warrantech, the third party enters into a confidentiality agreement with Warrantech containing terms no less restrictive than the terms set forth in the merger agreement; and

         o        such discussions are limited to a twenty day period.


        As described below, WT can terminate the merger agreement if Warrantech's board of directors withdraws, conditions or qualifies its recommendation in accordance with the merger agreement. See "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1) -- Amendment and Termination of the Merger Agreement."

Directors' and Officers' Insurance and Indemnification

         All rights to indemnification for acts or omissions occurring prior to the effective time of the merger in favor of the current or former directors or officers of Warrantech and its subsidiaries as provided in their respective certificates of incorporation or by-laws will survive the merger and will continue in effect in accordance with their terms for a period of not less than six years from the effective time of the merger. In connection with the merger, effective on and as of June 7, 2006, the Bylaws of Warrantech were amended by the board of directors to expressly provide that (i) the provisions of 78.378 through 78.3793 (inclusive) of the Nevada Revised Statutes shall not apply to WT, Merger Sub, Mr. San Antonio or their respective affiliates and (ii) Warrantech shall pay all costs and expenses borne by an indemnitee under the Bylaws in connection with such indemnitee's defense of any proceeding involving, resulting from, related to or arising out of a business combination, merger or recapitalization, as they are incurred and in advance of the final disposition within 20 days of submission of bills or vouchers for such costs or expenses, provided that such indemnitee delivers to Warrantech an undertaking to repay the amounts paid by Warrantech if a final determination is made by a court or other tribunal of competent jurisdiction that such indemnitee was not entitled to indemnification from Warrantech.

         The merger agreement provides that the surviving corporation from the merger will purchase "tail" coverage to Warrantech's existing officers' and directors' liability insurance policy for a one year period commencing at the effective time of the merger, with respect to matters occurring prior to or at the effective time of the merger and having a $1,000,000 coverage limit.

Public Announcements

         Warrantech, on the one hand, and WT and Merger Sub, on the other hand, have agreed to consult with and obtain the consent of the other party (or parties) before issuing any press release or otherwise making any public statement with respect to the merger.

Notification of Certain Matters

         Warrantech and each of WT and Merger Sub have agreed to give prompt notice to the other parties upon discovery of:

         (a) any representation or warranty made by it that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect; and

         (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any transaction document.

Stockholders' Meeting

         Pursuant to the merger agreement, Warrantech will call, give notice of and hold a special meeting of stockholders for the purpose of adopting and approving the merger agreement and the merger. Warrantech agreed to include in this proxy statement a statement to the effect that its board of directors recommends that stockholders vote to adopt and approve the merger agreement and the merger. Except as described under "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1) -- Third Party Offers," Warrantech has agreed not to withdraw or modify this recommendation.

Merger Financing

         The merger will be financed through a combination of debt and equity financing to be obtained by WT. Although not a condition in the merger agreement to the closing of the merger, Warrantech has granted WT additional time to work on obtaining such financing.

Conditions to Completing the Merger

         The obligations of each party to the merger agreement to complete the merger are subject to the satisfaction or waiver of the following conditions:

         o Adoption of the merger agreement and approval of the merger and related transactions by the Warrantech stockholders; and

         o The absence of any order or injunction prohibiting the merger or certain proceedings seeking any such order or injunction.

         The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following conditions:

         o The absence of any statute, rule or regulation being enacted by a governmental entity that restrains, precludes, enjoins or prohibits the merger or makes it illegal;

         o The receipt of all regulatory approvals and consents to specified contracts that are necessary for the consummation of the merger;

         o The continued accuracy of the representations and warranties of Warrantech;

         o The performance in all material respects by Warrantech of its covenants contained in the merger agreement;

         o There not having been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Warrantech;

         o The total number of shares of Warrantech's common stock seeking appraisal rights not exceeding five percent of the issued and outstanding common stock; and

         o Warrantech having obtained insurance coverage with a replacement carrier or carriers, rated A-Excellent or better by A.M. Best, to replace the existing automobile insurance coverage with Great American Insurance Company, which coverage shall be satisfactory to WT in its reasonable discretion. Warrantech is engaged in active discussions with several replacement automobile insurance carriers, although there can be no assurance that any such arrangements will be consummated or that such arrangements will be satisfactory to WT.

         The obligations of Warrantech to complete the merger are subject to the satisfaction or waiver of the following conditions:

         o The continued accuracy of the representations and warranties of WT and Merger Sub; and

         o The performance in all material respects by WT and Merger Sub of their respective covenants contained in the merger agreement.

         Except as noted above, none of these conditions has yet been satisfied. No statutes, rules, regulations, orders or the like have been issued, and no material adverse effect on Warrantech has occurred as of the date of this proxy statement. At this point it is not anticipated that any closing conditions will fail to be satisfied. However, as a result of the conditions described above to the completion of the merger, there is no assurance that the merger will be completed even if the requisite stockholders' approvals are obtained at the special meeting.

Amendment and Termination of the Merger Agreement

         Prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Warrantech's stockholders, the merger agreement may be terminated as follows:

         o        by the mutual written consent of Warrantech, WT and Merger
Sub;

         o by WT if there has been a material breach in the context of the merger of any covenant or agreement made by Warrantech in the merger agreement, and such breach is not curable, or if curable, is not cured with 15 days after written notice of such breach is given by WT or Merger Sub;

         o by WT if there has been a material adverse effect on Warrantech and its subsidiaries, taken as a whole;

         o by either WT or Warrantech if the merger is not approved at the special meeting;

         o by either Warrantech or WT if any governmental entity issues an order, decree, ruling or other action permanently enjoining, restraining or otherwise prohibiting the merger and such order or other action has become final and nonappealable;

         o by either Warrantech or WT if the merger has not been consummated by January 31, 2007;

         o by WT prior to Warrantech's stockholders approving the merger agreement if

         (a) Warrantech's board of directors withdraws, modifies or changes its recommendation so that it is not in favor of the merger agreement or the merger, or

         (b) Warrantech's board of directors fails to reaffirm publicly its recommendation regarding the merger and the merger agreement within five days of written request thereof by WT; or

         (c) Breach by Warrantech of its covenant of non-solicitation; failure of Warrantech to comply with its covenant regarding promptly filing this proxy statement and holding the special meeting; or failure to hold the special meeting within 45 days of clearance of this proxy statement by the SEC unless such failure is a result of Sections 92A.120(3) and (5) of the Nevada Revised Statutes following a withdrawal by Warrantech's board of directors of its recommendation of the merger and the merger agreement.

         o       by Warrantech to accept a competing offer, but only if:

                  (1)      Warrantech receives a superior competing offer;

                  (2) Warrantech's board of directors shall have determined in good faith, after consultation with outside counsel and independent financial advisors, that it is necessary to withdraw its recommendation of the merger agreement in order to comply with its fiduciary duty;

                  (3) Warrantech notifies WT in writing of its intention to do so and causes its legal counsel, and any outside financial advisor engaged by Warrantech, to afford WT the opportunity to match the terms of the competing offer and to negotiate with WT to make other adjustments in the terms and conditions of the merger agreement that would permit Warrantech's board of directors to recommend the merger agreement, as revised,

                  (3) Warrantech has not received from WT within five business days of WT's receipt of the notice referred to above an offer that matches or exceeds the terms of the competing offer;

                  (4) Warrantech is not in breach of its covenant of non-solicitation;

                  (3) Warrantech pays to WT costs and expenses incurred by WT in connection with the merger agreement and merger, in an amount not to exceed $500,000 and pays WT an additional fee of $1,250,000. See "ADOPTION OF THE MERGER AGREEMENT (PROPOSAL NO. 1) -- Fees and Expenses."

         A "competing offer" means any proposal or offer to acquire in any manner, directly or indirectly, (a) all or substantially all of the assets of Warrantech and its subsidiaries, taken as a whole, or (b) a seventy-five percent equity interest in, or any voting securities representing at least seventy-five of the voting interests of, Warrantech, in each case other than the transactions contemplated by the merger agreement.

Fees and Expenses

         Except as described below, all fees and expenses that are incurred in connection with the merger and the merger agreement will be paid by the party incurring the fees and expenses.

         Warrantech must pay to WT all fees and expenses incurred by WT in connection with the merger agreement and the merger, in an amount not to exceed $500,000, if Warrantech terminates the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement; WT terminates the merger agreement for breach of a representation, warranty or covenant of Warrantech which breach cannot be cured within fifteen days after written notice; or WT terminates the merger agreement for certain breaches by Warrantech of its obligation under the merger agreement to call and hold the special meeting of stockholders and to recommend the merger to such stockholders. In addition, Warrantech shall pay to WT a fee of $1,250,000 if Warrantech terminated the merger agreement because it has accepted a competing offer that is a superior alternative to the merger agreement in accordance with the terms of the merger agreement; WT terminates the merger agreement for certain breaches by Warrantech of its obligation under the merger agreement to call and hold the special meeting of stockholders and to recommend the merger agreement to stockholders; or the merger agreement is terminated and within twelve months of such termination Warrantech enters into a definitive agreement to consummate, or consummates, another change of control transaction.

         WT shall pay to Warrantech a fee of $250,000 and shall pay to Warrantech all fees and expenses incurred by Warrantech in connection with the merger agreement and the merger, in an amount not to exceed $500,000, if the conditions to closing the merger are satisfied or would be satisfied upon Warrantech's performance of its obligations at closing and WT and Merger Sub fail to close the merger notwithstanding Warrantech's confirmation that it remains ready, willing and able to proceed with the merger.

Governing Law

         The merger agreement provides that it is governed by the laws of the State of Nevada, without regard to Nevada's conflict of laws rules.

--------------------------------------------------------------------------------
               ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING
                                (PROPOSAL NO. 2)
--------------------------------------------------------------------------------

         The board of directors is asking the Warrantech stockholders to vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement, the merger and related transactions.

--------------------------------------------------------------------------------
                               RECENT TRANSACTIONS
--------------------------------------------------------------------------------

         There have been no transactions in the common stock of Warrantech effected during the last 60 days by Warrantech or any executive officer, director, affiliate or subsidiary of Warrantech, other than (1) the agreements entered into by each of Mr. San Antonio, Warrantech's Chief Executive Officer and Chairman of the Board of Directors and William Tweed, a former director of Warrantech, with WT which is described in "SPECIAL FACTORS - Merger Consideration to be Received by Directors and Officers of Warrantech", (2) the transfer by Mr. Tweed of 211,476 shares to Warrantech on June 26, 2006 in satisfaction of accrued interest on Mr. Tweed's promissory note in favor of Warrantech and (3) the grant of an aggregate of 40,000 shares to non-employee directors in lieu of fees pursuant to existing plans and practices.

--------------------------------------------------------------------------------
                               SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

         The following table sets forth certain information, as of November 27, 2006, with respect to the number of shares of Warrantech common stock beneficially owned by individual directors and officers, by all directors and officers of Warrantech as a group, and by persons known to Warrantech to own more than 5% of Warrantech common stock. Unless otherwise indicated below, to Warrantech's knowledge, all persons below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. This information is based upon Warrantech's records and the persons' filings with the SEC. Pursuant to the voting agreements entered into with the Principal Stockholders, WT may be deemed to be the beneficial owner of 4,972,051 shares of Warrantech common stock representing 35.0% of the outstanding common stock as of November 27, 2006.

                                                     Number of
                                                     Shares            Options           Total
                                                     Beneficially      Exercisable       Beneficial       Percent
                 Name and Address                    Owned             within 60 days    Ownership        of Class
-------------------------------------------------  ----------------  -----------------  ------------     ----------
Joel San Antonio                                     2,937,295         750,000           3,687,295(3)      24.79%
2200 Highway 121, Suite 100
Bedford, Texas 76021

William Tweed                                        1,709,061         -                 1,709,061(4)      12.10%
Lance Aux Epines
St. Georges, Grenada
West Indies

Robert Cohen                                         25,000            -                 25,000(5)         (6)
2200 Highway 121, Suite 100
Bedford, Texas 76021

Donald Senderowitz                                   82,200            -                 82,200            (6)
2750 Chew Street
Allentown, Pennsylvania 1810

Charles G. Steine                                    37,500            -                 37,500            (6)
2200 Highway 121, Suite 100
Bedford, Texas 76021

Richard Rodriguez                                    1,100             29,500            30,600            (6)
2200 Highway 121, Suite 100
Bedford, Texas 76021

Prescott Group Capital Management, L.L.C.            1,035,273         -                 1,035,273         7.30%
and Mr. Phil Frohlich
1924 South Utica, Suite 1120
Tulsa, Oklahoma 74104

All directors and executive officers as a group      3,046,673         983,259           4,029,932         26.61%
(9 persons)

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned by them.

(2) The number and percentage of shares beneficially owned are based on 14,162,021 shares of common stock issued and outstanding as of November 27, 2006, after deducting shares held in treasury. Certain of the above listed persons have the right to acquire beneficial ownership of shares of Warrantech common stock within 60 days after the date of this proxy statement. Each of their percentages of ownership is determined by assuming that all of their respective options have been exercised and that the shares acquired upon exercise are outstanding.

(3) The 3,687,295 shares held by Mr. San Antonio do not include (i) 46,908 shares owned by his brother, sister-in-law and mother, (ii) 5,000 held by two of Mr. San Antonio's adult children, (iii) an aggregate of 200,000 shares held in trusts for his children for which Mr. San Antonio's ex-wife is trustee and (iv) 100,800 shares owned by his ex-wife. Mr. San Antonio disclaims the beneficial ownership of shares listed in (i) through (iv) above. Such 3,687,295 shares include 48,215 shares held in his 401(k) account and 750,000 shares subject to stock options exercisable within 60 days.

(4) Includes (i) 23,000 shares held by Mr. Tweed as custodian for his daughter, (ii) 1,500 shares held by Mr. Tweed's wife, and (iii) 55,000 shares held in trust, as to which he disclaims any beneficial interest. Does not include an aggregate of 7,500 shares held by Mr. Tweed's sister and 60,000 shares held by Mr. Tweed's daughter as to which Mr. Tweed also disclaims beneficial ownership.

(5) Includes 200 shares owned by Mr. Cohen's wife as custodian for Mr. Cohen's son, as to which he disclaims any beneficial interest.

(6)      Less than 1% of the outstanding shares of common stock.

--------------------------------------------------------------------------------
                          FUTURE STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         If the merger is completed, there will be no public participation in any future meetings of Warrantech stockholders. However, if the merger is not completed, Warrantech's stockholders will continue to be entitled to attend and participate in stockholders' meetings. If the merger is not completed, Warrantech will inform its stockholders, by press release or other means determined reasonable by Warrantech, of the date by which stockholder proposals must be received for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

--------------------------------------------------------------------------------
                  WHERE STOCKHOLDERS CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

         Warrantech files annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, because the merger is a "going private" transaction, the members of the buying group, Mr. San Antonio and Mr. Tweed have filed a Schedule 13E-3 with respect to the merger. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and such reports, proxy statements and other information contain additional information about Warrantech, the members of the buying group, Mr. San Antonio and Mr. Tweed. Each exhibit to this proxy statement and the Schedule 13E-3, and the other documentation relating to the merger and the merger agreement, will be made available for inspection and copying at Warrantech's principal office during regular business hours by any Warrantech stockholder or a representative of any stockholder as so designated in writing. Copies of these documents are also available without charge and without exhibits (unless the exhibits are specifically incorporated by reference into this proxy statement), to any person to whom this proxy is delivered upon written request or telephonic request directed to Warrantech Corporation at 2200 Highway 121, Suite 100, Bedford, Texas 76021 Attention: James Morganteen or at (800) 544-9510. Any requested documents will be sent by first class mail or other equally prompt means within one business day of our receipt of such request. Warrantech stockholders may read and copy the Schedule 13E-3 and any reports, statements or other information filed by Warrantech at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Warrantech's filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at http://www.sec.gov. In addition, our Annual Report on Form 10-K for the fiscal year ending March 31, 2006 and our Quarterly Report on Form 10-Q for the quarterly period ending on September 30, 2006, attached to this proxy statement as Exhibit D and Exhibit E, respectively, contain important information regarding Warrantech that you should review in connection with considering the proposals contained in this proxy statement.

         This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Warrantech since the date of this proxy statement or that the information herein is correct as of any later date. Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Warrantech has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated November 29, 2006. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than such date.

PRELIMINARY COPY                    VOTE BY INTERNET-www.voteproxy.com
WARRANTECH CORPORATION PROXY        Use the Internet to transmit your voting
2200 HIGHWAY 121                    instructions and for electronic delivery of
SUITE 100                           information up until 11:59 P.M. Eastern Time
BEDFORD, TEXAS 76021                the day before the meeting date. Have your
---------------------------------   proxy card in hand when you access the web
                                    site and follow the instructions to obtain your records and to create an Electronic voting instruction form.

                                    VOTE BY PHONE-1-800-776-9437

                                    Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

                                    VOTE BY MAIL

                                    Mark, sign and date your proxy card and
                                    return it in the postage-paid envelope we have provided or return it to Warrantech Corporation, c/o American Stock Transfer & Trust Company
                                    6201 15th Avenue (First Floor Mailroom)
                                    Brooklyn, NY 11219


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Joel San Antonio and Richard Gavino, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote, as designated on the reverse side hereof, all shares of common stock of Warrantech Corporation held by the undersigned on November 29, 2006, at the special meeting of shareholders to be held on December 28, 2006, and at any adjournment or postponement of the meeting. In their discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS.

                (Continued and to be SIGNED on the reverse side.)

      = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

Please mark boxes X in blue or black ink. More detailed information concerning the proposals is provided in the Proxy Statement of Warrantech Corporation, dated November 29, 2006.

1.   Approval and adoption of the Merger       [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
     Agreement and the Merger.

2.   Grant the proxyholders the authority      [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
     to vote in their discretion to
     adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger
     Agreement and the Merger as described in Proposal 1.

                                    Please sign exactly as name appears at left.
                                    When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Date _____________________________, ____

                                    Signature __________________________________

                                    Signature if held jointly

                                    ____________________________________________

                                    ____________________________________________

        (Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.)

                                    EXHIBIT A
                                    ---------

                          AGREEMENT AND PLAN OF MERGER

================================================================================









                          AGREEMENT AND PLAN OF MERGER


                            Dated as of June 7, 2006


                                      Among


                          WT ACQUISITION HOLDINGS, LLC,


                              WT ACQUISITION CORP.


                                       And


                             WARRANTECH CORPORATION






================================================================================

                                    ARTICLE I
                                   The Merger

  SECTION 1.01.    Company Actions.............................................1

  SECTION 1.02.    The Merger..................................................1

  SECTION 1.03.    Closing.....................................................2

  SECTION 1.04.    Effective Time..............................................2

  SECTION 1.05.    Effects.....................................................2

  SECTION 1.06.    Articles of Incorporation and By-laws.......................2

  SECTION 1.07.    Directors...................................................2

  SECTION 1.08.    Officers....................................................3

  SECTION 1.09.    Legal Opinions..............................................3

                                   ARTICLE II
      Effect on the Capital Stock of the Constituent Corporations; Exchange
                                 of Certificates

  SECTION 2.01.    Effect on Capital Stock.....................................3

  SECTION 2.02.    Exchange of Certificates....................................4

  SECTION 2.03.    Effect of the Merger on Company Stock Options...............6

                                   ARTICLE III
                  Representations and Warranties of the Company

  SECTION 3.01.    Organization, Standing and Power............................7

  SECTION 3.02.    Company Subsidiaries; Equity Interests......................7

  SECTION 3.03.    Capital Structure...........................................7

  SECTION 3.04.    Authority; Execution and Delivery, Enforceability...........8

  SECTION 3.05.    No Conflicts; Consents......................................9

  SECTION 3.06.    SEC Documents; Undisclosed Liabilities.....................10

  SECTION 3.07.    Information Supplied.......................................11

  SECTION 3.08.    Absence of Certain Changes or Events.......................12

  SECTION 3.09.    Taxes......................................................12

  SECTION 3.10.    Absence of Changes in Benefit Plans........................13

  SECTION 3.11.    ERISA Compliance; Excess Parachute Payments................14

  SECTION 3.12.    Litigation.................................................15

  SECTION 3.13.    Compliance with Applicable Laws............................15

  SECTION 3.14.    Intellectual Property......................................16

  SECTION 3.15.    Real Property..............................................17

  SECTION 3.16.    Personal Property..........................................17

  SECTION 3.17.    Insurance..................................................18

  SECTION 3.18.    Labor Matters..............................................18

  SECTION 3.19.    Contracts..................................................19

  SECTION 3.20.    Brokers; Schedule of Fees and Expenses.....................20

  SECTION 3.21.    Opinion of Financial Advisor...............................20

  SECTION 3.22.    Environmental Matters......................................20

  SECTION 3.23.    Related Party Transactions.................................21

                                   ARTICLE IV
                Representations and Warranties of Parent and Sub

  SECTION 4.01.    Organization, Standing and Power...........................21

  SECTION 4.02.    Sub........................................................21

  SECTION 4.03.    Authority; Execution and Delivery, Enforceability..........21

  SECTION 4.04.    No Conflicts; Consents.....................................22

  SECTION 4.05.    Information Supplied.......................................22

  SECTION 4.06.    Brokers....................................................22

  SECTION 4.07.    Financing..................................................22

                                    ARTICLE V
                    Covenants Relating to Conduct of Business

  SECTION 5.01.    Conduct of Business........................................22

  SECTION 5.02.    No Solicitation............................................25

                                   ARTICLE VI
                              Additional Agreements

  SECTION 6.01.    Preparation of Proxy Statement; Stockholders Meeting.......27

  SECTION 6.02.    Access to Information; Confidentiality.....................28

  SECTION 6.03.    Reasonable Best Efforts; Notification......................28

  SECTION 6.04.    Fees and Expenses..........................................29

  SECTION 6.05.    Public Announcements.......................................30

  SECTION 6.06.    Transfer Taxes.............................................30

  SECTION 6.07.    Stockholder Litigation.....................................30

  SECTION 6.08.    Transaction Financing Cooperation..........................30

  SECTION 6.09.    Indemnification............................................31

  SECTION 6.10.    White Agreement............................................31

                                   ARTICLE VII
                              Conditions Precedent

  SECTION 7.01.    Conditions to Each Party's Obligation To Effect The
                   Merger.....................................................31

  SECTION 7.02.    Conditions to Obligations of Parent and Sub................32

  SECTION 7.03.    Condition to Obligation of the Company.....................33

                                  ARTICLE VIII
                        Termination, Amendment and Waiver

  SECTION 8.01.    Termination................................................33

  SECTION 8.02.    Effect of Termination......................................35

  SECTION 8.03.    Amendment..................................................35

  SECTION 8.04.    Extension: Waiver..........................................35

  SECTION 8.05.    Procedure for Termination, Amendment, Extension or Waiver..35

                                   ARTICLE IX
                               General Provisions

  SECTION 9.01.    Nonsurvival of Representations and Warranties..............36

  SECTION 9.02.    Notices....................................................36

  SECTION 9.03.    Definitions................................................37

  SECTION 9.04.    Interpretation; Disclosure Letters.........................38

  SECTION 9.05.    Severability...............................................38

  SECTION 9.06.    Counterparts...............................................38

  SECTION 9.07.    Entire Agreement; No Third-Party Beneficiaries.............38

  SECTION 9.08.    Governing Law..............................................39

  SECTION 9.09.    Assignment.................................................39

  SECTION 9.10.    Enforcement; Jurisdiction; WAIVER OF JURY TRIAL............39

  SECTION 9.11.    Mutual Drafting............................................39

                  AGREEMENT AND PLAN OF MERGER dated as of June 7, 2006, among WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent"), WT Acquisition Corp., a Nevada corporation ("Sub"), and a wholly owned subsidiary of Parent, and Warrantech Corporation, a Nevada corporation (the "Company").

   WHEREAS the respective Boards of Directors of Sub and the Company have approved and recommended to their stockholders, and the Board of Managers of Parent has approved, the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

   WHEREAS the respective Boards of Directors of Sub and the Company have approved and recommended to their stockholders, and the Board of Managers of Parent has approved, this Agreement and the merger (the "Merger") of Sub with and into the Company, or (at the election of Parent) the Company with and into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $0.007 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub or the Company shall be converted into the right to receive $0.75 in cash;

   WHEREAS the respective Boards of Directors of Sub and the Company have determined that the Merger is fair to, and in the best interests of, Sub and the Company, and their respective stockholders;

   WHEREAS simultaneously with the execution and delivery of this Agreement Parent and certain stockholders of the Company (the "Principal Company Stockholders") are entering into an agreement (the "Company Stockholder Agreements" and, together with this Agreement, the "Transaction Agreements") pursuant to which the Principal Company Stockholders will, among other things, agree to take specified actions in furtherance of the Merger;

   WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

                  SECTION 1.01. Company Actions. The Company hereby approves of and consents to the Merger and the other transactions contemplated by the Transaction Agreements (collectively, the "Transactions").

                  SECTION 1.02. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Chapters 78 and 92A of the Nevada Revised Statutes (the "NCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.04). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Notwithstanding the foregoing, Parent may elect at any time prior to the Merger, instead of merging Sub with and into the Company as provided above, to merge the Company with and into Sub; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties or covenants set forth in this Agreement solely by reason of such election. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

                  SECTION 1.03. Closing. The closing (the "Closing") of the Merger shall take place at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

                  SECTION 1.04. Effective Time. Prior to the Closing, Parent shall prepare, and on the Closing Date or as soon as practicable thereafter and the parties shall execute and file with the Secretary of State of the State of Nevada, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the NCL and shall make all other filings or recordings required under the NCL to complete the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

                  SECTION 1.05. Effects. The Merger shall have the effects set forth in the NCL (including, without limitation, Section 92A.250 thereof).

                  SECTION 1.06. Articles of Incorporation and By-laws. (a) The Articles of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

                  SECTION 1.07. Directors. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  SECTION 1.08. Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                  SECTION 1.09. Legal Opinions. On the date hereof, the Company has delivered to Parent the legal opinion of Kummer, Kaempfer, Bonner & Renshaw regarding certain matters of Nevada law.

                                   ARTICLE II

                       Effect on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

                  SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent, Sub or any Company Subsidiary shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be paid, delivered or deliverable in exchange therefor.

                  (c) Conversion of Company Common Stock. Subject to Sections 2.01(b) and 2.01(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $0.75 in cash (the "Merger Consideration"). As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

                  (d) Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Dissenting Shares") of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such Dissenting Shares pursuant to, and who complies in all respects with, Section 92A.300 to 92A.500 inclusive, of the NCL ("Section 92A.300 et. seq.) shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Dissenting Shares shall be entitled to payment for such Dissenting Shares in accordance with Section 92A.300 et. seq.; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment under Section 92A.300 et. seq., then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration, without interest, as provided in Section 2.01(c). The Company shall give Parent prompt notice of any demands received by the Company for appraisal of any shares of Company Common Stock, withdrawal of demand for appraisal and any other communication received in connection with Section 92A.300 et. seq., and Parent shall have the right to participate in and direct all negotiations, discussions and proceedings with respect to such demands.

Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

                  (e) Certain Adjustments. In the event that prior to the Effective Time, solely as a result of a reclassification, stock split (including a reverse stock split), combination or exchange of shares, stock dividend or stock distribution which in any such event is made on a pro rata basis to all holders of Company Common Stock, there is a change in the number of shares of Company Common Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable or exercisable for shares of Company Common Stock, then the Merger Consideration payable with respect to each share of Company Common Stock shall be equitably adjusted to reflect such event.

                  SECTION 2.02. Exchange of Certificates.

                  (a) Paying Agent. Prior to the Effective Time, (i) Parent shall select a bank or trust company with a capital and surplus of at least $100,000,000 to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock and (ii) Parent and the Company shall enter into an agreement with the Paying Agent providing for the matters set forth in this Section 2.02. The Surviving Corporation shall provide to the Paying Agent on or prior to the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to
Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. No interest will be payable on the Merger Consideration. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

                  (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration.

                  (e) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                  (g) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11), or under any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

                  (h) Lost Certificates. If any certificate representing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and an indemnity by the person claiming such certificate to be lost, stolen or destroyed, the Surviving Corporation will deliver in exchange for such lost, stolen or destroyed certificate, the appropriate amount of Merger Consideration, as contemplated by this Article II.

                  SECTION 2.03. Effect of the Merger on Company Stock Options.
                                ---------------------------------------------

                  (a) Prior to the Effective Time, the Board of Directors of the Company or any committee administering the Company's stock option plans, programs and arrangements, including, without limitation, the Warrantech Corporation 1998 Stock Plan (collectively, the "Stock Plans") shall take all actions necessary so that (i) all outstanding options to acquire shares of Company Common Stock (the "Company Stock Options") shall be cancelled at the Effective Time and (ii) at the Effective Time, each holder of each Company Stock Option, whether or not then vested or exercisable, shall be entitled to receive in cancellation and settlement therefore, a payment in cash, payable without interest, equal to the product of (i) the excess, if any, of (x) the per share Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised, whether or not then vested or exercisable. The Surviving Corporation shall pay the holders of Company Stock Options the cash payments described in this Section 2.03(a) on or as soon as reasonably practicable after the Closing Date.

                  (b) The Stock Plans shall terminate as of the Effective Time, and the provisions in any other agreement, arrangement or benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall take all such action as is necessary, and obtain all necessary consents, to ensure the foregoing and that, after the Effective Time, no holder of a Company Stock Option or any participant in or a party to any Stock Plan or other agreement, arrangement or benefit plan shall have any right thereunder to acquire any capital stock or any interest in respect of any capital stock of the Surviving Corporation.

                  (c) The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.03 to any holder of Company Stock Options such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law, and the Surviving Corporation shall make any required filings with and payments to tax authorities relating to any such deduction or withholding. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation.

                                   ARTICLE III

                  Representations and Warranties of the Company

   The Company represents and warrants to Parent and Sub that, except as set forth in the letter, dated as of the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter"):

                  SECTION 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary or the failure to so qualify has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the certificates of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

                  SECTION 3.02. Company Subsidiaries; Equity Interests. (a) The Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, voting agreements, proxies, transfer restrictions, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Encumbrances").

                  (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

                  SECTION 3.03. Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.007 per share (the "Company Preferred Stock" and together with the Company Common Stock, the "Company Capital Stock"). As of the date of this Agreement, (i) 16,694,614 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) 1,187,606 shares of Company Common Stock were held by the Company in its treasury, and (iii) 1,502,446 shares of Company Common Stock were subject to outstanding Company Stock Options and 1,139,541 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans. Section 3.03 of the Disclosure Letter contains a schedule as of the date of this Agreement setting forth the number of, exercise price, vesting date (or dates) and the expiration date of each Company Stock Option. There are no preemptive rights on the part of any holder of any class of securities of the Company or any Company Subsidiary. Except as set for above or in the Company

Disclosure Letter, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above or in the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, call rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock or
(iv) relating to the voting of any Company Capital Stock.

                  SECTION 3.04. Authority; Execution and Delivery, Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to consummate the Transactions; provided, that consummation of the Merger is subject to receipt of Company Stockholder Approval (as defined in Section 3.04(c)). The execution and delivery by the Company of each Transaction Agreement to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity, whether such enforceability is considered in a proceeding in equity or in law; provided, that consummation of the Merger is subject to receipt of Company Stockholder Approval.

                  (b) The special committee of the Company Board (the "Special Committee"), at a meeting duly called and held, has, by unanimous vote of all of its members, approved this Agreement and the other Transaction Agreements and has determined that the Merger is fair to, and in the best interests of, the holders of Company Common Stock. The Board of Directors of the Company (the

"Company Board"), at a meeting duly called and held, acting on the unanimous recommendation of the Special Committee, duly and unanimously adopted resolutions (i) adopting and approving this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, and (iii) recommending that the Company's stockholders approve this Agreement. Such resolutions are sufficient to render the provisions of Sections 78.411-78.444 and Section 78.378 of the NCL inapplicable to Parent and Sub and this Agreement and the other Transaction Agreements (including the acquisition of shares by Parent pursuant to the Company Stockholders Agreements), the Merger and the other Transactions. No other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement and the other Transaction Agreements, the Merger or any other Transaction.

                  (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve this Agreement and the Merger is the approval of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or consummate any Transaction other than the Merger.

                  SECTION 3.05. No Conflicts; Consents. (a) The execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any Material Contract (as defined in Section 3.19) or Permit (as defined in Section 3.13), except as set forth on Schedule 7.02(e) or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law, ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets.

                  (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of any Transaction Agreement to which it is a party or the consummation of the Transactions, other than (i) the filing with the SEC of a proxy statement relating to the approval of this Agreement by the Company's stockholders (the "Proxy Statement"), and (ii) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business.

                  SECTION 3.06. SEC Documents; Undisclosed Liabilities. (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since April 1, 2002 (including all amendments thereto, the "Company SEC Documents").

                  (b) Except with respect to the Company's initial filings on Form 10-K for the fiscal year ended March 31, 2005 and Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 to the extent the information contained in such filings has been amended by the filings on Form 10-K/A and 10-Q/A for the periods then ended, as of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act") and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to the Company's initial filings on Form 10-K for the fiscal year ended March 31, 2005 and Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 to the extent the information contained in such filings has been amended by the filings on Form 10-K/A and 10-Q/A for the periods then ended, the consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (c) Except as set forth in the Company SEC Documents, filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), neither the Company nor any Company Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

                  (d) The chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct; and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of any securities exchange or quotation system in which the Common Stock is admitted for trading. The composition of all committees of the Company's Board of Directors are, and have at all times been, in compliance with their respective charters, and all proceedings and actions of such committees have been conducted in compliance with such charters. The Company (i) maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, (ii) has evaluated the effectiveness of its disclosure controls and procedures and internal control over financial reporting, each as required by Rule 13a-15 under the Exchange Act, as to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of its disclosure controls and procedures as of the end of the period covered by such report or amendment on such evaluation and (iii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Company's Board of Directors (A) any significant deficiencies in the design or operation of internal controls that has materially affected, or is reasonably likely to materially affect, the Company's ability to record, process, summarize and report financial data and have identified for the Company 's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Company has delivered to Parent a summary of any such disclosure described in the foregoing sentence made by management to the Company's auditors and audit committee since January 1, 2002. The Company has delivered to Parent copies of all written notifications is has received since January 1, 2002 of a "reportable condition" or "material weakness" (as such terms are defined in the Statement of Accounting Standards No. 60, as in effect on the date hereof) in the Company's or any Company Subsidiary's internal controls. Since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has directly or indirectly extended or maintained credit, arranged for the extension of credit, renewed an extension of credit or materially modified an extension of credit in the form of personal loans to an executive officer or director (or the equivalent thereof) of the Company or any Company Subsidiary in violation of the Sarbanes-Oxley Act.

                  (e) None of the Company Subsidiaries is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

                  SECTION 3.07. Information Supplied. None of the information contained in the Proxy Statement and none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion or incorporation by reference therein.

                  SECTION 3.08. Absence of Certain Changes or Events. Since March 31, 2005, the Company has conducted its business only in the ordinary course, and during such period , except as set forth in the Company Disclosure Letter, there has not been:

                  (a) any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock, other than withholding of shares with respect to the exercise stock options or the payment of the exercise price of any stock options with Company Capital Stock;

                  (c) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

                  (d) (i) any granting by the Company or any Company Subsidiary to any director, officer or employee of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business in amounts consistent with prior practice or as was required under employment agreements included in or described in the Filed Company SEC Documents, (ii) any granting by the Company or any Company Subsidiary to any such director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in or described in the Filed Company SEC Documents, or (iii) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee;

                  (e) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (f) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund; or

                  (g) any forgiveness, waiver or cancellation of any debt, liability or other obligation owed to the Company or any Company Subsidiary.

                  SECTION 3.09. Taxes. (a) The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid.

                  (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. To the Company's knowledge, no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending.

                  (c) The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service, or have closed by virtue of the expiration of the relevant statute of limitations, for all years through March 31, 2002. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

                  (d) There are no material Encumbrances for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

                  (e) For purposes of this Agreement:

   "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

   "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

                  SECTION 3.10. Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, "Company Benefit Plans"). Except as disclosed in the Company's most recent proxy statement included in the Filed Company SEC Documents or the Company Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, the "Company Benefit Agreements"), nor does the Company or any Company Subsidiary have any general severance plan or policy.

                  SECTION 3.11. ERISA Compliance; Excess Parachute Payments. (a) The Company Disclosure Letter contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3 (1) of ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, consultants, officers or directors of the Company or any Company Subsidiary. Each Company Benefit Plan has been administered in compliance with its terms in all material respects. The Company has delivered to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan.

                  (b) All Company Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

                  (c) Except as disclosed in the Company Disclosure Letter, no Company Pension Plan, including any Company Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Company Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such Company Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent. None of the Company Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such Company Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any Company Benefit Plan during the last five years. Neither the Company nor any Company Subsidiary has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Pension Plan. There has been no event or circumstance that has resulted in any material liability (other than the payment of benefits in the ordinary course of business) either directly or indirectly as a result of any indemnification obligation to the Company or any related person under or pursuant to Title I or IV of ERISA, or the penalty, excise Tax or joint and several liability provisions of the Code relating to any Company Benefit Plan.

                  (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, except as disclosed in the Company Disclosure Letter, (i) no such Company Benefit Plan is unfunded or funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code),
(ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiary on or at any time after the Effective Time.

                  (e) Any amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other Transaction by any employee, officer or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect will not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).

                  (f) Except as described in the Company Disclosure Letter, the execution and delivery by the Company of each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, (i) entitle any employee, officer or director of the Company or any Company Subsidiary to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or
(iii) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement.

                  SECTION 3.12. Litigation. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, there is no material suit, investigation, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and the Company is not aware of any basis for any such suit, action or proceeding) (collectively, the "Company Proceedings"), nor is there any material Judgment outstanding against the Company or any Company Subsidiary. The Company Disclosure Letter sets forth a list of all material developments with respect to each Company Proceeding since January 1, 2006.

                  SECTION 3.13. Compliance with Applicable Laws. The Company and the Company Subsidiaries are and have been in compliance in all material respects with all applicable Laws, including those relating to occupational health and safety and the environment. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law. Each of the Company and the Company Subsidiaries, hold and have held all material federal, state and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from all Governmental Entities (the "Permits") that are necessary for the operation of the business of the Company and the

Company Subsidiaries as now conducted and there has not occurred any material default under any such Permit.

                  SECTION 3.14. Intellectual Property.

                  (a) Except as has not had and could not reasonably be expected to have a Company Material Adverse Effect:

                  (i) With respect to all patents, inventions, trade secrets, technology, ideas, processes, methods, algorithms, know-how, data, databases, computer programs, works, mask works, copyrights, mask work rights, data rights, privacy rights, publicity rights, moral rights, design rights, trademarks, trade names, service marks, brand names, trade dress, domain names, and all other proprietary materials and rights of any kind or nature, in any form, throughout the world (collectively, "Intellectual Property") owned by the Company or one of its Subsidiaries, including any registrations thereof and pending applications therefore, that are owned by the Company or a Company Subsidiary ("Company Owned Intellectual Property"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property, free and clear of all Encumbrances, and has the sole right to use such Company Owned Intellectual Property in the continued operation of its respective business;

                  (ii) With respect to each item of Intellectual Property other than Company Owned Intellectual Property used in the businesses of the Company or any Company Subsidiary pursuant to a license or other agreement ("Company Licensed Intellectual Property"), the Company or a Company Subsidiary has and will continue to have the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license or other similar agreement governing such Company Licensed Intellectual Property (with which terms the Company or applicable Company Subsidiary are in full compliance and, to the knowledge of the Company, the other parties thereto are in full compliance), all of which licenses or other agreements are binding on all parties thereto and in full force and effect, and no person has advised the Company or any Company Subsidiary of any claimed violation of the terms of any such licenses or agreements; and

                  (iii) The conduct of the business of the Company and the Company Subsidiaries as currently conducted and the use or exploitation of any Company Intellectual Property does not conflict with, infringe upon, violate or constitute a misappropriation of any right, title, interest or goodwill in any Intellectual Property of any other person, and no person has advised the Company or any Company Subsidiary that the conduct of such business or the use or exploitation of any Company Intellectual Property constitutes such a conflict, infringement, violation, interference or misappropriation. To the knowledge of the Company, there has been no conflict, infringement, violation, interference or misappropriation of any Company Owned Intellectual Property by any other person.

                  SECTION 3.15. Real Property. The Company Disclosure Letter contains a complete and accurate listing of all real property owned by the Company and any Company Subsidiary (the "Company Owned Real Property"). The Company or a Company Subsidiary has good, valid and marketable title to all of the Company Owned Real Property, in each case free and clear of all Encumbrances, except for (i) imperfections of title and encumbrances that are not material in character, amount or extent and that do not, in any material respect, detract from the value of, or, in any material respect, interfere with the present use of, such properties or assets, (ii) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (iii) statutory or common law Encumbrances in favor of carriers, warehousemen, mechanics and materialmen and other statutory or common law Encumbrances to secure claims for labor, materials or supplies. There are no leases, subleases, occupancy agreements, options to purchase or rights of first refusal with respect to the Company Owned Real Property and there are no parties in possession of the Company Owned Real Property other than the Company and the Company Subsidiaries. The Company or a Company Subsidiary has a good and valid leasehold interest in each parcel of real property leased by the Company or any of its Subsidiaries (the "Company Leased Property"). The Company Disclosure Letter contains a complete and accurate list of all leases which the Company or a Company Subsidiary is a party relating to the Company Leased Property and all amendments thereto. With respect to the Company Leased Property, (i) the Company or a Company Subsidiary has the right to use and occupancy of the Company Leased Property for the full term of the lease or sublease relating thereto, (ii) each such lease or sublease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Company Subsidiary and of the other parties thereto and there is no, nor has the Company or any Company Subsidiary received notice of, any material default (or any condition or event, which, after notice or a lapse of time or both could constitute a material default thereunder), and (iii) neither the Company nor any Company Subsidiary has assigned its interest under any such lease or sublease or sublet any part of the premises covered thereby. Each Company Owned Property and, to the knowledge of the Company, each Company Leased Property has received all approvals of government authorities (including licenses and permits) required in connection with the ownership and operation thereof and have been operated and maintained in compliance thereof, except where such non-compliance has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, there are no pending or threatened condemnation proceedings with respect to the Company Leased Real Property, that would materially adversely affect the use, occupancy or value thereof.

                  SECTION 3.16. Personal Property. The Company and each Company Subsidiary has good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, (a) all of its material tangible personal properties and assets, including all the material properties and assets reflected on the most recent balance sheet included in the Filed Company SEC Documents, except for such properties or assets which have been sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet, and (b) all material tangible personal properties and assets purchased or acquired by the Company or any Company Subsidiary since the date of such balance sheet, except for such properties or assets which have been sold or otherwise disposed of in the ordinary course of business, in each case free and clear of all Encumbrances. The assets held by the Company and its Subsidiaries are sufficient to conduct the business of the Company and its Subsidiaries as currently conducted.

                  SECTION 3.17. Insurance.
                                ---------

                  (a) All valid service warranty claims under the extended service plans and warranties offered by the Company and the Company Subsidiaries are either (i) fully covered under the insurance policies set forth in the Company Disclosure Letter, which schedule also includes the A.M. Best rating of such insurance companies or (ii) self-insured by the Company as described in (and in the amounts set forth in) the Company Disclosure Letter. The Company and its Subsidiaries have never paid any claim under any warranty or service plan that was not reimbursed under an insurance policy, other than (i) claims paid as a concession to retail consumers in the ordinary course of business, which have averaged less than $50,000 per year during the two years prior to the date hereof, (ii) claims paid on service contracts or warranties insured by Reliance Insurance Company which were paid by the Company and totaled $32,602,226 or
(iii) claims paid under the programs which are described in the Company Disclosure Letter as being self-insured (the "Self-Insured Programs"), which amounted to $243,880.39 in the 22 months ended May 31, 2006. The Company does not expect that the claims to be paid under the Self-Insured Programs or any other programs which the Company self-insures after the date hereof will exceed $3,000,000 in the twelve months after the date hereof.

                  (b) The Company and the Company Subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company and the Company Subsidiaries (all such insurance policies, together with the policies referred to in paragraph (a) above, the "Company Insurance Policies") that are customary in all material respects for companies of similar size and financial condition in the Company's industry. All Company Insurance Policies are in full force and effect, all premiums due and payable thereon have been paid and the Company and the Company Subsidiaries have complied in all material respects with the provisions of such policies. None of the Company or any Company Subsidiary has been advised of any denial of coverage, defense to coverage or reservation of rights in connection with any material claim to coverage asserted or noticed by the Company or any Company Subsidiary under or in connection with any Company Insurance Policy. None of the Company or any Company Subsidiary has received any written notice from or on behalf of any insurance carrier issuing any Company Insurance Policy that there will be a cancellation or non-renewal of existing policies or binders or a material decrease in coverage or a material increase in premiums, deductible or self insurance retention. Each Company Insurance Policy will continue to be legal, valid and binding, enforceable and in full force and effect on identical terms following the consummation of the Merger and the Transactions. There are no historical gaps in the insurance coverage of the Company and the Company Subsidiaries in the types of coverages provided by the Company Insurance Policies. To the Company's knowledge, all providers of insurance to the Company and the Company Subsidiaries are solvent under applicable state insurance law. No coverage limits of any Company Insurance Policy have been exhausted.

                  SECTION 3.18. Labor Matters. None of the Company or any Company Subsidiary is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor any Company Subsidiary has received notice of, and to the knowledge of the Company, there has not been, any demand by a labor organization or union for a collective bargaining agreement. None of the Company or any Company Subsidiary is the subject of a proceeding asserting that the Company or any Company Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any Company Subsidiary to bargain with any labor organization as to wages and conditions of employment. Since January 1, 2005 (i) no strike or material labor dispute, slowdown or stoppage has occurred or, to the knowledge of the Company, been threatened against the Company or any Company Subsidiary and (ii) to the knowledge of the Company, no union certification petition has been filed with respect to the employees of the Company or any Company Subsidiary. None of the Company or any Company Subsidiary has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to employees of the Company or any Company Subsidiary and, to the knowledge of the Company, no such investigation is in progress. The Company and each Company Subsidiary have properly classified all individuals (including, without limitation, independent contractors and leased employees) under applicable Law, except where the failure to do so would not result in a material liability to the Company.

                  SECTION 3.19. Contracts. Except as set forth in the Company Disclosure Letter or with respect to Contracts which have been filed as exhibits to the Company Filed SEC Documents, neither the Company nor any Company Subsidiary is a party to or bound by any contract, lease, license, indenture, insurance policy or agreement, note, agreement, license, concession, franchise or other instrument (a "Contract") of the following nature (together with those Contracts which have been filed as exhibits to the Company Filed SEC Documents, the "Material Contracts"):

                  (a) Contracts with any current or former employee, director or officer of the Company or any Company Subsidiary (other than any such employee or officer who receives or received (during his or her last year of employment with the Company or any Company Subsidiary) less than $100,000 in total annual cash compensation from the Company or any Company Subsidiary);

                  (b) Contracts (i) for the sale of any assets of the Company or any Company Subsidiary involving aggregate consideration of $50,000 or more, or
(ii) for the grant to any person of any preferential rights to purchase any such amount of its assets;

                  (c) Contracts which restrict the Company or any of its Affiliates from competing in any line of business or with any person in any geographical area, or which restrict any other person from competing with the Company or any of its Affiliates in any line of business or in any geographical area;

                  (d) Contracts involving (i) the acquisition, merger or purchase of all or substantially all of the assets or business of a third party, involving aggregate consideration of $50,000 or more, or (ii) the purchase, lease or sale of assets, or a series of purchases, leases or sales of assets, involving aggregate consideration of $50,000 or more;

                  (e) Contracts which contain a "change in control" or similar provision;

                  (f) Contracts to be performed relating to capital expenditures with a value in excess of $25,000 in any calendar year, or in the aggregate capital expenditures with a value in excess of $100,000;

                  (g) Contracts which contain restrictions with respect to the payment of dividends or any other distribution in respect of the capital stock of the Company or any Company Subsidiary;

                  (h) Contracts containing covenants purporting to restrict the Company or any of its Affiliates from hiring or terminating any individual or group of individuals;

                  (i) Contracts relating to any joint venture, partnership, strategic alliance or similar arrangement;

                  (j) Contracts involving revenues or payments in excess of $100,000 per year; and

                  (k) Contracts which are otherwise material to the business or operations of the Company or any Company Subsidiary.

Except as set forth in the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in material violation of or in material default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under), and, to the knowledge of the Company, the other party thereto is not in material violation of or in material default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract. No party has given notice of its intent to terminate or materially amend any Material Contract.

                  SECTION 3.20. Brokers; Schedule of Fees and Expenses. Except as set forth in the Company Disclosure Letter, no broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by the Company or any Company Subsidiary, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The estimated fees and expenses incurred and to be incurred by the Company or any Company Subsidiary in connection with the Merger and the other Transactions (including the fees of the Company's legal counsel) are set forth in the Company Disclosure Letter.

                  SECTION 3.21. Opinion of Financial Advisor. The Company has received the opinion of Imperial Capital, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view, a true and correct copy of which opinion has been made available to Parent. The Company has been authorized by Imperial Capital to permit the inclusion of such fairness opinion (or a reference thereto) in the Proxy Statement.

                  SECTION 3.22. Environmental Matters. The Company and each of the Company Subsidiaries possess all permits, licenses and authorizations required by Environmental Laws for the conduct of its respective business

(collectively, "Environmental Permits"), except where, individually or in the aggregate, the failure to have such permits, licenses or authorizations has not had or would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of the Company Subsidiaries is and has been in compliance with all applicable Environmental Laws and Environmental Permits, except for such failures to comply which, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect. There are no claims or proceedings pending or, to the knowledge of the Company, threatened in writing against the Company or the Company Subsidiaries alleging the material violation of or noncompliance with any applicable Environmental Laws.

                  SECTION 3.23. Related Party Transactions. Except as set forth in the Company Disclosure Letter or in the most recent proxy statement included in the Filed Company SEC Documents, there are no agreements, arrangements, understandings or other transactions between the Company or any Company Subsidiary, on the one hand, and any current or former directors or officers of the Company or any Company Subsidiary (or any of their Affiliates) or any record or beneficial holder or 5% or more of the Company's voting securities (or any of their Affiliates) on the other hand.

                                   ARTICLE IV

                Representations and Warranties of Parent and Sub

   Parent and Sub, jointly and severally, represent and warrant to the Company that:

                  SECTION 4.01. Organization, Standing and Power. Each of Parent and Sub, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or limited liability company power and authority, as the case may be, and possesses all material governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

                  SECTION 4.02. Sub. Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of the Transaction Agreements to which it is a party, the performance of its obligations hereunder and thereunder and matters ancillary thereto.

                  SECTION 4.03. Authority; Execution and Delivery, Enforceability. Each of Parent and Sub has all requisite corporate power and authority, as the case may be, to execute and deliver each Transaction Agreement to which it is a party and to consummate the Transactions. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate or limited liability company action, as the case may be, as the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered each Transaction Agreement to which it is a party, and each Transaction Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 4.04. No Conflicts; Consents. The execution and delivery by each of Parent and Sub of each Transaction Agreement to which it is a party, do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or under, any provision of (i) the charter or organizational documents of Parent or Sub or (ii) any material Contract to which Parent is a party or by which any of their respective properties or assets is bound, any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets.

                  SECTION 4.05. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  SECTION 4.06. Brokers. No broker, investment banker, financial advisor or other person, other than Nomura Securities, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

                  SECTION 4.07. Financing. At Closing, Parent will have sufficient funds to pay the Merger Consideration and to consummate the Merger.

                                    ARTICLE V

                    Covenants Relating to Conduct of Business

                  SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. From the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep good relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock,
         (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than withholding of shares with respect to the exercise of any stock options outstanding on the date hereof or the payment of the exercise price of any stock options outstanding on the date hereof with Company Capital Stock.;

                  (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities,
         (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or
         (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms;

                  (iii) amend or propose to amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

                  (v) (A) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in compensation or benefits, except in the ordinary course of business and in amounts consistent with prior practice or to the extent required under employment agreements included or described in the Filed Company SEC Documents, (B) grant to any employee, executive officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, (C) enter into any employment, bonus, consulting, indemnification, severance or termination agreement with any employee, officer or director or amend or modify any existing agreement, (D) establish, adopt, enter into, amend or in any material respect or terminate any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any payment rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement, Contract or Company Benefit Plan;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Encumbrance any properties or assets other than sales of assets in the ordinary course that, in the aggregate, have a fair market value of less than $50,000;

                  (viii) (A) incur or assume any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

                  (ix) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

                  (x) make or change any material Tax election or settle or compromise any material Tax liability or refund;

                  (xi) terminate, cancel, amend or modify any Company Insurance Policy which is not replaced by a comparable amount of insurance coverage with comparable terms and conditions;

                  (xii) settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy involving claims, liabilities or obligations in excess of $100,000 or otherwise material to the Company and the Company Subsidiaries, taken as a whole (each a "Proceeding"), or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of any such Proceeding;

                  (xiii) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate any Material Contract, (ii) enter into any successor agreement to an expiring Material Contract that changes the terms of the expiring Material Contract in a manner that is materially adverse to the Company or any Company Subsidiary, or (iii) modify, amend or enter into any new agreement that would have been considered a Material Contract if it were entered into prior to the date hereof;

                  (xiv) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel or forgive any material indebtedness (individually or in the aggregate) or amend or modify the terms thereof or release any collateral or security therefor or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party; or

                  (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

                  (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in any Transaction Agreement to which it is a party that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect, (iii) except as otherwise permitted by
Section 5.02, any condition to the Merger set forth in Article VII, not being satisfied, or (iv) materially impair the ability of the Company or Parent to consummate the Merger and the Transactions in accordance with the terms hereof, including, without limitation, adopting any resolution of the Board of Directors which would have the effect of requiring the approval of this Agreement and the Merger by the holders of more than a majority of the outstanding Company Common Stock.

                  (c) Advice of Changes. The Company shall promptly advise Parent orally and in writing of any change or event that, individually or in the aggregate, has or could reasonably be expected to have a Company Material Adverse Effect.

                  SECTION 5.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of any Company Takeover Proposal (as defined in Section 5.02(d)), or take any action designed to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal, (ii) enter into any agreement with respect to any Company Takeover Proposal or that may reasonably be expected to lead to any Company Takeover Proposal or (iii) directly or indirectly enter into, participate in or continue any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with or take any action to facilitate any Company Takeover Proposal; provided, however, that prior to the Company Stockholders Meeting, the Company may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by it after consultation with outside counsel, in response to a bona fide, written Company Takeover Proposal that is made by a person the Company Board determines, in good faith, after consultation with outside counsel and its independent financial advisor, is reasonably capable of making a Superior Company Proposal and that the Company Board determines, in good faith, after consultation with the Company's independent financial advisor, is reasonably likely to result in a Superior Company Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), and subject to compliance with Section 5.02(c), for a twenty (20) day period commencing with the first notification to Parent under Section 5.02(c) of receipt of such Company Takeover Proposal, (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement; provided, that such confidentiality agreement shall not contain any provisions that would prevent the Company from complying with its obligations to Parent under this Agreement; provided, further, that any information provided to such person is concurrently provided to Parent, and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or Affiliate of the Company or any Company Subsidiary shall be deemed to be a breach of this Section 5.02(a) by the Company. The Company may only rely on the proviso to the first sentence of this Section 5.02 (a) with respect to one twenty (20) day period with respect to each person who makes a Company Takeover Proposal. The Company shall, and shall cause its Representatives to, cease immediately all existing discussions, activities and negotiations conducted prior to the date of this Agreement regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal and request the prompt return or destruction of all confidential information previously provided by the Company.

                  (b) Neither the Company Board nor any committee thereof shall, directly or indirectly, (i) withdraw or modify, or propose publicly to withdraw or modify, the approval or recommendation by the Company Board or any such committee of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal (other than this Agreement and the Merger) or
(iii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal (other than this Agreement and the Merger). Notwithstanding the foregoing, if, prior to the Company Stockholders Meeting, the Company Board receives a Superior Company Proposal (as defined in Section 5.02(d)) and as a result thereof the Company Board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with their fiduciary obligations, the Company Board may withdraw or modify its approval or recommendation of the Merger and this Agreement and, in connection therewith, approve or recommend such Superior Company Proposal; provided, that the Company Board may not withdraw or modify its approval or recommendation unless (i) the Company Board shall have first provided prior written notice to Parent that it is prepared to withdraw or modify its approval or recommendation in response to a Superior Company Proposal, which notice shall describe the terms of the transaction that constitutes such Superior Company Proposal and shall attach the most current version of any written agreement relating thereto, and (ii) Parent does not make, within five business days after the receipt of such notice, a proposal that the Company Board determines in good faith, after consultation with outside counsel and its independent financial advisor, is at least as favorable to the stockholders of the Company as such Superior Company Proposal. The Company agrees that, during the five business day period prior to its effecting a withdrawal or modification of its approval or recommendation, the Company (as directed by the Company Board) and its representatives shall negotiate in good faith with Parent regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent.

                  (c) The Company shall as promptly as practical advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, and the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall keep Parent fully informed on a current basis of the status of any such Company Takeover Proposal or inquiry and shall as promptly as practical notify Parent orally and in writing of any modification to the financial or other terms of such Company Takeover Proposal or inquiry and shall as promptly as practical provide to Parent a copy of all written material or correspondence (including e-mail) subsequently provided to or by the Company in connection with such Company Takeover Proposal or inquiry.

                  (d) For purposes of this Agreement:

                  "Company Takeover Proposal" means any proposal or offer (i) for a merger, share exchange, business combination, consolidation, liquidation, dissolution, recapitalization, reorganization or other similar transaction involving the Company or any Company Subsidiary,
         (ii) for the issuance by the Company or any Company Subsidiary of over 10% of its equity securities as consideration for the assets or securities of another person, (iii) to acquire in any manner, directly or indirectly, over 10% of the equity securities of the Company or any Company Subsidiary or (iv) to acquire, lease, exchange, mortgage, pledge, dispose of or otherwise transfer, in any manner, directly or indirectly, over 10% of the consolidated total assets of the Company or any Company Subsidiary, in a single transaction or a series of related transactions, in each case other than the Transactions and other than any acquisition transaction permitted by Section 5.01.

                  "Superior Company Proposal" means any written proposal made by a third party to acquire at least 75% of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, or a sale of its assets, (i) on terms which the Company Board determines in good faith after consultation with outside counsel to be superior from a financial point of view to the holders of Company Common Stock than the Transactions (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Transactions or this Agreement) and
         (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

                                   ARTICLE VI

                              Additional Agreements

                  SECTION 6.01. Preparation of Proxy Statement; Stockholders Meeting. (a)The Company shall, as soon as practicable after the date hereof but in no event later than ten (10) business days after the date hereof, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company shall use its reasonable best efforts to respond as promptly as practicable to any oral or written comments of the SEC with respect thereto. The Company shall as promptly as practical notify Parent of the receipt of any oral or written comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to prepare and file as promptly as practical with the SEC the definitive Proxy Statement and to cause the definitive Proxy

Statement to be mailed to the Company's stockholders, in each case as promptly as practicable following the filing of the preliminary Proxy Statement with the SEC. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. Notwithstanding the foregoing, prior to filing or mailing the preliminary or definitive Proxy Statement (or any amendment or supplement thereto) or responding to the comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all reasonable comments proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld.

                  (b) The Company shall, as soon as practicable after the date hereof, establish a record date (which will be as promptly as practicable after the date hereof) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval provided that the Company Board shall not have withdrawn or modified its approval or recommendation of this Agreement, or the Merger as permitted by Section 5.02(b). The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement, or the Merger as permitted by Section 5.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

                  SECTION 6.02. Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request.

                  SECTION 6.03. Reasonable Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the Company obtaining the insurance coverage referred to in Section 7.02(g) and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Notwithstanding the foregoing, the Company shall not be prohibited under this
Section 6.03(a) from taking any action permitted by Section 5.02(b).

                  (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in any Transaction Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under any Transaction Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Transaction Agreements.

                  SECTION 6.04. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

                  (b) The Company shall pay to Parent a fee of $1,250,000 if:
(i) the Company terminates this Agreement pursuant to Section 8.01(e); (ii) Parent terminates this Agreement pursuant to Section 8.01(d) or (iii) this Agreement is terminated (other than termination pursuant to Section 8.01(e)) and within twelve (12) months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal. Any fee due under this Section 6.04(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of termination pursuant to clause (iii) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

                  (c) The Company shall reimburse Parent and Sub for all their out-of-pocket expenses actually incurred in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions if this Agreement is terminated pursuant to Section 8.01(c), Section 8.01(d) or Section 8.01(e), but not more than $500,000.

                  (d) The Parent shall pay the Company a fee of $250,000 and shall reimburse the Company for all of its out-of-pocket expenses actually incurred by the Company in connection with this Agreement and the Merger in an amount not to exceed $500,000 if (i) the conditions set forth in Section 7.01 and 7.02 are satisfied or would be satisfied upon the Company's performance of its obligations at Closing and (ii) Parent and Sub fail to close notwithstanding the Company's confirmation that it remains ready, willing and able to proceed with the Closing.

                  (e) The parties agree that the agreements contained in this
Section 6.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement; accordingly, if either party fails to pay as promptly as practical any amounts due under this Section 6.04 and, in order to obtain such payment, the other party commences a suit that results in a judgment against the defaulting party for such amounts, the defaulting party shall pay interest on such amounts from the date payment of such amounts were due to the date of payment at the prime rate as quoted by JPMorgan Chase as in effect on the date such payment was due, together with the cost and expenses of the other party (including reasonable legal fees and expenses) in connection with such suit.

                  (f) The payments made by the parties in this Section 6.04 shall represent the sole and exclusive remedy at Law or in equity to which the parties or their respective officers, directors, representatives, shareholders or Affiliates shall be entitled with respect to the circumstances contemplated by paragraphs (a) through (d) above. The parties shall be precluded from pursuing any other remedies available to them, whether in contract, tort or otherwise.

                  SECTION 6.05. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                  SECTION 6.06. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

                  SECTION 6.07. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld, unless (i) the claim only involves the payment of money, (ii) the settlement amount is within the policy limits of the Company's directors and officers insurance coverage and (iii) the Company's directors and officers insurance carrier has approved the settlement and has agreed in writing to pay the settlement amount..

                  SECTION 6.08. Transaction Financing Cooperation. The Company agrees to provide, and will cause the Company Subsidiaries and its and their respective officers, employees and advisers to provide, upon the reasonable request of Parent, and at Parent's expense, all cooperation reasonably necessary in connection with the arrangement of any financing to be consummated contemporaneously with or at or after the Closing in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as are customary for transactions of this type and as may be reasonably requested by Parent and taking such other actions as are customary for transactions of this type and as are reasonably required to be taken by the Company in connection with Parent's financing of the transactions contemplated hereby. In addition, in connection with the obtaining of any such financing, the Company agrees, at the reasonable request of Parent, to call for prepayment or redemption, or to prepay, redeem and/or renegotiate, as the case may be, any then existing indebtedness of the Company or the Company Subsidiaries; provided, that no such prepayment, redemption or renegotiation shall be effective or consummated prior to the Effective Time.

                  SECTION 6.09. Indemnification. Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time. The Surviving Corporation shall purchase a "tail" directors' and officers' liability insurance policy to the current policy of the Company for a one year period commencing at the Effective Time, with respect to matters occurring prior to or at the Effective Time and having a $1,000,000 coverage limit.

                  SECTION 6.10. White Agreement. Promptly after the date hereof,
(i) the Company shall deliver to the Estate of Jeff J. White the notice of a closing contemplated by Section 3 of the Agreement dated March 14, 2006 (the "White Agreement") between the Company and the Estate of Jeff J. White and (ii) the Company shall complete the transfer of the shares of Company Common Stock held by the Estate of Jeff J. White to the Company such that the shares of Company Common Stock held by the Estate of Jeff J. White will not be issued and outstanding as of the record date for the Company Stockholders Meeting.

                                   ARTICLE VII

                              Conditions Precedent

                  SECTION 7.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                  (b) No Injunctions or Restraints. No temporary judgment issued by any court of competent jurisdiction or other Law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, each of the parties shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

                  SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, in each case that has a reasonable likelihood of success, (i), seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any other Transaction, (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries or (iv) which otherwise is reasonably likely to have a Company Material Adverse Effect.

                  (d) Absence of Company Material Adverse Effect. Except as set forth on the Company Disclosure Letter, since March 31, 2005, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect.

                  (e) Consents. The Company shall have received all written consents, waivers and authorizations necessary to provide for the continuation in full force and effect after the Effective Time of all contracts, agreements, commitments, leases, licenses, arrangements, instruments and obligations of the Company and its Subsidiaries (i) listed on Schedule 7.02(e) hereof or (ii) which, if not so continued as a result of the consummation of the Merger, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (f) Dissenting Shares. The total number of Dissenting Shares shall not exceed 5% of the issued and outstanding shares of Company Common Stock as of the Effective Time.

                  (g) Replacement Auto Coverage. The Company shall have obtained insurance coverage with a replacement insurance carrier, or carriers, rated A-or better by S&P, to replace the existing policies with Great American Insurance Company, with comparable coverage, including policy limits, deductibles, scope of coverage and other terms and conditions, and without any material increase in premiums, to provide insurance coverage for all motor vehicle extended service plans and extended warranties sold and managed by the Company and the Company Subsidiaries, which coverage shall be satisfactory to Parent in its reasonable discretion, or Great American Insurance Company shall have agreed in writing on terms reasonably satisfactory to Parent to extend such coverage until December 31, 2006.

                  SECTION 7.03. Condition to Obligation of the Company. The obligations of the Company to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have received a certificate signed on behalf of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

                  (a) by mutual written consent of Parent, Sub and the Company;

                  (b) (i) by either Parent or the Company if the Merger is not consummated on or before the later of (A) October 5, 2006 or (B) 60 days after the date that the Proxy Statement is cleared by the SEC; provided, that, notwithstanding the foregoing, either Parent or the Company may terminate the Agreement if the Merger is not consummated on or before December 31, 2006; provided, further, that the right to terminate the Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the primary cause of the failure of the Merger to be consummated by such time;

                  (ii) by either Parent or the Company if any Governmental Entity issues an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (iii) by either Parent or the Company if, upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided, that the right to terminate the Agreement pursuant to this Section 8.01(b)(iii) shall not be available to the Company if it has materially breached its obligations under Section 5.02;

                  (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured within 15 days after the giving of written notice to the Company of such breach;

                  (d) by Parent prior to receipt of the Company Stockholder
Approval:

                  (i) if the Company Board or any committee thereof withdraws or modifies, or proposes publicly to withdraw or modify, its approval or recommendation of this Agreement, or the Merger, fails to recommend that the Company's stockholders give the Company Stockholder Approval or approves or recommends, or proposes publicly to approve or recommend, any Company Takeover Proposal;

                  (ii) if the Company Board fails to reaffirm publicly its recommendation to the Company's stockholders that give the Company Stockholder Approval within 5 days of Parent's written request to do so (which request may be made at any time following public disclosure of a Company Takeover Proposal); or

                  (iii) if (A) the Company or any of its officers, directors, employees, representatives or agents shall have breached Section 5.02,
         (B) the Company shall have breached in any material respect its obligations under Section 6.01, (C) the Company shall have failed to convene and hold the Company Stockholders Meeting within forty-five
         (45) days of the date that the Proxy Statement is cleared by the SEC unless the Company fails to hold such meeting pursuant to Sections 92A.120(3) and (5) of the NCL following the Company Board's withdrawal of its recommendation of the Agreement and the Merger, or (D) the Company gives Parent the notification contemplated by Section 8.05(b)
         (iii); or

                  (e) by the Company prior to receipt of the Company Stockholder Approval in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than Section 6.04, Section 6.05, this Section 8.02 and Article IX, which provisions shall survive such termination; provided, that no party shall be relieved or released from any liability or obligation arising from a breach by such party of any representation, warranty or covenant set forth in any Transaction Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, this Agreement may only be amended in accordance with Section 92A.120(9) of the NCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. Extension: Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Managers or Board of Directors or the duly authorized designee of its Board of Managers or Board of Directors, as the case may be.

                  (b) The Company may terminate this Agreement pursuant to
Section 8.01(e) only if: (i) the Company Board has received a Superior Company Proposal; (ii) in light of such Superior Company Proposal the Company Board shall have determined in good faith, after consultation with outside counsel and independent financial advisors, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement or the Merger in order to comply with its fiduciary duty under applicable Law; (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above and provided Parent a copy of the documents providing for the Superior Company Proposal; (iv) at least five business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent (including any proposal to amend the terms of the Transactions or this Agreement) since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and the Company Board has again made the determinations referred to in clause (ii) above; (v) the Company is in compliance with Section 5.02; (vi) the Company has previously paid or contemporaneously therewith pays the fee due under Section 6.04, (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal; and (viii) Parent is not at such time entitled to terminate this Agreement pursuant to Section 8.01(c). The Company acknowledges and agrees that each successive material modification of a Company Takeover Proposal that is determined to be a Superior Company Proposal shall be deemed to constitute a new Superior Company Proposal for purposes of this Section 8.05(b).

                                   ARTICLE IX

                               General Provisions

                  SECTION 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by fax or overnight delivery service or upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice)

                  (a) if to Parent or Sub, to

                           Attention:

                           WT Acquisition Holdings, LLC
                           c/o H.I.G. Capital, LLC
                           1001 Brickell Bay Drive, 27th Floor
                           Miami, FL 33131
                           Facsimile: 305-379-2013

                           with a copy to:

                           McDermott, Will & Emery LLP
                           227 West Monroe Street
                           Chicago, IL  60606
                           Attention: Brooks B. Gruemmer
                           Facsimile: 312-984-7700

                  (b) if to the Company, to

                           Attention:

                           Warrantech Corporation
                           2200 Highway 121, Suite 100
                           Bedford, TX 76021
                           Facsimile: 817-785-5583

                           with a copy to:

                           Tannenbaum Helpern Syracuse & Hirschtritt LLP 900 Third Avenue
                           New York, NY  10022
                           Attention:  Ralph A. Siciliano
                           Facsimile: 212-371-1084


                  SECTION 9.03. Definitions. For purposes of this Agreement:
                                -----------

   An "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

   A "Company Material Adverse Effect" means (i) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to the business, assets, condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries, taken as a whole , other than effects relating to (A) changes, effects, events, occurrences or circumstances that generally affect the industries in which the Company operates, and that do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, or (B) general economic, financial or securities market conditions in the United States or elsewhere,
(ii) any insurance carrier issuing a Company Insurance Policy referenced in
Section 3.17(a) of the Disclosure Letter shall have terminated or withdrawn coverage under, or materially and adversely modified any term (including premiums payable) of any such Company Insurance Policy, or (iii) the occurrence of any material adverse development in the case Lloyd's et. al. v. Warrantech Corporation et. al., (iv) any material customer or group of customers shall have ceased or threatened to cease to do business with the Company or any Company Subsidiary, materially reduced or threatened to materially reduce the amount of business such customer or customers do with the Company or any Company Subsidiary, or materially and adversely modified any term of such customer or customer's existing agreements with the Company or any Company Subsidiary or (v) there shall have occurred any change, effect, event occurrence or state of facts that is or is reasonably likely to have a material adverse effect on the cash flow of the Company and the Company Subsidiaries, taken as a whole, (vi) the Company or the Company Subsidiaries' ability to sell their products and services shall have been materially and adversely affected by any change in regulatory requirements or insurance laws or the failure to obtain any regulatory approvals necessary to consummate the Merger and the other Transactions, (vii) any change, effect, event, occurrence or state of facts that is or is reasonably likely to be materially adverse to the ability of the Company and the Company Subsidiaries to conduct their operations immediately after the Effective Time in substantially the same manner as such operations are being conducted prior to the Effective Time or (viii) a material adverse effect on the ability of the Company to perform its obligations hereunder or which would prevent or materially delay the consummation of the Merger and the other Transactions.

   A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

   A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                  SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section of the Company Disclosure Letter specifically refers.

                  SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements, taken together with the Company Disclosure Letter,
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions, including that certain letter of intent dated April 17, 2006 and
(b) are solely for the benefit of the Company, Parent and Sub and are not intended to confer upon any person other than the parties hereto any rights, remedies, claims or cause of action of any nature whatsoever.

                  SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 9.10. Enforcement; Jurisdiction; WAIVER OF JURY TRIAL. The parties agree that irreparable damage would occur in the event that any of the provisions of any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Florida state court or any Federal court located in the State of Florida (in each case, located in Miami-Dade county) or any Nevada state court or any Federal court located in the State of Nevada (in each case, located in Clark county) in the event any dispute arises out of any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to any Transaction Agreement or any Transaction in any court other than any Florida state court or any Federal court sitting in the State of Florida (in each case, located in Miami-Dade county) or any Nevada state court or any Federal court located in the State of Nevada (in each case, located in Clark county) and (d) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF ANY TRANSACTION AGREEMENT OR ANY TRANSACTION.

                  SECTION 9.11. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                         WT ACQUISITION HOLDINGS, LLC


                                         By  /s/ BRET WIENER
                                             ----------------------------------
                                             Name:  Bret Wiener
                                             Title: Vice President


                                         WT ACQUISITION CORP.


                                         By  /s/ BRET WIENER
                                             ----------------------------------
                                             Name:  Bret Wiener
                                             Title: Vice President


                                         WARRANTECH CORPORATION


                                         By  /s/ JOEL SAN ANTONIO
                                             ----------------------------------
                                             Name:  Joel San Antonio
                                             Title: Chief Executive Officer

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment") is made and entered into this 17th day of October, 2006 by and among WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent"), WT Acquisition Corp., a Nevada corporation ("Sub"), and Warrantech Corporation, a Nevada corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement and Plan of Merger dated as of June 7, 2006 (the "Merger Agreement") among Parent, Sub and the Company.

         WHEREAS, the parties hereto desire to amend the Merger Agreement as provided herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Amendment. Section 8.01(b)(i)(B) of the Merger Agreement is hereby amended by deleting the reference to "60 days" and in lieu thereof inserting "90 days".

         2. Ratification of Merger Agreement as Amended. Except as expressly amended hereby, the Merger Agreement shall remain in full force and effect and none of the rights or obligations of the parties thereunder shall be modified, waived or released by virtue of this Amendment.

         3. Counterparts. This Amendment may be executed in one or more counterparts, including counterparts transmitted by telecopier or telefax, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

         4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


                                      * * *

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed all as of the date first written above.

                                    WT ACQUISITION HOLDINGS, LLC


                                    By /s/ BRET WIENER
                                       -------------------------------------
                                       Name:  Bret Wiener
                                       Title: Vice President


                                    WT ACQUISITION CORP.


                                    By /s/ BRET WIENER
                                       -------------------------------------
                                       Name:  Bret Wiener
                                       Title: Vice President


                                    WARRANTECH CORPORATION


                                    By /s/ JOEL SAN ANTONIO
                                       -------------------------------------
                                       Name:  Joel San Antonio
                                       Title: Vice President

                 AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

         This Amendment No. 2 to Agreement and Plan of Merger (this "Amendment") is made and entered into this 28th day of November, 2006 by and among WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent"), WT Acquisition Corp., a Nevada corporation ("Sub"), and Warrantech Corporation, a Nevada corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement and Plan of Merger dated as of June 7, 2006, as amended (the "Merger Agreement") among Parent, Sub and the Company.

         WHEREAS, the parties hereto desire to amend the Merger Agreement as provided herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         5. Amendment.
            ---------

         (a) Section 1.03 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "SECTION 1.03. Closing. The closing (the "Closing") of the Merger shall take place at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606 at 10:00 a.m. on the date selected by Parent following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), then on the date selected by Parent after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company; provided, if all of the conditions to closing set in Article VII have been satisfied then the date selected by Parent shall be no later than the later of (i) the second business day after all such conditions have been satisfied and
         (ii) January 31, 2007. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         (b) Section 8.01(b)(i) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "(b)(i) by either Parent or the Company if the Merger is not consummated on or before January 31, 2007; provided, that the right to terminate the Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the primary cause of the failure of the Merger to be consummated by such time;"

         (c) Section 7.02(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

         "(g) New Auto Coverage. The Company shall have obtained insurance coverage with a replacement insurance carrier, or carriers, rated A-Excellent or better by A.M. Best, to replace the existing policies with Great American Insurance Company, with satisfactory coverage, including policy limits, deductibles, scope of coverage and other terms and conditions, and without any material increase in insurance risk fees, to provide insurance coverage for all motor vehicle extended service plans and extended warranties sold and managed by the Company and the

         Company Subsidiaries, which coverage shall be satisfactory to Parent in its reasonable discretion."

         6. Ratification of Merger Agreement as Amended. Except as expressly amended hereby, the Merger Agreement shall remain in full force and effect and none of the rights or obligations of the parties thereunder shall be modified, waived or released by virtue of this Amendment.

         7. Counterparts. This Amendment may be executed in one or more counterparts, including counterparts transmitted by telecopier or telefax, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

         8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.




                                      * * *


         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed all as of the date first written above.

                                    WT ACQUISITION HOLDINGS, LLC


                                    By /s/ BRET WIENER
                                       -------------------------------------
                                       Name: Bret Wiener
                                       Title:


                                    WT ACQUISITION CORP.


                                    By /s/ BRET WIENER
                                       -------------------------------------
                                       Name: Bret Wiener
                                       Title:


                                    WARRANTECH CORPORATION


                                    By /s/ JOEL SAN ANTONIO
                                       -------------------------------------
                                       Name:  Joel San Antonio
                                       Title: President

                                    EXHIBIT B
                                    ---------

                        OPINION OF IMPERIAL CAPITAL, LLC

June 6, 2006

The Special Committee and
Board of Directors of
Warrantech Corporation
2200 Highway 121, Suite 100
Bedford, TX  76021

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Warrantech Corporation ("Warrantech" or the "Company") of the aggregate consideration to be received in connection with the sale of the common stock of the Company (the "Transaction") to one or more affiliates of H.I.G. Capital, LLC ("HIG" or the "Buyer"). Pursuant to the Transaction, which will be structured as a merger, the Buyer will pay $0.75 in cash for each issued and outstanding share of common stock and for each outstanding in-the-money option to acquire common stock (net of exercise price) (the "Per Share Consideration"). IC has analyzed the fairness of the Per Share Consideration to be received by the shareholders of Warrantech in the Transaction.

We express no view with respect to any aspect of the Transaction other than as described in the immediately preceding sentence. As such, we did not consider or analyze the fairness of the proposed Great American Insurance Company Note, the loan forgiveness to certain directors of the Company, or any other proposed term of the Transaction.

In connection with this opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. We have, among other things:

(i) Reviewed a draft of the Agreement and Plan of Merger by and among, Buyer, a wholly-owned subsidiary of Buyer and the Company, dated June 1, 2006;
(ii) Analyzed certain publicly available information that we believe to be relevant to our analysis, including the Company's annual report on Form 10-K for the fiscal year ended ("FYE") March 31, 2005, as amended, the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2005, as amended and the Company's Form 8-K dated March 14, 2006;
(iii) Reviewed the Company's budget for FYE 2006 furnished to us by senior management of Warrantech;
(iv) Reviewed the Company's projections for FYE 2007 through 2010 furnished to us by senior management of Warrantech;
(v)      Reviewed the Company's net operating loss carry-forward;
(vi) Reviewed certain publicly available business and financial information relating to Warrantech that we deemed to be relevant;
(vii) Conducted discussions with members of senior management of Warrantech, as well as members of the Special Committee, concerning the matters described in clauses (i) through (v) above, as well as the prospects and strategic objectives of Warrantech;
(viii) Reviewed public information with respect to certain other companies with financial profiles which we deemed to be relevant; and
(ix) Conducted such other financial studies, analyses and investigation and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.


With your consent, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted or have been furnished with any current independent valuation or appraisal of any assets of the Company or any appraisal or estimate of liabilities of the Company. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of Warrantech as to the future financial performance of the Company. We have also relied upon the assurances of senior management of Warrantech that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to, such financial forecasts or the assumptions on which they are based.

Our opinion is based upon economic, market and other conditions as they exist and can be evaluated on the date hereof and does not address the fairness of the Per Share Consideration as of any other date. The financial markets in general, and the markets for the securities of the Company in particular, are subject to volatility, and our opinion does not purport to address potential developments in the financial markets or in the markets for the securities of the Company after the date hereof.

Our opinion expressed herein has been prepared for the information of the Special Committee and the Board of Directors of the Company in connection with their consideration of the Transaction. Our opinion does not constitute a recommendation as to any action the Company or any shareholder of the Company should take in connection with the Transaction or any aspect thereof. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of any alternatives discussed by the Special Committee or the Board of Directors of the Company. This opinion may not be reproduced, disseminated, quoted or referred to at any time without our prior written consent, except that a copy of the opinion may be reproduced in full and otherwise referred to in the Company's proxy statement and related filings describing the Transaction.

In the ordinary course of its business and in accordance with applicable state and federal securities laws, Imperial Capital, LLC may actively trade the equity securities of Warrantech for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.
Based on and subject to the foregoing, we are of the opinion that as of the date hereof, the Per Share Consideration to be received by the shareholders of Warrantech in the Transaction is fair from a financial point of view.


Very truly yours,


/s/ IMPERIAL CAPITAL, LLC

Imperial Capital, LLC

                                    EXHIBIT C
                                    ---------

                       NEVADA DISSENTERS' RIGHTS STATUTES

                       NEVADA DISSENTERS'S RIGHTS STATUTES

                CHAPTER 92A - MERGERS, CONVERSIONS, EXCHANGES AND
                                 DOMESTICATIONS

                           RIGHTS OF DISSENTING OWNERS

ss.92A.300.       Definitions.

         As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

ss.92A.305        "Beneficial stockholder" defined.

         "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

ss.92A.310        "Corporate action" defined.

         "Corporate action" means the action of a domestic corporation.

ss.92A.315        "Dissenter" defined.

         "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

ss.92A.320        "Fair value" defined.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

ss.92A.325        "Stockholder" defined.

         "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

ss.92A.330        "Stockholder of record" defined.

         "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

ss.92A.335        "Subject corporation" defined.

         "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

ss.92A.340        Computation of interest.

         Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

ss.NRS 92A.350    Rights of dissenting partner of domestic limited partnership.

         A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

ss.NRS 92A.360    Rights of dissenting member of domestic limited-liability
company.

         The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

ss.NRS 92A.370    Rights of dissenting member of domestic nonprofit corporation.

         1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

         2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

ss.92A.380        Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

         1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

                  (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

                           (1)      If approval by the stockholders is required
for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

                           (2)      If the domestic corporation is a subsidiary
and is merged with its parent pursuant to NRS 92A.180.

                  (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

                  (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

                  (d)      Any corporate action not described in paragraph (a),
(b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.

         2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

ss.92A.390        Limitations on right of dissent: Stockholders of certain
classes or series; action of stockholders not required for plan of merger.

         1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

                  (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

                  (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                           (1)      Cash, owner's interests or owner's interests
and cash in lieu of fractional owner's interests of:

                                    (I)      The surviving or acquiring entity;
or

                                    (II)     Any other entity which, at the
effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

                           (2)      A combination of cash and owner's interests
of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

         There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

ss.92A.400        Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

         1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

         2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

                  (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

                  (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

ss.92A.410        Notification of stockholders regarding right of dissent.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

         2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

ss.92A.420        Prerequisites to demand for payment for shares.

         1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

                  (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                  (b) Must not vote his shares in favor of the proposed action.

         2. If a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters' rights must not consent to or approve the proposed corporate action.

         3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

ss.92A.430        Dissenter's notice; Delivery to stockholders entitled to
assert rights; contents.

         1. The subject corporation shall deliver a written dissenter's notice to all stockholders entitled to assert dissenters' rights.

         2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

                  (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

                  (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

                  (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

                  (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

                  (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

ss.92A.440        Demand for payment and deposit of certificates; retention of rights of stockholder.

         1.       A stockholder to whom a dissenter's notice is sent must:

                  (a)      Demand payment;

                  (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

                  (c) Deposit his certificates, if any, in accordance with the terms of the notice.

         2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

         3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

ss.92A.450        Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

         1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

         2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

ss.92A.460        Payment for shares: General requirements.

         1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

                  (a) Of the county where the corporation's registered office is located; or

                  (b) At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

         3.       The payment must be accompanied by:

                  (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

                  (b) A statement of the subject corporation's estimate of the fair value of the shares;

                  (c)      An explanation of how the interest was calculated;

                  (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

                  (e)      A copy of NRS 92A.300 to 92A.500, inclusive.

ss.92A.470      Payment for shares: Shares acquired on or after date of
dissenter's notice.

         1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

         2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

ss.92A.480        Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

         1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

ss.92A.490        Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

         1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         2. subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

         3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

                  (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

                  (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

ss.92A.500        Legal proceeding to determine fair value: Assessment of costs and fees.

         1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

                  (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

                  (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

         3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

         4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

         5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                    EXHIBIT D
                                    ---------

         WARRANTECH'S FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2006


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004

                                    FORM 10-K
(Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934
                    For the fiscal year ended March 31, 2006
                                              --------------

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934
                for the transition period from _______ to _______

                           Commission File No. 0-13084


                               [GRAPHIC OMITTED]

                             WARRANTECH CORPORATION
             (Exact name of registrant as specified in its charter)

                Nevada                                  13-3178732
    -------------------------------         ---------------------------------
    (State or other jurisdiction of         (IRS Employer Identification No.)
     incorporation or organization

      2200 Highway 121, Suite 100 Bedford, Texas               76021
      ------------------------------------------             ----------
       (Address of Principal Executive Offices)              (Zip Code)

        Registrant's telephone number, including area code (800) 544-9510
                                                           --------------
           Securities registered pursuant to Section 12(b) of the Act:

       Title of Each Class           Name of Each Exchange on Which Registered
  ----------------------------       -----------------------------------------
  Common Stock $.007 par value                         None

           Securities registered pursuant to Section 12(g) of the Act:
                          Common Stock, $.007 par value
--------------------------------------------------------------------------------
                                (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [X].

     Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act). Yes [ ] No [ ]

     The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of September 30, 2005, based upon the closing price of the registrant's common stock on September 30, 2005, was $7,269,495 (For purposes of calculating the preceding amount only, all directors and executive officers of the registrant are assumed to be affiliates.)

     The number of shares outstanding of the registrant's common stock as of May 31, 2006 was 13,967,586.

                       Documents Incorporated By Reference

         Part III - Portions of the registrant's proxy statement for its 2006 Annual Meeting of Shareholders, are incorporated by reference into Part III of this report

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                                TABLE OF CONTENTS
                                -----------------
                                                                        Page No.
                                                                        --------
                                     PART I
Item 1.    Business..................................................       3
               General...............................................       3
               Sales and Marketing...................................       7
               Significant Customers.................................       8
               Competition...........................................       8
               Contract Obligors.....................................       8
               Insurance Coverage....................................       9
               Federal and State Regulation..........................      10
               Intellectual Property.................................      11
               Employees.............................................      11
Item 2.    Properties................................................      11
Item 3.    Legal Proceedings.........................................      12
Item 4.    Submission of Matters to a Vote of Security Holders.......      12

                                     PART II
Item 5.    Market of the Warrantech's Common Equity and Related
           Stockholder Matters  .....................................      13
Item 6.    Selected Financial Data...................................      14
Item 7.    Management's Discussion and Analysis of Financial Condition
           and Results of Operations.................................      15
               SEC Review of Company's Filings.......................      16
               Butler Contracts......................................      16
               Dealer-Obligor Contracts..............................      17
               Insurer in Liquidation................................      18
               Butler Financial Solutions, LLC.......................      19
               Significant Customer in Bankruptcy....................      20
               Insurance Relationships...............................      21
               Results of Operations.................................      21
               Agreements............................................      24
               Liquidity and Capital Resources.......................      26
               Loans to Directors....................................      27
               Commitments...........................................      28
               Subsequent Events - Merger............................      28
               Critical Accounting Policies..........................      30
Item 7A.   Qualitative and Quantitative Disclosures About Market Risk      32
Item 8.    Financial Statements and Supplementary Data...............      34
Item 9.    Changes in and Disagreements with Accountants on Accounting
           and Financial Disclosures.................................      67
Item 9A.   Controls and Procedures...................................      67
Item 9B.   Other Information.........................................      67

                                    PART III
Item 10.   Directors and Executive Officers of the Registrant .......      68
Item 11.   Executive Compensation....................................      70
Item 12.   Security Ownership of Certain Beneficial Owners and
           Management................................................      73
Item 13.   Certain Relationships and Related Transactions............      74
Item 14.   Principle Accounting Fees and Services....................      75

                                     PART IV
Item 15.   Exhibits, Financial Statement Schedules and Reports on
           Form 8-K..................................................      76
           Index to Exhibits.........................................      77
           Signatures................................................      81
           Certifications of the CEO and CFO.........................      83

           Index to Consolidated Financial Statements................      34
           Financial Statement Schedules.............................      67

                                     PART I
                                     ------


Item 1.           Business
                  --------

General
-------

     Warrantech Corporation, a Nevada corporation, and its subsidiaries (collectively, "Warrantech" or the "Company") maintains executive offices and operating facilities at 2200 Highway 121 Suite 100 Bedford, Texas 76021, where the telephone number is (800) 544-9510. Prior to February 28, 2005 and since its inception, the Company had been incorporated in Delaware.

     Warrantech, through its wholly owned subsidiaries, designs, develops, markets and acts as a third party administrator for programs ("Programs") for service contracts, limited warranties and replacement plans (collectively, "Plans"). The Company provides these services to a variety of clients in selected industries. On a Program by Program basis in the Automotive, Consumer Products and Direct segments, the Company contracts with highly rated independent insurance companies or risk retention groups to provide coverage for the Plans to be sold or issued under the Programs. This coverage obligates the insurer to pay the cost of repairs or replacements of the products covered by the Plans. In the Home segment, the Company is self insured.

     Plans issued under the Company's Programs provide consumers with expanded and/or extended product breakdown coverage for a specified period of time (and/or mileage in the case of automobiles and recreational vehicles), similar to that provided by manufacturers under the terms of their product warranties. Coverage generally provides for the repair or replacement of the product, or a component thereof, in the event of its failure. The Company's Programs provide clients with the opportunity for increased revenue and income without incurring the costs and responsibilities of operating their own programs.

     The Plans for the Automotive, Consumer Products and Direct segments generally have terms extending up to one hundred twenty (120) months or, in the case of mileage based Plans, up to one hundred fifty thousand (150,000) miles. All repairs and/or replacements required under the Plans are performed by independent third party repair facilities or dealers. The cost of any repair or replacement under these plans is generally paid by the insurance company. Notwithstanding the forgoing, however, certain Plans were insured by Reliance Insurance Company ("Reliance") which was placed in liquidation in 2002. For a more detailed discussion of claims handling under Plans insured by Reliance, see "Management's Discussion and Analysis-Insurer in Liquidation" below. Plans for the Home segment are generally for twelve months. The cost of any repair or replacement for plans in the Home segment is paid for by the Company. For a more detailed discussion of the responsibilities of obligors and insurers under the Plans, see "Contract Obligors" and "Insurance" below.

     Essential to the Company's success is its ability to capture, maintain, track and analyze all relevant information regarding its Plans. The Company has internally developed, and continues to develop and operate proprietary computer software that allows it to maintain millions of Plans. The software includes custom designed relational databases with interactive capabilities. The Company's computer systems provide ample capacity and processing speed for its current and future requirements. Additionally, Warrantech's web-enabled applications such as VSCOnline(R) and WCPSOnline(R) facilitate information exchange with outside businesses such as clients and service centers via the Internet. These applications optimize the data acquisition, service processing and claims processing functions. The software programs also allow for the analysis of current and historical statistical data which the Company uses to monitor its Programs and support future growth.

     Until April 2006, the Company operated in four major business segments:
Automotive, Consumer Products, Direct and International, each of which is discussed below. Effective with April 2006, the Company ceased operations in its International segment.

Warrantech Automotive Segment
-----------------------------

     The Company's Automotive segment designs, develops, markets and acts as a third party administrator for vehicle service contract ("VSC") Programs and other related automotive after-sale products, all of which enhance the dealer's profitability from the sale of automobiles, light trucks, recreational vehicles, personal watercraft and automotive components. These products are sold principally by franchised and independent automobile dealers, leasing companies, repair facilities, retail stores, financial institutions and other specialty marketers.

     As a result of the Company's leadership in the use of advanced technology for processing and adjudicating of claims, Warrantech has also become a supplier of choice for several Insurance Companies for their claims runoff projects and for providing administrative services to the provider companies of automotive products. VSCOnline, a complete front-end business rating and processing system, teams with VSC Claims Online to make available a totally paperless environment for all of Warrantech Automotive's clients.

     Warrantech Automotive utilizes the services of approximately one hundred fifty (150) independent sales representatives to call on clients to solicit their use of the VSC Programs. At this time, VSC's are being sold in forty-nine
(49) states

     The VSC is a contract between the dealer/lessor or third party obligor (except in California and Florida, where the contract is between Warrantech Automotive and the vehicle purchaser/lessee) and the vehicle purchaser/lessee that offers coverage for a term extending up to one hundred twenty (120) months or, in the case of mileage based VSC's, up to one hundred fifty thousand (150,000) miles. Coverage is available in the event of the failure of a broad range of mechanical components occurring during the term of the VSC, other than failures covered by a manufacturer's warranty.

     Although each VSC sold or issued under a Program designates an obligor that is legally responsible for the cost of valid repairs or replacements made thereunder, those liabilities are fully insured by an independent insurance company that is ultimately responsible for such costs. Currently, Great American Insurance Company ("GAIC") is the primary insurer of Warrantech Automotive's VSC Programs. On reinsurance Programs offered to automobile dealerships and other specialty marketers, the Company has an agreement with Heritage Warranty Insurance Risk Retention Group, Inc. ("Heritage") and an agreement with Automotive Underwritwers Insurance Company, Inc., a Risk Retention Group ("AUIC"). During the immediately preceding five-year period, a portion of the Warrantech VSC Programs were insured by either Reliance (see "Management's Discussion and Analysis - Insurer in Liquidation" below), the New Hampshire Insurance Company or other American International Group, Inc. companies

     In 2006, 2005 and 2004 the Automotive segment received $0, $0 million and $7.6 million, respectively in gross revenues from one significant client, which accounted for 0%, 0% and 7% of the Automotive segment's total gross revenues, respectively. Additionally, in 2006, 2005 and 2004 the Automotive segment received from a second client, gross revenues of $4.9 million, $5.8 million and $12.1 million, respectively, which accounted for 6%, 8% and 12% of the Automotive segment's total gross revenues. Additionally, in 2006, 2005 and 2004 the Automotive segment received from a third client, gross revenues of $7.3 million, $7.1 million and $9.6 million, respectively, which accounted for 9%, 10% and 9% of the Automotive segment's total gross revenues. Additionally, in 2006, 2005 and 2004 the Automotive segment received from a fourth client, gross revenues of $11.1 million, $7.1 million and $0, respectively, which accounted for 14%, 10% and 0% of the Automotive segment's total gross revenues.

Warrantech Consumer Products Segment
------------------------------------

     The Company's Consumer Products segment develops, markets and administers extended warranties and product replacement plans on household appliances, consumer electronics, televisions, computers and home office equipment, which are sold principally through retailers, distributors, manufacturers, utility companies, financial institutions and other specialty marketers. Warrantech also markets these warranties and plans directly to the ultimate consumer on behalf of the retailer/dealer and/or the manufacturer through telemarketing and direct mail campaigns. It also offers call center and technical computer services. The extended warranties and product replacement plans administered by Warrantech Consumer Products are service contracts between the purchaser and the retailer/dealer and/or the insurance company that typically offers coverage ranging from twelve (12) to sixty (60) months.

     The Consumer Products segment also develops, markets and administers service contract programs in the United States and Canada covering mechanical breakdowns of the working systems and components in homes. These programs protect homeowners against the cost of repairs in case of a breakdown of one or more of the major home systems including heating and air conditioning, plumbing, electrical and built-in appliances.

     The programs marketed and administered by Warrantech Consumer Products require that the selling dealer, distributor or manufacturer enter into an agreement outlining the duties of each party. Those duties specifically assumed by Warrantech Consumer Products include the development and distribution of marketing materials, sales and motivational training, processing of service contracts, operating a call center and the adjustment and payment of claims. It has also entered into service center agreements with independent third party, authorized repair facilities located throughout the United States and Canada. These service center agreements bind the amount of reimbursement the repair facility will receive for performance on a repair claim.

     Effective June 1, 2006 the Company entered into an agreement on consumer products with Amtrust North America, Inc pursuant to which Amtrust will insure any new service contracts. Insurance for service contracts issued between February 12, 2000 until May 31, 2006 are covered by GAIC. Insurance for service contracts issued between August 1, 1997 until February 12, 2000 are covered by Cigna Insurance Company. On September 1, 2004, the Company began offering one-year extended home product warranties which will not be insured by third party insurance companies, but will be obligations solely of the Company.

     In 2006, 2005 and 2004 the Consumer Products segment received $14.7 million, $11.8 million and $9.1 million, respectively, in gross revenues from a significant client which accounted for 42%, 32% and 29% of the segment's gross revenues, respectively. Additionally, in 2006, 2005 and 2004 the Consumer Products segment received from a second client, gross revenues of $4.5 million, $3.2 million and $2.5 million, respectively, which accounted for 13%, 8% and 8% of the Consumer Products segment's total gross revenues, respectively. Additionally, in 2006, 2005 and 2004 the Consumer Products segment received from a third client, gross revenues of $3.6 million, $1.7 million and $0.8 million, respectively, which accounted for 10%, 5% and 3% of the Consumer Products segment's total gross revenues, respectively. Additionally, in 2006, 2005 and 2004 the Consumer Products segment received from a fourth client, that did not renew its agreement with the Company during fiscal 2005, gross revenues of $1.2 million, $3.4 million and $4.7 million, respectively, which accounted for 4%, 9% and 15% of the Consumer Products segment's total gross revenues, respectively. Finally, in 2006, 2005 and 2004 the Consumer Products segment received from a fifth client, gross revenues of $3.9 million, $12.5 million and $14.6 million, respectively, which accounted for 11%, 33% and 46% of the Consumer Products segment's total gross revenues. In 2005, this client filed for bankruptcy. The Company's business relationship with this Client has terminated. The Company has extended its contracts with two of its significant clients through 2006.

Warrantech Direct Segment
-------------------------

     The Company's Direct segment, markets vehicle service contracts on automobiles and light trucks and extended warranties and product replacement plans on household appliances, consumer electronics, televisions, computers and home office equipment. The vehicle service contracts and extended warranties are sold directly to the ultimate consumer on behalf of the retailer/dealer and/or the manufacturer through telemarketing and direct mail campaigns. It also offers call center and technical computer services.

     The consumer product extended warranties and product replacement plans are service contracts between the purchaser and the retailer/dealer and/or the insurance company that typically offers coverage ranging from twelve (12) to sixty (60) months. The VSC is a contract between the dealer/lessor or third party obligor (except in California and Florida, where the contract is between Warrantech Automotive and the vehicle purchaser/lessee) and the vehicle purchaser/lessee that offers coverage for a term extending up to one hundred twenty (120) months or, in the case of mileage based VSC's, up to one hundred fifty thousand (150,000) miles. Coverage is available in the event of the failure of a broad range of mechanical components occurring during the term of the VSC, other than failures covered by a manufacturer's warranty.

     In 2006, 2005 and 2004 the Direct segment received $2.2 million, $2.0 million and $2.1 million, respectively, in gross revenues from a significant client which accounted for 20%, 25% and 29% of the segment's gross revenues, respectively. Additionally, in 2006, 2005 and 2004 the Direct segment received from a second client, gross revenues of $0.7 million, $0.7 million and $1.1 million, respectively, which accounted for 7%, 10% and 15% of the Direct segment's total gross revenues, respectively. Additionally, in 2006, 2005 and 2004 the Direct segment received from a third client, gross revenues of $0.7 million, $0.8 million and $0.7 million, respectively, which accounted for 6%, 10% and 10% of the Direct segment's total gross revenues, respectively.

Warrantech International Segment
--------------------------------

     Warrantech International designs, develops, markets and acts as a third party administrator for many of the same Programs and services outside the United States that Warrantech Automotive and Warrantech Consumer Products market and administer in the United States and Canada.

     Warrantech International conducts its efforts on a direct basis and has developed relationships with retailers and distributors throughout the Caribbean, Central America and South America. It is currently doing business in Puerto Rico, Guatemala, El Salvador, and until April 1, 2006 Warrantech International was conducting business in Chile and Peru. The Company believes its strategic alliance with Atento, a multi-national call center owned by Spain's Grupo Telefonica, should allow Warrantech International to readily enter markets in Latin America where Atento has existing call center operations. It is actively pursuing leads in other Latin American markets, such as Mexico.

     The Programs administered by Warrantech International consist of Plans between the purchaser and the retailer/dealer or the insurance company and typically offer coverage similar to that offered by Warrantech Automotive and Warrantech Consumer Products. Coverage is available in the event of the failure of a broad range of mechanical components occurring during the term of the Plan, other than failures covered by a manufacturer's warranty.

     Although a Plan sold or issued under a Program may designate an obligor, other than the applicable insurance company, that is legally responsible for the cost of valid repairs or replacements made thereunder, those liabilities, are fully insured by an independent insurance company that is ultimately responsible for such costs. Insurance coverage has been and/or continues to be provided by Cruz del Sur in Chile, La Positiva in Peru, Universal Insurance Company and GAIC in Puerto Rico and GAIC in Guatemala and El Salvador. Effective September 2003, as a result of terminating its relationship with Universal Insurance Company, the Company suspended its Automotive program in Puerto Rico. The Company is in the process initiating a new automotive warranty plan in Puerto Rico in which the Company will self insure automotive warranties. On June 30, 2004, the

Company terminated its policy with Cruz del Sur, its primary insurance carrier in Chile, effective December 31, 2004. To arrange for continuity of coverage, the Company has been issued a policy with Penta Seguros, effective with contracts written January 1, 2005.

     Effective April 1, 2006, Warrantech International ceased operations in Chile and Peru, resulting from various clients not renewing their contracts. The Company recognized that it was no longer profitable to participate in the warranty business in those countries, ceased operations and will focus its future efforts expanding its business domestically and in Mexico. Effective June 1, 2006, Edge Company is in contractual discussions with Warrantech International to help manage the run-off for contracts sold through April 1, 2006 in Chile and Peru. Edge Company is owned by Richard Rodriguez, former President of Warrantech International, who is also a Company Director.

     In 2006, 2005 and 2004 the International segment received $1.4 million, $2.9 million and $2.9 million, respectively, in gross revenues from one significant client, that did not renew its agreement with the Company during fiscal 2006, which accounted for 39%, 69% and 22% of the International segment's total gross revenues, respectively. Additionally, in 2006, 2005 and 2004 the International segment received from a second client, that did not renew its agreement with the Company during fiscal 2005, gross revenues of $0.0 million, $1.7 million and $1.7 million, respectively, which accounted for 0%, 22% and 22% of the segment's gross revenues, respectively. Additionally, in 2006, 2005 and 2004 the International segment received from a third client, gross revenues of $0.5 million, $0.4 million and $0.3 million, respectively, which accounted for 14%, 9% and 4% of the segment's gross revenues, respectively. Additionally, in 2006, 2005 and 2004 the International segment received from a fourth client, gross revenues of $0.7 million, $0.5 million and $0.5 million, respectively, which accounted for 20%, 12% and 7% of the segment's gross revenues, respectively. Finally, in 2006, 2005 and 2004 the International segment received from a sixth client, that did not renew its agreement with the Company during fiscal 2004, gross revenues of $0, $0 and $1.0 million, respectively, which accounted for 0%, 0% and 14% of the International segment's total gross revenues.

Sales and Marketing
-------------------

     Each business segment is responsible for its own sales and marketing activities. These activities are managed by the segment's own personnel. In certain circumstances, the business segments have entered into marketing agreements with independent organizations that solicit clients at their own expense, and receive a commission on all Plans sold by such clients.

     The Warrantech business segments endeavor to improve Program performance through participation in cooperative marketing programs that may be jointly funded by Warrantech and the client or independent sales representatives.

     Training and motivational programs are an important form of the specialized assistance provided by the Company to increase the effectiveness and profitability of Program sales efforts. The Company also develops informational and promotional materials and conducts informational meetings either at the client's place of business or an offsite facility with the goal of improving Program effectiveness. The Company also uses its modern training facility, located at its Bedford, Texas corporate offices, to provide a variety of training and educational programs to its internal personnel, thereby increasing their effectiveness and efficiency.

     Warrantech also markets directly to the ultimate consumer on behalf of the retailer and for manufacturer's programs through telemarketing and direct mail campaigns. These direct marketing campaigns generate sales through renewals of expiring Plans and initiating sales to customers who did not buy a Plan at the time of product purchase.

Significant Customers
---------------------

     During the fiscal year ended March 31, 2006, the Company had one customer which accounted for more than 10% of the Company's consolidated gross revenues. In 2006, 2005 and 2004 gross revenues from this significant customer were $16.9 million, $13.8 million and $11.2 million, respectively, which accounted for 13%, 12% and 8% of the Company's total gross revenues, respectively.

Competition
-----------

     Although accurate information on private companies is difficult to obtain, the Company believes it is among the ten (10) largest independent third party administrators in the United States. All of the Company's business segments compete with subsidiaries and/or divisions of major financial institutions and insurance companies such as Aon and American International Group. The segments also compete against programs offered by product manufacturers. This is particularly true for the Automotive segment which competes against VSC programs offered by major manufacturers such as General Motors, Ford and Daimler Chrysler. The Company acknowledges that a number of these competitors have significantly more employees, greater financial resources and more immediate name recognition than the Company. It believes, however, that its broad client base and the competitive strengths and advantages described above have allowed it to compete effectively and will enable it to grow its business in the future.

Contract Obligors
-----------------

     Each Plan contains the name of a designated obligor that is legally responsible for the cost of any valid claim submitted under the Plan. The Company, however, arranges for an independent insurance company to issue a policy on behalf of the named obligor that covers all of the obligor's liabilities under the Plan for the Automotive and Consumer Products segments. As a result, the insurance company is then ultimately responsible for paying the cost of any and all valid claims submitted under these Plans. In the event, however, that the insurance company refuses or is unable to pay a covered claim, the designated obligor will be responsible for the payment and it will have recourse against the insurance company or its estate (in the event of an insolvency or liquidation) to recover the payment.

     Prior to April 1, 2000, one of the Company's subsidiaries or a retailer/dealer would routinely be named the obligor under the Plans. Since April 1, 2000, however, Butler Financial Services, LLC ("Butler"), a company unrelated to Warrantech but included in the Company's financial results due to its close transactional ties with the Company, has served as the obligor under all Plans sold or issued under a Program in exchange for a fee payable by the seller or issuer of the Plan. Notwithstanding the forgoing, however, a Company subsidiary continues to act as the designated obligor for Plans sold in the States of California and Florida due to regulatory considerations. Furthermore, Butler has contractually assumed the liabilities of the obligor under all pre-existing Plans in which one of the Company's subsidiaries was named as the designated obligor. The liabilities of the designated obligor under these pre-existing Plans were insured by an independent insurance company and, as a result of this assumption by Butler, the coverage afforded by these insurance policies now benefits Butler as the named obligor.

     Certain of the Plans under which Butler is the designated obligor were insured by Reliance. The liquidation of Reliance (see "Management's Discussion and Analysis - Insurer in Liquidation" below) has eliminated Butler's insurance coverage under those Plans. Warrantech Automotive is the obligor, as well as the administrator, under some of the VSC's that were insured by Reliance. As the obligor, Warrantech Automotive is ultimately responsible for paying the valid claims submitted under those VSC's in which Warrantech Automotive is the designated obligor. Prior to Reliance's liquidation, Reliance paid the cost of such covered claims under the insurance policies it provided. Subsequent to the liquidation of Reliance, however, insurance coverage for Warrantech Automotive's obligations under those VSC's was no longer available

     Funding to cover these uninsured claims is provided by a special surcharge, which is payable on certain VSC's sold after November 19, 2001. This surcharge will be paid by clients through which Reliance-insured VSC's were sold. These funds will be used to pay valid claims submitted under VSC's previously insured by Reliance.

     For financial reporting purposes, for the reasons stated in Footnote 2 of the Financial Statements annexed to this Report, the Company has adopted a policy to treat the Butler-obligor contracts as if they were contracts in which Warrantech was the legal obligor. As a result, the Company recognizes revenues under such contracts pursuant to FASB Technical Bulletin 90-1. The Company also includes, as its own liabilities, liabilities of Butler relating to such contracts. Additionally, because the Company is treating the Butler-obligor contracts as Warrantech obligor contracts for financial purposes, the Company excludes from its financial statements the transactions between Warrantech and Butler. Adopting these policies for accounting reporting purposes does not alter the legal obligations under the applicable agreements in which the Company is not responsible for, and has not assumed, the obligations of Butler. Butler remains legally obligated under such agreements and the service contracts in which it is the named obligor.

     Butler is not deemed a "consolidated subsidiary" of the Company, as that term is used in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report. Butler's income, expenses, assets and liabilities have not been consolidated with those of the Company. Butler is an independent entity owned by parties unrelated to the Company and, except for the transactions between Butler and Warrantech as described in this Report, Warrantech does not have knowledge of, or control over, Butler's affairs or financial reporting. Warrantech also has no knowledge of, nor has it established or evaluated, Butler's internal controls or disclosure controls or procedures. Any reference to "consolidated subsidiary," internal controls or disclosure controls and procedures in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report, do not pertain to Butler.

Insurance Coverage
------------------

     Each Plan contains the name of a designated obligor that is legally responsible for the cost of any valid claim submitted under the Plan. The Company, however, arranges for an independent insurance company to issue a policy on behalf of the named obligor that covers all of the obligor's liabilities under the Plan. As a result, the insurance company is ultimately responsible for paying the cost of any and all valid claims submitted under the Plan.

     For each Plan sold or issued, the insurance company is entitled to receive a contractually fixed amount that is included in the selling price of the Plan. Generally, this amount is collected by the retailer/dealer at the time of sale and forwarded to the Company at contractually agreed intervals. The Company then holds this amount until required to remit it to the insurance company at contractually agreed intervals. The Company's obligations with respect to such amounts are purely administrative and it acquires no rights in or to such amounts by the performance of its obligations. The calculation of these amounts is based upon the insurance company's actuarial analysis of claims data collected and maintained for each type of coverage and Plan term. Once the retailer/dealer has remitted such contractually fixed amount to the Company, the insurer is fully liable for all valid claims submitted under the applicable Plan, even if such contractually fixed amount is insufficient to cover the cost of such claims.

     Currently, GAIC is the primary insurer of Warrantech Automotive's VSC Programs. On reinsurance Programs offered to automobile dealerships and other specialty marketers, the Company also has an agreement with Heritage, a risk retention group that is not rated by any nationally recognized rating agency; Automotive Underwriters Insurance Company, Inc., another non rated risk retention group, Capital Assurance Risk Retention Group, another non rated risk retention group, Western Insurance and American Resources Insurance Company, Inc., a B rated risk retention group. One or more reinsurance companies, contracted by Heritage, participate in this Program as well. During the immediately preceding five-year period, portions of the Warrantech VSC Programs were insured by Reliance (see "Management's Discussion and Analysis - Insurer in Liquidation" below), the New Hampshire Insurance Company and other member companies of American International Group, Inc. ("AIG").

     GAIC also insured Plans issued under Programs marketed and administered by Warrantech Consumer Products after February 12, 2000 until May 31, 2006. During the immediately preceding five-year period, insurance for Plans issued under such Programs was provided by Reliance (see "Management's Discussion and Analysis - Insurer in Liquidation" below) and CIGNA Insurance Company. Effective June 1, 2006 the Company entered into an agreement on consumer products with Amtrust North America, Inc pursuant to which Amtrust will insure any new service contracts.

     Except as otherwise noted herein, current insurance coverage is provided by highly rated independent insurance companies. As noted above, in the United States and Canada providers include GAIC Amtrust and ARIC which are rated A (Excellent) and Heritage and AUIC which are unrated risk retention groups. Certain Programs have been or are currently insured by (i) New Hampshire Insurance Company and/or other AIG member companies and Tokio Marine & Fire Insurance Company, each of which is rated A++ (Superior) and (ii) CIGNA Insurance Company (acquired by ACE Insurance Company) which is rated A (Excellent). Internationally, insurance coverage was provided by Universal Insurance Company in Puerto Rico on non-automotive programs through August 2004, rated A - (Excellent), ING beginning January 1, 2005 and Cruz del Sur prior to January 1, 2005 in Chile, and La Positiva in Peru. All ratings for the United States, Canada and Puerto Rico are made by A.M. Best Company. The Home warranty program is self insured by the Company.

     Agreements between the Company and the insurers may contain profit-sharing features that permit the Company to share in underwriting profits earned under the Programs. The amounts to be received, if any, are determined in accordance with certain specified formulas based upon the type of program and the policy year. Certain of these agreements require interim calculations and distributions for various Programs, with final calculations being made as Plan terms expire. The Company recognized $0, $41,920 and $173,610 in profit sharing through its International segment in the fiscal years-ended March 31, 2006, 2005 and 2004, respectively.

Federal and State Regulation
----------------------------

     The Programs designed, developed and marketed by the Company's subsidiaries and their related operations are regulated by federal law and the statutes of a significant number of states. The Company continually reviews all existing and proposed statutes and regulations to ascertain their applicability to its existing operations, as well as to new Programs that the Company is developing.

     Generally, these statutes apply to the scope of service contract coverage and the content of the service contract or limited warranty document. Statutes typically require specific wording that expressly states the consumer's rights in the event of a claim, how the service contract may be canceled, and identification of the insurance company that insures the named obligors against the cost of valid claims submitted under the service contract.

     Insurance departments in some states have sought to interpret the consumer product service contract, or certain specific items covered under such contract, as a form of insurance requiring that the issuer be a duly licensed and chartered insurance company. The Company does not believe that it or any of its subsidiaries is an insurer and has no intention of filing the documents or meeting the capital and surplus requirements that are necessary to obtain a license as an insurance company.

     There are instances where the applicability of statutes and regulations to Programs and/or compliance therewith, involve issues of interpretation. The Company uses its best efforts including, but not limited to, consultation with legal and regulatory professionals to comply with applicable statutes and regulations. It cannot, however, be certain that its interpretations, if challenged, would be upheld by a court or regulatory body. In any situation in which the Company has been specifically notified by a regulatory body that its methods of doing business were not in compliance with applicable laws or regulations, the Company has taken the steps necessary to comply.

     If the Company's right to operate in a state is challenged successfully, the Company may be required to cease operations in such state and, in certain circumstances, financial sanctions may be imposed against the Company. These actions, should they occur, could have an adverse impact on the Company's operations. Within the framework of currently known statutes and regulations, however, the Company does not believe that this is a material concern at this time.

     In order to reduce its operating costs, the Company has reorganized its corporate structure that involves the transfer of some of the Company's operations from corporate entities to limited partnerships. This reorganization had no effect on the Company or its operations other than a reduction of its franchise tax obligations and other operating costs.

Intellectual Property
---------------------

     The Company holds numerous registered United States trademarks, the most important of which are the "Warrantech" and its stylized "W" logo service marks. Additional service marks are registered covering subsidiary and Program names and descriptions such as "Repairmaster(R)," "RepairGuard(R)," "Xchange Card(R)," "WCPSOnline(R)", "OneWorld(R)" and "VSCOnline(R)." The Company has kept, and intends to keep, the registration for all service marks current.

     The Company has developed proprietary computer software that consists of custom designed relational databases with interactive capabilities. Essential to the success of the Company is its ability to maintain all relevant data regarding the Plans administered by the Company's business segments. Development costs associated with this proprietary software have been capitalized and are being amortized over the expected useful life of the software.

     The Company has deployed, and continues to refine, Speech Recognition IVR telephone applications to speed the claims process. These telephone applications allow a caller to speak their input, such as a VIN or contract number, rather than key the entry on their phone. Additionally, the Fast-Track Automotive claims telephone application has the capability to establish a claim, issue a reference number, and read back payment information to the repair facility so the caller does not need to hold for, or speak to, a call center representative. Both of these advances help the Company continue to provide better service to its customers and reduce time and costs involved with handling claims while providing the better service.

Employees
---------

     As of March 31, 2006 the Company and its subsidiaries had approximately 349 employees, a decrease of approximately 17 employees from the preceding fiscal year. None of the Company's employees are covered by a collective bargaining agreement. The Company considers its relations with its employees to be good.


Item 2.           Properties
                  ----------

     The Company's executive office is located at 2200 Highway 121 Airport Centre II, Bedford, Texas. The premises, consisting of approximately 67,800 square feet, is leased pursuant to a lease agreement expiring February 28, 2013, which provides for an annual base rent of $1.2 million. These premises also accommodate the Company's Automotive, Consumer Products, Home, International and Direct Marketing operations.

     Warrantech International's Puerto Rico operations are located in leased premises at 1225 Ponce de Leon Avenue, Santurce, Puerto Rico pursuant to a month to month lease. The lease provides for annual base rent payments of $75,526 for 3,433 square feet.

     Warrantech International's Chile operations are located in leased premises at Avenida 11 de Septembre No. 1881 Officia No. 1619 Providencia, Santiago, Chile. On May 31, 2006 the company gave its required 60 notice of termination regarding this office and it will close July 31, 2006. The lease provides for annual base rent payments of $23,983 for 145 square meters.

     Warrantech International's Peru operations are located in leased premises at Avenida Paseo de la Republica #3691 Officina No 501 San Isidro Peru. Effective May 1, 2006 the landlord released Warrantech from any further rent as Edge Company owned by Rick Rodriguez a director signed a new lease for the premises. The lease provides for annual base rent payments of $6,150 for 323 square feet.

Item 3.           Legal Proceedings
                  -----------------

     Information regarding legal proceedings is set forth in Note 11 in the Notes to Consolidated Financial Statements set forth in "Item 8. - Consolidated Financial Statements and Supplementary Data" under the subheading "Litigation," which is hereby incorporated by reference.

Item 4.           Submission of Matters to a Vote of Security Holders
                  ---------------------------------------------------

     No matters were submitted to a vote of the Company's Stockholders, through the solicitation of proxies or otherwise, during the fourth quarter of the Company's fiscal year ended March 31, 2006.

                                     PART II

Item 5.           Market for Warrantech's Common Equity and Related Stockholder
                  -------------------------------------------------------------
Matters
-------

     The Company's common stock, $.007 par value per share (the "Common Stock") trades under the symbol "WTECE.OB." Trades are reported on the Over-The-Counter ("OTC") electronic quotation service of the National Association of Securities Dealers Market Makers.

     As of March 31, 2006, there were 13,967,568 shares of outstanding Common Stock and approximately 828 stockholders of record. On that date, the closing bid price for the Common Stock, as reported on the OTC was $0.41.

     Following is a summary of the price range of the Company's Common Stock during fiscal years 2006 and 2005:

                               Fiscal 2006                  Fiscal 2005
          Quarter             High & Low Bid              High & Low Bid
       First              $ 0.69        $   0.55      $ 1.05        $   0.76
       Second             $ 0.63        $   0.45      $ 0.87        $   0.63
       Third              $ 0.60        $   0.37      $ 0.82        $   0.61
       Fourth             $ 0.45        $   0.33      $ 0.78        $   0.57

     No cash dividends have been paid to holders of Common Stock since inception of the Company. The Company anticipates that earnings, if any, will be retained for use in the business or for other corporate purposes and it is not anticipated that cash dividends will be paid in the foreseeable future.

        Purchase of Equity Securities for the Twelve Months Ended March 31, 2006

           ---------------------------------------------------------------------
                                        Total
                                      Number of                       Average
                                        Shares                       Price Paid
                 Period               purchased         Cost         per Share
           ---------------------------------------------------------------------
           1/1/06 - 1/31/06                   --              --             --
           2/1/06 - 2/28/06                   --              --             --
           3/1/06 - 3/31/06            1,519,425     $ 1,161,610       $ 0.7645

                                    ----------------------------
           Total                       1,519,425     $ 1,161,610       $ 0.7645
                                    ============================

     These shares were not purchased pursuant to a publicly announced plan or program regarding stock repurchases in as much as the Company has no such plan or program. The shares were tendered by stockholders in conjunction with debt obligations due to the company that were settled, in whole or in part, in Company common stock.

Item 6.           Selected Financial Data
                  -----------------------

     The Selected Financial Data should be read in conjunction with the consolidated financial statements and related notes as of and for the years ended March 31, 2006, 2005 and 2004.

                                                                    For The Years Ended March 31,
                                           ---------------------------------------------------------------------------------
                                                2006             2005             2004             2003             2002
                                           -------------    -------------    -------------    -------------    -------------
Gross Revenues                             $ 123,294,650    $ 113,904,402    $ 144,329,442    $ 143,843,963    $ 114,984,335
Net increase in deferred revenues             (1,566,054)      (2,076,499)     (29,270,703)     (48,517,264)     (23,379,415)
                                           -------------    -------------    -------------    -------------    -------------
Net revenues                               $ 121,728,596    $ 111,827,903    $ 115,058,739    $  95,326,699    $  91,604,920
                                           =============    =============    =============    =============    =============
Gross Profit                               $  25,337,564    $  27,280,530    $  29,818,392    $  34,237,400    $  26,302,317
                                           =============    =============    =============    =============    =============
Loss from operations                       ($  2,236,879)   ($  1,967,778)   ($    552,035)   $   1,265,202    ($ 16,691,659)
                                           =============    =============    =============    =============    =============

Discontinued operations, net of tax:
Income from discontinued
  operations (loss)                        ($    888,778)   ($  1,640,014)          35,664          201,690          177,955

  Net income per basic share               ($       0.20)   ($       0.23)   ($       0.03)   $        0.10    ($       1.08)
                                           =============    =============    =============    =============    =============

Basic income per share data:
  Income per share from
      continuing operations                ($       0.14)   ($       0.13)   ($       0.03)   $        0.08    ($       1.09)
  Income (loss) per share from
      discontinued operations              ($       0.06)   ($       0.10)   $         0.0    $        0.02    $        0.01
                                           -------------    -------------    -------------    -------------    -------------

Weighted average common
  shares outstanding, basic                       15,383           15,396           15,345           14,668           15,296
                                           =============    =============    =============    =============    =============

Diluted income per share data:
  Income per share from
     continuing operations                 ($       0.14)   ($       0.13)   ($       0.03)   $        0.08    ($       1.09)
  Income (loss) per share from
     discontinued operations               ($       0.06)   ($       0.10)   $         0.0    $        0.02    ($       0.01)
                                           -------------    -------------    -------------    -------------    -------------

  Net income per diluted share             ($       0.20)   ($       0.23)   ($       0.03)   $        0.10    ($       1.08)
                                           =============    =============    =============    =============    =============

Weighted average common
  shares, diluted                                 15,433           15,469           15,345           14,668           15,290
                                           =============    =============    =============    =============    =============

Cash dividend declared                              None             None             None             None             None
                                           -------------    -------------    -------------    -------------    -------------
Total assets                               $ 266,885,901    $ 258,558,766    $ 253,300,695    $ 257,270,451    $ 209,631,605
                                           =============    =============    =============    =============    =============
Long-term debt and capital lease           $     673,034    $     923,984    $     980,903    $   1,218,670    $     957,159
obligations
                                           =============    =============    =============    =============    =============

Common stockholders' (deficiency)          ($ 30,499,002)   ($ 29,609,684)   ($ 25,798,951)   ($ 25,471,901)   ($ 26,460,501)
                                           =============    =============    =============    =============    =============

                     WARRANTECH CORPORATION AND SUBSIDIARIES

Item 7.           Management's Discussion and Analysis of Financial Condition
                  -----------------------------------------------------------
and Results of Operations
-------------------------

Cautionary Statement Regarding Risks and Uncertainties That May Affect Future
-----------------------------------------------------------------------------
Results
-------

         Except for the historical information contained herein, the matters discussed below or elsewhere in this Quarterly Report on Form 10-K may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions, based on information currently available to management, including, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. When used in this Quarterly Report on Form 10-K, the words "believes," "estimates," "plans," "expects," and "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its expectations will prove to be correct. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to,

     o changes in the terms or availability of insurance coverage for the Company's programs,
     o    regulatory or legal changes affecting the Company's business,
     o loss of business from, or significant change in relationships with, any major customer,
     o the inability of any of the insurance companies which insure the service contracts marketed and administered by the Company to pay claims under the service contracts,
     o the termination of extended credit terms being provided by the Company's current insurance company,
     o prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services,
     o availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel,
     o the Company's ability to replace lost revenues in its Consumer Products or International segments,
     o the ability to successfully identify and contract new business opportunities, both domestically and internationally,
     o the ability to secure necessary capital for general operating or expansion purposes,
     o    the adverse outcomes of litigation,
     o the outcome of the bankruptcy proceedings involving Ultimate Electronics, Inc. (discussed below),
     o the non-payment of notes due from an officer and one former director of the Company in 2007, which would result in a charge against earnings in the period in which the event occurred,
     o the consummation of the recently announced, proposed agreement for HIG to buyout the Company and the inherent risks associated if the purchase is not completed,
     o the inability for recourse against the former audit firm, which ceased operations in 2005, and
     o    the illiquidity of the Company's stock.

Should one or more of these or any other risks or uncertainties materialize or develop in a manner adverse to the Company, or should the Company's underlying assumptions prove incorrect, actual results of operations, cash flows and/or the Company's financial condition may vary materially from those anticipated, estimated or expected.

SEC Review of the Company's Filings
-----------------------------------

         In March of 2005, the staff of the Division of Corporation Finance of the Securities and Exchange Commission selected the Company's periodic reports for review. The reports reviewed were the Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and the Quarterly Reports on Form 10-Q for the periods ended June 30, 2005, September 30, 2005 and December 31, 2005. The SEC Staff informed the Company that the purpose of the review was to assist the Company in its compliance with applicable disclosure requirements and to enhance the overall disclosure in the Company's reports. In the course of its review, the SEC Staff notified the Company that the wording in the certification documents did not conform with require wording. On April 7, 2006 the Company subsequently revised the certification exhibits and filed an amended Form 10-K/A with this one change.

         Additionally on May 30, 2006, the SEC Staff informed the Company that the Annual Report on Form 10-K/A for the fiscal year ended March 31, 2005 must be amended to reflect the risk resulting from the former audit firm's discontinuation of business and therefore the inability of shareholders to have recourse, if any, against the audit firm.

         In March of 2003, the staff of the Division of Corporation Finance of the Securities and Exchange Commission selected the Company's periodic reports for review. The reports reviewed were the Annual Report on Form 10-K for the fiscal year ended March 31, 2002 and the Quarterly Reports on Form 10-Q for the periods ended June 30, 2002, September 30, 2002 and December 31, 2002. The SEC Staff informed the Company that the purpose of the review was to assist the Company in its compliance with applicable disclosure requirements and to enhance the overall disclosure in the Company's reports. In the course of its review, the SEC Staff requested clarification of certain of the Company's disclosures and items in its financial statements.

Butler Contracts
----------------

         As a result of discussions with the SEC's Division of Corporation Finance, the Company requested guidance from the SEC's Office of the Chief Accountant ("SEC Staff") concerning, the appropriate revenue recognition policy which should be applied by the Company with respect to the Butler-obligor contracts. After considering the guidance received from the SEC Staff, the Company has restated its financial statements for the fiscal years ending on March 31, 2001, 2002 and 2003 in order to change the method of recognizing revenue from service contracts in which Butler is the named obligor and to give effect to certain transactions which relate to Butler. These changes which are reflected in Footnote 2 to the Financial Statements in this Annual Report include the following:

         o The Company has recognized revenues from contracts in which Butler was the obligor on a straight-line basis over the life of the service contracts.
         o The Company has set up a loss reserve for the estimated cost of all claims under service contracts previously insured by Reliance.
         o The Company has eliminated any contractual obligations recorded with Butler.
         o Additionally, the Company now presents line items for Gross Revenue, Direct Costs and Gross Profit in its financial statements. Previously, the Company had only recognized revenue on a net basis.

         The Company, with the concurrence of its outside auditors, had previously accounted for the Butler-related transactions based upon the legal obligations of the parties and the regulatory requirements which applied to the transactions. The changes which the Company has adopted are solely for financial reporting purposes. Butler will remain responsible for the same obligations under the service contracts which existed prior to the change in financial presentation. The obligations of Butler under all service contracts sold after July 25, 2000 were, and continue to be, assumed by an A-rated insurance carrier which is a subsidiary of a New York Stock Exchange Company with over $19 billion in assets. Butler also remains the licensed entity which is recognized as the obligor under the service contracts regulated by the insurance departments in all the states in which Butler does business.

Dealer-Obligor Contracts
------------------------

     Historically, the Company has recognized the major portion of the revenues from the dealer-obligor contracts upon a sale to the consumer by the dealer/retailer and has deferred a minor portion of those revenues.

     With the issuance of EITF 00-21, the Company and its accountants, with the guidance of the SEC Staff in early 2004, have determined that, in order to continue to recognize income under the dealer-obligor contracts in the same manner as it has done historically, the Company must develop adequate evidence of the fair value of the two elements of its services - the sale and structuring of the contracts and the claims adjudication services. Without this evidence, the Company would be required to recognize all of the income associated with the dealer-obligor contracts over the life of the contracts. This would have the effect of deferring to later periods the substantial portion of these revenues which the Company has previously recognized up front. This would then have the further effect of substantially deferring the current year's income to future periods and may in fact cause the Company to recognize a current net loss.

     The SEC Staff offered its guidance that the Company's evidence to date has not been sufficient to meet the standards of EITF Abstracts Issue No. 00-21 "Revenue Arrangements with Multiple Deliverables".

     Based on the SEC Staff's 2004 guidance, the Company recognizes all of the income from the Dealer-Obligor Contracts over the life of the contracts.

     These accounting changes do not have an impact on Warrantech's cash flows or its cash balances which the Company believes drives its business. The deferral of revenues to future periods results in a significant negative net worth and a corresponding increase in Deferred Income on the Balance Sheet. However, the revenue recognition accounting change will also have a positive effect on the results for future periods.

     Warrantech, through its wholly owned subsidiaries, designs, develops, markets and acts as a third party administrator for programs ("Programs") for service contracts, limited warranties and replacement plans (collectively, "Plans"). The Company provides these services to a variety of clients in selected industries. On a Program by Program basis in the Automotive and Consumer Products segments, the Company contracts with highly rated independent insurance companies or risk retention groups to provide coverage for the Plans to be sold or issued under the Programs. This coverage obligates the insurer to pay the cost of repairs or replacements of the products covered by the Plans. In the Home segment, the Company is self insured.

     Plans issued under the Company's Programs provide consumers with expanded and/or extended product breakdown coverage for a specified period of time (and/or mileage in the case of automobiles and recreational vehicles), similar to that provided by manufacturers under the terms of their product warranties. Coverage generally provides for the repair or replacement of the product, or a component thereof, in the event of its failure. The Company's Programs provide clients with the opportunity for increased revenue and income without incurring the costs and responsibilities of operating their own programs.

     The Plans for the Automotive and Consumer Products segments generally have terms extending up to one hundred twenty (120) months or, in the case of mileage based Plans, up to one hundred fifty thousand (150,000) miles. All repairs and/or replacements required under these Plans are performed by independent third party repair facilities or dealers. The cost of any repair or replacement under these plans is generally paid by the insurance company. Notwithstanding the forgoing, however, certain Plans were insured by Reliance which was placed in liquidation in 2002. For a more detailed discussion of claims handling under

Plans insured by Reliance, see "Management's Discussion and Analysis-Insurer in Liquidation" below. For a more detailed discussion of the responsibilities of obligors and insurers under the Plans, see "Contract Obligors" and "Insurance" in Item I of this Annual Report on Form 10 K. Plans for the Home segment are generally for twelve months. The cost of any repair or replacement for plans in the Home segment is paid for by the Company.

     The Company operates in four major business segments: Automotive, Consumer Products, International and Direct. The Automotive segment designs, develops, markets and acts as a third party administrator for vehicle service contract ("VSC") Programs and other related automotive after-sale products, all of which enhance the dealer's profitability from the sale of automobiles, light trucks, recreational vehicles, personal watercraft and automotive components. These products are sold principally by franchised and independent automobile and motorcycle dealers, leasing companies, repair facilities, retail stores, financial institutions and other specialty marketers.

     The Consumer Products segment develops, markets and administers extended warranties and product replacement plans on household appliances, consumer electronics, televisions, computers and home office equipment, which are sold principally through retailers, distributors, manufacturers, utility companies, financial institutions and other specialty marketers.

     The International segment designs, develops, markets and acts as a third party administrator for many of the same Programs and services outside the United States that Warrantech Automotive and Warrantech Consumer Products market and administer in the United States and Canada.

     The Direct segment markets these warranties and plans directly to the ultimate consumer on behalf of the retailer/dealer and/or the manufacturer through telemarketing and direct mail campaigns. It also offers call center and technical computer services.

Insurer in Liquidation
----------------------

     During the second fiscal quarter of 2002, the Pennsylvania Insurance Commissioner informed the Company that Reliance would be liquidated and cease making payments on claims. The Pennsylvania Insurance Commissioner determined that Reliance was not likely to be able to satisfy all of the claims that would be submitted to it due to the circumstances arising out of the September 11, 2001 terrorist attacks on the World Trade Center. Reliance underwrote approximately 48% of the automotive service contracts that were sold by Warrantech Automotive during approximately one and one-half years ending in November 2001. Approximately 52% of the automotive service contracts sold by Warrantech Automotive during that period are not affected by the Reliance liquidation. Service contracts sold before and after that period are not affected because they are underwritten by other insurance companies.

     Warrantech Automotive was the named obligor, as well as the administrator, under some of the vehicle service contracts insured by Reliance. As the obligor, Warrantech Automotive would ultimately be responsible for paying for the repairs under such contracts. Additionally, for financial reporting purposes only, Warrantech is treated as the obligor under the service contracts in which Butler is the named obligor. While Warrantech is not obligated to pay claims under such service contracts, it has treated the claims obligations under the Butler-obligor contracts, including the service contracts which were insured by Reliance, as obligations of the Company for accounting purposes.

     Prior to Reliance's liquidation, Reliance covered the cost of the repairs under the insurance policies it provided. Because of Reliance's liquidation, insurance coverage for the Company's obligations under those service contracts ceased to exist. However, a non-insurance affiliate of Reliance, Reliance Warranty Company ("RWC"), which was not placed in liquidation, held premiums totaling approximately $15,892,635 relating to a portion of the service contracts in which Butler, the retailer/dealers and Warrantech Automotive were the named obligors. The Company received $15,892,635 from RWC during the fourth quarter of fiscal 2004, as part of a settlement for claims paid by the Company on behalf of RWC

     Funding to cover these uninsured claims is provided by a special surcharge, which is payable on applicable VSC's sold under a Program after November 19, 2001. This surcharge will be paid by clients through which Reliance-insured VSC's were sold. These funds will be used to pay valid claims submitted under VSC's previously insured by Reliance.

     To mitigate its claims liability expense resulting from Reliance's liquidation, the Company is attempting to ascertain if any recovery is available on Federal subsidies as a result of the terrorist attacks to the insurance industry in general or Reliance specifically, to pay vehicle service contract claims. If such subsidies are available, it could take years before recovery, if any, is obtained. In February 2005, the Company also began legal proceedings for recovery of approximately $3 million against certain state guaranty funds. In June 2005, the Company made its first state guaranty settlement with one of the defendants in its action. In March 2006, the Company settled with all remaining state guaranty agencies for $996,000.

Butler Financial Services, LLC
------------------------------

     Each Plan contains the name of a designated obligor that is legally responsible for the cost of any valid claim submitted under the Plan. The Company, however, arranges for an independent insurance company to issue a policy on behalf of the named obligor that covers all of the obligor's liabilities under the Plan for the Automotive and Consumer Products segments. As a result, the insurance company is ultimately responsible for paying the cost of any and all valid claims submitted under the Plans. In the event, however, that the insurance company refuses or is unable to pay a covered claim, the designated obligor will be responsible for the payment and it will have recourse against the insurance company or its estate (in the event of an insolvency or liquidation) to recover the payment.

     Prior to April 1, 2000, one of the Company's subsidiaries or a retailer/dealer would routinely be named the obligor under the Plans. Since April 1, 2000, however, Butler, a company unrelated to Warrantech but included in the Company's financial results due to its close transactional ties with the Company, has served as the obligor under all Plans sold or issued under a Program in exchange for a fee payable by the seller or issuer of the Plan. Notwithstanding the forgoing, however, a Company subsidiary continues to act as the designated obligor for Plans sold in the States of California and Florida due to regulatory considerations. Furthermore, Butler has contractually assumed the liabilities of the obligor under all pre-existing Plans in which one of the Company's subsidiaries was named as the designated obligor. The liabilities of the designated obligor under these pre-existing Plans were insured by an independent insurance company and, as a result of this assumption by Butler, the coverage afforded by these insurance policies now benefits Butler as the named obligor.

     Certain of the Plans under which Butler is the designated obligor were insured by Reliance. The liquidation of Reliance (see "Management's Discussion and Analysis - Insurer in Liquidation" above) has eliminated Butler's insurance coverage under those Plans. As the obligor, Warrantech Automotive is ultimately responsible for paying the valid claims submitted under those VSC's in which Warrantech Automotive is the designated obligor. Prior to Reliance's liquidation, Reliance paid the cost of such covered claims under the insurance policies it provided. Subsequent to the liquidation of Reliance, however, insurance coverage for Warrantech Automotive's obligations under those VSC's was no longer available.

     While the Company had provided Butler notice of termination of the Obligor Agreement between the two Companies effective Oct 22, 2004, it subsequently amended the termination notice and Butler remains the obligor on certain service contracts.

     For financial reporting purposes, for the reasons stated in Footnote 2 of the Financial Statements annexed to this Report, the Company has adopted a policy to treat the Butler-obligor contracts as if they were administrator-obligor contracts and recognizes revenues under such contracts pursuant to TB 90-1. The Company also includes, as its own liabilities, liabilities of Butler relating to such contracts. Additionally, because the Company is treating the Butler-obligor contracts as Warrantech-obligor contracts for financial purposes only, the Company eliminated the transactions between Warrantech and Butler from its financial statements.

     Reflecting these transactions for financial reporting purposes does not alter the legal obligations under the applicable agreements in which the Company is not responsible for, and has not assumed, the obligations of Butler. Butler remains legally obligated under such agreements and the service contracts in which it is the named obligor.

     Butler is not deemed a "consolidated subsidiary" of the Company, as that term is used in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report. Butler's income, expenses, assets and liabilities have not been consolidated with those of the Company. Butler is an independent entity owned by parties unrelated to the Company and, except for the transactions between Butler and Warrantech as described in this Report, Warrantech does not have knowledge of, or control over, Butler's affairs or financial reporting. Warrantech also has no knowledge of, nor has it established or evaluated, Butler's internal controls or disclosure controls or procedures. Any reference to "consolidated subsidiary," internal controls or disclosure controls and procedures in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report, do not pertain to Butler.

Significant Customer In Bankruptcy
----------------------------------

     On January 11, 2005, Ultimate Electronics, Inc. and six of its subsidiaries ("Ultimate") filed individual voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Sales to Ultimate represented 10% and 32% of the Company's and its Consumer Products segment's total gross revenues during fiscal 2005. Pursuant to the provisions of Chapter 11, Warrantech was obligated to honor its existing contract with Ultimate and Ultimate continued to sell service contracts during this period of reorganization. Ultimate has made all its payments to Warrantech with respect to sales subsequent to January 11, 2005 ("post-petition sales)." At the time of filing, however, Warrantech believes that Ultimate owed it approximately $3.27 million for sales up to January 11, 2005 ("pre-petition sales") and Warrantech has filed a "proof of claim" in this amount with the Court. At this time, although Warrantech's proof of claim has been reviewed and approved, Warrantech does not know what it will recover on its claim. No provision for bad debts has been recorded as of March 31, 2006, as there are offsetting liabilities and reserves. The Plan of Reorganization has been approved by the Bankruptcy Court and Ultimate's creditors. Ultimate and its advisors have reviewed filed claims and have made initial determinations regarding preference payments and other amounts that may be recoverable from creditors. They are now contacting those creditors who appear to have the largest potential obligations to the bankruptcy estate in an effort to negotiate settlements. These discussions are expected to continue for a number of months. The first distributions to creditors could occur as early as the 3rd quarter of calendar 2006 although they are more likely to begin during the 4th quarter of calendar year 2006.

     In separate orders dated April 19, 2005, the Court approved actions to close thirty (30) of Ultimate's stores and retain a liquidator to dispose of existing inventory. The liquidator was authorized by the Court to sell Warrantech service contracts during the liquidation period in accordance with the terms of the existing Ultimate contract. The liquidation period has been completed. The remaining stores were purchased by Mark Wattles, the principal shareholder of Ultimate, through an entity named Ultimate Acquisition Partners, L.P. ("Acquisition"). As part of the Purchase Agreement, Acquisition was given until August 31, 2005, to decide if it wanted to assume Ultimate's contract with Warrantech. On November 1, 2005, Acquisition notified Warrantech that it had elected not to continue selling warranties administered by Warrantech effective November 15, 2005. Acquisition has made all of its payments to Warrantech with respect to its sales.

     At March 31, 2006, the Company was owed $3.7 million by Ultimate, in which the Company has filed a proof of claim for $3.27 million with the bankruptcy court. The remaining balance has subsequently been paid. No provision for bad debts has been recorded with respect to Ultimate as of the fiscal year ended March 31, 2006.

Insurance Relationships
-----------------------

     As of November 1, 2005, Great American and Warrantech mutually agreed to modify their current arrangement to provide for a final extension of the administration agreement through November 27, 2005. Under this extension, Great American agreed to continue writing new business for existing clients through December 31, 2005. This mutual agreement was based on certain changes in Great American's strategic direction and Warrantech's resulting belief that it would be in the best interests of Warrantech and its customers to establish new insurance relationships. Since entering into this agreement, both parties have acknowledged that the required transitions have taken longer than originally anticipated. Therefore, Great American and Warrantech have verbally agreed to several extensions of the initial deadline to allow these transitions to occur in an orderly manner. As of the date hereof, Great American has agreed to continue writing business for existing clients through March 12, 2006. On June 7, 2006, in conjunction with the Merger Agreement, GAIC has agreed to continue writing new automotive business for existing clients through December 31, 2006. Effective June 1, 2006 the Company entered into an agreement on consumer products with Amtrust North America, Inc pursuant to which Amtrust will insure any new service contracts.


Results of Operations
---------------------

     The following information should be read in conjunction with the information contained in the Consolidated Financial Statements and the Notes thereto included in "Item 8 - Financial Statements and Supplementary Data" of this Annual Report.

                                 Gross Revenues
                                 --------------

                                            For the Years Ended March 31,
                                     ------------------------------------------
                                         2006           2005           2004
                                     ------------   ------------   ------------
         Automotive segment          $ 78,154,529   $ 69,374,933   $103,494,113
         Consumer Products segment     33,193,512     35,781,604     31,594,250
         Direct segment                10,959,404      7,988,206      7,318,032
         International segment            987,205        759,659      1,923,047
                                     ------------   ------------   ------------
         Total gross revenues        $123,294,650   $113,904,402   $144,329,442
                                     ============   ============   ============

     Gross revenues for the year ended March 31, 2006 increased $9,390,248 or 8% over fiscal 2005. The Automotive segment reported an increase in gross revenue during the period resulting from several new clients. The Consumer Products segment reported a slight decrease in gross revenue as most major clients had increased their volumes and there was an increase from home warranty revenue but it did not fully offset the revenue lost from Ultimate Acquisition which elected not to continue effective November 15, 2005 and Microcenter whose contract expired June 28, 2005. Direct segment revenues continue to increase as the segment continues to expand operations into other regions. International segment gross revenues decreased as a result of the loss of customers. The Peru and Chile operations were closed April 1, 2006 and the financial impact shown under gain (loss) for discontinued operations.

     Gross revenues for the year ended March 31, 2005 decreased $30,425,040 or 21% over fiscal 2004. The Consumer Products segment reported increased gross revenues of 13% in the year ended March 31, 2005 over 2004, while the Automotive segment reported a decrease in gross revenues of 33%, during the same period. The decrease in gross revenues in the Automotive segment was due to the downturn in sales of new cars and a reduction in volume arising from premium rate increases. The increase in the Consumer Products segment was due to the opening of additional stores by one of the Company's top dealers. The International segment decrease in gross revenues during fiscal year 2005, resulted from lower sales volumes in Puerto Rico due to the suspension of auto warranty sales.

                                  Direct Costs
                                  ------------

                                   For the Years Ended March 31,
                            ------------------------------------------
                                2006           2005           2004
                            ------------   ------------   ------------

          Direct costs      $ 96,391,032   $ 84,547,374   $ 85,240,347
                            ============   ============   ============

     Direct costs are those costs directly related to the production and acquisition of service contracts. These costs consist primarily of insurance premiums and commission expenses. Direct costs for the fiscal year ended March 31, 2006 of $96,391,032 increased $11,843,658 or 14% as compared with
$84,547,374 during the fiscal year ended March 31, 2005.

     Direct costs for the fiscal year ended March 31, 2005 of $84,547,374, decreased $692,973 or 10% as compared with $85,240,347 during the fiscal year ended March 31, 2004.

                                      SG&A
                                      ----

                                                             For the Years Ended March 31,
                                                      ------------------------------------------
                                                          2006           2005           2004
                                                      ------------   ------------   ------------
     Service, selling and general administrative      $ 25,633,085   $ 23,971,450   $ 27,284,384
                                                      ============   ============   ============

     Service, selling and general and administrative expenses ("SG&A") for 2006 increased $1,661,635 or 7% compared to 2005. Legal expenses decreased $244,346 for the year ended March 31, 2006 compared to 2005, primarily due to legal costs recovered from the state guaranty funds. Employee costs increased $245,617 from $16,381,966 in fiscal 2005 to $16,627,583 for the year ended March 31, 2005, primarily due to the addition of sales personnel in the Home segment. Travel and Entertainment also increased $204,850 from $956,115 in 2005 to $1,160,965 in 2006 as a result of the addition of sales personnel in the Home segment. Lastly, sales related costs increased $282,863 from $935,676 in 2005 to $1,218,539 in 2006 mainly as a result of the addition of sales personnel in the Home segment.

     Service, selling and general and administrative expenses ("SG&A") for 2005 decreased $3,312,934 or 12% compared to 2004. Legal expenses increased $369,750 for the year ended March 31, 2005 compared to 2004, primarily due to legal costs associated with the SEC review in early 2005. Employee costs decreased $1,461,171 from $17,843,137 in fiscal 2004 to $16,381,966 for the year ended
March 31, 2005, primarily due to the deferral of employee sales related compensation to future years. Rent and related costs expense decreased $528,720 from $2,174,973 for the year ended March 31, 2004 to $1,646,253 for the year ended March 31, 2005, reflecting lower deferred rent charges as a result of the Company's move to its new corporate headquarters in Bedford, Texas.

                          Depreciation and amortization
                          -----------------------------

                                             For the Years Ended March 31,
                                      ------------------------------------------
                                          2006           2005           2004
                                      ------------   ------------   ------------

     Depreciation and amortization    $  1,619,941   $  2,537,117   $  3,268,593
                                      ============   ============   ============

     Depreciation and amortization expenses were reduced by $917,176 or 36% during 2006 compared to 2005 and by $730,634 or 22% during 2005 compared to 2004. The decrease in depreciation and amortization is the result of the Company's assets maturing and a reduced requirement for capital expenditures for the past few years.

                             Provision for bad debts
                             -----------------------

                                         For the Years Ended March 31,
                                  ------------------------------------------
                                      2006           2005           2004
                                  ------------   ------------   ------------

     Provision for bad debts      $  1,098,222   $  4,045,271   $    590,000
                                  ============   ============   ============


     Provision for bad debts decreased $2,947,049 during the fiscal year 2006. As a result of a negotiated settlement with the estate of Jeff White, former Company director, for the repayment of his outstanding loan to the Company, the Company forgave $1,098,222 of the debt. Provision for bad debts increased $3,455,271 during the fiscal year 2005.

     During fiscal year ending March 31, 2005 and March 31, 2004, the Company incurred $1,865,399 and $1,853,555, respectively, in legal expenses related to the Lloyd's litigation. The Company, in anticipation of receiving reimbursement for these expenses from its insurance company under a professional liability insurance policy, deferred the legal fees. In January 2005, as a result of a summary judgment, the court ruled that the insurance company was not responsible for payment of the Company's legal costs. The Company has appealed the court's decision. As a result of the lower court's ruling, the Company has provided for this potential bad debt of $3,718,954 during the year ended March 31, 2005.

                                  Other Income
                                  ------------

                                                   For the Years Ended March 31,
                                           --------------------------------------------
                                               2006            2005            2004
                                           ------------    ------------    ------------
      Interest and dividend income         $    547,989    $    581,406    $    600,649
      Interest expense                       (1,136,069)       (586,914)       (690,019)
      Gain (loss) on sale of assets              (2,746)            635           1,195
      Credit card usage rebate                  899,934          74,590         541,345
      Miscellaneous income                      (38,043)   $    857,841         112,753
                                           ------------    ------------    ------------
            Total other income             $    309,108    $    783,270    $    453,170
                                           ============    ============    ============

     Other income for 2006 decreased $576,776 compared to 2005, an increase in interest expense due to the Company's extended payment terms for its insurance premium payable to Great American.

     Other income for 2005 increased $281,918 or 50% compared to 2004, primarily due to higher rebates from usage by the Company of its credit card transactions.

                     Gain (Loss) for Discontinued Operations
                     ---------------------------------------

     On April 1, 2006 the Company closed its operations in Peru and Chile as several customers did not renew their agreements. These countries showed a loss of $888,778 and $1,640,014 for March 31, 2006 and 2005, respectively, and a gain of $35,664 for the fiscal year ended March 31, 2004.

     The net deferred tax asset as of March 31, 2006, 2005 and 2004 contained a benefit of $1,121,051, $725,544, and $137,456, respectively, related to foreign losses. Management does not believe the amount of this benefit is more likely than not to be realized. Accordingly, management has reserved the amount of this benefit.

                              Comprehensive Income
                              --------------------

                                                             For the Years Ended March 31,
                                                     --------------------------------------------
                                                         2006            2005            2004
                                                     ------------    ------------    ------------
     Net income (loss)                               ($ 3,125,657)   ($ 3,607,792)   ($   516,371)
     Other comprehensive income (loss), net of tax
        Unrealized gain (loss) on investments               4,489          (5,254)        (17,083)
        Foreign currency translation adjustments           64,212          86,909         364,858
                                                     ------------    ------------    ------------
     Comprehensive income (loss)                     ($ 3,056,956)   ($ 3,526,137)   ($   168,596)
                                                     ============    ============    ============

     Comprehensive income (loss) per share:          ($      0.20)   ($      0.23)   ($      0.01)
                                                     ============    ============    ============

     Other comprehensive income for the year ended 2006 was materially flat compared to the year ended March 31, 2005. Gains from foreign currency translation adjustments decreased $277,949 for the year ended March 31, 2005 compared to 2004 and foreign currency translation adjustments gains were $364,858 for the year-ended March 31, 2004 compared to losses of $158,659 for 2003, primarily due to Peru and Chile foreign currency translation fluctuations.

Agreements
----------

     The Company entered into agreements with Butler and GAIC to arrange for the coverage of claims filed under the service contracts previously insured by Reliance. Under these agreements, Butler agreed to assume all the obligations to pay the claims under the service contracts which were covered by the premiums being held by RWC. The Company executed an agreement with GAIC that provides the Company with extended payment terms and a $3 million line of credit ("GAIC Agreement"). All of the Company's obligations to GAIC pursuant to the GAIC Agreement are secured by all of the Company Automotive and Consumer Products segment's accounts receivable, which were $23,537,597 and $19,118,161 at March 31, 2006 and 2005, respectively. Further, GAIC received options to purchase up to 1,650,000 shares of Warrantech's common stock at an exercise price of $1.00 per share subject to certain adjustments. In the event that GAIC exercises all of these options, it would own approximately 11.8% of the Company's outstanding shares, net of shares held in the treasury.

     Under an agreement between Butler and RWC that was finalized in the fourth quarter of 2004, $15,892,635 of funds held by RWC were remitted to the Company in repayment of the money which the Company had advanced to pay claims on certain service contracts that had been insured by Reliance and its affiliates. The Company agreed, as a condition of RWC remitting the $15,892,635, to guarantee certain indemnification obligations of Butler under its agreement with Reliance.

     Funding to cover the uninsured claims is provided by a special surcharge, which is payable on applicable VSC's sold under a Program after November 19, 2001. This surcharge will be paid by clients through which Reliance-insured VSC's were sold. These funds will be used to pay valid claims submitted under VSC's previously insured by Reliance.

     During the years ended March 31, 2006, 2005, 2004, 2003 and 2002, the Company paid $1,303,782, $4,727,643, $9,262,407, $10,959,364 and $5,770,999,
respectively, in claims related to Reliance obligations. Remaining amounts are expected to be paid out as set forth in the following table.

                                                              Expected Payment Date
                             ----------------------------------------------------------------------------------------
                                2007         2008         2009          2010         2011     Thereafter     Total
                             ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Claims loss liability   $1,563,951   $2,290,770   $   16,863   $       --   $       --   $       --   $3,871,584

Liquidity and Capital Resources
-------------------------------

     As of March 31, 2006, total cash and short-term investments totaled $5,064,089, a decrease of $966,003 or 16% from $6,030,092 at March 31, 2005.
During the fiscal year ended March 31, 2006, the Company used net cash from operations totaling $866,210, compared to generating net cash from operations of $280,170 for the fiscal year ended March 31, 2005. The change in net cash from operations is due to an increase in insurance premiums payable, mainly because of the increase in revenue. The negative change in its working capital from a negative $15.4 million at March 31, 2005 to a negative $17.1 million at March 31, 2006 was due primarily due to an increase in premium payable. During fiscal year 2006, the Company increased its accounts receivable by $4.7 million as a result of higher sales from its automotive business. The Company offset the use of those funds with a $6.0 million increase in its insurance premiums payable and $1.7 million increase in its accounts and commissions payable.

     The Company believes that it will have sufficient funds to finance its current operations for at least the next twelve months from internally generated funds and from extended terms and the $3 million line of credit from Great American Insurance Company ("GAIC"). Additional potential sources of liquidity include the possibility of potential reduced litigation expenditures in the event of either a successful appeal pending in the 5th circuit regarding the LLoyds Underwriters litigation, described in the "Legal Proceedings" section of this Report ("Lloyds Matter") or a successful appeal also pending in the 5th circuit regarding Steadfast Insurance Company's defense in the Lloyds Matter. Furthermore, the merger (see: Merger Agreement), if approved, will positively impact the Company's active search for additional lines of credit to fund working capital. The Company is aggressively pursuing new business domestically to fund future working capital. The Company plans to continue to contain its SG&A costs and utilize technologies for operational efficiencies to further enhance both its operating income and cash flows from operating activities.

     With the loss of several major customers in the Consumer Products segment, revenues in the Consumer Product and Direct segments are expected to continue to remain flat compared to the previous year. The Consumer Products segment expects to replace a portion of its business by the end of the fiscal year and continues to expand operations in its Home warranty business. Losses in the Company's International operations should be significantly reduced with the closing of operations in South America and the commencement of operations in Mexico with minimal SG&A costs. The Automotive segment plans to restart its auto warranty operations in Puerto Rico during the 2nd fiscal quarter. Additionally, Automotive segment revenues are expected to continue to increase due to the acquisition of new clients. Stable insurance premium costs have allowed the Company's automotive warranties to be more competitive than in the previous year and the Company has expanded into other distribution channels.

     During the fiscal year ended March 31, 2006, the Company used $562,011 in cash in investing activities compared to the use of $239,443 in investing activities in the prior year. This increase in use of funds of $322,568 is primarily due to an decrease in proceeds from the sale of marketable securities. The Company used slightly more funds from the purchase of property and equipment during the current fiscal year. The Company has ongoing relationships with equipment financing companies and intends to continue financing certain future equipment needs through leasing transactions. The total amount financed through leasing transactions during the fiscal year ended March 31, 2006 amounted to $205,345 compared to $538,609 during the fiscal year ended March 31, 2005. At fiscal year end 2006, the Company had $1,093,328 in debt from capital lease obligations compared to $1,465,610 at fiscal year-end 2005.

     During the fiscal year ended March 31, 2006, the Company provided $712,371 in cash from financing activities compared to uses of ($678,754) in fiscal year 2005. The variance was primarily due to the reduction of $3,549,000 in loans by Company directors (see: Loans to Directors) and their tendering of shares back into treasury of $1,161,111.

     During the fiscal year ended March 31, 2006 the Company obtained 1,519,425 shares of its common stock for an aggregate amount of $1,161,611 compared to the 32,500 shares of its common stock for an aggregate of $23,956 in the fiscal year ended March 31, 2005.

     As a result of restricted cash requirements in the State of Florida for the Home warranty business, the Company increased its restricted cash balance by $100,000 during fiscal year 2005.

Loans to Directors
------------------

     On July 6, 1998, Joel San Antonio, Warrantech's Chairman and Chief Executive Officer, and William Tweed and Jeff J. White, members of Warrantech's Board of Directors, exercised an aggregate of 3,000,000 of their vested options to purchase Warrantech common stock. Promissory notes totaling $8,062,500 were signed with interest payable over three years at an annual rate of 6%. The promissory notes, which were with recourse and secured by the stock certificates issued, matured July 5, 2001. The value of the collateral for the Notes, which consists of a total of 3,040,000 shares of the Company's common stock, is currently $1,824,000, as of May 31, 2005, based upon the market price of the stock on that date. Under the loan documents, the Company does not have a right to require the payors to increase the loan collateral. On March 22, 1999, Joel San Antonio delivered an additional promissory note for $595,634, payable to the Company, representing the amounts funded by the Company for the payroll taxes payable by him upon the exercise of these options. The exercise of these stock options and the anticipated tax benefit from this transaction represented approximately $10 million.

     In February 2000, the Company agreed to restructure the loans to Mr. Tweed and Mr. White by capitalizing the interest due and extending the loan maturity from July 5, 2001 until January 31, 2005. Interest on the restructured loans accrued annually at the applicable federal rate of 6.2%. Under the restructuring, interest first became payable on the third anniversary of the restructuring and was payable annually thereafter. In July 2002, the Company extended the loan maturity dates until February 1, 2007 (the "loan extension"). The interest, which accrued on the notes up to the time of the loan extension, was added to the principal of the notes. The new principal amount of Mr. Tweed's note is $3,189,675 and of Mr. White's note is $2,912,430. The applicable federal interest rate on the notes following the loan extension is 4.6%. Under the loan extension, interest on the notes will accrue until February 1, 2005 and, at that time, the accrued interest will be added to the principal of the notes. Commencing on February 1, 2005, interest on the new principal amount of the loans to Mssr. Tweed and White is payable annually in arrears, with the first interest payment becoming due on February 1, 2006. On January 31, 2006, in lieu of a cash payment for the $148,033 in interest due by Mr. Tweed, the Company agreed to accept 211,476 shares of its Common Stock.

     In February 2000, the Company also agreed to restructure the two existing loans to Mr. San Antonio (as restructured, the "Combined Loan"). The Combined Loan, finalized in March 2001, was due on January 31, 2005 and accrued interest annually at 5.2%. In July 2002, the Company extended the loan maturity date until February 1, 2007 and the interest rate was changed to the then applicable federal rate of 4.6%. The principal amount of Mr. San Antonio's note is $4,165,062. Interest will be forgiven as long as Mr. San Antonio continues to be employed by the Company. The $194,254, $194,254, 194,786 and $133,050 of
interest which accrued on the note during fiscal years 2006, 2005, 2004 and 2003, respectively has been forgiven. The interest was charged to operations as additional compensation in the respective fiscal years the interest income was accrued.

     Mr. White passed away on November 30, 2005. Pursuant to a promissory note given by Mr. White to the Company in connection with his exercise of stock options, Mr. White's estate owed the Company $3,401,799 as of February 28, 2006. His death triggered an acceleration provision of the promissory note, which provides that if the note is not paid within 90 days after his death (March 1, 2006), the Company is entitled to declare all amounts owed under the note due and payable. An interest payment per the terms of the note was due on February 1, 2006. The Company's Board of Directors agreed to extend the due date of the interest payment until Feb 28, 2006. In consideration for the note, the Estate of Mr. White ("Estate") and the Company agreed that the Estate would transfer $1,290,000 in cash and 1,322,048 shares of the Company's Common Stock valued at $1,013,577 and in exchange the Company would forgive $1,098,222 of the remaining amount of Mr. White's loan with the Company.

     The total amount of the restructured loans to Mr. Tweed and Mr. San Antonio at March 31, 2006, including the capitalized interest of $400,556, is $7,755,292. For a discussion and the impact on these loans based on the Merger see : Merger Agreement.

     The total amount of the restructured loans to Mr. Tweed, Mr. White and Mr. San Antonio at March 31, 2005, including the capitalized interest of $764,899, is $11,032,065.

Commitments
-----------

     Set forth below is information about the Company's commitments outstanding at March 31, 2006.

                                                       Payments due by period
                            ------------------------------------------------------------------------
                                             Less than        1 - 3          3 - 5        More than
       Commitment Type          Total         1 year          Years          Years         5 years
----------------------------------------------------------------------------------------------------
Capital lease obligations   $  1,265,021   $    513,724   $    748,101   $      3,196   $         --
Operating leases               8,952,871      1,307,236      2,599,366      2,576,818      2,469,451
Employment agreements          4,321,458      2,088,333      1,707,500        525,625             --
Claims loss liability       $  3,871,584      1,563,951      2,290,770         16,863             --
                            ------------------------------------------------------------------------
   Total commitments        $ 18,410,934   $  5,473,244   $  7,345,737   $  3,122,502   $  2,469,451
                            ========================================================================

     The effect of inflation has not been significant to the Company.

Subsequent Event - Merger
-------------------------

     On June 7, 2006, the Company, entered into an Agreement and Plan of Merger (the "Merger Agreement") with WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent") and WT Acquisition Corp., a Nevada corporation and direct wholly-owned subsidiary of Parent ("Merger Sub"). The Merger Agreement contemplates that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing after the Merger as the surviving corporation (the "Merger").

     Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each issued and outstanding share of common stock of the Company will be converted into the right to receive $0.75 in cash, without interest (the "Cash Consideration"). As of the Effective Time, all shares of the Company's common stock issued and outstanding prior to such Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of common stock shall cease to have any rights with respect thereto, except the right to receive the Cash Consideration or the fair value of the shares pursuant to the appraisal rights available under Nevada law. Each outstanding Company stock option at the time of closing will be cancelled in the Merger and the holder thereof shall be entitled to an amount of cash, without interest, equal to the excess, if any, of $0.75 over the exercise price of such stock option with respect to each share of stock issuable upon exercise of such stock option.

     Following the recommendations of the Special Committee of disinterested directors, the Boards of Directors of the Company and Merger Sub have, and the Board of Managers of Parent has, approved the Merger Agreement. Completion of the Merger is subject to customary closing conditions, including, among other things, (i) adoption of the Merger Agreement by the Company's stockholders, (ii) absence of any injunction prohibiting the consummation of the Merger, (iii) the accuracy of the representations and warranties of each party, and (v) compliance of the Company with its covenants.

     The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $1,250,000.


THE COMPANY STOCKHOLDER AGREEMENTS

         In connection with the execution of the Merger Agreement, certain of the Company's principal stockholders holding in the aggregate 35.5% of the Company's issued and outstanding common stock entered into stockholder voting agreements with Parent and/or Parent and the Company (the "Company Stockholder Agreements"), pursuant to which, among other things, such stockholders agreed to vote their shares of common stock in favor of the Merger and against any other acquisition proposal for a period of twelve months following termination of the Merger Agreement. In addition, Joel San Antonio, the Company's Chairman of the Board and Chief Executive Officer entered into an agreement with Parent and the Company which contains the terms of the Company Stockholder Agreements, grants an option to Parent to purchase Mr. San Antonio's shares for $0.75 per share exercisable for a period of twelve months following termination of the Merger Agreement, and also provides for the application of amounts paid to Mr. San Antonio for his shares and stock options to reduce his outstanding indebtedness to the Company, the termination of the outstanding obligations under Mr. San Antonio's employment agreement with the Company in exchange for a cash payment of $1,700,000 and the grant to Mr. San Antonio of a common equity award equal to 22.5% of the common equity interests in Parent. In addition, the Company is aware of a letter agreement between Parent and Mr. San Antonio relating to (i) the forgiveness of accrued and unpaid interest owed on Mr. San Antonio's indebtedness to the Company through the Effective Time, (ii) the forgiveness of approximately $600,000 of outstanding principal on such indebtedness, and the extension of the maturity date of the promissory note, evidencing the remaining indebtedness of approximately $1,050,000, until the second anniversary of the closing of the Merger. William Tweed, a former director of the Company also entered into an agreement with Parent and the Company which contains the terms of the Company Stockholder Agreements, grants an option to Parent to purchase Mr. Tweed's shares for $0.75 per share exercisable for a period of twelve months following termination of the Merger Agreement, and also provides for the application of amounts paid to Mr. Tweed for his shares to reduce his outstanding indebtedness to the Company and the extension of the maturity date of the promissory note evidencing the remaining indebtedness of approximately $2,394,796, until December 31, 2013.

CONSOLIDATION AND SALE OF CERTAIN COMPANY DEBT

         In connection with the Merger, the outstanding indebtedness of the Company and its subsidiaries to Great American Insurance Company, GAI Warranty Company, GAI Warranty Company of Florida and GAI Warranty Company of Canada (collectively, "GAI") through March 1, 2006 is being consolidated under a single term promissory note between GAI, the Company and such subsidiaries (the "Term Note"), which is secured by a first priority, continuing security interest in and to all of the tangible and intangible assets of the Company and its subsidiaries granted to GAI under the terms of a security agreement by and between GAI, the Company and its subsidiaries (the "Security Agreement"). All principal and interest under the Term Note is due and payable in 120 days. The Term Note is in full novation of any and all other debt instruments and obligations to repay indebtedness between GAI and the Company and its subsidiaries through March 1, 2006. The Term Note and Security Agreement contain customary representations and warranties, affirmative and negative covenants and events of default.

         Contemporaneously with the execution of the Merger Agreement, GAI sold to Wtech Holdings, LLC ("Wtech"), an affiliate of Parent, all of its rights and obligations under the Term Note and Security Agreement, whereupon Wtech became the primary secured lender to, and creditor of, the Company and its subsidiaries. The Company is not a party to the agreement providing for the sale and transfer of GAI's rights under the Term Note and the Security Agreement, although the Company granted its consent with respect thereto.

Critical Accounting Policies
----------------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Note 1 to the Company's Consolidated Financial Statements set forth in the "Item 8. - Financial Statements and Supplementary Data," in the Company's Annual Report on Form 10-K for the year ended March 31, 2005, describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. The following lists some of the Company's critical accounting policies affected by judgments, assumptions and estimates.

Revenue Recognition Policy

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Note 1 to the Company's Consolidated Financial Statements set forth in the "Item 8. - Financial Statements and Supplementary Data," describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. The following lists some of the Company's critical accounting policies affected by judgments, assumptions and estimates.

     Revenue from administrator-obligor contracts is recognized in accordance with Financial Accounting Standards Board Technical Bulletin 90-1, Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts, ("TB 90-1"). The Company recognizes such revenue over the life of the contract on a straight-line basis. In addition the Company charges the costs of contracts to operations over the life of the contracts on a straight-line basis.

     Historically, through June 30, 2003, the Company recognized revenues from dealer-obligor service contracts, in which the retailer/dealer or a third party is designated as the obligor, in direct proportion to the costs incurred in providing the service contract programs to the Company's clients. Revenues in amounts sufficient to meet future administrative costs and a reasonable gross profit were deferred. With the issuance of EITF Abstracts Issue No. 00-21 (EITF No. 00-21), "Revenue Arrangements with Multiple Deliverables", as of July 1, 2003, the Company recognizes revenue from these dealer-obligor contracts on a straight-line basis over the life of the service contract, pursuant to Staff Accounting Bulletin 101.

     Since Butler has been determined to be a nominally capitalized entity, all transactions concerning Butler obligor-contracts are treated in a manner similar to the accounting principles discussed in Financial Accounting Standards Board Emerging Issues Task Force Topic No. D-14, "Transactions Involving Special-Purpose Entities." The Company treats the Butler-obligor contracts as if they were administrator-obligor contracts and recognizes revenues under such contracts pursuant to TB 90-1. Additionally, because the Company is treating the Butler-obligor contracts as Warrantech-obligor contracts for financial reporting purposes only, the Company eliminated the transactions between Warrantech and Butler from its financial statements.

     Reflecting these transactions for financial reporting purposes does not alter the legal obligations under the applicable agreements in which the Company is not responsible for, and has not assumed the obligations of Butler. Butler remains legally obligated under such agreements and the service contracts in which it is the named obligor. Butler is not deemed a "consolidated subsidiary" of the Company, as that term is used in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report. Butler's income, expenses, assets and liabilities have not been consolidated with those of the Company. Butler is an independent entity owned by parties unrelated to the Company and, except for the transactions between Butler and Warrantech as described in this Report, Warrantech does not have knowledge of, or control over, Butler's affairs or financial reporting. Warrantech also has no knowledge of, nor has it established or evaluated, Butler's internal controls or disclosure controls or procedures. Any reference to "consolidated subsidiary," internal controls or disclosure controls and procedures in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report, do not pertain to Butler.

     Now that the Company is required to recognize revenues from all service contracts over the life of the service contracts, the Company believes that it is unlikely that the Company will be able to report operating profits until at least 2008 when the Company expects that the revenues recognized from prior periods will begin to equal the revenue being deferred to future periods. However, there can be no assurance that the Company will be profitable at that time. In the meantime, the revenue recognition policies adopted by the Company do not have an impact on the Company's cash flows which are an important measure of the Company's financial condition and are reflected in the Statements of Cash Flows which are part of these financial statements.

Direct Costs

     Direct costs, consisting primarily of insurance premiums and commissions, are costs directly related to the production and acquisition of service contracts. Effective with the application of the revenue recognition policy(s) described above on all service contracts, the Company recognizes direct costs according to Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long Duration Contracts" which requires that insurance premium costs be ratably expensed over the life of the service contract.


Impairment of Long-Lived Assets

     The Company assesses potential impairment of its long-lived assets, which include its property and equipment and its identifiable intangibles such as software development costs, goodwill and deferred charges under the guidance of SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Once annually, or as events or circumstances indicate that an asset may be impaired, the Company assesses potential impairment of its long-lived assets. The Company determines impairment by measuring the undiscounted future cash flows generated by the assets, comparing the result to the assets' carrying value and adjusting the assets to the lower of their carrying value or fair value and charging current operations for any measured impairment. At 2005, the Company found no impairment to its property and equipment or its other identifiable intangibles. At March 31, 2006 the Company provided for the impairment of its assets in Chile and Peru for $23,464.

Income Taxes

     Deferred tax assets and liabilities are determined using enacted tax rates for the effects of net operating losses and temporary differences between the book and tax bases of assets and liabilities. The Company records a valuation allowance on deferred tax assets when appropriate to reflect the expected future tax benefits to be realized. In determining the appropriate valuation allowance, certain judgments are made relating to recoverability of deferred tax assets, use of tax loss carryforwards, level of expected future taxable income and available tax planning strategies. These judgments are routinely reviewed by management. At March 31, 2006, the Company had deferred tax assets of $24,376,209, net of a valuation allowance of $1,385,529.

Item 7A.     Quantitative and Qualitative Disclosures About Market Risk
             ----------------------------------------------------------

     As of March 31, 2006, the Company did not have any derivatives, debt or hedges outstanding. Therefore, the Company was not subject to interest rate risk. In addition, the risk of foreign currency fluctuation was and is not material to the Company's financial position or results of operations.

     Short-term marketable securities and long-term investments are comprised of municipal bonds which bear interest at fixed rates. Interest income from these securities is generally affected by changes in the U.S. interest rates. The following tables provide information about the Company's financial instruments that are sensitive to changes in interest rates. The tables present principal cash flows and weighted-average interest rates by expected maturity dates. All of the investments are considered "available for sale." The resultant differences between amortized cost and fair value, net of taxes, have been reflected as a separate component of accumulated other comprehensive income.

     Principal amounts by expected maturity as of March 31, 2006 of marketable securities are as follows:

                                                 Expected Maturity Date
                         ---------------------------------------------------------------------------
                            2007         2008         2009         2010         2011      Thereafter  Total Costs   Fair Value
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Available for sale
securities               $1,164,000   $  570,000   $       --   $       --   $       --   $       --   $1,734,000   $1,732,064

Interest rate                  1.98%         2.1%

     Principal amounts by expected maturity as of March 31, 2005 of marketable securities are as follows:

                                                 Expected Maturity Date
                         ---------------------------------------------------------------------------
                            2006         2007         2008         2009         2010      Thereafter  Total Costs   Fair Value
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Available for sale
securities               $1,425,000   $  595,000   $       --   $       --   $       --   $       --   $2,020,000   $2,043,758

Interest rate                  3.51%        4.09%

The following table sets forth the carrying amounts and fair values of the Company's other receivables at March 31, 2006.

                                                 Expected Maturity Date
                         ---------------------------------------------------------------------------
                            2007         2008         2009         2010         2011      Thereafter     Total      Fair Value
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Other Receivables        $1,969,008   $       --   $       --   $       --   $       --   $       --   $1,969,008   $1,969,008
    - 0% interest



The following table sets forth the carrying amounts and fair values of the company's other receivables at March 31, 2005.

                                                 Expected Maturity Date
                         ---------------------------------------------------------------------------
                            2006         2007         2008         2009         2010      Thereafter     Total      Fair Value
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Other Receivables -      $1,106,720   $       --   $       --   $       --   $       --   $       --   $1,106,720   $1,106,720
    0% interest

Item 8.       Financial Statements and Supplementary Data
              -------------------------------------------


                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
                          FINANCIAL STATEMENT SCHEDULES


                                                                        Page No.
                                                                        --------

Report of Independent Registered Public Accounting Firm................    35-37

Consolidated Financial Statements:
    Statements of Operations and Comprehensive Income
    For the Fiscal Years Ended March 31, 2006, 2005 and 2004...........    38

    Balance Sheets as of March 31, 2006 and 2005.......................    39-40

    Statements of Common Stockholders' Equity (Capital Deficiency)
    For the Fiscal Years Ended March 31, 2006, 2005 and 2004...........    41

    Statements of Cash Flows
    For the Fiscal Years Ended March 31, 2006, 2005 and 2004...........    42

Notes to Consolidated Financial Statements.............................    43

Consolidated Financial Statement Schedules:
Schedule VIII - Valuation and Qualifying Accounts......................    67



All other schedules for which provision is made in applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted or the information is presented in the consolidated financial statements or accompanying notes.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





To the Board of Directors and Stockholders of Warrantech Corporation


We have audited the accompanying consolidated balance sheet of Warrantech Corporation and Subsidiaries as of March 31, 2006 and its related consolidated statements of operations and comprehensive income, common stockholders equity (capital deficiency) and cash flows for the fiscal year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The financial statements of Warrantech Corporation and Subsidiaries as of March 31 J 2005 and 2004 and for the fiscal years then end d were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated June 15, 2005.

In our opinion, the 2006 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Warrantech Corporation and Subsidiaries at March 31, 2006 and the consolidated results of their operations and comprehensive income and their cash flows for the fiscal year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our 2006 audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The 2006 consolidated financial statement schedule of valuation and qualifying accounts is presented for purpose of additional analysis and is not a required part of the basic financial statements. Such 2006 information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic 2006 financial statements taken as a whole.

                                          /s/ RAICH ENDE MALTER & CO. LLP

New York, New York
June 23, 2006

Information Regarding Consent of Weinick Sanders Leventhal & Co., LLP
---------------------------------------------------------------------

In its Annual Report on Form 10-K for the year ended March 31, 2005 filed with the Securities and Exchange Commission (the "SEC") on June 15, 2005 (the "Original Filing"), Warrantech Corporation ("the Company"), pursuant to disclosure requirements of Item 8 included the previously issued audit report from Weinick Sanders Leventhal & Co., LLP ("WSL") on the consolidated financial statements of the Company for the fiscal years ended March 31, 2005, 2004 and 2003, which are covered under the WSL audit report dated June 15, 2005. The Company is no longer able to obtain the reissued audit report covering the 2005, 2004 and 2003 consolidated financial statements of the Company because WSL is no longer practicing public accounting. Consistent with the SEC's guidance in paragraph 65 of AU 9508.15, in filing its Annual Report on Form 10-K for the year ended March 31, 2006, the Company is including a previously issued audit report of WSL and is disclosing that (a) the report is a copy of the previously issued WSL report dated June 15, 2005 and (b) the report has not been reissued by WSL. WSL is thus unable to consent to the incorporation by reference to its audit report with respect to the consolidated financial statements as of and for the fiscal years ended March 31 2005, 2004 and 2003. Under these circumstances, Rule 437(a) under the Securities act permits the Company to file its Annual Report on Form 10K, which is incorporated by reference into the Form 10-K, without a written consent from WSL.

[GRAPHIC OMITTED]   WEINICK
                      SANDERS                                      1375 BROADWAY
                        LEVENTHAL & CO. LLP            NEW YORK, N.Y. 10018-7010
                    ------------------------------------------------------------
                           CERTIFIED PUBLIC ACCOUNTANTS             212-869-3333
                                                              FAX:  212-764-3060
                                                                   WWW.WSLCO.COM

                         REPORT OF INDEPENDENT AUDITORS

         To the Board of Directors and Stockholders of Warrantech Corporation

         We have audited the accompanying consolidated balance sheets of Warrantech Corporation and Subsidiaries as of March 31, 2005 and 2004 and its related consolidated statements of operations and comprehensive income, common stockholders equity (capital deficiency) and cash flows for the fiscal years ended March 31, 2005, 2004 and 2003. Our audits also included the financial statement schedules listed in the index. These consolidated financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (Unites States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Warrantech Corporation and Subsidiaries at March 31, 2005 and 2004 and the consolidated results of their operations and comprehensive income and their cash flows for the years ended March 31, 2005, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion,' the related consolidated financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


                                  /s/ Weinick Sanders Leventhal & Co., LLP
                                  ----------------------------------------

         New York, NY
         June 15, 2005


         THIS IS A COPY OF THE AUDIT REPORT PREVIOUSLY ISSUED BY WEINICK SANDERS LEVENTHAL & CO., LLP IN CONNECTION WITH WARRANTECH CORPORATION'S FILING ON FORM10-K FOR THE YEAR ENDED MARCH 31, 2005. THIS AUDIT REPORT HAS NOT BEEN REISSUED BY WEINICK SANDERS LEVENTHAL & CO., LLP IN CONNECTION WITH THIS FILING ON FORM 10-K.

                     WARRANTECH CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                                     For the Year Ended
                                                                          March 31,
                                                      --------------------------------------------------
                                                           2006              2005              2004
                                                      --------------    --------------    --------------
Gross revenues                                        $  123,294,650    $  113,904,402    $  144,329,442
Net (increase) decrease in deferred revenues              -1,566,054        -2,076,499       -29,270,703
                                                      --------------    --------------    --------------
Net revenues                                             121,728,596       111,827,903       115,058,739

Direct costs                                              96,391,032        84,547,374        85,240,347
                                                      --------------    --------------    --------------
Gross Profit                                          $   25,337,564    $   27,280,529    $   29,818,392
                                                      --------------    --------------    --------------
Operating expenses
   Service, selling, and general and administrative       25,633,085        23,971,450        27,284,384
   Provision for bad debt expense                          1,098,222         4,045,271           590,000
   Depreciation and amortization                           1,619,941         2,537,117         3,268,593
                                                      --------------    --------------    --------------
Total costs and expenses                                  28,351,248        30,553,838        31,142,977
                                                      --------------    --------------    --------------

Income (loss) from operations                             -3,013,684        -3,273,307        -1,324,585
Other income                                                 271,065           847,841           565,923
                                                      --------------    --------------    --------------
Income (loss) from continuing operations before
   provision for income taxes                             -2,742,619        -2,425,466          -758,662
Provision for income taxes                                  -410,152          -457,688          -206,627
                                                      --------------    --------------    --------------
Income (loss) from continuing operations                  -2,332,467        -1,967,778          -552,035
Income (loss) from discontinued operations, net
   of income taxes                                          -793,190        -1,640,014            35,664
                                                      --------------    --------------    --------------

Net loss                                              ($   3,125,657)   ($   3,607,792)   ($     516,371)
                                                      ==============    ==============    ==============

Basic earnings (loss) per share:
  Income (loss) form continuing operations            ($        0.14)   ($        0.13)   ($        0.03)
  Income (loss) from discontinued operations          ($        0.06)   ($        0.10)   $         0.00
                                                      --------------    --------------    --------------
  Net income (loss)                                   ($        0.20)   ($        0.23)   ($        0.20)
                                                      ==============    ==============    ==============

Diluted earnings (loss) per share:
  Income (loss) form continuing operations            ($        0.14)   ($        0.13)   ($        0.03)
  Income (loss) from discontinued operations          ($        0.06)   ($        0.10)   $         0.00
                                                      --------------    --------------    --------------
  Net income (loss)                                   ($        0.20)   ($        0.23)   ($        0.20)
                                                      ==============    ==============    ==============

Weighted average number of shares outstanding:
     Basic                                                15,383,507        15,396,342        15,344,563
                                                      ==============    ==============    ==============
     Diluted                                              15,433,507        15,469,074        15,569,608
                                                      ==============    ==============    ==============



Comprehensive Income
--------------------
                                                              For the Years Ended March 31,
                                                      --------------------------------------------------
                                                           2006              2005              2004
                                                      --------------    --------------    --------------
Net (loss)                                            ($   3,125,657)   ($   3,607,792)   ($     516,371)
Other comprehensive income (loss), net of tax
   Unrealized gain (loss) on investments                       4,489            (5,254)          (17,083)
   Foreign currency translation adjustments                   64,212            86,909           364,858
                                                      --------------    --------------    --------------
Comprehensive income (loss)                           ($   3,056,941)   ($   3,526,138)   ($     168,596)
                                                      ==============    ==============    ==============

Comprehensive (loss) per share:                       ($        0.20)   ($        0.23)   ($        0.01)
                                                      ==============    ==============    ==============

          See accompanying notes to consolidated financial statements.

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                          March 31,     March 31,
                                                                            2006         2005 (*)
                                                                        ------------   ------------
                                  A S S E T S
                                  -----------
Current assets:
  Cash and cash equivalents                                             $  3,899,361   $  4,591,746
  Investments in marketable securities                                       808,399      1,190,283
  Accounts receivable, (net of allowances of $559,123 and $576,832,       25,020,997     20,297,743
respectively)

  Other receivables, (net of allowances of $3,718,954 and $3,718,954,      1,969,008      1,106,720
respectively)
  Employee receivables                                                        47,962         42,912
  Deferred income taxes                                                    6,982,019      5,786,881
  Prepaid taxes                                                                   --         41,530
  Prepaid expenses and other current assets                                  804,550        945,786
                                                                        ------------   ------------
     Total current assets                                                 39,532,296     34,003,601
                                                                        ------------   ------------

Property and equipment, net                                                3,393,438      4,356,537

Other assets:
  Excess of cost over fair value of assets acquired
        (net of accumulated amortization of $5,825,405)                    1,637,290      1,637,290
  Deferred income taxes                                                   17,394,190     17,639,485
  Deferred direct costs                                                  202,285,711    198,333,403
  Investments in marketable securities                                       923,665        853,475
  Restricted cash                                                            800,000        800,000
  Split dollar life insurance policies                                       900,145        900,145
  Other assets                                                                19,166         34,830
                                                                        ------------   ------------
          Total other assets                                             223,960,167    220,198,628
                                                                        ------------   ------------
                    Total Assets                                        $266,885,901   $258,558,766
                                                                        ============   ============

(*) Reclassified for comparability

          See accompanying notes to consolidated financial statements.

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                             March 31,         March 31,
                                                                               2006            2005 (*)
                                                                          --------------    --------------
LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
---------------------------------------------------------
Current liabilities:
     Current maturities of long-term debt and capital lease obligations   $      420,294    $      541,626
     Insurance premiums payable                                               39,597,509        33,616,252
     Income taxes payable                                                         28,082                --
     Accounts and commissions payable                                          9,675,496         7,952,621
     Claims loss liability                                                     1,563,951         2,930,559
     Accrued expenses and other current liabilities                            5,314,439         4,341,754
                                                                          --------------    --------------
          Total current liabilities                                           56,599,771        49,382,812
                                                                          --------------    --------------

Deferred revenues                                                            237,345,559       235,588,801
Claims loss liability                                                          2,307,633         1,833,385
Long-term debt and capital lease obligations                                     673,034           923,984
Deferred rent payable                                                            458,906           439,468
                                                                          --------------    --------------
   Total liabilities                                                         297,384,903       288,168,450
                                                                          --------------    --------------

Commitments and contingencies                                                         --                --

Stockholders' equity (capital deficiency):
   Preferred stock - $.0007 par value authorized - 15,000,000 Shares
       issued  - none at March 31, 2006 and March 31, 2005                            --                --
   Common stock - $.007 par value authorized - 30,000,000 Shares issued  - 16,674,617 shares at March 31, 2006 and 16,586,283 shares at March 31, 2005
                                                                                 116,724           116,106
   Additional paid-in capital                                                 23,852,085        23,800,228
   Loans to directors and officers                                            (7,755,292)      (11,032,065)
   Accumulated other comprehensive income, net of taxes                          301,157           232,456
   Retained earnings (deficit)                                               (41,664,508)      (38,538,852)
                                                                          --------------    --------------
                                                                             (25,149,834)      (25,422,127)
Treasury stock - at cost, 2,707,031 shares at March 31, 2006 and
1,187,606 shares at March 31, 2005                                            (5,349,168)       (4,187,557)
                                                                          --------------    --------------
        Total Stockholders' Equity (Capital Deficiency)                      (30,499,002)      (29,609,684)
                                                                          --------------    --------------
        Total Liabilities and Stockholders' Equity (Capital Deficiency)   $  266,885,901    $  258,558,766
                                                                          ==============    ==============

(*) Reclassified for comparability

          See accompanying notes to consolidated financial statements.

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                     ---------------------------------------
   CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

                                                          For the Years Ended March 31,
                                                  --------------------------------------------
                                                      2006            2005            2004
                                                  ------------    ------------    ------------
Common Stock Outstanding (shares)
---------------------------------
Balance, beginning of year                          16,586,283      16,586,283      16,530,324
Exercise of common stock options                            --              --          48,667
Issuance of common stock                                88,334              --           7,292
                                                  ------------    ------------    ------------
Balance, end of year                                16,674,617      16,586,283      16,586,283
                                                  ============    ============    ============
Common Stock (amount)
---------------------
Balance, beginning of year                        $    116,106    $    116,106    $    115,714
Exercise of common stock options                            --              --             341
Issuance of common stock                                   618              --              51
                                                  ------------    ------------    ------------
Balance, end of year                              $    116,724    $    116,106    $    116,106
                                                  ============    ============    ============
Additional Paid-In Capital
--------------------------
Balance, beginning of year                        $ 23,800,228    $ 23,800,228    $ 23,760,809
Exercise of unrestricted common stock options               --              --              --
Exercise of restricted common stock options                 --              --              --
Issuance of common stock                                51,857              --          39,419
                                                  ------------    ------------    ------------
Balance, end of year                              $ 23,852,085    $ 23,800,228    $ 23,800,228
                                                  ============    ============    ============
Loans to Directors and Officers
-------------------------------
Balance, beginning of year                        ($11,032,065)   ($10,747,470)   ($10,462,094)
Repayment of loans                                   2,451,610              --              --
Forgiveness of loan                                  1,098,222              --              --
Current year interest on loans                        (273,059)       (284,595)       (285,376)
                                                  ------------    ------------    ------------
Balance, end of year                              ($ 7,755,292)   ($11,032,065)   ($10,747,470)
                                                  ============    ============    ============
Accumulated Other Comprehensive Income
--------------------------------------
Balance, beginning of year                        $    232,456    $    150,801    ($   196,974)
Foreign currency translation adjustments                64,212          86,909         364,858
Unrealized gain (loss) on investments                    4,489          (5,254)        (17,083)
                                                  ------------    ------------    ------------
Balance, end of year                              $    301,157    $    232,456    $    150,801
                                                  ============    ============    ============
Retained Earnings (Accumulated Deficit)
---------------------------------------
Balance, beginning of year                        ($38,538,852)   ($34,931,059)   ($34,414,688)
Net income (loss)                                   (3,125,656)     (3,607,793)       (516,371)
                                                  ------------    ------------    ------------
Balance, end of year                              ($41,664,508)   ($38,538,852)   ($34,931,059)
                                                  ============    ============    ============
Common stock in treasury (shares)
---------------------------------
Balance, beginning of year                          (1,187,606)     (1,187,606)     (1,249,690)
Purchase of treasury shares                         (1,519,425)        (32,500)             --
Issuance of treasury shares                                 --          32,500          62,084
                                                  ------------    ------------    ------------
Balance, end of year                                (2,707,031)     (1,187,606)     (1,187,606)
                                                  ============    ============    ============
Common stock in treasury (amount)
---------------------------------
Balance, beginning of year                        ($ 4,187,557)   ($ 4,187,557)   ($ 4,274,670)
Purchase of treasury shares                         (1,161,611)        (23,956)             --
Issuance of treasury shares                                 --          23,956          87,113
                                                  ------------    ------------    ------------
Balance, end of year                              ($ 5,349,168)   ($ 4,187,557)   ($ 4,187,557)
                                                  ============    ============    ============

                                                  ------------    ------------    ------------
Total Stockholders' Equity (Capital Deficiency)   ($30,499,002)   ($29,609,684)   ($25,798,951)
-----------------------------------------------   ============    ============    ============

          See accompanying notes to consolidated financial statements.

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     For the Years Ended March 31,
                                                             --------------------------------------------
                                                                 2006            2005*           2004*
                                                             ------------    ------------    ------------
Cash flows from operating activities:
  Net (loss)                                                 $ (3,125,656)   $ (3,657,793)   $   (518,371)
                                                             ------------    ------------    ------------
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Loss (income) from discontinued operations                    888,778       1,690,014         (35,664)
    Depreciation and amortization                               1,619,941       2,537,117       3,268,330
    Provision for bad debt expense                                (17,709)      4,045,271         590,000
    Deferred revenues                                           1,566,065       2,076,449      12,139,058
    Deferred direct costs                                      (3,699,916)     (9,010,002)    (12,956,068)
    Deferred income taxes                                        (861,148)       (983,106)       (491,190)
    Deferred rent payable                                          19,438          69,629         (47,881)
    Other                                                       1,325,613      (4,234,212)       (243,330)
    Increase (decrease) in cash flows as a result of
      changes in asset and liability balances:
      Accounts receivable                                      (4,709,446)      3,748,285        (885,940)
      Other receivables                                          (101,873)      1,868,603      (2,018,663)
      Receivable from Reliance Warranty, Inc.                          --              --      15,892,635
      Income taxes                                                148,274         113,513        (325,685)
      Prepaid expenses and other current assets                   (28,418)        (69,506)        505,255
      Split dollar life insurance policies                             --              --         (23,019)
      Other assets                                                 15,304          (5,347)         17,766
      Insurance premiums payable                                4,907,619       4,437,758      (5,063,999)
      Accounts and commissions payable                          1,697,181         895,147        (957,004)
      Clams loss liability - Reliance                            (862,360)     (4,727,634)     (9,262,407)
      Accrued expenses and other current liabilities              725,600         537,241         156,488
                                                             ------------    ------------    ------------

  Total Adjustments to reconcile net income to net cash
  provided by operating activities:                             2,632,943       2,989,220         258,682
                                                             ------------    ------------    ------------
Net cash flows used in continuing operating activities           (492,713)       (668,573)       (259,689)
Net cash provided by discontinued operating activities           (350,033)        948,765         583,941
                                                             ------------    ------------    ------------
Net cash used in operating activities                            (842,746)        280,192         324,252
                                                             ------------    ------------    ------------
Cash flows from investing activities:
  Property and equipment purchased                               (464,922)       (612,320)       (399,389)
  Purchase of marketable securities                            (1,384,000)     (1,245,000)     (1,455,000)
  Proceeds from sales of marketable securities                  1,289,000       1,625,000       1,190,000
                                                             ------------    ------------    ------------
Net cas used in continuing investing activities                  (559,922)       (232,320)       (664,389)
Net cash used in discontinued investing activities                 (2,089)         (7,123)        (19,433)
                                                             ------------    ------------    ------------
Net cash usded in investing activities                           (562,011)       (239,443)       (683,822)
                                                             ------------    ------------    ------------
Cash flows from financing activities:
  Exercise of common stock options and stock grants                    --              --          18,868
  Repayment of director loans                                   1,290,000              --              --
  Purchase treasury stock                                                         (23,956)
  Repayments, notes and capital leases                           (577,628)       (650,896)       (855,975)
                                                             ------------    ------------    ------------
Net cash used in continuing financing activities                  712,372        (674,852)       (837,107)
Net cash provided by discontinued financing activities                 --          (3,920)          3,920
                                                             ------------    ------------    ------------
Net cash used in financing activities                             712,372        (678,772)       (833,187)
                                                             ------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents             (692,385)       (638,023)     (1,192,757)

Cash and cash equivalents at beginning of year                  4,591,746       5,229,773       6,422,530
                                                             ------------    ------------    ------------
Cash and cash equivalents at end of year                     $  3,899,361    $  4,591,746    $  5,229,773
                                                             ============    ============    ============

Supplemental Cash Flow Information:
Cash payments (receipts) for:
Continuing Operations:
  Interest                                                   $    163,197    $    149,200    $    148,358
                                                             ------------    ------------    ------------
  Income taxes                                               $    474,912    $    546,098    $     48,650
                                                             ------------    ------------    ------------
Discontinued Operations:
  Income taxes                                               $     82,956    $     20,546    $         --
Non-cash investing and financing activities:
    Property and equipment financed through capital leases   $    205,345    $    536,609    $    487,060
    Increase (decrease) in loans to officers and directors   $    825,163    $   (284,595)   $   (285,376)
    Issuance of treasury stock for services rendered         $  1,161,611    $     23,956    $     87,113

          See accompanying notes to consolidated financial statements.


*  Reclassified for comparability

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business - Warrantech, through its wholly owned subsidiaries, designs, develops, markets and acts as a third party administrator for programs ("Programs") for service contracts, limited warranties and replacement plans (collectively, "Plans"). The Company provides these services to a variety of clients in selected industries. On a Program by Program basis in the Automotive and Consumer Products segments, the Company contracts with highly rated independent insurance companies or risk retention groups to provide coverage for the Plans to be sold or issued under the Programs. This coverage obligates the insurer to pay the cost of repairs or replacements of the products covered by the Plans. In the Home segment, the Company is self insured.

         Plans issued under the Company's Programs provide consumers with expanded and/or extended product breakdown coverage for a specified period of time (and/or mileage in the case of automobiles and recreational vehicles), similar to that provided by manufacturers under the terms of their product warranties. Coverage generally provides for the repair or replacement of the product, or a component thereof, in the event of its failure. The Company's Programs provide clients with the opportunity for increased revenue and income without incurring the costs and responsibilities of operating their own programs.

         The Plans for the Automotive and Consumer Products segments generally have terms extending up to one hundred twenty (120) months or, in the case of mileage based Plans, up to one hundred fifty thousand (150,000) miles. All repairs and/or replacements required under these Plans are performed by independent third party repair facilities or dealers. The cost of any repair or replacement under these plans is generally paid by the insurance company or retention group with which the Company has contracted to provide coverage for the Plan. Plans for the Home segment are generally for twelve months. The cost of any repair or replacement for plans in the Home segment is paid for by the Company.

         Contract Obligors - Each Plan contains the name of a designated obligor that is legally responsible for the cost of any valid claim submitted under the Plan. The Company, however, arranges for an independent insurance company to issue a policy on behalf of the named obligor that covers all of the obligor's liabilities under the Plan for the Automotive and Consumer Products segments. As a result, the insurance company is then ultimately responsible for paying the cost of any and all valid claims submitted under these Plans. In the event, however, that the insurance company refuses or is unable to pay a covered claim, the designated obligor will be responsible for the payment and it will have recourse against the insurance company or its estate (in the event of an insolvency or liquidation) to recover the payment.

         Prior to April 1, 2000, one of the Company's subsidiaries or a retailer/dealer would routinely be named the obligor under the Plans. Since April 1, 2000, however, Butler Financial Services, LLC ("Butler"), a company unrelated to Warrantech but included in the Company's financial results due to its close transactional ties with the Company, has served as the obligor under all Plans sold or issued under a Program in exchange for a fee payable by the seller or issuer of the Plan. Notwithstanding the forgoing, however, a Company subsidiary continues to act as the designated obligor for Plans sold in the States of California and Florida due to regulatory considerations. Furthermore, Butler had contractually assumed the liabilities of the obligor under all pre-existing Plans in which one of the Company's subsidiaries was named as the designated obligor. The liabilities of the designated obligor under these pre-existing Plans were insured by an independent insurance company and, as a result of this assumption by Butler, the coverage afforded by these insurance policies now benefits Butler as the named obligor.

         Certain of the Plans under which Butler is the designated obligor were insured by Reliance. The liquidation of Reliance has eliminated Butler's insurance coverage under those Plans. Warrantech Automotive is the obligor, as well as the administrator, under some of the VSC's that were insured by Reliance. As the obligor, Warrantech Automotive is ultimately responsible for paying the valid claims submitted under those VSC's in which Warrantech Automotive is the designated obligor. Prior to Reliance's liquidation, Reliance paid the cost of such covered claims under the insurance policies it provided. Subsequent to the liquidation of Reliance, however, insurance coverage for Warrantech Automotive's obligations under those VSC's was no longer available.

         While the Company had provided Butler notice of termination of the Obligor Agreement between the two Companies effective Oct 22, 2004, it subsequently amended the termination notice and Butler remains the obligor on certain service contracts.

         Basis of Presentation and Principles of Consolidation - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These consolidated financial statements include the accounts of Warrantech Corporation, its subsidiaries, all of which are wholly owned, and certain transactions involving Butler due to its related interest to the Company. All intercompany accounts and transactions have been eliminated in consolidation.

         Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reporting of assets and liabilities as of the dates of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

         Revenue Recognition Policy - Revenue from administrator-obligor contracts is recognized in accordance with Financial Accounting Standards Board Technical Bulletin 90-1, "Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts," ("TB 90-1"). The Company recognizes such revenue over the life of the contract on a straight-line basis. In addition the Company charges the costs of contracts to operations over the life of the contracts on a straight-line basis.

         Historically, through June 30, 2003, the Company recognized revenues from dealer-obligor service contracts, in which the retailer/dealer or a third party is designated as the obligor, in direct proportion to the costs incurred in providing the service contract programs to the Company's clients. Revenues in amounts sufficient to meet future administrative costs and a reasonable gross profit were deferred. With the issuance of EITF Abstracts Issue No. 00-21 (EITF No. 00-21), "Revenue Arrangements with Multiple Deliverables", as of July 1, 2003, the Company recognizes revenue from these dealer-obligor contracts on a straight-line basis over the life of the service contract, pursuant to Staff Accounting Bulletin 101.

         Since Butler has been determined to be a nominally capitalized entity, all transactions concerning Butler obligor-contracts are treated in a manner similar to the accounting principles discussed in Financial Accounting Standards Board Emerging Issues Task Force Topic No. D-14, "Transactions Involving Special-Purpose Entities." The Company treats the Butler-obligor contracts as if they were administrator-obligor contracts and recognizes revenues under such contracts pursuant to TB 90-1. Additionally, because the Company is treating the Butler-obligor contracts as Warrantech-obligor contracts for financial reporting purposes only, the Company eliminated the transactions between Warrantech and Butler from its financial statements.

         Reflecting these transactions for financial reporting purposes does not alter the legal obligations under the applicable agreements in which the Company is not responsible, and has not assumed the obligations of Butler. Butler remains legally obligated under such agreements and the service contracts in which it is the named obligor. Butler is not deemed a "consolidated subsidiary" of the Company, as that term is used in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report. Butler's income, expenses, assets and liabilities have not been consolidated with those of the Company. Butler is an independent entity owned by parties unrelated to the Company and, except for the transactions between Butler and Warrantech as described in this Report, Warrantech does not have knowledge of, or control over, Butler's affairs or financial reporting. Warrantech also has no knowledge of, nor has it established or evaluated, Butler's internal controls or disclosure controls or procedures. Any reference to "consolidated subsidiary," internal controls or disclosure controls and procedures in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report, do not pertain to Butler.

         Now that the Company is required to recognize revenues from all service contracts over the life of the service contracts, the Company believes that it is unlikely that the Company will be able to report operating profits until at least 2008 when the Company expects that the revenues recognized from prior periods will begin to equal the revenue being deferred to future periods. However, there can be no assurance that the Company will be profitable at that time. In the meantime, the revenue recognition policies adopted by the Company do not have an impact on the Company's cash flows which are an important measure of the Company's financial condition and are reflected in the Statements of Cash Flows which are part of these financial statements.

         Direct Costs - Direct costs, which consist primarily of insurance premiums and commissions, are those costs directly related to the production and acquisition of service contracts. Effective with the application of the revenue recognition policy described above on all service contracts, the Company recognizes direct costs according to Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long Duration Contracts". This requires that insurance premium costs be ratably expensed over the life of the service contract.

         Profit Sharing Arrangement - Pursuant to certain agreements with its insurers, the Company may be eligible to share a portion of the insurers' profits on the Company's service contract programs. The amounts to be received, if any, are determined based upon the residual value of the premiums set aside by the insurer to pay losses (the "Loss Fund"). The residual value is comprised of underwriting profits and investment income earned on the monies in the Loss Fund. Subsequent adjustments to original estimates are solely changes in estimates based upon current information, affording the Company better determination of ultimate profit sharing revenues and are reflected in income when known. The Company recognized $0, $41,920 and $173,610 in profit sharing on its International business in the fiscal years ended March 31, 2006, 2005 and 2004, respectively.

         Provision for Bad Debt Expense - The Company's policy is to record an allowance for doubtful accounts when it is established that receivables are uncollectible or are otherwise impaired.

         Earnings Per Share - The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share", which modified the calculation of earnings per share ("EPS".) This Statement replaced the previous presentation of primary and fully diluted EPS to basic and diluted EPS. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS includes the dilution of common stock equivalents, and is computed similarly to fully diluted EPS pursuant to Accounting Principle Board ("APB") Opinion 15. All prior periods presented have been restated to reflect this adoption.

         Cash and Cash Equivalents - Cash and cash equivalents for the purpose of reporting cash flows for all periods presented include cash on deposit and certificates of deposit. There were no other cash equivalents at March 31, 2006 and 2005.

         At March 31, 2006 and 2005, respectively, the Company had cash on deposit in excess of federally insured limits of $0 and $376,818. Additionally, at March 31, 2006 and 2005, the Company had cash on deposit in foreign bank accounts not covered by United States insurance limits of $252,152 and $1,893,013, respectively.

         Included in the cash and cash equivalent balances as reported at March 31, 2006 and 2005, respectively, is $1,388,671 and $1,354,497 of cash related to Butler. Since Butler is a private company, the Company has no means to determine the disposition of this cash, if any, and, accordingly management disclaims any knowledge of the existence of this cash or related assets, liabilities or expenses. As part of its agreement to receive monies received from RIC, Butler agreed to restrict its cash received from RWC related to such settlement to be used to pay future Reliance claims. At March 31, 2006 and March 31, 2005, of the $1,982,012 received from RWC, Butler had $0 in such restricted cash on deposit.

         Investments in Marketable Securities - All investments in marketable securities have been classified as available-for-sale and are carried at fair value with changes in unrealized gains and losses being reflected as a separate component of accumulated other comprehensive income, net of tax. At March 31, 2006 and March 31, 2005, $923,655 and $853,475 of the marketable securities are pledged as collateral for long-term letters of credit and accordingly are classified as long-term assets in the financial statements.

         Property and Equipment - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets ranging between 3 and 7 years.

         Capitalization Policy - In accordance with Statement of Position 98-1, the Company capitalizes purchased software or software development and implementation costs incurred internally or through independent consultants related to the Company's state of the art proprietary relational database and interactive operating software for warranty tracking and sales. These systems are only available for internal uses and are not available for purchase by outside parties. All direct implementation costs and purchased software costs are capitalized and amortized using the straight-line method over their estimated useful lives not to exceed a five-year period. Of the $1,266,923 and $1,793,937 of net unamortized software development costs at March 31, 2006 and March 31, 2005, respectively, the Company capitalized $300,861 and $540,388 during these periods, respectively.

         Once annually or as events or circumstances indicate that an asset may be impaired, the Company assesses potential impairment of its long-lived assets, which include its property and equipment and its identifiable intangibles such as software development costs, goodwill and deferred charges. The Company determines such impairment by measuring the undiscounted future cash flow generated by the assets, comparing the result to the assets carrying value and adjusting the asset to the lower of its carrying value or fair value and charging current operations for the measured impairment. At years ended March 31, 2006 and 2005, the Company found no impairment to its property and equipment or its other identifiable intangibles.

         Excess of Cost Over Fair Value of Assets Acquired - The excess of cost over fair value of the assets acquired ("Goodwill") is a result of the purchases of Dealer Based Services, Inc. in 1989, and certain assets of Distributors & Dealers Service Co., Inc. in October 1997. Prior to the early adoption of Statement of Financial Accounting Standard No. 142 "Goodwill and Intangible Assets" on April 1, 2001, the excess of cost over fair value of assets acquired was being amortized on a straight-line basis over 15, 10 and 4.5 years, respectively.

         Reclassification - Certain reclassifications were made to prior year amounts to conform to the current presentation. The Company has separately disclosed the operating, investing and financing portions of the cash flows attributable to its discontinued operations which in prior periods were reported on a combined basis as a single amount.

         Impairment of Long-lived Assets - The Company assesses potential impairment of its long-lived assets, which include its property and equipment and its identifiable intangibles such as software development costs, goodwill and deferred charges under the guidance of SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Once annually, or as events or circumstances indicate that an asset may be impaired, the Company assesses potential impairment of its long-lived assets. The Company determines impairment by measuring the undiscounted future cash flows generated by the assets, comparing the result to the assets' carrying value and adjusting the assets to the lower of their carrying value or fair value and charging current operations for any measured impairment. At March 31, 2006 the Company provided for the impairment of its assets in Chile and Peru for $23,464.

         Advertising Costs - The Company expenses advertising costs as incurred. Advertising expenses for the years ended March 31, 2006, 2005 and 2004 were $301,849, $216,737 and $197,833, respectively.

         Stock Based Compensation - The Company applies FASB Statement No. 123 R, "Share Based Payment" in accounting for its stock-based compensation plans. Under this method, compensation of any unvested awards at January 1, 2006, is recognized over the remaining service period and any new and modified awards are expensed prospectively. In addition, Statement 123 R requires all share payments to employees, including grants of employee stock options, to be recognized as an expense based on fair values measured on award grant dates. No restatement of prior periods is required.

         Income Taxes - Deferred tax assets and liabilities are determined using enacted tax rates for the effects of net operating losses and temporary differences between the book and tax bases of assets and liabilities. The Company records a valuation allowance on deferred tax assets when appropriate to reflect the expected future tax benefits to be realized. In determining the appropriate valuation allowance, certain judgments are made relating to recoverability of deferred tax assets, use of tax loss carryforwards, level of expected future taxable income and available tax planning strategies. These judgments are routinely reviewed by management.

         Foreign Currency Translation - Financial statement accounts expressed in foreign currencies are translated into United States dollars in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation". The functional currency for the Company's Chilean and Peruvian operations are their respective local currencies. Transaction gains and losses are reflected in operations, while translation gains and losses are reflected as a separate component of accumulated other comprehensive income, net of tax.

         Comprehensive Income - The Company has adopted SFAS No. 130 "Reporting Comprehensive Income". SFAS No. 130 establishes rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had minimal impact on the Company's net income or stockholders' equity. SFAS No. 130 requires unrealized gains or losses to be recorded on the Company's available for sale securities and foreign currency translation adjustments, which prior to the adoption were reported separately in stockholders' equity, to be included in other comprehensive income.

         Contingent Liability Policy - In accordance with SFAS No. 5 and Financial Accounting Standards Interpretation ("FIN") 14, the Company may have certain contingent liabilities with respect to material existing or potential claims, lawsuits and other proceedings. The Company accrues liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated and measured.

2.       CLAIMS LOSS LIABILITY

         During the second fiscal quarter of 2002, the Pennsylvania Insurance Commissioner informed the Company that Reliance would be liquidated and cease making payments on claims. The Pennsylvania Insurance Commissioner determined that Reliance was not likely to be able to satisfy all of the claims that would be submitted to it due to the circumstances arising out of the September 11, 2001 terrorist attacks on the World Trade Center. Reliance underwrote approximately 48% of the automotive service contracts that were sold by Warrantech Automotive during approximately one and one-half years ending in November 2001. Approximately 52% of the automotive service contracts sold by Warrantech Automotive during that period are not affected by the Reliance liquidation. Service contracts sold before and after that period are not affected because they are underwritten by other insurance companies.

         Warrantech Automotive was the named obligor, as well as the administrator, under some of the vehicle service contracts insured by Reliance. As the obligor, Warrantech Automotive would ultimately be responsible for paying for the repairs under such contracts. Additionally, for financial reporting purposes only, Warrantech is treated as the obligor under the service contracts in which Butler is the named obligor. While Warrantech is not obligated to pay claims under such service contracts, it has treated the claims obligations under the Butler-obligor contracts, including the service contracts which were insured by Reliance, as obligations of the Company for accounting purposes. Prior to Reliance's liquidation, Reliance covered the cost of the repairs under the insurance policies it provided. Because of Reliance's liquidation, insurance coverage for the Company's obligations under those service contracts ceased to exist. However, a non-insurance affiliate of Reliance, Reliance Warranty Company ("RWC"), which was not placed in liquidation, held premiums totaling approximately $15,892,635 relating to a portion of the service contracts in which Butler, the retailer/dealers and Warrantech Automotive were the named obligors. The Company received $15,892,635 from RWC during the fourth quarter of fiscal 2004, as part of a settlement for claims paid by the Company on behalf of RWC. As a result of the Reliance liquidation, the Company recorded a claims liability expense for $19,591,713 during fiscal 2002, which was net of the $15,892,632 receivable from RWC.

         To mitigate its claims liability expense resulting from Reliance's liquidation, the Company is attempting to ascertain if any recovery is available on Federal subsidies to the insurance industry in general or Reliance specifically, as a result of the terrorist attacks to pay vehicle service contract claims. If such subsidies are available, it could take years before recovery, if any, is obtained. In February 2005, the Company also began legal proceedings for recovery of approximately $3 million against certain state guaranty funds. In June

         2005 the Company made its first state guaranty settlement with one of the defendants in its action. In March 2006, the Company settled with all remaining state guarantee agencies for $996,000.

         During the years ended March 31, 2006, 2005, 2004, 2003 and 2002, the Company paid $1,303,782, $4,727,643, $9,262,407, $10,959,364 and
         $5,770,999, respectively, in claims related to Reliance obligations. Remaining amounts are expected to be paid out as set forth in the following table.

                                                 Expected Payment Date
                         ---------------------------------------------------------------------------
                            2007         2008         2009         2009         2010      Thereafter     Total
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
Claims loss liability    $1,563,951   $2,290,770   $   16,863   $       --   $       --   $       --   $3,871,584

3.       RESTRICTED CASH

         At March 31, 2006 and 2005, respectively, cash in the amount of $800,000, was on deposit with Florida and Ohio regulatory agencies to comply with their state insurance laws. Butler had $0, at March 31, 2006 and 2005, which was restricted, and held in trust by the Company, for use to pay Reliance claims.

4.       INVESTMENTS IN MARKETABLE SECURITIES

         Short-term marketable securities and long-term investments are comprised of municipal bonds which bear interest at fixed rates. Interest income from these securities is generally affected by changes in the U.S. interest rates. The following tables provide information about the Company's financial instruments that are sensitive to changes in interest rates. The tables present principal cash flows and weighted-average interest rates by expected maturity dates. All of the investments are considered "available for sale." The resultant differences between amortized cost and fair value, net of taxes, have been reflected as a separate component of accumulated other comprehensive income.

         Principal amounts by expected maturity as of March 31, 2006 of marketable securities are as follows:

                                                 Expected Maturity Date
                         ---------------------------------------------------------------------------
                            2007         2008         2009         2010         2011      Thereafter  Total Costs   Fair Value
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Available for sale
securities               $1,164,000   $  570,000   $       --   $       --   $       --   $       --   $1,734,000   $1,732,064

Interest rate                  1.98%         2.1%

         Principal amounts by expected maturity as of March 31, 2005 of marketable securities are as follows:

                                                 Expected Maturity Date
                         ---------------------------------------------------------------------------
                            2006         2007         2008         2009         2010      Thereafter  Total Costs   Fair Value
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Available for sale
securities               $1,425,000   $  595,000   $       --   $       --   $       --   $       --   $2,020,000   $2,043,758

Interest rate                  3.51%        4.09%          --           --           --           --

         JP Morgan has issued two letters of credit in the amounts of $750,000 and $200,000 as security respectively for the Bedford lease and for the credit card processor. As security against these letters of credit the Company has pledges its securities held by JP Morgan in the amount of $923,665 at March 31, 2006 and $853,475 at March 31, 2005.

5.       ACCOUNTS RECEIVABLE

         On January 11, 2005, Ultimate Electronics, Inc. and six of its subsidiaries ("Ultimate") filed individual voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Sales to Ultimate represented 10% and 32% of the Company's and its Consumer Products segment's total gross revenues during fiscal 2005. Pursuant to the provisions of Chapter 11, Warrantech was obligated to honor its existing contract with Ultimate and Ultimate continued to sell service contracts during this period of reorganization. Ultimate has made all its payments to Warrantech with respect to sales subsequent to January 11, 2005 ("post-petition sales)." At the time of filing, however, Warrantech believes that Ultimate owed it approximately $3.27 million for sales up to January 11, 2005 ("pre-petition sales") and Warrantech has filed a "proof of claim" in this amount with the Court. At this time, although Warrantech's proof of claim has been reviewed and approved, Warrantech does not know what it will recover on its claim. No provision for bad debts has been recorded as of March 31, 2006, as there are offsetting liabilities and reserves. The Plan of Reorganization has been approved by the Bankruptcy Court and Ultimate's creditors. Ultimate and its advisors have reviewed filed claims and have made initial determinations regarding preference payments and other amounts that may be recoverable from creditors. They are now contacting those creditors who appear to have the largest potential obligations to the bankruptcy estate in an effort to negotiate settlements. These discussions are expected to continue for a number of months. The first distributions to creditors could occur as early as the 3rd quarter of calendar 2006 although they are more likely to begin during the 4th quarter of calendar year 2006.

           In separate orders dated April 19, 2005, the Court approved actions to close thirty (30) of Ultimate's stores and retain a liquidator to dispose of existing inventory. The liquidator was authorized by the Court to sell Warrantech service contracts during the liquidation period in accordance with the terms of the existing Ultimate contract. The liquidation period has been completed. The remaining stores were purchased by Mark Wattles, the principal shareholder of Ultimate, through an entity named Ultimate Acquisition Partners, L.P. ("Acquisition"). As part of the Purchase Agreement, Acquisition was given until August 31, 2005, to decide if it wanted to assume Ultimate's contract with Warrantech. On November 1, 2005, Acquisition notified Warrantech that it had elected not to continue selling warranties administered by Warrantech effective November 15, 2005. Acquisition has made all of its payments to Warrantech with respect to its sales subsequent to January 11, 2005.

           At March 31, 2006, the Company was owed $3.7 million by Ultimate, in which the Company has filed a proof of claim for $3.27 million with the bankruptcy court. The remaining balance has subsequently been paid. No provision for bad debts has been recorded as of the fiscal year ended March 31, 2006.

         Accounts Receivable Security - The Company has executed an agreement with Great American Insurance Company ("GAIC") that provides the Company with extended premium payment terms and a $3 million line of credit ("GAIC Agreement"). All of the Company's obligations to GAIC pursuant to the GAIC Agreement are secured by all of the Company's

         Automotive and Consumer Products segment's accounts receivable, which were $23,537,597 and $19,118,161 at March 31, 2006 and 2005, respectively.

6.       OTHER RECEIVABLES

         During fiscal year ending March 31, 2006, 2005 and 2004, the Company incurred $948,822, $1,865,399 and $1,853,555, respectively, in legal expenses related to the Lloyd's litigation. The Company, in anticipation of receiving reimbursement for these expenses from its insurance company under a professional liability insurance policy, deferred the legal fees. In January 2005, as a result of a summary judgment, the court ruled that the insurance company was not responsible for payment of the Company's legal costs. The Company has appealed the court's decision. As a result of the lower court's ruling, the Company has provided for this potential bad debt of $3,718,954 during the year ended March 31, 2005. Some future legal expenses are expected to be covered under the Company's Director's and Officer's liability insurance policy.

         The nature and amounts of Other Receivables as of March 31, 2006 and 2005 are as follows. :

                                                                                    March 31,
                                                                         ----------------------------
                                                                             2006            2005 *
                                                                         ------------    ------------
         Other receivables, net
            Due from insurance companies                                 $    353,833    $    229,548
            Due from insurance companies - reimbursement of legal fees      3,718,954       3,718,954
            Due from insurance companies - profit sharing                      41,920          41,920
            Due from dealers                                                  302,569         384,304
                                                                         ------------    ------------
            Due from insurance companies/dealers                            4,417,276       4,374,726
            Agent advances                                                    108,565          61,787
             Due from financial institutions - rebate                         790,000         319,565
            Other                                                             372,121          69,596
                                                                         ------------    ------------
                                                                            5,687,962       4,825,674
         Allowance for doubtful accounts                                   (3,718,954)     (3,718,954)
                                                                         ------------    ------------
         Total Other receivables, net                                    $  1,969,008    $  1,106,720
                                                                         ============    ============

         The following table sets forth the carrying amounts and fair values of the Company's other receivables at March 31, 2006.

                                                      Expected Maturity Date
                              ---------------------------------------------------------------------------
                                 2006         2007         2008         2009         2010      Thereafter     Total      Fair Value
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
     Other receivables, net   $1,969,008           --           --           --           --           --   $1,969,008   $1,969,008

         The following table sets forth the carrying amounts and fair values of the Company's loan and other receivables at March 31, 2005.

                                                      Expected Maturity Date
                              ---------------------------------------------------------------------------
                                 2005         2006         2007         2008         2009      Thereafter     Total      Fair Value
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
      Other receivables, net  $1,106,720           --           --           --           --           --   $1,106,720   $1,106,720

7.       PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31

                                                                        March 31
                                                               ---------------------------
                                                                   2006           2005
                                                               ------------   ------------
            Automobiles                                        $     61,280   $     61,280
            Equipment, furniture and fixtures                     7,428,270      9,945,239
            Leasehold improvements                                2,042,139      2,031,248
            Software development costs                            3,178,299     16,211,130
                                                               ------------   ------------
                                                                 12,709,988     28,248,897
            Less:  Accumulated depreciation and amortization     10,710,379     25,607,392
                                                               ------------   ------------
                                                                  1,999,609      2,641,505
                                                               ------------   ------------
            Assets under capital leases:
              Cost                                                9,891,015     10,154,148
              Less:  Accumulated amortization                     8,497,186      8,439,116
                                                               ------------   ------------
                                                                  1,393,829      1,715,032
                                                               ------------   ------------
            Total Property and Equipment, net                  $  3,393,438   $  4,356,537
                                                               ============   ============

         Amortization expense on assets under capital leases for the years ended
         March 31, 2006, 2005 and 2004 was $363,535, $434,300 and $520,340,
         respectively. Depreciation expense on property and equipment other than under capital leases for the years ended March 31, 2006, 2005 and 2004 was $1,269,341, $2,115,670, and $2,760,264, respectively. At March 31,
         2006 the Company provided for the impairment of its assets in Chile and Peru for $23,464.

8.       LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

Long-term debt and capital lease obligations consisted of the following:

                                                                               March 31,
                                                                     ---------------------------
                                                                         2006           2005
                                                                     ------------   ------------
            Capital lease obligations - for property and
               equipment payable monthly with interest
               rates ranging from 7.046% to 12.8% due through 2010   $  1,093,328   $  1,465,610
            Less: Current maturities                                      420,294        541,626
                                                                     ------------   ------------
            Long-term portion                                        $    673,034   $    923,984
                                                                     ============   ============

The aggregate amounts of maturities at March 31, 2006 were as follows:

                                                               Minimum Future
                  Fiscal Year                                  Lease Payments
                                                               --------------
                  2007                                         $      513,724
                  2008                                                451,347
                  2009                                                202,877
                  2010                                                 93,877
                  2011                                                  3,196
                  2012 and thereafter                                      --
                                                               --------------
                                                                    1,265,021
                  Less: amount representing interest                  167,873
                                                               --------------
                  Net                                          $    1,093,328
                                                               ==============

The capital lease obligations are collateralized by the capitalized property and equipment related to the underlying leases.

9.       SPLIT DOLLAR LIFE INSURANCE POLICIES

Through April 2003, the Company made payments on split dollar life insurance policies on the lives of six officers of the Company, respectively. The Company suspended payment of premiums under these policies until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. In lieu of these premium payments, beginning in September of 2004 and going forward, the Company provides cash bonuses for the premium amount to these officers. The cash surrender value of these policies was $900,145 as of March 31, 2006 and 2005, respectively. The Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid.

10.      INCOME TAXES

A reconciliation of the income tax provision to the amount computed using the federal statutory rate is as follows:

                                                                  For the years ended March 31,
                                            --------------------------------------------------------------------------
                                                     2006                      2005                      2004
                                            ----------------------    ----------------------    ----------------------
Loss before income taxes                    ($ 2,742,619)             ($ 2,425,466)             ($   758,662)
                                            ------------              ------------              ------------

Federal statutory rate                      ($   932,491)     34.0%   ($   824,658)     34.0%   ($   257,946)     34.0%
State tax effect                                 (29,095)      1.1%        (17,221)      0.7%        (96,037)     12.7%
Non deductible items                              45,295      -1.7%         28,660      -1.2%         55,073      -7.3%
Foreign income taxed at rates other
than Federal                                      87,836      -3.2%         87,274       3.6%       (257,399)     33.9%
Foreign income tax withheld at the source        469,984     -17.1%        354,207     -14.6%        211,787     -27.9%
Other                                            (51,681)      1.9%         88,598      -3.7%        137,895     -18.2%
                                            ----------------------    ----------------------    ----------------------
Benefit for income taxes                    ($   410,152)     15.0%   ($   457,688)     18.8%   ($   206,627)     27.2%
                                            ======================    ======================    ======================


The components of tax expense are as follows:                                            Provision
For the Year Ended March 31, 2006                          Current        Deferred       (Benefit)
---------------------------------                       ------------    ------------    ------------
Federal                                                 $         --    ($   719,496)   ($   719,496)
State                                                        -19,153         -24,931         -44,084
Foreign                                                      547,040        -241,406         305,634
                                                        ------------    ------------    ------------
   Total provision benefit                              $    527,887    ($   985,833)   ($   457,946)
                                                        ============    ============    ============
   Tax provision on discontinued operations             $     76,891    ($   124,685)   $     47,794
   Tax provision on income from continuing operations   $    450,996    ($   861,148)   ($   505,740)
                                                        ------------    ------------    ------------
   Total provision benefit                              $    527,887    ($   985,833)   ($   457,946)
                                                        ============    ============    ============

For the Year Ended March 31, 2005:
----------------------------------
Federal                                                 $      2,466    ($   954,379)   ($   951,913)
State                                                          5,951         -32,044         -26,093
Foreign                                                      468,735        -131,689         337,046
                                                        ------------    ------------    ------------
   Total provision benefit                              $    477,152    ($ 1,118,112)   ($   640,960)
                                                        ============    ============    ============
   Tax provision on discontinued operations             ($    48,266)   ($   135,006)   ($   183,272)
   Tax provision on income from continuing operations   $    525,418    ($   983,106)   ($   457,688)
                                                        ------------    ------------    ------------
   Total provision benefit                              $    477,152    ($ 1,118,112)   ($   640,960)
                                                        ============    ============    ============

For the Year Ended March 31, 2004:
----------------------------------
Federal                                                 $      8,703    ($   392,733)   ($   384,030)
State                                                        -57,187         -88,324        -145,511
Foreign                                                      388,455         -36,206         352,249
                                                        ------------    ------------    ------------
   Total provision benefit                              $    339,971    ($   517,263)   ($   177,292)
                                                        ============    ============    ============
   Tax provision on discontinued operations             $     55,408    ($    26,073)   $     29,335
   Tax provision on income from continuing operations   $    284,563    ($   491,190)   ($   206,627)
                                                        ============    ============    ============
   Total provision benefit                              $    339,971    ($   517,263)   ($   177,292)
                                                        ============    ============    ============


The components of the net change in deferred tax assets are as follows:

                                                                    For the years ended March 31,
                                                            --------------------------------------------
                                                                2006            2005            2004
                                                            ------------    ------------    ------------
         Deferred provision (benefit) from:
           Continuing operations                                (861,148)       (983,105)       (491,190)
           Discontinued operations                              (124,685)       (135,006)        (26,073)

         Deferred taxes on non-recognized gains (losses):
           Continuing operations                                   2,312         (20,023)            327
           Discontinued operations                                    --              --              --

         Deferred taxes on transaction gains (losses):
           Continuing operations                                   3,249          30,611          35,413
           Discontinued operations                                30,429          38,579          14,650
                                                            ------------    ------------    ------------

         Net change in deferred tax assets                      (949,843)     (1,068,944)       (466,873)
                                                            ============    ============    ============

Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes. The components of the net deferred tax asset are as follows:

                                                      ----------------------------
                                                      For the Years Ended March 31,
                                                      ----------------------------
                                                          2006            2005
                                                      ------------    ------------
            Deferred tax assets
                 Deferred revenue                     $ 80,516,061    $ 76,961,754
                 Deferred rent                             156,028         149,419
                 Provision for doubtful accounts         1,385,529       1,387,867
                 Accrued bonus                              98,116         123,961
                 Foreign loss benefit                    1,121,051         725,544
                 Net operating loss                      5,253,430       4,166,598
                 Net state benefit                         796,530         771,599
                Tax vs. book depreciation                  239,717         147,605
                 Other                                      48,532          17,581
                                                      ------------    ------------
                      Total assets                      89,614,994      87,451,928
            Deferred tax liabilities
                 Deferred direct costs                 (68,605,155)    (67,314,387)
                 Section 174 expense                      (388,290)       (528,481)
                                                      ------------    ------------
                      Total liabilities                (68,993,445)    (67,842,868)
                                                        20,621,549      19,609,060
              Less:  Valuation allowance                (1,493,437)     (1,255,462)
                                                      ------------    ------------
                                                        19,128,112      18,353,598
            Plus:  Tax effect of Butler transaction      5,248,097       5,072,768
                                                      ------------    ------------
                 Net deferred tax asset               $ 24,376,209    $ 23,426,366
                                                      ============    ============

As of March 31, 2006, the Company had a United States net operating loss carryforward of approximately $15.45 million, which is available to reduce future regular federal taxable income. If not used, the entire carryover will expire in the years 2020 to 2025. As of March 31, 2006, the Company also had a foreign net operating loss carryforward of approximately $2.1 million. Due to the uncertainty of the realization of these foreign tax carryforwards, the Company established a valuation allowance against these carryforward benefits of $1,493,437 and $1,255,462 at March 31, 2006 and 2005, respectively.

Section 174 expense represents research and experimental expenses related to the development of a proprietary relational database and interactive software.

11.      COMMITMENTS AND CONTINGENCIES

         Operating Lease Commitments - The Company leases office and warehouse space under noncancellable operating leases expiring through 2013. These leases include scheduled rent increases over their respective terms. The accompanying consolidated statements of operations reflect rent expense on a straight-line basis over the lease terms, which differ from the cash payments required. Rent expense, net of sub-lease income, charged to operations for the years ended March 31, 2006, 2005 and 2004 was $1,490,273, $1,646,252 and $2,101,971, respectively.

         Future minimum commitments under these leases that have initial or remaining lease terms in excess of one year at March 31, 2006, are as follows:

                                          Fiscal Year        Amount
                                          -----------      -----------
                                                 2007      $ 1,307,236
                                                 2008        1,291,125
                                                 2009        1,308,241
                                                 2010        1,288,409
                                                 2011        1,288,409
                              Thereafter through 2013        2,469,451
                                                           -----------
                  Total future minimum lease payments      $ 8,952,871
                                                           ===========

         Employment Contracts - The Company has employment contracts with its officers and certain key employees. These employment contracts, expiring on various dates through 2008, provide for aggregate minimum annual base compensation of $2,088,333. Certain agreements also call for (i) annual increases, (ii) cost of living increases, (iii) automobile allowances, (iv) medical insurance, and (v) additional compensation if certain defined performance levels are attained. This additional compensation is to be paid in the form of cash and/or Company common stock. The Company also agreed to forgive interest which has accrued annually on a note between the Company and its CEO, for as long as the CEO remains in the Company's employ.

         Line of Credit and Extended Payment Terms - The Company executed an agreement with GAIC on October 9, 2002, whereby GAIC agreed to provide funding by extending a favorable change of its credit terms to the Company. GAIC agreed to allow a 30 day extension to its normal payment terms as set forth in the service agreement. Interest is charged on amounts within the extended payment term at 3% per annum, calculated on a daily basis. GAIC also agreed to a separate line of credit for an amount up to $3 million through further extensions of terms, subject to certain adjustments. Funds provided by the line of credit are made available by GAIC by further extending its premium payment terms. Interest is charged on funds advanced from the line of credit at an annual rate equal to the prime interest rate plus 2%. As of March 31, 2006, the $3 million available line of credit from GAIC has been drawn down by the Company and is reflected in premium payable.

         Letters of Credit - The Company maintains a $750,000 letter of credit for the benefit of the landlord of its headquarters office building. This letter of credit is automatically renewed annually through January 31, 2013.

         The Company also maintains a $200,000 letter of credit for the benefit of its credit card processor. This letter of credit is automatically renewed annually, as long as the agreement with the credit card company is in place.

         As security against these letters of credit the Company has pledges its securities held by JP Morgan in the amount of $923,665 at March 31, 2006 and $853,475 at March 31, 2005.

         Equipment Financing - The Company has ongoing relationships with equipment financing companies and intends to continue financing certain future equipment needs through leasing transactions. The total amount financed through leasing transactions during the fiscal year ended March 31, 2006 amounted to $205,345 compared to $538,609 during the fiscal year ended March 31, 2005. At fiscal year end 2006, the Company had $1,093,328 in debt outstanding from capital lease obligations compared to $1,465,609 at fiscal year end 2005.

         Litigation - The Company is from time to time involved in litigation incidental to the conduct of its business.

         Lloyd's Underwriters
         Certain Underwriters at Lloyd's, London and Other Reinsurers Subscribing to Reinsurance Agreements F96/2992/00 and No. F97/2992/00
         v. Warrantech Corporation, Warrantech Consumer Product Services, Inc., Warrantech Help Desk, Inc., and Joel San Antonio, in United States District Court, Northern District of Texas, Fort Worth Division.

         During the period that Houston General was the underwriter of certain of Warrantech's programs, it reinsured certain of the underwritten risks with one or more Lloyd's insurance syndicates. At some point thereafter, Houston General commenced an arbitration against the Lloyd's syndicates seeking to recover approximately $46,000,000 under the reinsurance treaties with respect to claims previously paid by Houston General on warranty claims submitted by customers under Warrantech programs. The Warrantech entities were not parties in the arbitration but were the subject of extensive discovery by each of Houston General and the Lloyd's syndicates. The arbitration concluded in August 2002 with an award of approximately $39,000,000 in favor of Houston General.

         The award supports the assertions of Houston General with respect to the validity of the claims that it paid. Warrantech was not involved in the selection of these re-insurers, has no contractual relationship with them, and has had no reporting or other obligation to them. Despite these facts, the Lloyd's syndicates now seek to recover some portion of the arbitration award from the Warrantech entities on two theories of liability. The first is that, at the time certain claims were presented to Houston General for payment, the Warrantech entities either fraudulently or negligently represented to Houston General that such claims were valid. The second is that the Warrantech entities intentionally failed to comply with their legal obligations to cooperate with the parties during the discovery process for the arbitration. The complaint seeks ordinary, punitive and exemplary damages although no specific amount is requested. On January 6, 2004, the plaintiff filed an amended complaint that added Joel San Antonio, Chairman and Chief Executive Officer of Warrantech Corporation, as a party defendant in his individual capacity.

         Warrantech has filed a counterclaim against Lloyd's arising out of the same set of facts that underlie the original litigation. Warrantech alleges fraud, unfair claim settlement practices and bad faith and is seeking damages of approximately $46 million. Warrantech is also asking that treble damages for $138 million be awarded as permitted under applicable Texas law.

         This case was originally brought in the District Court of Tarrant County, Texas, 17th Judicial District. On March 19, 2004, Defendant San Antonio filed a notice of removal to the United States District Court which motion was joined by all other defendants. Following removal, Lloyd's filed a motion to remand the case to state court. Although the motion was originally denied, the matter was subsequently returned to state court by Judge McBryde. Warrantech appealed this and several other rulings to the 5th Circuit Court of Appeals. Oral argument was heard on August 29, 2005 and, although a decision was expected before the end of 2005, the Court has yet to announce its decision. If the Court determines that jurisdiction properly lies with the federal courts, it will also rule on defendant's motions with respect to collateral estoppel and res judicata. A ruling favorable to the defendants on either of these issues could ultimately lead to a successful pre-trial resolution of the entire litigation. The Court is also considering the reinstatement of Warrantech's counterclaim against Lloyds for damages and attorneys' fees. As the parties await the ruling of the 5th Circuit they are continuing with preparation for trial in state court, currently scheduled for October 9, 2006. The defendants have filed several motions for summary judgment based on lack of jurisdiction and the running of the statute of limitations. Both motions are currently being briefed and will be argued in late June. As with the pending federal appeal, a favorable ruling on either motion could result in a successful pre-trial resolution of the entire litigation.

         Management continues to believe that the Lloyd's case is without merit. At this time, however, it is not able to predict the outcome of the litigation. For this reason, the Company is unable to determine its potential liability, if any, and as such, the accompanying financial statements do not reflect any estimate for losses.

         Universal Insurance Company
         ---------------------------
         In the Matter of Arbitration between Universal Insurance Company and Warrantech Consumer Product Services, Inc.; Jane Doe; and ABC Corporation

         Universal Insurance Company ("Universal") provided insurance for the vehicle service contracts marketed and administered by Warrantech International in Puerto Rico pursuant to an Administrative Agreement that was effective as of April 1, 1998. On October 16, 2003, Universal, claiming a material breach of the agreement by Warrantech, terminated the agreement and assumed responsibility for administering the applicable service contracts.

         Universal served Warrantech with a Demand for Arbitration, dated October 15, 2004, seeking to recover a portion of the fees Warrantech received to provide administrative services under the contracts, approximating $2,155,000, together with interest thereon from the effective date of termination. Subsequent to receipt of Universal's Demand for Arbitration, Warrantech commenced an action against Universal in the State of Connecticut to recover fees owed to Warrantech pursuant to the terms of a certain Fee Agreement. Although it is difficult at this time to determine the exact amount owed to Warrantech, it is believed that the amount will be in excess of $1,000,000. Universal has moved in local court to have the Connecticut action combined with the arbitration in Puerto Rico. In response to that motion, Warrantech has moved to have the Connecticut action remanded to federal court in Connecticut. The parties are currently contesting a number of procedural issues. Minimal discovery has taken place as of the date hereof.

         Management believes Universal's case is without merit. At this time, however, it is not able to predict the outcome of either the arbitration or the Connecticut action. For this reason, the Company is unable to determine its potential liability, if any, and as such, the accompanying financial statements do not reflect any estimate for losses.

12.      SHARE BASED COMPENSATION AND OTHER BENEFIT PLANS

         Stock Incentive Plans - Under the Company's 1998 Employee Incentive Stock Option Plan, as amended (the "1998 amended Plan"), 1,041,987 shares of the Company's common stock are reserved for issuance to employees (including officers) upon exercise of options granted under the 1998 amended plan. Options are to be granted at an exercise price not less than 100% of the fair market value of the Company's common stock at date of grant. The number of shares granted, terms of exercise, and expiration dates are to be decided at the date of grant of each option by the Company's Board of Directors. The 1998 Amended Plan will terminate in August 2008 unless sooner terminated by the Board of Directors.

         Stock Awards - Restricted common stock of the Company may be awarded to officers, key employees, non-employee directors and certain other non-employees. Shares granted are subject to certain restrictions on ownership and transferability. Such restrictions on current restricted stock awards typically lapse one to three years after the award. The deferred compensation expense related to restricted stock grants is amortized to expense on a straight-line basis over the period of time the restrictions are in place. Restricted common stock awards to employees reduce stock options otherwise available for future grants. The common stock awards are valued based on the opening price of the Company's stock on the date the award is approved by the Board of Directors. During the year end March 31, 2006 and 2005, 88,334 and 32,500 restricted shares were awarded to directors and employees, respectively.

         The Company recognized costs of $61,875, $73,850 and $100,000 for the years ended March 31, 2006, 2005 and 2004, respectively, for stock-based compensation to employees and directors. The Company had no costs for the years ended March 31, 2006, 2005 and 2004, respectively, for stock-based compensation to non-employees.

         Stock Option Plans - At March 31, 2005, the Company had one stock option plan, which is described above. SFAS No. 123, "Accounting for Stock-based Compensation," defines a fair value method of accounting for an employee stock option. SFAS No. 123 allows a company to continue to measure compensation costs for these plans using APB No. 25 and related interpretations. The Company has elected to continue using APB No. 25 for accounting for its employee stock compensation plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan. If Warrantech had determined compensation cost for its stock option plan based on the fair value at the grant dates for awards under the plan, consistent with the method prescribed by SFAS 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts as follows:

                                                                             For the Years Ended March 31,
                                                                     --------------------------------------------
                                                                         2006            2005            2004
                                                                     ------------    ------------    ------------
Net loss as reported                                                 ($ 3,125,656)   ($ 3,607,793)   ($   516,371)
Stock based employee compensation expense included in
  reported net loss, net of related tax effects                            25,810              --              --
Total stock based employee compensation expense determined
  under fair value based method for all awards, net of related tax
  effects                                                                 (84,042)        (97,559)       (107,998)
                                                                     ------------    ------------    ------------

Net loss proforma                                                    $ (3,183,888)   $ (3,705,352)   $   (624,369)
                                                                     ============    ============    ============

Shares - basic                                                         15,383,507      15,396,342      15,344,563

Basic loss per share as reported                                     ($      0.20)   ($      0.23)   ($      0.03)
Basic loss per share pro forma                                       ($      0.21)   ($      0.24)   ($      0.04)

         In December 2004, the FASB issued Statement 123(R), "Share-Based Payment," to be effective, in the case of Warrantech, for interim periods beginning after December 15, 2005; thereby, becoming effective for Warrantech in the fourth quarter of fiscal 2006. Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized as an operating expense in the income statement. The cost is recognized over the requisite service period based on fair values measured on grant dates. The new standard may be adopted using either the modified prospective transition method or the modified retrospective method. The Company is currently evaluating its share-based employee compensation programs, the potential impact of this statement on the consolidated financial position and results of operations. The Company has adopted the modified prospective method for its options issued and recognizes compensation expense under their requisite vesting periods.

         Presented below is a summary of the status of the stock options in the plan and the related transactions for the years ended March 31, 2006, 2005 and 2004.

                                                        2006                          2005                          2004
                                             ------------------------------------------------------------------------------------
                                                            Weighted                      Weighted                      Weighted
                                                            Average                       Average                       Average
                                                            Exercise                      Exercise                      Exercise
                                               Shares        Price           Shares        Price           Shares        Price
                                             ------------------------------------------------------------------------------------
Options outstanding at beginning of year      1,514,803    $     1.16       1,332,789    $     1.23       1,306,380    $     1.33
Granted                                         300,000         0.605         353,532          0.67         278,040          1.38
Canceled/Surrendered                           (341,770)        (0.80)       (171,518)        (0.52)       (121,518)        (1.44)
Exercised                                            --            --              --            --         (20,000)        (0.60)
Forfeited                                            --            --              --            --        (110,113)        (0.94)
                                             ------------------------------------------------------------------------------------
Options outstanding at end of year            1,473,033    $     1.06       1,514,803    $     1.16       1,332,789    $     1.23
                                             ====================================================================================

                                             ------------------------------------------------------------------------------------
Options exercisable at end of year              903,031    $     1.25         936,467    $     1.30         764,604    $     1.35
                                             ====================================================================================

         The weighted average fair value of stock options at date of grant, calculated using the Black-Scholes option-pricing model, granted during the years ended March 31, 2006, 2005 and 2004 was $0.38, $0.38 and $0.56, respectively.

         The following table summarizes the status of all Warrantech's stock options outstanding and exercisable at March 31, 2006.

                                                 Stock Options                     Stock Options
                                                  Outstanding                       Exercisable
                                       ------------------------------------   -----------------------
                                                    Weighted      Weighted                  Weighted
                                                     Average      Average                   Average
                                                    Remaining     Exercise                  Exercise
         Range Of Exercise Prices        Shares     Life (Yrs)     Price        Shares       Price
         ------------------------      ----------   ----------   ----------   ----------   ----------
         $0.42 to $0.94                   963,605         7.22   $     0.72      512,427   $     0.79
         $1.00 to $1.02                    78,432         5.52   $     1.02       19,608   $     1.02
         $1.26 to $1.595                  337,207         2.78   $     1.45      277,207   $     1.42
         $3.25 to $3.375                   93,790         0.64   $     3.25       93,790   $     3.25
                                       ----------   ----------   ----------   ----------   ----------
         Total at March 31, 2006        1,473,034         4.75   $     1.06      903,032   $     1.25
                                       ==========   ==========   ==========   ==========   ==========
         Total at March 31, 2005        3,239,803         2.87   $     1.08    2,661,467   $     1.11
                                       ==========   ==========   ==========   ==========   ==========
         Total at March 31, 2004        3,062,365         3.93   $     1.68    2,489,605   $     1.81
                                       ==========   ==========   ==========   ==========   ==========

         Other Stock Options - The Company may issue options to purchase its common stock to officers, non-employees, non-employee directors or others as part of settlements in disputes and/or incentives to perform services for the Company. The Company accounts for stock options issued to vendors and non-employees of the Company under SFAS No. 123 "Accounting for Stock-based Compensation." The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with weighted average assumptions identical to those used for options granted to employees.

                  No stock options have been issued to vendors or non-employees during fiscal 2006, 2005 or 2004.

                  The fair value of Warrantech stock options used to compute pro forma net income and earnings per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions for the years ended March 31, 2006, 2005 and 2004, respectively: expected dividend yield of 0%; expected volatility of 30% - 50%; a risk free interest rate of 4.5% - 5.0%; and expected option life of 3 to 5 years.

                  On October 1, 2002, as part of an agreement between the Company and GAIC to provide extended credit terms, GAIC received options to purchase up to 1,650,000 shares of common stock. The GAIC options are exercisable no earlier than January 1, 2006 nor later than December 31, 2006. Per the terms of the agreement, since Warrantech's stock did not trade above $2 per share for ten consecutive trading days prior to January 1, 2004, the exercise price of the option was automatically reduced to $1 per share from $2 per share. The GAIC options are each exercisable for a period of five years. Warrantech has the right to redeem these options at any time if its shares trade at a price of $3.00 per share or more on any five consecutive trading days. The redemption price is $.001 per share. However, if Warrantech elects to redeem the options, GAIC will have the right to exercise their respective options immediately prior to the redemption. If GAIC exercises all of these options, it would own approximately 9.7% of the Company's outstanding shares. As the options had no value under the Black-Scholes option pricing model, no compensation expense was recorded in the Company's results of operations for the fiscal year ended March 31, 2006.

                  On July 6, 1998, Joel San Antonio, Warrantech's Chairman and Chief Executive Officer, and William Tweed and Jeff J. White, members of Warrantech's Board of Directors, exercised an aggregate of 3,000,000 of their vested options to purchase Warrantech common stock. Promissory notes totaling $8,062,500 were signed with interest payable over three years at an annual rate of 6%. The promissory notes, which were with recourse and secured by the stock certificates issued, matured July 5, 2001. On March 14, 2006, there was a settlement of Mr. White's note with his estate (see below). The value of the remaining collateral for Mr. Tweed and Mr. San Antonio's Notes, which consists of a total of 2,183,000 shares of the Company's common stock, is currently $1,026,000, as of May 31, 2006, based upon the market price of the stock on that date. Under the loan documents, the Company does not have a right to require the payors to increase the loan collateral. On March 22, 1999, Joel San Antonio delivered an additional promissory note for $595,634, payable to the Company, representing the amounts funded by the Company for the payroll taxes payable by him upon the exercise of these options. The exercise of these stock options and the anticipated tax benefit from this transaction represented approximately $10 million. .

                  In February 2000, the Company agreed to restructure the loans to Mr. Tweed and Mr. White by capitalizing the interest due and extending the loan maturity from July 5, 2001 until January 31, 2005. Interest on the restructured loans accrued annually at the applicable federal rate of 6.2%. Under the restructuring, interest first became payable on the third anniversary of the restructuring and was payable annually thereafter. In July 2002, the Company extended the loan maturity dates until February 1, 2007 (the "loan extension"). The interest, which accrued on the notes up to the time of the loan extension, was added to the principal of the notes. The new principal amount of Mr. Tweed's note is $3,189,675 and of Mr. White's note is $2,912,430. The applicable federal interest rate on the notes following the loan extension is 4.6%. Under the loan extension, interest on the notes will accrue until February 1, 2005 and, at that time, the accrued interest will be added to the principal of the notes. Commencing on February 1, 2005, interest on the new principal amount of the loans to Mr. Tweed and Mr. White is payable annually in arrears, with the first interest payment becoming due on February 1, 2006. On January 31, 2006, in lieu of a cash payment for the $148,033 in interest due by Mr. Tweed, the Company agreed to accept 211,476 shares of its Common Stock.

                  In February 2000, the Company also agreed to restructure the two existing loans to Mr. San Antonio (as restructured, the "Combined Loan"). The Combined Loan, finalized in March 2001, was due on January 31, 2005 and accrued interest annually at 5.2%. In July 2002, the Company extended the loan maturity date until February 1, 2007 and the interest rate was changed to the then applicable federal rate of 4.6%. The principal amount of Mr. San Antonio's note is $4,165,062. Interest will be forgiven as long as Mr. San Antonio continues to be employed by the Company. The $194,254, $194,254, 194,786 and $133,050 of interest which accrued on the note during fiscal years 2006, 2005, 2004 and 2003, respectively has been forgiven. The interest was charged to operations as additional compensation in the respective fiscal years the interest income was accrued.

                  Mr. White passed away on November 30, 2005. Pursuant to a promissory note given by Mr. White to the Company in connection with his exercise of stock options, Mr. White's estate owed the Company $3,401,799 as of February 28, 2006. His death triggered an acceleration provision of the promissory note, which provides that if the note is not paid within 90 days after his death (March 1, 2006), the Company is entitled to declare all amounts owed under the note due and payable. An interest payment per the terms of the note, was due on February 1, 2006. The Company's Board of Directors agreed to extend the due date of the interest payment until Feb 28, 2006. In settlement of the note, the Estate of Mr. White ("Estate") and the Company agreed that the Estate would transfer $1,290,000 in cash and 1,322,048 shares of the Company's Common Stock valued at $1,013,577, and in exchange the Company forgave and charged $1,098,222 of the remaining amount of Mr. White's loan with the Company to operations. The transaction took place on March 14, 2006.

                  The total amount of the restructured loans to Mr. Tweed and Mr. San Antonio at March 31, 2006, including the capitalized interest of $400,556, is $7,755,292. The total amount of the restructured loans to Mr. Tweed, Mr. White and Mr. San Antonio at March 31, 2005, including the capitalized interest of $764,899, is $11,032,065.

         Savings and Retirement Plan

         The Company and its qualified employees also participate in a Savings and Retirement Plan also known as the 401(k) Plan (the "Plan"). All of the Company's domestic employees are eligible to participate in the Plan at the first quarterly enrollment period following their date of employment. All Plan participants who have completed one year of service with the Company are eligible for the Company contribution. The Company contributes 66% of an eligible employee's contribution to the Plan, with a maximum up to 4% of the employee's compensation. The Company's contribution, for the benefit of the employee, vests after an employee has been employed by the Company for three years. The Company contributed $203,973, $197,265 and $217,159 to the Plan during the fiscal years ended March 31, 2006 2005 and 2004, respectively.

13.      OTHER INCOME (EXPENSE)

         Other income (expense) consists of the following:

                                                         For the Years Ended March 31,
                                                 --------------------------------------------
                                                     2006            2005            2004
                                                 ------------    ------------    ------------
            Interest and dividend income         $    547,989    $    581,406    $    600,649
            Interest expense                       (1,136,069)       (586,914)       (690,019)
            Gain (loss) on sale of assets              (2,746)            635           1,195
            Credit card usage rebate                  899,934          74,590         541,345
            Miscellaneous income                      (38,043)   $    857,841         112,753
                                                 ------------    ------------    ------------
                  Total other income             $    309,108    $    783,270    $    453,170
                                                 ============    ============    ============

14.      GAIN (LOSS) FOR DISCONTINUED OPERATIONS

     On April 1, 2006 the Company closed its operations in Peru and Chile as several customers did not renew their agreements. These countries showed a loss for 2006 of $888,778, a loss of $1,640,014 for 2005 and a gain for 2004 of
$35,664.

15.      SIGNIFICANT CUSTOMERS

     During the fiscal year ended March 31, 2006, the Company had one customer which accounted for more than 10% of the Company's consolidated gross revenues. In 2006, 2005 and 2004 gross revenues from this significant customer were $16.9 million, $13.8 million and $11.2 million, respectively, which accounted for 13%, 12% and 8% of the Company's total gross revenues, respectively.

16.      EARNINGS PER SHARE

         The computations of loss per share for the years ended March 31, 2006, 2005 and 2004 are as follows:

                                                                For the Years Ended March 31,
                                                       --------------------------------------------
                                                           2006            2005            2004
                                                       ------------    ------------    ------------
     Numerator:
        Net (loss) applicable to common stock          ($ 3,125,656)   ($ 3,607,792)   ($   516,371)
                                                       ------------    ------------    ------------
     Denominator:
         Average outstanding shares used in the
         computation of per share earnings:
           Common Stock issued-Basic shares              15,383,507      15,398,677      15,344,563
           Stock Options (treasury method)                   50,000         161,448         225,045
                                                       ------------    ------------    ------------
           Diluted shares                                15,433,507      15,560,125      15,569,608
                                                       ============    ============    ============
     Loss per common share:
        Basic                                          ($      0.20)   ($      0.23)   ($      0.03)
                                                       ============    ============    ============
        Diluted                                        ($      0.20)   ($      0.23)   ($      0.03)
                                                       ============    ============    ============

17.      ACCUMULATED OTHER COMPREHENSIVE INCOME

         The components of accumulated other comprehensive income, net of related tax, for the years ended March 31, 2006, 2005 and 2004 are as follows:

                                                      March 31,     March 31,
                                                        2006          2005
                                                     -----------   -----------
            Unrealized gain/ (loss) on investments   $       198   $    (4,291)
            Accumulated translation adjustments          300,969       236,747
                                                     -----------   -----------
            Accumulated other comprehensive income   $   301,157   $   232,456
                                                     ===========   ===========

18.      SEGMENT INFORMATION

         Until April 2006, the Company operated in four major business segments:
Automotive, Consumer Products, Direct and International, each of which is discussed below. Effective with April 2006, the Company ceased operations in Chile and Peru in its International segment. The Automotive segment markets and administers extended warranties on automobiles, light trucks, motorcycles, recreational vehicles and automotive components, which are sold principally by franchised and independent automobile and motorcycle dealers, leasing companies, repair facilities, retail stores, financial institutions and other specialty marketers. The Consumer Products segment develops, markets and administers extended warranties and product replacement plans on household appliances, consumer electronics, televisions, computers, home office equipment and homes which are sold principally through retailers, distributors, manufacturers, utility companies, financial institutions and other specialty marketers. The International segment is currently operating in Central America, Puerto Rico and the Caribbean and operated in Chile and Peru until April 2006. The International segment markets and administers outside the United States and Canada predominately the same products and services of the other business segments. The Direct segment markets these warranties and plans directly to the ultimate consumer on behalf of the retailer/dealer and/or the manufacturer through telemarketing and direct mail campaigns. Other includes intersegment eliminations of revenues and receivables and net unallocated Corporate expenses and Butler.

                                                Consumer                                Reportable
Year Ended                       Automotive     Products       Direct     International   Segments       Other         Total
-----------------------------   ------------  ------------  ------------  ------------- ------------  ------------  ------------
March 31, 2006
--------------
Gross Revenues                  $ 78,154,529   $33,193,512   $10,914,045   $   905,563  $123,167,649   $   127,001  $123,294,650
Intercompany revenues              2,845,689     1,660,739        45,360       259,125     4,810,913    (4,810,913)           --
Profit (loss) from operations        587,654     3,734,233     1,320,778      (465,456)    5,177,209    (2,163,525)   (3,013,684)
Pretax income (loss)              (3,218,870)    1,118,475       (22,802)   (1,354,543)   (3,477,740)     (153,657)   (3,631,397)
Net interest income (expense)       (676,199)     (247,732)           --         2,293      (886,577)      333,558      (588,080)
Depreciation/amortization            306,599       343,901        82,003        57,904       790,407       829,534     1,619,941
Total assets                     192,088,003    65,856,424     3,177,252     9,436,977   270,558,656    (3,672,755)  266,885,901

March 31, 2005
--------------
Gross Revenues                    69,374,933     3,768,936     7,922,943       759,659   113,904,402            --   113,904,402
Intercompany revenues                828,951     1,497,880        65,264     1,082,877     3,499,160    (3,499,160)           --
Profit (loss) from operations      1,003,585      (188,724)    3,169,574       525,649     4,510,085    (7,783,392)   (3,273,307)
Pretax income (loss)              (2,996,156)   (2,827,262)    1,528,585    (1,116,272)   (5,411,105)    1,345,625    (4,065,480)
Net interest income (expense)       (229,852)     (119,292)           --         9,498      (339,646)      345,543         5,897
Depreciation/amortization            287,572       761,378        61,736        65,339     1,114,289     1,422,828     2,537,117
Total assets                     182,566,590    66,091,687     3,550,460     9,383,193   261,591,930     2,071,909   258,558,776

March 31, 2004
--------------
Gross Revenues                   103,494,113    31,855,760     7,118,419     1,861,150   149,329,442            --   144,329,442
Intercompany revenues                     --            --        61,847       804,069       865,965      (865,966)           --
Profit (loss) from operations      2,074,521       412,458       933,972       830,998     5,721,223    (7,045,808)   (1,324,585)
Pretax income (loss)              (3,952,873)      132,346       513,277       866,842    (2,160,296)    1,437,298      (722,998)
Net interest income (expense)       (381,282)      (58,666)           --        14,599      (425,348)      350,577       (74,771)
Depreciation/amortization            386,794     1,236,190        55,083        70,473     1,748,540     1,520,053     3,268,593
Total assets                     180,793,348    60,538,744     4,811,950     8,618,712   254,762,754     2,109,732   257,184,550

19.      SUBSEQUENT EVENT - MERGER

THE MERGER AGREEMENT
--------------------

         On June 7, 2006, the Company, entered into an Agreement and Plan of Merger (the "Merger Agreement") with WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent") and WT Acquisition Corp., a Nevada corporation and direct wholly-owned subsidiary of Parent ("Merger Sub"). The Merger Agreement contemplates that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing after the Merger as the surviving corporation (the "Merger").

         Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each issued and outstanding share of common stock of the Company will be converted into the right to receive $0.75 in cash, without interest (the "Cash Consideration"). As of the Effective Time, all shares of the Company's common stock issued and outstanding prior to such Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of common stock shall cease to have any rights with respect thereto, except the right to receive the Cash Consideration or the fair value of the shares pursuant to the appraisal rights available under Nevada law. Each outstanding Company stock option at the time of closing will be cancelled in the Merger and the holder thereof shall be entitled to an amount of cash, without interest, equal to the excess, if any, of $0.75 over the exercise price of such stock option with respect to each share of stock issuable upon exercise of such stock option.

         Following the recommendations of the Special Committee of disinterested directors, the Boards of Directors of the Company and Merger Sub have, and the Board of Managers of Parent has, approved the Merger Agreement. Completion of the Merger is subject to customary closing conditions, including, among other things, (i) adoption of the Merger Agreement by the Company's stockholders, (ii) absence of any injunction prohibiting the consummation of the Merger, (iii) the accuracy of the representations and warranties of each party, and (iv) compliance of the Company with its covenants.

         The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $1,250,000.

THE COMPANY STOCKHOLDER AGREEMENTS
----------------------------------

         In connection with the execution of the Merger Agreement, certain of the Company's principal stockholders holding in the aggregate 35.5% of the Company's issued and outstanding common stock entered into stockholder voting agreements with Parent and/or Parent and the Company (the "Company Stockholder Agreements"), pursuant to which, among other things, such stockholders agreed to vote their shares of common stock in favor of the Merger and against any other acquisition proposal for a period of twelve months following termination of the Merger Agreement. In addition, Joel San Antonio, the Company's Chairman of the Board and Chief Executive Officer entered into an agreement with Parent and the Company which contains the terms of the Company Stockholder Agreements, grants an option to Parent to purchase Mr. San Antonio's shares for $0.75 per share exercisable for a period of twelve months following termination of the Merger Agreement, and also provides for the application of amounts paid to Mr. San Antonio for his shares and stock options to reduce his outstanding indebtedness to the Company, the termination of the outstanding obligations under Mr. San Antonio's employment agreement with the Company in exchange for a cash payment of $1,700,000 and the grant to Mr. San Antonio of a common equity award equal to 22.5% of the common equity interests in Parent. In addition, the Company is aware of a letter agreement between Parent and Mr. San Antonio relating to (i) the forgiveness of accrued and unpaid interest owed on Mr. San Antonio's indebtedness to the Company through the Effective Time, (ii) the forgiveness of approximately $600,000 of outstanding principal on such indebtedness, and (iii) the extension of the maturity date of the promissory note, evidencing the remaining indebtedness of approximately $1,050,000, until the second anniversary of the closing of the Merger. William Tweed, a former director of the Company also entered into an agreement with Parent and the Company which contains the terms of the Company Stockholder Agreements, grants an option to Parent to purchase Mr. Tweed's shares for $0.75 per share exercisable for a period of twelve months following termination of the Merger Agreement, provides for the application of amounts paid to Mr. Tweed for his shares to reduce his outstanding indebtedness to the Company and the extension of the maturity date of the promissory note evidencing the remaining indebtedness of approximately $2,394,796, until December 31, 2013.

CONSOLIDATION AND SALE OF CERTAIN COMPANY DEBT
----------------------------------------------

         In connection with the Merger, the outstanding indebtedness of the Company and its subsidiaries to Great American Insurance Company, GAI Warranty Company, GAI Warranty Company of Florida and GAI Warranty Company of Canada (collectively, "GAI") through March 1, 2006 is being consolidated under a single term promissory note between GAI, the Company and such subsidiaries (the "Term Note"), which is secured by a first priority, continuing security interest in and to all of the tangible and intangible assets of the Company and its subsidiaries granted to GAI under the terms of a security agreement by and between GAI, the Company and its subsidiaries (the "Security Agreement"). All principal and interest under the Term Note is due and payable 120 days from June 7, 2006. The Term Note is in full novation of any and all other debt instruments and obligations to repay indebtedness between GAI and the Company and its subsidiaries through March 1, 2006. The Term Note and Security Agreement contain customary representations and warranties, affirmative and negative covenants and events of default.

         Contemporaneously with the execution of the Merger Agreement, GAI sold to Wtech Holdings, LLC ("Wtech"), an affiliate of Parent, all of its rights and obligations under the Term Note and Security Agreement, whereupon Wtech became the primary secured lender to, and creditor of, the Company and its subsidiaries. The Company is not a party to the agreement providing for the sale and transfer of GAI's rights under the Term Note and the Security Agreement, although the Company granted its consent with respect thereto.

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      SUPPLEMENTAL QUARTERLY FINANCIAL DATA
                                   (Unaudited)

The following fiscal 2006 and 2005 quarterly financial information for each of the three month periods ended June 30, September 30, December 31, 2005 and 2004 and March 31, 2006 and 2005 is unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the results of operations for such periods have been made for a fair presentation of the results shown.

                           Quarter Ended                Quarter Ended               Quarter Ended              Quarter Ended
                              June 30,                  September 30,                December 31,                 March 31,
                     --------------------------  --------------------------  --------------------------  --------------------------
                         2005          2004          2005          2004          2005          2004          2006          2005
                     ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Net revenues         $ 26,135,186  $ 23,439,833  $ 30,281,159  $ 24,817,090  $ 32,109,608  $ 28,206,527  $ 34,768,697  $ 34,788,027
Gross profit            5,862,190     6,092,317     6,111,402     5,678,243     6,674,315     6,465,701     6,708,742     8,968,927
Profit (loss)
  from continuing
  operations             (775,597)     (481,669)      228,449      (647,983)       87,088       244,680    (2,226,646)   (1,425,625)
Discontinued
  operations, net
  of tax                  239,539      (277,870)     (943,055)     (946,055)      (22,056)     (220,576)      286,621      (195,513)
Income (loss) from
   discontinued
   operations

Net income (loss)        (536,058)     (759,539)     (714,606)   (1,594,038)       65,032       (24,104)   (1,940,025)   (1,230,112)

Basic income per
  share data
Income per share
  from continuing
  operations         ($      0.04) ($      0.07) ($      0.00) ($      0.05) $       0.02  $       0.02  ($      0.14) ($      0.13)
Income (loss) per
  share from
  discontinued
  operations         $       0.01  $       0.02  ($      0.04) ($      0.05) $      (0.02) $      (0.02) $       0.02  $       0.05

Net income per
  basic share        ($      0.03) ($      0.05) ($      0.05) ($      0.10) $       0.01  $      (0.00) ($      0.13) ($      0.08)

Weighted average
  common shares
  outstanding basic    15,398,677    15,398,677    15,406,992    15,389,412    15,479,810    15,398,677    15,383,507    15,396,342

Diluted income per
  share data
Income per share
  from continuing
  operations         ($      0.04) ($      0.07) ($      0.00) ($      0.05) $       0.02  $       0.02  ($      0.14) ($      0.13)
Income (loss) per
  share from
  discontinued
  operations         $       0.01  $       0.02  ($      0.04) ($      0.05) $      (0.02) $      (0.02) $       0.02  $       0.05

Net Income per
  diluted share      ($      0.03) ($      0.05) ($      0.05) ($      0.10) $       0.01  $      (0.00) ($      0.13) ($      0.08)

Weighted average
  common shares
  outstanding
  diluted              15,398,677    15,398,677    15,427,992    15,732,312    15,500,810    15,398,677    15,433,507    15,469,074

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                          FINANCIAL STATEMENT SCHEDULE
                 SCHEDULE VIII-VALUATION AND QUALIFYING ACCOUNTS


-------------------------------------  ------------   -------------------------------------   ----------------   ------------
        Column                           Column                     Column                       Column            Column
          A                                B                          C                            D                 E
-------------------------------------  ------------   -------------------------------------   ----------------   ------------
                                                                   Additions                    Deductions-
                                         Balance at   -------------------------------------                       Balance at
                                         Beginning    Charged to Costs    Charged to Other                          End of
Description                              of Year       and Expense (a)    Accounts-Describe     Describe (b)         Year
-------------------------------------  ------------   ----------------    -----------------   ----------------   ------------
Year Ended March 31, 2006
   Allowance for doubtful accounts:
              Trade A/R                $    576,832                  0                              17,709       $    559,123
              Other A/R                   3,718,954                  0                                   0          3,718,954

Year Ended March 31, 2005
   Allowance for doubtful accounts:
              Trade A/R                $    233,667            326,317                            (16,848)       $    576,832
              Other A/R                           0          3,718,954                                   0          3,718,954

Year Ended March 31, 2004
   Allowance for doubtful accounts:
              Trade A/R                $    230,064            590,000                             586,397       $    233,667
              Other A/R                           0                  0                                   0                  0

(a)      Amount of receivables charged to the allowance during the year.
(b) Recovery of prior year bad debts resulted in credit amount for the year ended March 31, 2006.


Item 9.  Changes in and Disagreements with Accountants on Accounting and
         ---------------------------------------------------------------
Financial Disclosures
---------------------

         None.

Item 9A. Controls and Procedures
         -----------------------

Disclosure Controls and Procedures
The Company's Chief Executive Officer (CEO) and Chief Financial Officer (CFO) are primarily responsible for the accuracy of the financial information that is presented in this Annual Report on Form 10-K. Each of them has, within 90 days of the filing date of this report, evaluated the Company's disclosure controls and procedures, as defined in the rules of the SEC and have determined that such controls and procedures were effective in ensuring that material information relating to the Company and its consolidated subsidiaries was made known to them during the period covered by this Annual Report.

Internal Controls
To meet their responsibility for financial reporting, the CEO and CFO have established internal controls and procedures, which they believe, are adequate to provide reasonable assurance that the Company's assets are protected from loss. These internal controls are reviewed by the independent accountants to support their audit work

THERE WERE NO SIGNIFICANT CHANGES IN COMPANY'S INTERNAL CONTROLS OR IN OTHER FACTORS THAT COULD SIGNIFICANTLY AFFECT INTERNAL CONTROLS SUBSEQUENT TO THE DATE OF THE CEO'S AND CFO'S MOST RECENT EVALUATION.

Item 9B. Other Information
         -----------------

         None.

                                    PART III

Item 10. Directors and Executive Officers of the Registrant
         --------------------------------------------------

         Set forth below is certain information concerning the nominees for the Board of Directors of the Company.

          Name                Age                Positions with Company              Director Since
          ----                ---                ----------------------              --------------
Joel San Antonio              53       Chairman of the Board of Directors ,Chief          1983
                                            Executive Officer and President

Robert M. Cohen               45                        Director                          2005

Richard Rodriguez             52                        Director                          2002

Donald Senderowitz            54                        Director                          2005

Charles G. Stiene, Esq        46                        Director                          2005

         While the Company has not formally adopted a policy regarding Board members' attendance at annual meetings of stockholders, it has been the consistent past practice of all directors who are standing for re-election to attend the meetings. The Company anticipates that this practice will continue in the future.

         No family relationships exist among any of the Company's directors or executive officers, except that Randall San Antonio, President of Warrantech Direct, Inc., a wholly-owned subsidiary of the Company, is Joel San Antonio's brother.

         The business experience of each of the Company's directors and other executive officers and key employees follows.

         Joel San Antonio has served as the Company's Chairman and Chief Executive Officer since February 1988, and President of the Company since June 15, 2005. He began his business career as co-founder of a women's sportswear manufacturer. Exiting the fashion industry, Mr. San Antonio and his partner established the Company in 1983. He is presently Chairman of the Board of Directors of Marc Pharmaceuticals, Inc., a company engaged in the development and commercialization of innovative products for the treatment of cancer and other life threatening diseases. He is also Chairman of the Board of Directors of MedStrong International Corporation and a member of the Board of Directors of SearchHelp, Inc. Mr. San Antonio is engaged in a variety of philanthropic and charitable activities.

         Robert M. Cohen has been a director since October 2005. Mr. Cohen is president, chief executive officer, chief financial officer and a director of Marc Pharmaceuticals, Inc. He has been president of Marc Pharmaceuticals, Inc. since its inception in 2001. Mr. Cohen is Chairman of the Board of Directors of Home Run USA, Inc., a chain of indoor batting cages he founded in 2001. In 1987, Mr. Cohen founded Robert M. Cohen & Co. Inc., a full-service stock brokerage firm that emphasized trading and investment banking and served its president from 1987 to December 2003.

         Richard Rodriguez has been a director since 2002. Mr. Rodriguez joined the Company in 1987 and was the Executive Vice President of the Company and President of Warrantech International, Inc. since May 1999. From April 1998 until May 1999, Mr. Rodriguez was President of Warrantech Consumer Product Services, Inc. and, from December 1996 until March 1998, he was Vice President and Managing Director of Warrantech International.

         Donald Senderowitz has been a director since January 2005. Mr. Senderowitz is a real estate developer and is licensed as a real estate broker and a broker appraiser in the state of Pennsylvania. He has been a real estate Associate Broker with Re/Max Real Estate in Allentown, Pennsylvania since 1994. He has been a member of the Board of the Allentown Housing Authority for the past twelve years and its Chairman for the past two years. He has served as the treasurer of the Jewish Federation of the Lehigh Valley since 2000 and, since in or about 1990, as a member of the Board of Directors of the Jewish Day School of Allentown.

         Charles G. Stiene, Esq. has been a director since October 2005. Mr. Stiene is an attorney and member of the law firm of Stiene & Edwards, LLP located in Huntington, New York. Mr. Stiene has been engaged in the practice of law since 1985. His practice is based primarily in representing financial institutions in connection with loan transactions and in real estate.

                   Other Executive Officers and Key Employees
                   ------------------------------------------

         Jeanine M. Folz, 41, has been the Senior Vice President of Insurance Services since April 1998 and has been Assistant Secretary of the Company since January 1995. Ms. Folz has held various positions since joining the Company in 1987, serving as the Vice President of Insurance Services from October 1995 until March 1998. She is a member of the Risk and Insurance Management Society and the National Association for Female Executives. Ms. Folz also renders consulting services for a fee, to Butler Financial Solutions, Inc. which serves, in some instances, as the obligor under service contracts administered by the Company.

         Christopher Ford, 58, has been President of Warrantech Automotive, Inc. since joining the Company in May 1999. From December 1996 until April 1999, he was Regional Vice President for the Warranty Products Division of AIU, based in Australia which is an international subsidiary of American International Group, Inc. From 1979 until 1996, Mr. Ford held several key marketing and management positions within the vehicle service contract industry.

         Richard F. Gavino, 59, has been Executive Vice President, and the Company's Chief Financial Officer, Chief Accounting Officer and Treasurer since April 1998. From 1995 until March 1998, Mr. Gavino was Chief Financial Officer of Maxon Auto Group, one of the largest automobile retailers in New Jersey. From 1978 until 1993 Mr. Gavino held several Chief Financial Officer positions within the consumer electronics industry.

         James F. Morganteen, 56, has been General Counsel since joining the Company in April 1997 and Senior Vice President since February 1998. Prior to joining the Company, Mr. Morganteen served as Senior Counsel of Xerox Corporation, responsible for provision of legal services to Xerox Credit Corporation, and as a Vice President of Bankers Trust Corporation.

         Evan Rothman, 39, has been President of Warrantech Home Service Company since joining the Company in March 2004. From March 2003 until February 2004, he was National Director for the 2-10 Resale Home Warranty Company. From November 2000 until February 2003, Mr. Rothman was a division director for RHI Management Resources and MSI Consulting, both management consulting firms. From August 1999 until November 2000, Mr. Rothman was President of Global Internet Group, an internet consulting group and prior to August 1999, Mr. Rothman was Vice President of Cross Country Home Services, parent company of HMS, Inc., a home national warranty company.

         Randall San Antonio, 52, has been President of Warrantech Direct, Inc., since June 1996, having joined the Company in May 1994.

         Laurence Tutt, 41, has been Senior Vice President and Chief Operating Officer of Warrantech Corporation since April 2005, From September 2000 until March 2005, he served as Vice President of MIS/Telecommunication and Operations. He held various managerial positions within the MIS Department since joining the Company in 1994, having become Vice President-MIS in 1999.

         Stephen R. Williams, 58, joined the Company in June 1990. Mr. Williams has been Senior Vice President Retail Sales of Warrantech Consumer Products since 1994.

Item 11.   Executive Compensation
           ----------------------

         The following table provides information for the years ended March 31, 2006, 2005 and 2004 concerning the annual and long-term compensation of the Company's Chief Executive Officer and the Company's next four highest paid executive officers.

                                                                                        Long Term Compensation
                                                    Annual Compensation                        Awards (1)
                                      ----------------------------------------------- ---------------------------
                                                                                        Restricted   Stock Option
                                                                       Other Annual   Stock (Shares)   (Shares)       All Other
Name of Principal Positions       Year       Salary         Bonus     Compensation(2)     Awards        Awards      Compensation
---------------------------       ----   ------------   ------------   -------------- -------------- ------------   ------------
Joel San Antonio                  2006   $    597,743   $     58,200   $    386,669             --             --   $      6,430
  Chairman of the Board           2005        595,026         64,047        259,516             --             --          6,430
  And Chief Executive Officer     2004        591,851   $     59,226        410,174             --   $    150,000          5,685

Richard F. Gavino                 2006   $    287,624   $     16,267   $     12,000             --             --   $      6,306
  Executive Vice President,       2005        284,423         19,067         11,815             --   $    100,000          6,306
  Chief Financial Officer and     2004        268,524         20,692         17,863             --             --          5,803
  Treasurer

Christopher Ford                  2006   $    230,000   $        300   $     13,266             --             --   $      4,953
  President of Warrantech         2005        230,000          2,549         11,001             --             --          4,953
  Automotive, Inc.                2004        218,717         91,156         24,045             --   $     98,040          7,605

Richard Rodriguez                 2006   $    193.680   $     11,800   $     22,097             --             --   $      6,440
  President and Executive         2005        192,655         38,628         11,430             --             --          6,440
  Vice President of               2004        185,317         16,600         22,645             --             --          4,204
  Warrantech International, Inc

  Stephen R. Williams             2006   $    167,369   $     16,500   $     15,961             --             --   $      5,060
   Sr. VP of Warrantech           2005        164,212         28,149          9,132             --   $     60,000          5,060
   Consumer Products Services     2004        120,889          8,800          6,000             --              0          3,620

---------------

(1) For purposes of this Summary Compensation Table and this purpose only, the 1998 Employee Incentive Stock Option Plan is being treated as a long-term incentive plan.

(2) Included in Other Annual Compensation are auto allowances, the Company's 401K Plan matching contributions and other perquisites given to each officer in fiscal 2006, 2005 and 2004; forgiveness of $194,254, $178,288 and $194,254 in interest, in 2006, 2005 and 2004, respectively, on a loan to Mr. San Antonio and $128,674, $19,862 and $100,134, amounts which covered the personal income taxes which Mr. San Antonio incurred in the 2003 and 2002 calendar years, respectively, in connection with the forgiveness of interest on his loan.

Stock-Based Compensation Grants in Last Fiscal Year

         The following table sets forth information with respect to individual grants of stock options during the fiscal year ended March 31, 2006 to the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                        Number of     Percent of                                    Potential Realized Value at
                       Securities    Total Options                               Assumed Annual Rates of Stock Price
                       Underlying     Granted to                                    Appreciation for Option Term
                         Options     Employees in     Exercise                      ----------------------------
        Name             Granted     Fiscal Year       Price    Expiration Date     0%            5%          10%
        ----             -------     -----------       -----    ---------------     --            --          ---
Joel San Antonio          300,000           100%       $0.605    August 2004 -   $181,500      $190,575     $199,650
                                                                  August 2010
Richard F. Gavino              --            --            --               --         --            --           --
Christopher Ford               --            --            --               --         --            --           --
Richard Rodriguez              --            --            --               --         --            --           --
Stephen R. Williams            --            --            --               --         --            --           --

-------------
(1) The exercise price equals the fair market value of a share of Common Stock on the date of grant.

Options Exercised and Holdings

         The following table sets forth information with respect to the individuals listed in the Summary Compensation Table above concerning unexercised options held as of the end of the 2006 fiscal year.

                                                           Number of Unexercised         Value of Unexercised
                                                                Options at             In-the-Money Options at
                           Shares                           Fiscal Year-End (#)         Fiscal Year-End ($)(1)
                          Acquired      Value         ------------------------------  ---------------------------
      Name              On Exercise    Realized       Exercisable      Unexercisable  Exercisable   Unexercisable
      ----              -----------    --------       -----------      -------------  -----------   -------------
Joel San Antonio              --          --             460,000           290,000     $     --       $     --
Richard F. Gavino             --          --             151,720            88,236           --             --
Christopher Ford              --          --              94,192            58,824           --             --
Richard Rodriguez             --          --              29,500                --           --             --
Stephen R. Williams           --          --              17,706            58,824           --             --

    ----------------

(1) Based upon the Company's price per share of $0.40, as reported on the NASDAQ National Market System on March 31, 2006.

Employment Agreements

Joel San Antonio - Chief Executive Officer

         Mr. San Antonio's employment agreement was renewed as of July 1, 2003 for a five year term. His annual compensation consists of a base salary of $595,026 and an incentive bonus equal to 2% of the Company's net after-tax profits. The Company provides Mr. San Antonio with an annual automobile allowance of $12,000 and comprehensive medical, dental and disability coverage and reimbursement for all ordinary, reasonable and necessary expenses incurred by him in the performance of his duties. Through April 2002, the Company made payments on a split dollar life insurance death benefit policy of $4,000,000 covering Mr. San Antonio, in which the Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid. The Company suspended payment of premiums for the policy until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. In lieu of these premium payments, beginning in September 2004 and going forward the Company provides $56,000 cash bonus for the premium amount. Upon execution of his agreement, Mr. San Antonio was granted options, which vest over three years, to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $1.595 (110% of the fair market value on the date of grant) per share.

Richard F. Gavino - Executive Vice President, Chief Financial Officer and Treasurer

         Mr. Gavino's employment agreement was renewed as of April 1, 2004 for a five year term. His annual compensation consists of a base salary of $285,000 and a cash bonus equal to 0.5% percent of the Company's net after tax income. While Mr. Gavino's base salary was increased from $265,254 in fiscal 2003, he does not automatically receive annual cost of living increases. The Company provides Mr. Gavino with medical and dental insurance and an annual automobile allowance of $12,000. Through April 2002, the Company made payments on a split dollar life insurance death benefit policy of $376,304 covering Mr. Gavino, in which the Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid. The Company suspended payment of premiums for the policy until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. In lieu of such split dollar life insurance payment, the Company awarded Mr. Gavino a $15,918 bonus. In accordance with the terms of his agreement, Mr. Gavino was granted options, which vest over five years, to purchase an aggregate of 147,060 shares of Common Stock at an exercise price of $0.68 per share.

Christopher Ford - President Warrantech Automotive, Inc.

         Mr. Ford's employment agreement has a five year term which commenced as of July 1, 2003. His annual compensation consists of a base salary, currently $230,000 with 5% increases if certain operating goals for Warrantech Automotive are attained, and a cash bonus equal to 30% of his then base salary. The Company provides Mr. Ford with medical and dental insurance, an annual automobile allowance of $6,000 and club memberships. The Company plans to make payments of premiums for a split-dollar life insurance policy of $150,000, however, until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified, the Company will not make the payments. The Company will be the beneficiary of any proceeds from the policies up to the amount of premiums paid. In accordance with the terms of the agreement, Mr. Ford was granted options, which vest over three years, to purchase an aggregate of 98,040 shares of Common Stock at an exercise price of $1.02 per share.

Richard Rodriguez - Executive Vice President of the Company and President of Warrantech International, Inc.

         Mr. Rodriguez's employment agreement was renewed as of April 1, 2004 for a three year term. His base salary, which is subject to annual 5% increases, is currently $192,398 in fiscal 2005. Mr. Rodriguez is also entitled to receive an annual bonus of $50,000, half of which is contingent upon the Company achieving certain financial objectives and the balance of which is contingent on Warrantech International achieving its financial objectives. The Company provides Mr. Rodriguez with medical and dental insurance, an annual automobile allowance of $6,000 and life insurance benefits similar to that provided by the Company to certain of its other executives. Through April 2002, the Company made payments on a split dollar life insurance life insurance death benefit policy of $721,369 covering Mr. Rodriguez, in which the Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid. The Company suspended payment of premiums for the policy until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. In lieu of such split dollar life insurance payment, the Company awarded Mr. Rodriguez a $10,000 bonus.

     Stephen R. Williams - Senior Vice President Warrantech Consumer Product Services, Inc.

         Effective June 1, 2004, Stephen R. Williams entered into a three-year employment agreement to serve as Senior Vice President of Warrantech Consumer Product Services, Inc. Mr. Williams' base salary was $175,000 in fiscal 2005. He is entitled to receive an annual cash bonus up to $50,000 if certain operating goals for Warrantech Consumer Products Services are attained. The Company provides Mr. Williams with life, medical and dental insurance, an automobile allowance of $6,000 per annum and club memberships. During 2005, in accordance with the terms of his employment agreement, Mr. Williams was granted options to purchase an aggregate of 88,236 shares of common stock at an exercise price of $0.68 per share, which vest over three years.

Other Incentives and Compensation

Employee Incentive Stock Option Plan

         The Company has provided executives equity-based long-term incentives through its 1998 Employee Incentive Stock Option Plan, which was designed to award key management personnel and other employees of the Company with bonuses and stock options based on the Company's and the employee's performance.

         During the fiscal year ended March 31, 2006, all decisions regarding the Company's 1998 Employee Incentive Stock Option Plan (the "Plan"), including the granting of options thereunder, were made by the full Board of Directors.

         As of March 31, 2006, options to purchase an aggregate of 1,473,033shares of Common Stock were issued under the Plan, of which options to purchase 300,000 shares were granted under the Plan during the fiscal year ended March 31, 2006.

Incentive Bonuses

         The Company's Bonus Incentive Plan is designed to reward key executive officers if the Company attains its operating goals. Under the Bonus Incentive Plan, if the Company's net operating revenues and/or operating income goals are met, each eligible participant is entitled to a bonus, payable in cash and/or stock options, equal to an agreed upon percentage of his then current salary base, adjusted proportionately.

         The Company provides an incentive bonus to all employees for referring job candidates who are hired by the Company. The amount of the bonus is predicated on the skill and professional level of the new employee.

         Additionally, the Company provides incentive bonuses to employees who are claims adjusters for obtaining and maintaining certification as professionals in their field.

Item 12.   Security Ownership of Certain Beneficial Owners and Management
           --------------------------------------------------------------

         The following table sets forth certain information, as of June 7, 2006, with respect to the number of shares of Warrantech common stock beneficially owned by individual directors and officers, by all directors and officers of Warrantech as a group, and by persons known to Warrantech to own more than 5% of Warrantech common stock. Unless otherwise indicated below, to Warrantech's knowledge, all persons below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law. This information is based upon Warrantech's records and the persons' filings with the SEC.

----------------------------------------------------------------------------------------------------------------
                                                 Number of
                                                 Shares           Options           Total
                                                 Beneficially     Exercisable       Beneficial        Percent
           Name and Address                      Owned            within 60 days    Ownership         of Class
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Joel San Antonio                                3,243,095         510,000           3,753,095(3)      25.92%
2200 Highway 121, Suite 100
Bedford, Texas 76021
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
William Tweed                                   1,730,660         --                1,730,660(4)      12.39%
Lance Aux Epines
Georges, Grenada
West Indies
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Robert Cohen                                    5,000             --                5,000(5)          (6)
2200 Highway 121, Suite 100
Bedford, Texas 76021
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Donald Senderowitz                              52,200            --                52,200            (6)
2750 Chew Street
Allentown, Pennsylvania 18104
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Charles G. Steine                               7,500             --                7,500             (6)
2200 Highway 121, Suite 100
Bedford, Texas 76021
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Richard Rodriguez                               1,100             29,500            30,600            (6)
2200 Highway 121, Suite 100
Bedford, Texas 76021
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
All directors and executive officers as a       5,196,037         917,885           6,113,922         41.07%
group
(10 persons)
----------------------------------------------------------------------------------------------------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned by them.

(2) The number and percentage of shares beneficially owned are based on 13,967,586 shares of common stock issued and outstanding as of June 7, 2006, after deducting shares held in treasury. Certain of the above listed persons have the right to acquire beneficial ownership of shares of Warrantech common stock within 60 days after the date of this proxy statement. Each of their percentages of ownership is determined by assuming that all of their respective options have been exercised and that the shares acquired upon exercise are outstanding.

(3) The 3,753,095 shares held by Mr. San Antonio do not include (i) 46,908 shares owned by his brother, sister-in-law and mother, (ii) 5,000 held by two of Mr. San Antonio's adult children, (iii) an aggregate of 200,000 shares held in trusts for his children for which Mr. San Antonio's ex-wife is trustee and (iv) 100,800 shares owned by his ex-wife. Mr. San Antonio disclaims the beneficial ownership of shares listed in (i) through (iv) above. Such 3,753,095 shares include 48,215 shares held in his 401(k) account and 570,000 shares subject to stock options exercisable within 60 days.

(4) Includes (i) 23,000 shares held by Mr. Tweed as custodian for his daughter, (ii) 1,500 shares held by Mr. Tweed's wife, and (iii) 55,000 shares held in trust, as to which he disclaims any beneficial interest. Does not include an aggregate of 7,500 shares held by Mr. Tweed's sister and 60,000 shares held by Mr. Tweed's daughter as to which Mr. Tweed also disclaims beneficial ownership.

(5) Includes 200 shares owned by Mr. Cohen's wife as custodian for Mr. Cohen's son, as to which he disclaims any beneficial interest.

(6)      Less than 1% of the outstanding shares of Common Stock.


Security Ownership of Certain Beneficial Owners


The following table describes, as of June 7, 2006, each person who is known by the Company to beneficially own more than 5% of the Company's outstanding voting securities.

Beneficial ownership, and the calculation of the number of shares owned, is determined in accordance with the rules of the SEC. The person named in the table has the right to acquire beneficial ownership of the reported shares within 60 days after the date of this Proxy Statement. The percentage of ownership reported is determined by assuming that all of the reported options have been exercised and that the shares acquired upon exercise are outstanding. The percentage reported, as adjusted, is based on 13,967,586 shares of Common Stock issued and outstanding as of June 7, 2006.

                                              Amount and Nature of Beneficial Ownership
                                          -------------------------------------------------
                                                                  Options         Total
                                           Number of Shares     Exercisable     Beneficial        Percent
Name and Address of Beneficial Owner      Beneficially Owned   within 60 days   Ownership        of Class
---------------------------------------------------------------------------------------------------------
Prescott Group Capital Management,            1,035,273           --             1,035,273         7.41%
L.L.C.
and Mr. Phil Frohlich
1924 South Utica, Suite 1120
Tulsa, Oklahoma 74104
---------------------------------------------------------------------------------------------------------

Item 13.   Certain Relationships and Related Transactions
           ----------------------------------------------

Receipt of Rent Payments from Companies Affiliated with Directors

         During the last fiscal year, MedStrong International Corp. ("MedStrong") and Marc Pharmaceuticals, Inc. ("Marc") each paid rent in the amount of $350.00 per month to the Company for the use of a portion of office space maintained by the Company at 350 Bedford Street, Stamford, Connecticut 06901. Joel San Antonio, who is the Company's Chief Executive Officer and Chairman of the board of directors, is Chairman of the board of directors of MedStrong and Marc. Robert M. Cohen, who is a director of the Company, is Chief Executive Officer, President, Chief Financial Officer and a director of Marc.

Item 14.   Principal Accountants Fees and Services
           ---------------------------------------

         On July 21, 2005, the Company engaged Raich Ende Malter & Co. LLP ("Raich") as its new independent accountants, effective on August 1, 2005, replacing Weinick Sanders Leventhal & Co., LLP ("Weinick"), due to the fact that Weinick resigned, effective July 31, 2005, because it ceased doing business. Since the Company does not have an Audit Committee, the full Board of Directors approved the engagement of Raich on July 21, 2005.

         The reports of Weinick on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through June 30, 2005, there have been no disagreements with Weinick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinick would have caused them to make reference thereto in their report on the financial statements for such years.

         It is expected that representatives of Raich will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Scope of Services. During fiscal 2006, the Company engaged Raich to provide audit services only. It did not engage Raich for any other services. Specifically, it did not engage Raich to provide: (a) bookkeeping or other services related to the accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment adviser, or investment banking services; (h) legal services and expert services unrelated to the audit; or (i) tax preparation and compliance services.

         Audit Fees. Raich's audit services during fiscal 2006 included the examination of the Company's annual consolidated financial statements for fiscal 2006, the reviews of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2006 and assistance with correspondence related to the SEC's review of the Company's consolidated financial statements. The aggregate fees for professional audit services rendered by Raich during fiscal year 2006 were $278,468.

Item 15.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K
           ---------------------------------------------------------------

             (a)  1. and 2. Financial Statements and Financial Statement
                  Schedule: see accompanying Index to Financial Statements and Financial Statement Schedule, page F-1.

             (b)  Reports on Form 8-K during the last quarter:


----------------------------------------------------------------------------------------------------------
Date                      Item Reported                                Financial Statements Filed
----                      -------------                                --------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
January 10, 2006          Item 8.01 - Other Events, Financial          None
                          Statements and Exhibits
----------------------------------------------------------------------------------------------------------
March 17, 2006            Item 1.01 - Entry into a Material            None
                          Definitive Agreement, Financial
                          Statements and Exhibits
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------


             (c)  Exhibits

Exhibits not incorporated herein by reference to a prior filing are designated by an asterisk (*) and are filed herewith; all exhibits not so designated are incorporated herein by reference as indicated. Management contracts or compensatory plans, contracts or arrangements with directors and executive officers of the Company appear in Exhibits 10(p) through 10(bb).

                                    EXHIBITS

Exhibit                            Description
-------                            -----------

3(a)        Certificate of Nevada Incorporation filed February 28, 2005.

*3(b) Amended and Restated By-laws of Warrantech Corporation in the State of Nevada.

3(c) Amendment to the Bylaws and Article of Incorporation, Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

10(a) Form of Sales Distributor Agreement. Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1985, file no. 0-13084.

10(b) Form of Service Center Agreement. Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1985, file no. 0-13084.

10(c) Form of Dealer Agreement. Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1985, file no. 0-13084.

10(d) Form of Sales Agent Agreement. Incorporated by reference to the Company's Registration Statement on Form S-1, filed on September 5, 1986, Registration No. 3-8517.

10(e) Amendment and supplement number one, dated January 16, 2004 to certain Warrantech and Butler agreements. Incorporated by reference to Exhibit 10(2) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, file no. 0-13084.

10(f) Warrantech Corp. Guaranty of Payment and Performance by RWC Corp. Incorporated by reference to Exhibit 10(3) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, file no. 0-13084.

10(g) Security Agreement dated as of January 16, 2004, by Reliance Warranty Company, in favor of Warrantech Corporation. Incorporated by reference to Exhibit 10(4) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, file no. 0-13084.

10(h) Indemnity Agreement by and between Warrantech Corporation (the "Indemnitor") and Butler Financial Solutions, LLC, Reliance Warranty Company, SPG Financial Corp., the current members and officers of Butler, RWC and SPG, Harris Miller, Karen Parker and Paula Graff, (collectively and individually, the "Indemnitee(s)"). Incorporated by reference to Exhibit 10(5) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, file no. 0-13084.

10(i) General Agency Agreement between American International Group, Inc. and Warrantech Automotive, Inc. Incorporated by reference to Exhibit 10(o) to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, file no. 0-13084.

10(j) Master Agreement between American International Group, Inc. and Warrantech Corporation. Incorporated by reference to Exhibit 10(q) to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, file no. 0-13084.

10(k) Stock Option Agreement dated June 4, 2002, by and between Warrantech Corporation and Staples, Inc. Incorporated by reference to Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, file no. 0-13084.

10(l) Warrantech Corporation 1998 Employee Incentive Stock Option Plan, as amended and restated, effective September 25, 2001. Incorporated by reference to Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, file no. 0-13084.

10(m) Amendment No. 2 dated October 8, 2002, to the Warrantech Corporation 1998 Employee Incentive Stock Option Plan, as amended and restated, effective September 25, 2001. Incorporated by reference to Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, file no. 0-13084.

10(n) Amendment No. 3, dated September 8, 2003, to the Warrantech Corporation 1998 Employee Incentive Stock Option Plan, as amended and restated, effective June 12, 2003. Incorporated by reference to
            Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, file no. 0-13084.

10(o) Amendment No. 3, dated October 7, 2003, to the Warrantech 401K plan. Incorporated by reference to Exhibit 4(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, file no. 0-13084.

10(p) Employment Agreement dated April 1, 2003 between Warrantech Corporation and Joel San Antonio. Incorporated by reference to
            Exhibit 10(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, file no. 0-13084.

10(q) Employment Agreement dated April 1, 2004, between Warrantech Corporation and Richard F. Gavino. Incorporated by reference to
            Exhibit 10(x) to the Company's Annual Report on Form 10-K for the year ended March 31, 2004, file no. 0-13084.

10(r) Schedule 10(u) identifying contracts that are substantially similar to Exhibit 10(t), the Employment Agreement between Warrantech Corporation and James F. Morganteen, in all material respects except as to the parties thereto, the dates of execution, or other details, incorporated by reference to Exhibit 10(h) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, file no. 0-13084.

10(s) Employment Agreement dated March 15, 2004, between Warrantech Corporation and Evan Rothman. Incorporated by reference to Exhibit 10(aa) to the Company's Annual Report on Form 10-K for the year ended March 31, 2004, file no. 0-13084.

10(t) Employment Agreement dated June 1, 2004, between Warrantech Corporation and Stephen R. Williams. Incorporated by reference to
            Exhibit 10(bb) to the Company's Annual Report on Form 10-K for the year ended March 31, 2004, file no. 0-13084.

10(u) Amendment #1, dated April 1, 2004 to the Employment Agreement dated April 1, 2000 between Warrantech Corporation and Richard Rodriguez.

10(v) Employment Agreement dated July 9, 2003, between Warrantech Corporation and Christopher L. Ford. Incorporated by reference to
            Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, file no. 0-13084.

10(w) Employment Agreement dated April 1, 2003 between Warrantech Corporation and Randall San Antonio. Incorporated by reference to
            Exhibit 10(w) to the Company's Annual Report on Form 10-K for the year ended March 31, 2003, file no. 0-13084.

10(x) Employment Agreement dated December 1, 2004, between Warrantech Corporation and Laurence Tutt. Incorporated by reference to Exhibit 10(1) to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, file no. 0-13084.

10(y) Amendment #1, dated October 1, 2004 to the Employment Agreement dated April 1, 2002 between Warrantech Corporation and Jeanine Folz.

10(z) Promissory Note, as amended July 24, 2002,between Warrantech Corporation and William Tweed, incorporated by reference to Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, file no. 0-13084.

10(aa) Promissory Note, as amended, July 24, 2002, between Warrantech Corporation and Joel San Antonio, incorporated by reference to
            Exhibit 10(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, file no. 0-13084.

10(bb) Promissory Note, as amended July 24, 2002, between Warrantech Corporation and Jeff J. White. Incorporated by reference to Exhibit 10(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, file no. 0-13084.

10(cc)      Code of Business Conduct and Ethics. Incorporated by reference to
            Exhibit 10(ii) to the Company's Annual Report on Form 10-K for the year ended March 31, 2004, file no. 0-13084.

*10(dd) Agreement dated May 2006, between Warrantech Corporation and William Tweed to exchange shares of Company Common Stock for the interest due on the Note from Mr. Tweed.

10(ee)      Filed as exhibit to 8-K filed March 14, 2006.

*21         Subsidiaries of the Company.

*31.1 Certification by the Chief Executive Officer pursuant to Rule13a-14(a) of the Securities Exchange Act of 1934, as amended.

*31.2 Certification by the Chief Financial Officer pursuant to Rule13a-14(a) of the Securities Exchange Act of 1934, as amended.

*32.1 Statement by the Chief Executive Officer and the Chief Financial Officer furnished pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                       WARRANTECH CORPORATION


Dated:   June 29, 2006                 By: /s/ JOEL SAN ANTONIO
                                           -------------------------------------
                                           Joel San Antonio,
                                           Chairman of the Board and
                                           Chief Executive Officer


Dated:   June 29, 2006                 By: /s/ RICHARD F. GAVINO
                                           -------------------------------------
                                           Richard F. Gavino,
                                           Executive Vice President and
                                           Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on June 29, 2006.


/s/ JOEL SAN ANTONIO        Chairman, Chief Executive Officer and Director
------------------------    (Principal Executive Officer)
Joel San Antonio

/s/ RICHARD F. GAVINO       Executive Vice President and Chief Financial Officer
------------------------    (Principal Accounting and Financial Officer)
Richard F. Gavino

/s/ ROBERT M. COHEN                 Director
------------------------
Robert M. Cohen

/s/ CHARLES G. STIENE, ESQ.         Director
------------------------
Charles G. Stiene, Esq

/s/ DONALD SENDEROWITZ              Director
------------------------
Donald Senderowitz

/s/ RICHARD RODRIGUEZ               Director
------------------------
Richard Rodriguez

                                    EXHIBIT E
                                    ---------

                             WARRANTECH'S FORM 10-Q
                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                           ---------------------------


(Mark One)
[X]                                 FORM 10-Q
                QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                For the Quarterly Period Ended September 30, 2006
                                               ------------------
                                       OR

[ ]             TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      For the Transition Period from _____________ to _______________

      Commission File Number     0-13084
                            ----------------------------------------------------

                             WARRANTECH CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     Nevada                            13-3178732
--------------------------------------------------------------------------------
         (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)            Identification No.)

          2200 Highway 121, Suite 100, Bedford, TX            76021
--------------------------------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)

      Registrant's telephone number, including area code     (800) 544-9510
                                                        ------------------------


--------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last year)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [X] No [ ]

         Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act.) Yes [ ] No [X]

         Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                Class                            Outstanding at October 31, 2006
---------------------------------------          -------------------------------
Common stock, par value $.007 per share                  14,007,583 shares

                     WARRANTECH CORPORATION AND SUBSIDIARIES


                                    I N D E X
                                    ---------


                                                                        Page No.
                                                                        --------
                         PART I - Financial Information


Item 1:    Financial Statements

           Condensed Consolidated Statements of Operations -
           For the Three Months and Six Months Ended September 30, 2006
           and 2005 (Unaudited)..........................................    2

           Condensed Consolidated Balance Sheets at September 30, 2006
           (Unaudited) and March 31, 2006................................    3

           Condensed Consolidated Statements of Cash Flows
           For the Six Months Ended September 30, 2006 and 2005
           (Unaudited)...................................................    5

           Notes to Condensed Consolidated Financial Statements..........    6

Item 2:    Management's Discussion and Analysis of Financial Condition
           and Results of Operations ....................................   10

Item 3.    Quantitative and Qualitative Disclosures about Market Risk....   14

Item 4.    Controls and Procedures.......................................   14



                           PART II - Other Information


Item 1:  Legal Proceedings...............................................   15

Item 2:  Changes in Securities...........................................   15

Item 3:  Defaults Upon Senior Securities.................................   15

Item 4:  Submission of Matters to a Vote of Security Holders.............   15

Item 5:  Other Information...............................................   15
             Merger Agreement............................................   20

Item 6:  Exhibits and Reports on Form 8-K................................   22

Signature ...............................................................   23

PART I  -  Financial Information

       Item 1:  Financial Statements

                                      WARRANTECH CORPORATION AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)

                                                       For the Three Months Ended       For the Six Months Ended
                                                              September 30,                   September 30,
                                                      ----------------------------    ----------------------------
                                                          2006            2005*           2006            2005*
                                                      ------------    ------------    ------------    ------------
Gross revenues                                        $ 35,314,330    $ 31,435,490    $ 65,424,534    $ 62,049,804
                                                      ------------    ------------    ------------    ------------
   Revenues deferred to future periods                 (32,462,146)    (28,256,927)    (60,522,756)    (56,919,821)

   Deferred revenues earned                             26,281,490      25,302,763      51,359,806      49,658,039
                                                      ------------    ------------    ------------    ------------
Net (increase) decrease in deferred revenues            (6,180,656)     (2,954,164)     (9,162,950)     (7,261,782)
                                                      ------------    ------------    ------------    ------------
Net revenues                                            29,133,674      28,481,326      56,261,584      54,788,022


Direct costs                                            23,211,879      22,455,769      45,335,997      42,833,517
                                                      ------------    ------------    ------------    ------------
Gross Profit                                             5,921,795       6,025,557      11,264,597      11,954,505
                                                      ------------    ------------    ------------    ------------
Operating expenses
   Service, selling, and general and administrative      6,707,155       6,332,031      14,263,707      12,117,655

   Provision for bad debt expense                               --              --              --              --

   Depreciation and amortization                           350,162         478,005         692,034       1,006,869
                                                      ------------    ------------    ------------    ------------

Total costs and expenses                                 7,057,317       6,810,036      14,955,741      13,124,524
                                                      ------------    ------------    ------------    ------------


(Loss) from continuing operations                       (1,135,522)       (784,479)     (3,691,144)     (1,170,019)

Other (income) expense                                    (139,425)       (286,486)        131,308        (424,864)
                                                      ------------    ------------    ------------    ------------
(Loss) from continuing operations before
provision (benefit) for income tax                        (996,097)       (497,993)     (3,822,452)       (745,155)

Provision (benefit) for income taxes                      (343,867)        (31,780)     (1,304,686)         (2,356)
                                                      ------------    ------------    ------------    ------------
(Loss) from continuing operations                         (652,230)       (466,213)     (2,517,766)       (742,799)
Income (Loss) from Discontinued Operations,
net of taxes                                                68,812        (248,393)        325,276        (507,865)
                                                      ------------    ------------    ------------    ------------
Net (Loss)                                            $   (583,418)   $   (714,606)   $ (2,192,490)   $ (1,250,664)
                                                      ============    ============    ============    ============

Basic Earnings (loss) per share:
(Loss) from continuing operations                     $      (0.04)   $      (0.03)   $      (0.18)   $      (0.05)
                                                      ============    ============    ============    ============
(Loss) from discontinued operations                   $         --    $      (0.02)   $       0.02    $      (0.03)
                                                      ============    ============    ============    ============
Net (loss)                                            $      (0.04)   $      (0.05)   $      (0.16)   $      (0.08)
                                                      ============    ============    ============    ============
Diluted Earnings (loss) per share:
(Loss) from continuing operations                     $      (0.04)   $      (0.03)   $      (0.18)   $      (0.05)
                                                      ============    ============    ============    ============
(Loss) from discontinued operations                   $         --    $      (0.02)   $       0.02    $      (0.03)
                                                      ============    ============    ============    ============
Net (loss)                                            $      (0.04)   $      (0.05)   $      (0.16)   $      (0.08)
                                                      ============    ============    ============    ============

Weighted average number of shares outstanding:
Basic                                                   14,007,583      15,406,992      14,007,583      15,402,857
                                                      ============    ============    ============    ============
Diluted                                                 14,024,620      15,427,992      14,024,620      15,423,857
                                                      ============    ============    ============    ============
   * Reclassified for comparability

     See accompanying notes to condensed consolidated financial statements.

                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                            September 30,    March 31,
                                                                2006           2006
                                                            (Unaudited)
                                                            ------------   ------------
                                  ASSETS
                                  ------
Current assets:
  Cash and cash equivalents                                 $  4,042,194   $  3,899,361
  Investments in marketable securities                         1,087,839        808,399
  Accounts receivable, (net of allowances of $576,832 and
      $577,746, respectively)                                 23,650,866     25,020,997
  Other receivables, (net of allowances of
  $3,718,954 )                                                 4,243,553      1,969,008
  Employee receivables                                            65,290         47,962
  Deferred income taxes                                        6,982,019      6,982,019
  Prepaid expenses and other current assets                      891,546        804,550
                                                            ------------   ------------
       Total current assets                                   40,963,307     39,532,296
                                                            ------------   ------------

Property and equipment, net                                    3,360,181      3,393,438
                                                            ------------   ------------

Other assets:
  Excess of cost over fair value of assets acquired
    (net of accumulated amortization of $5,825,405)            1,637,290      1,637,290
  Deferred income taxes                                       18,648,421     17,394,190
  Deferred direct costs                                      212,150,323    202,285,711
  Investments in marketable securities                           388,282        923,665
  Restricted cash                                                826,000        800,000
  Split dollar life insurance policies                           899,143        900,145
  Other assets                                                    30,574         19,166
                                                            ------------   ------------
       Total other assets                                    234,580,033    223,960,167
                                                            ------------   ------------

                    Total Assets                            $278,903,521   $266,885,901
                                                            ============   ============

     See accompanying notes to condensed consolidated financial statements.

                                 WARRANTECH CORPORATION AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                          September 30,      March 31,
                                                                              2006             2006
                                                                           (Unaudited)
                                                                          -------------    -------------
LIABILITIES AND STOCKHOLDERS' CAPITAL DEFICIENCY
------------------------------------------------
Current liabilities:
     Current maturities of long-term debt and capital lease obligations   $     472,648    $     420,294
     Insurance premiums payable                                              28,146,408       39,597,509
     Income taxes payable                                                            --           28,082
     Accounts and commissions payable                                         8,315,788        9,675,496
     Notes Payable HIG                                                       20,000,000               --
     Claims Liability - Reliance                                              1,078,858        1,563,951
     Accrued expenses and other current liabilities                           5,537,860        5,314,439
                                                                          -------------    -------------
          Total current liabilities                                          63,551,562       56,599,771
                                                                          -------------    -------------

Deferred revenues                                                           245,088,255      237,345,559
Claims Liability - Reliance                                                   1,792,638        2,307,633
Long-term debt and capital lease obligations                                    632,283          673,034
Deferred rent payable                                                           468,624          458,906
                                                                          -------------    -------------
   Total non current liabilities                                            247,981,800      240,785,132
                                                                          -------------    -------------
TOTAL LIABILITIES                                                           311,533,362      297,384,903
                                                                          -------------    -------------

Stockholders' Capital Deficiency
--------------------------------
   Preferred stock - $.0007 par value authorized - 15,000,000 Shares
     issued  - none at September 30, 2006 and March 31, 2006                         --               --
   Common stock - $.007 par value authorized - 30,000,000 Shares issued - 16,714,614 shares at September 30, 2006 and
    16,674,617 March 31, 2006                                                   117,004          116,664
   Additional paid-in capital                                                23,869,515       23,852,145
   Loans to directors and officers                                           (7,829,877)      (7,755,292)
   Accumulated other comprehensive income, net of taxes                         303,051          301,157
   Retained earnings (deficit)                                              (43,740,366)     (41,664,508)
                                                                          -------------    -------------
                                                                            (27,280,673)     (25,149,834)
                                                                          -------------    -------------

Treasury stock - at cost, 2,707,031 shares at March 31, 2006 and
September 30, 2006                                                           (5,349,168)      (5,349,168)
                                                                          -------------    -------------
        Total Stockholders' (Capital Deficiency)                            (32,629,841)     (30,499,002)
                                                                          -------------    -------------

        Total Liabilities and Stockholders' (Capital Deficiency)          $ 278,903,521    $ 266,885,901
                                                                          =============    =============

     See accompanying notes to condensed consolidated financial statements.

                               WARRANTECH CORPORATION AND SUBSIDIARIES
                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (Unaudited)

                                                                 ------------------------------------
                                                                  The Six Months Ended September 30,
                                                                 ------------------------------------
                                                                       2006                2005*
                                                                 ----------------    ----------------
Cash flows from operating activities:
Net Loss                                                         $     (2,192,490)   $     (1,250,664)
(Income) loss from discontinued operations                               (325,276)            507,866
                                                                 ----------------    ----------------
Net Loss from continuing operations                                    (2,517,766)           (742,798)

Other adjustments to reconcile net loss to net cash
     provided by (used in) operating activities                         3,099,289           3,688,609
                                                                 ----------------    ----------------

Net cash provided by (used in) operating activities from
     continuing operations                                                581,523           2,945,811
                                                                 ----------------    ----------------

Net cash flows from investing activities:
Property and equipment purchased                                         (661,908)           (176,755)
Purchase of marketable securities                                        (714,000)           (395,000)
Proceeds from sales of marketable securities                            1,093,000             295,000
                                                                 ----------------    ----------------

Net cash provided by (used in) investing activities                      (282,908)           (276,755)
                                                                 ----------------    ----------------

Net cash flows from financing activities:
Repayments under notes, and capital leases                               (217,576)           (326,287)

                                                                 ----------------    ----------------

Net cash provided by (used in) financing activities                      (217,576)           (326,287)
                                                                 ----------------    ----------------

Net increase (decrease) in cash and cash equivalents                       81,039           2,342,769
                                                                 ----------------    ----------------

Cash provided by discontinued operations:
     Cash provided by (used in) discontinued operations                    61,794            (640,159)
                                                                 ----------------    ----------------

        Net cash provided by (used in) discontinued operations             61,794            (640,159)
                                                                 ----------------    ----------------

Cash and equivalents at beginning of period                             3,899,361           4,591,746
                                                                 ----------------    ----------------
Cash and equivalents at end of period                            $      4,042,194    $      6,294,356
                                                                 ================    ================

Supplemental Cash Flow Information:
Cash payments (receipts) for:
   Interest                                                      $         62,396    $         85,648
                                                                 ================    ================
   Income taxes, net                                             $         29,322    $        317,466
                                                                 ================    ================
Discontinued Operations:
   Income Taxes                                                  $         30,000    $         58,181
                                                                 ================    ================

Non-cash investing and financing activities:
     Note payable - HIG                                          $     20,000,000    $              0
     Property and equipment financed through capital leases      $        229,179    $        205,345
                                                                 ================    ================
     Increase in loans to officers and directors                 $        (74,585)   $       (142,688)
                                                                 ================    ================
*Reclassified for comparability

      See accompanying notes to condensed consolidated financial statements

                     WARRANTECH CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006
                                   (Unaudited)

1.   THE COMPANY
     -----------

     Warrantech, through its wholly owned subsidiaries, designs, develops, markets and acts as a third party administrator for programs ("Programs") for service contracts, limited warranties and replacement plans (collectively, "Plans"). The Company provides these services to a variety of clients in selected industries. On a Program by Program basis in the Automotive and Consumer Products segments, the Company contracts with highly rated independent insurance companies or risk retention groups to provide coverage for the Plans to be sold or issued under the Programs. This coverage obligates the insurer to pay the cost of repairs or replacements of the products covered by the Plans. In the Home segment, the Company is self insured.

     Plans issued under the Company's Programs provide consumers with expanded and/or extended product breakdown coverage for a specified period of time (and/or mileage in the case of automobiles and recreational vehicles), similar to that provided by manufacturers under the terms of their product warranties. Coverage generally provides for the repair or replacement of the product, or a component thereof, in the event of its failure. The Company's Programs provide clients with the opportunity for increased revenue and income without incurring the costs and responsibilities of operating their own programs.

     The Plans for the Automotive and Consumer Products segments generally have terms extending up to one hundred twenty (120) months or, in the case of mileage based Plans, up to one hundred fifty thousand (150,000) miles. All repairs and/or replacements required under these Plans are performed by independent third party repair facilities or dealers. The cost of any repair or replacement under these plans is generally paid by the insurance company or retention group with which the Company has contracted to provide coverage for the Plan. Plans for the Home segment are generally for twelve months. The cost of any repair or replacement for plans in the Home segment is paid for by the Company.

2.   BASIS OF PRESENTATION
     ---------------------

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These consolidated financial statements include the accounts of Warrantech Corporation, its subsidiaries, all of which are wholly owned, and certain transactions involving Butler Financial Solutions, LLC ("Butler") due to its related interest with the Company. All intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and operating results of the Company for the interim period have been included. Operating results for the three and six months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2007. The March 31, 2006 information was derived from the audited financial statements for the year ended March 31, 2006 included in the Company's Financial Report on Form 10-K. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended March 31, 2006.

3.   ACCOUNTS RECEIVABLE
     -------------------

     Significant Customer In Bankruptcy - On January 11, 2005, Ultimate Electronics, Inc. and six of its subsidiaries ("Ultimate") filed individual voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Sales to Ultimate represented 10% and 32% of the Company's and its Consumer Products segment's total gross revenues during fiscal 2005. Pursuant to the provisions of Chapter 11, Warrantech was obligated to honor its existing contract with Ultimate and Ultimate continued to sell service contracts during this period of reorganization. Ultimate has made all its payments to Warrantech with respect to sales subsequent to January 11, 2005 ("post-petition sales)." At the time of filing, however, Warrantech believed that Ultimate owed it approximately $3.27 million for sales up to January 11, 2005 ("pre-petition sales") and Warrantech has filed a "proof of claim" in this amount with the Court. At this time, although Warrantech's proof of claim has been reviewed and approved, Warrantech does not know what it will recover on its claim. No provision for bad debts has been recorded as there are offsetting liabilities and reserves. The Plan of Reorganization has been approved by the Bankruptcy Court and Ultimate's creditors. Ultimate and its advisors have reviewed filed claims and have made initial determinations regarding preference payments and other amounts that may be recoverable from creditors. They are now contacting those creditors who appear to have the largest potential obligations to the bankruptcy estate in an effort to negotiate settlements. These discussions and possible lawsuits are expected to continue for a number of months. At this time, it is unlikely that any distributions will be made from the estate before the first quarter of 2007.

     In separate orders dated April 19, 2005, the Court approved actions to close thirty (30) of Ultimate's stores and retain a liquidator to dispose of existing inventory. The liquidator was authorized by the Court to sell Warrantech service contracts during the liquidation period in accordance with the terms of the existing Ultimate contract. The liquidation period has been completed. The remaining stores were purchased by Mark Wattles, the principal shareholder of Ultimate, through an entity named Ultimate Acquisition Partners, L.P. ("Acquisition"). On November 1, 2005, Acquisition notified Warrantech that it had elected not to continue selling warranties administered by Warrantech effective November 15, 2005. Acquisition has made all of its payments to Warrantech with respect to its sales.

     At March 31, 2006 and September 30, 2006, the Company was owed $3.7 million by Ultimate, in which the Company has filed a proof of claim for $3.27 million with the bankruptcy court. The remaining balance has subsequently been paid. No provision for bad debts has been recorded as of March 31, 2006 and September 30, 2006.

4.   OTHER RECEIVABLES
     -----------------

     The nature and amounts of Other Receivables as of September 30, 2006 and March 31, 2006 are as follows:

                                                                     ----------------------------
                                                                     September 30,    March 31,
                                                                         2006            2006
                                                                      (Unaudited)
                                                                     ------------    ------------
     Other receivables, net
        Due from insurance companies                                 $  1,436,424    $    353,833
        Due from insurance companies - reimbursement of legal fees      3,718,954       3,718,954
        Due from insurance companies - profit sharing                      41,920          41,920
        Due from dealers                                                1,503,658         302,569
                                                                     ------------    ------------
             Due from insurance companies/dealers                       6,700,956       4,417,276
        Agent advances                                                    104,577         108,565
        Due from Financial Institutions (rebate)                          420,000         790,000
        Other                                                             736,974         372,121
                                                                     ------------    ------------
                                                                        7,962,507       5,687,962
     Allowance for doubtful accounts                                   (3,718,954)     (3,718,954)
                                                                     ------------    ------------
     Total other receivables, net                                    $  4,243,553    $  1,969,009
                                                                     ============    ============

     The following table sets forth the carrying amounts and fair values of the Company's other receivables at September 30, 2006.

                                                  Expected Maturity Date
                         ---------------------------------------------------------------------------
                            2006         2007         2008         2009         2010      Thereafter     Total      Fair Value
                         ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
Other receivables, net   $4,243,553           --           --           --           --           --                $4,243,553


5.   COMPREHENSIVE INCOME (LOSS)
     ---------------------------

     The components of comprehensive income (loss) are as follows:

                                                 For the Three Months Ended       For the Six Months Ended
                                                        September 30,                   September 30,
                                                ----------------------------    ----------------------------
                                                    2006            2005            2006            2005
                                                ------------    ------------    ------------    ------------
Net (loss)                                      $   (583,418)   $   (714,606)   $ (2,192,490)   $ (1,250,664)
Other Comprehensive income (loss), net of tax
    Unrealized gain (loss) on investments              1,133          (1,968)            108             140
    Foreign currency translation adjustments          (6,212)         47,584           1,786          41,918
                                                ------------    ------------    ------------    ------------
Comprehensive (loss)                            $   (588,497)   $   (668,990)   $ (2,190,596)   $ (1,208,606)
                                                ============    ============    ============    ============

Comprehensive (loss) per share:                 $      (0.04)   $      (0.04)   $      (0.16)   $      (0.08)
                                                ============    ============    ============    ============

     The components of accumulated other comprehensive income are as follows:

                                              September 30,  September 30,
                                                  2006           2005
                                              ------------   ------------
      Unrealized gain (loss) on investments   $        306   $     (4,151)
      Accumulated translation adjustments          302,745        278,665
                                              ------------   ------------
                                              $    303,051   $    274,514
                                              ============   ============


6.   EARNINGS PER SHARE
     ------------------

     The following table sets forth the calculation of earnings per share for the three and six months ended September 30, 2006 and 2005.

                                              For the Three Months Ended           For the Six Months Ended
                                                     September 30,                       September 30,
                                           --------------------------------    --------------------------------
                                                2006              2005              2006              2005
                                           --------------    --------------    --------------    --------------
Numerator:
  Net (loss) applicable to common stock    $     (583,418)   $     (714,606)   $   (2,192,490)   $   (1,250,664)
                                           ==============    ==============    ==============    ==============

Denominator:
  Average outstanding shares used in the
     computation of per share earnings:
  Common stock issued - Basic shares           14,007,583        15,406,992        14,007,583        15,402,857
                                           ==============    ==============    ==============    ==============
                                               14,024,620        15,427,992        14,024,620        15,423,857
                                           ==============    ==============    ==============    ==============

Earnings (loss) per common share:
    Basic                                  $        (0.04)   $        (0.05)   $        (0.16)   $        (0.08)
                                           ==============    ==============    ==============    ==============
    Diluted                                $        (0.04)   $        (0.05)   $        (0.16)   $        (0.08)
                                           ==============    ==============    ==============    ==============

     The per share amounts for total operations was calculated using the average basic shares outstanding since using the average diluted shares would be antidilutive.

7.   STOCK OPTION PLAN
     -----------------

     In December 2004, the FASB issued Statement 123(R), "Share-Based Payment," to be effective, in the case of Warrantech, for interim periods beginning after December 15, 2005; thereby, becoming effective for Warrantech in the fourth quarter of fiscal 2006. Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized as an operating expense in the income statement. The cost is recognized over the requisite service period based on fair values measured on grant dates. The new standard may be adopted using either the modified prospective transition method or the modified retrospective method. The Company is currently evaluating its share-based employee compensation programs, the potential impact of this statement on the consolidated financial position and results of operations. Effective January 1, 2006, the Company had adopted the modified prospective method for its options issued and recognizes compensation expense under their requisite vesting periods.

                                               For the Three Months Ended       For the Six Months Ended
                                                      September 30,                    September 30,
                                              ----------------------------    ----------------------------
                                                  2006            2005            2006            2005
                                              ------------    ------------    ------------    ------------
Net loss as reported                          $    583,418    $   (714,606)   $ (2,192,490)   $ (1,250,644)

Stock based employee compensation
  expense included in reported net loss,
  net of related tax effects                         4,919                           9,838

Total stock based employee compensation
  expense determined under fair value based
  method for all awards, net of related tax
  effects                                           (4,919)        (23,808)         (9,838)        (50,350)
                                              ------------    ------------    ------------    ------------


Net loss pro forma                                 583,418        (738,414)     (2,192,490)     (1,301,014)
                                              ============    ============    ============    ============


Shares - basic                                  14,007,583      15,406,992      14,007,583      15,402,857
                                              ============    ============    ============    ============

Basic (loss) per share as reported            $      (0.04)   $      (0.05)   $      (0.16)   $      (0.08)
                                              ============    ============    ============    ============

Basic (loss) per share proforma               $      (0.04)   $      (0.05)   $      (0.16)   $      (0.08)
                                              ============    ============    ============    ============

     The weighted average fair value of stock options at date of grant, calculated using the Black-Scholes option-pricing model, during the six months ended September 30, 2006 and 2005 was $0.38 and $0.42, respectively.

     Presented below is a summary of the status of the stock options in the plan and the related transactions for the six months ended September 30, 2006 and 2005.

                                                                     2006                          2005
                                                         ----------------------------------------------------------
                                                                          Weighted                       Weighted
                                                                          Average                        Average
                                                                          Exercise                       Exercise
                                                             Shares        Price           Shares         Price
                                                         ----------------------------------------------------------
        Options outstanding at beginning of the period      1,473,003   $       1.06      1,514,803    $       1.35
        Granted                                                    --             --        300,000           0.605
        Canceled/Surrendered                                       --             --       (307,358)           1.31
        Exercised                                                  --             --             --              --
        Forfeited                                                  --             --             --              --
                                                         ----------------------------------------------------------
        Options outstanding at end of period                1,473,003   $       1.06      1,507,445    $       1.16
                                                         ==========================================================

                                                         ----------------------------------------------------------
        Options exercisable at end of period                  992,443   $       1.25        868,619    $      1.268
                                                         ==========================================================

     The fair value of Warrantech stock options used to compute pro forma net income and earnings per share disclosures is the estimated value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions for the six months ended September 30, 2006 and 2005, respectively: expected dividend yield of 0%; expected volatility of 30% - 50%; a risk free interest rate of 4.0% - 5.0%; and expected option life of 3 to 10 years.

     Other Stock Options - The Company may issue options to purchase the Company's common stock to officers, non-employees, non-employee directors or others as part of settlements in disputes and/or incentives to perform services for the Company. The Company accounts for stock options issued to vendors and non-employees of the Company under SFAS No. 123 "Accounting for Stock-based Compensation." The fair value of each option grant is estimated on the date of grant, using the Black-Scholes option-pricing model, is charged to operations utilizing weighted average assumptions identical to those used for options granted to employees.

     The following table summarizes the status of all Warrantech's stock options outstanding and exercisable at September 30, 2006.

                                                 Stock Options                        Stock Options
                                                 Outstanding                           Exercisable
                                        ---------------------------------    -------------------------
                                                               Weighted                      Weighted
                                                               Average                       Average
                                                               Exercise                      Exercise
        Range Of Exercise Prices           Shares               Price           Shares        Price
        ----------------------------    ------------         -----------     -----------   -----------
        $0.42 to $0.94                       963,605               $0.72         541,838         $0.79
        $1.00 to $1.02                        78,432               $1.02          19,608         $1.02
        $1.26 to $1.595                      337,207               $1.45         337,207         $1.45
        $3.25 to $3.375                       93,790               $3.25          93,790         $3.25
                                        ------------         -----------     -----------   -----------
        Total at September 30, 2006        1,473,033               $1.06         992,443         $1.25
                                        ------------         -----------     -----------   -----------

8.   HIG DEBT
     --------

     On June 7, 2006 as part of Warrantech's Loan transaction with Wtech Holdings LLC, ("Holdings"), an affiliate of H.I.G. Capital, in conjunction with the proposed merger of an affiliate of H.I.G. Capital with Warrantech (the "Merger"), Holdings acquired from GAIC and its affiliates ("GAIC") $20 million of Warrantech's debt to GAIC.

9.   STOCKHOLDERS' CAPITAL DEFICIENCY
     --------------------------------

     The Company's directors received 40,000 shares of the Company's common stock as compensation for services rendered. The fair value of the shares aggregated $17,710, as determined by the average of the shares bid and ask prices on the date of issue, was charged to operations. The loan receivable from a stockholder increased $74,585 for the interest income earned during the period.

10.  SEGMENTS
     --------

     The Company operates in four major business segments: Automotive, Consumer Products, Direct and International. The Automotive segment markets and administers extended warranties on automobiles, light trucks, motorcycles, recreational vehicles and automotive components, which are sold principally by franchised and independent automobile and motorcycle dealers, leasing companies, repair facilities, retail stores, financial institutions and other specialty marketers. The Consumer Products segment develops, markets and administers extended warranties and product replacement plans on household appliances, consumer electronics, televisions, computers, home office equipment and homes which are sold principally through retailers, distributors, manufacturers, utility companies, financial institutions and other specialty marketers. The Direct segment markets these warranties and plans directly to the ultimate consumer on behalf of the retailer/dealer and/or the manufacturer through telemarketing and direct mail campaigns. The International segment markets and administers outside the United States and Canada predominately the same products and services of the other business segments. The International segment is currently operating in Central and South America, Puerto Rico and the Caribbean. The Company has ceased doing business in Chile and Peru, but is in the process of expanding into Mexico. Other includes intersegment eliminations of revenues and receivables and net unallocated Corporate expenses and Butler.

Three Months Ended                              Consumer                                   Reportable
September 30, 2006              Automotive      Products        Direct     International*   Segments       Other           Total
------------------             ------------   ------------   ------------  -------------  ------------  ------------   ------------
Gross revenues                   25,142,173      7,493,458      2,412,082       266,617     35,314,330                   35,314,330
Intercompany revenues               548,476        165,308          9,545        42,957        766,286      (766,286)             0
Gross profit                      1,813,105      2,496,317      1,204,886       130,609      5,644,917       276,878      5,921,795
Profit (loss) from operations       295,959       (198,755)       324,586        40,949        462,739    (1,598,261)    (1,135,522)
Pretax income (loss)               (362,416)    (1,184,701)       331,396        40,949     (1,174,772)      178,675       (996,097)
Net interest income (expense)      (118,909)         7,900              0             0       (111,009)       66,622        (44,387)
Depreciation/amortization            80,709         90,889         24,145         8,032        203,775       146,388        350,163


September 30, 2005
------------------
Gross revenues                   20,797,372      7,508,294      2,920,500       209,324     31,435,490                   31,435,490
Intercompany revenues               731,603        423,132         10,318       186,072      1,351,125    (1,351,125)             0
Gross profit                      1,958,365      2,413,610      1,397,570       210,839      5,980,384        45,173      6,025,557
Profit (loss) from operations       210,038        570,808        361,477       (41,747)     1,100,576    (1,885,055)      (784,479)
Pretax Income (Loss)               (654,184)       (63,003)        15,793       (41,747)      (743,141)      245,148       (497,993)
Net interest income (expense)       (74,856)       (30,113)            --             0       (104,969)       82,796        (22,173)
Depreciation/Amortization            80,601        121,663         21,196        16,381        239,841       238,164        478,005


Six Months Ended                                Consumer                                   Reportable
September 30, 2006              Automotive      Products        Direct     International*   Segments       Other           Total
------------------             ------------   ------------   ------------  -------------  ------------  ------------   ------------

Gross revenues                   45,796,775     14,281,967      4,884,073       461,719     65,424,534                   65,424,534
Intercompany revenues               899,282        792,342         20,399       104,517      1,816,540    (1,816,540)             0
Gross profit                      3,482,474      4,724,120      2,438,580       216,369     10,861,543       403,054     11,264,597
Profit (loss) from operations       231,190       (891,046)       641,033      (276,197)      (295,020)   (3,396,124)    (3,691,144)
Pretax income (loss)             (1,676,606)    (2,861,166)       628,188      (276,197)    (4,185,781)      363,329     (3,822,452)
Net interest income (expense)      (478,912)      (103,542)             0             0       (582,454)      131,429       (451,025)
Depreciation/amortization           161,949        179,008         48,290        16,047        405,294       286,740        692,034
Total Assets                    203,905,761     66,111,180      1,695,204     8,034,151    279,746,296      (842,775)   278,903,521

September 30, 2005
------------------
Gross revenues                   39,876,872     15,838,554      5,945,146       389,230     62,049,802                   62,049,802
Intercompany revenues             1,628,402        865,343         21,334       286,989      2,802,068    (2,802,068)             0
Gross profit                      3,733,893      4,963,540      2,739,774       331,739     11,768,946       185,557     11,954,503
Profit (loss) from operations       419,042      1,424,151        718,912       (69,940)     2,492,165    (3,662,185)    (1,170,020)
Pretax income (loss)             (1,345,336)       144,022         25,000       (69,940)    (1,246,254)      501,100       (745,154)
Net interest income (expense)      (160,228)       (78,949)            --             0       (239,177)      163,134        (76,043)
Depreciation/amortization           147,068        241,188         40,313        32,496        461,065       545,804      1,006,869
Total Assets                    191,558,066     66,011,454      4,285,768    10,777,351    272,632,639    (2,247,160)   270,385,479

* Restated for comparability

                     WARRANTECH CORPORATION AND SUBSIDIARIES

Item 2. Management's Discussion and Analysis of Financial Condition and Results
        -----------------------------------------------------------------------
of Operations
-------------

Except for the historical information contained herein, the matters discussed below or elsewhere in this Quarterly Report on Form 10-K may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions, based on information currently available to management, including, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. When used in this Quarterly Report on Form 10-Q, the words "believes," "estimates," "plans," "expects," and "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its expectations will prove to be correct. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to,

     o prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services,
     o availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel,
     o changes in the terms or availability of insurance coverage for the Company's programs,
     o    regulatory or legal changes affecting the Company's business,
     o loss of business from, or significant change in relationships with, any major customer,
     o the ability to successfully identify and contract new business opportunities, both domestically and internationally,
     o the ability to secure necessary capital for general operating or expansion purposes,
     o    the adverse outcomes of litigation,
     o the non-payment of notes due from an officer and a former director of the Company in 2007, which would result in a charge against earnings in the period in which the event occurred,
     o the inability of any of the insurance companies which insure the service contracts marketed and administered by the Company to pay claims under the service contracts,
     o    the merger with HIG is not completed,
     o the Company's ability to obtain insurance coverage for the service contracts which it markets and administers.

Should one or more of these or any other risks or uncertainties materialize or develop in a manner adverse to the Company, or should the Company's underlying assumptions prove incorrect, actual results of operations, cash flows and/or the Company's financial condition may vary materially from those anticipated, estimated or expected.

Significant Customer Bankruptcy
-------------------------------

On January 11, 2005, Ultimate Electronics, Inc. and six of its subsidiaries ("Ultimate") filed individual voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Sales to Ultimate represented 10% and 32% of the Company's and its Consumer Products segment's total gross revenues during fiscal 2005. Pursuant to the provisions of Chapter 11, Warrantech was obligated to honor its existing contract with Ultimate and Ultimate continued to sell service contracts during this period of reorganization. Ultimate has made all of its payments to Warrantech with respect to sales subsequent to January 11, 2005 ("post-petition sales)." At the time of filing, however, Warrantech believed that Ultimate owed it approximately $3.27 million for sales up to January 11, 2005 ("pre-petition sales") and Warrantech has filed a "proof of claim" in this amount with the Court. At this time, although Warrantech's proof of claim has been reviewed and approved, Warrantech does not know what it will recover on its claim. No provision for bad debts has been recorded as there are offsetting liabilities and reserves. The Plan of Reorganization has been approved by the Bankruptcy Court and Ultimate's creditors. Ultimate and its advisors have reviewed filed claims and have made initial determinations regarding preference payments and other amounts that may be recoverable from creditors. They are now negotiating with those creditors who appear to have the largest potential obligations to the bankruptcy estate and making determinations regarding the use of legal remedies in those instances where negotiation was not successful. These discussions and possible lawsuits are expected to continue for a number of months. At this time, it is unlikely that any distributions will be made from the estate before the first quarter of 2007.

In separate orders dated April 19, 2005, the Court approved actions to close thirty (30) of Ultimate's stores and retain a liquidator to dispose of existing inventory. The liquidator was authorized by the Court to sell Warrantech service contracts during the liquidation period in accordance with the terms of the existing Ultimate contract. The liquidation period has been completed. The remaining stores were purchased by Mark Wattles, the principal shareholder of Ultimate, through an entity named Ultimate Acquisition Partners, L.P. ("Acquisition"). On November 1, 2005, Acquisition notified Warrantech that it had elected not to continue selling warranties administered by Warrantech effective November 15, 2005. Acquisition has made all of its payments to Warrantech with respect to its "post petition" sales.

At March 31, 2006 and September 30, 2006, the Company was owed $3.7 million by Ultimate, in which the Company has filed a proof of claim for $3.27 million with the bankruptcy court. The remaining balance has subsequently been paid. No provision for bad debts has been recorded.

Insurance Relationships
-----------------------

As of November 1, 2005, Great American Insurance Company ("GAIC") and Warrantech mutually agreed to modify their current arrangement to provide for an extension of the administration agreement through November 27, 2005. Under this extension, Great American agreed to continue to write new business for existing clients through December 31, 2006. In light of certain changes in Great American's strategic direction and the explanation of insurance arrangements with Great American on December 31, 2006, Warrantech is actively seeking to establish new insurance relationships. On June 7, 2006 as part of Warrantech's Loan transaction with Wtech Holdings LLC, ("Holdings"), an affiliate of H.I.G. Capital, in conjunction with the proposed Merger with Warrantech, Holdings acquired from GAIC and its affiliates ("GAIC") $20 million of Warrantech's debt to GAIC.

Effective June 1, 2006 the Company entered into an agreement on consumer products with Amtrust North America, Inc pursuant to which Amtrust will insure any new consumer service contract. Warrantech is also in active discussions with a number of other A-rated carriers regarding risk diversification on its future business on auto and consumer product programs.

Results of Operations
---------------------

                                                                   Gross Revenues

                                                 For the Three Months           For the Six Months
     Gross Revenues                                  September 30,                 September 30,
     --------------                          ---------------------------   ---------------------------
                                                 2006           2005*          2006           2005*
                                             ------------   ------------   ------------   ------------
     Automotive segment                      $ 25,142,174   $ 20,797,371   $ 45,796,776   $ 39,876,872
     Consumer Products segment                  7,493,458      7,508,294     14,281,967     15,838,554
     Direct                                     2,412,082      2,920,500      4,884,073      5,945,146
     *International segment                       266,616        209,325        461,718        389,232
     Other                                                             0                             0
                                             ------------   ------------   ------------   ------------
         Total Gross Revenues                $ 35,314,330   $ 31,435,490   $ 65,424,534   $ 62,049,804
                                             ============   ============   ============   ============
   * Reclassified for comparability

Gross revenues for the quarter ended September 30, 2006 increased $3,878,840
(12%) over the same period in 2005. YTD the increase was $3,374,730 (5%) over the same period for 2005.The Automotive segment reported increased revenues of $4,344,803 (21%) for the quarter and $5,919,904 (15%) YTD over the same period in 2005 due to increased volumes from existing clients and the contribution from new clients. The Consumer Products segment reported flat gross revenues of $14,836 below 2005 for the quarter, and a decline of $1,556,587 YTD (-10%) from the loss of business from the expiration of its agreement with Ultimate
Electronics as of August 31, 2005 which was partially offset by the growth of its business in the Home segment. The direct segment reported decreased revenues of $508,418 (-17%) for the quarter and $1,061,073 (-18%) YTD resulting from the impact of rising prices of gasoline on our prospective buyers discretionary income. The International segment reported an increase of $57,291 for the quarter and $72,486 YTD over the prior year on a restated basis which compares only the Puerto Rico operations and International Administration for the periods ending September 30, 2006 and September 30, 2005.

                                                        Gross Profit

     Gross Profit                   For the Three Months           For the Six Months
     ------------                       September 30,                 September 30,
                                 ---------------------------   ---------------------------
                                     2006           2005           2006           2005
                                 ------------   ------------   ------------   ------------
     Automotive segment          $  1,813,105   $  1,958,365   $  3,482,474   $  3,733,893
     Consumer Products segment      2,496,317      2,413,610      4,724,120      4,963,540
     Direct                         1,204,886      1,397,570      2,438,580      2,739,774
     *International segment           130,609        210,839        216,369        331,739
     Other                            276,878         45,173        403,054        185,557
                                 ------------   ------------   ------------   ------------
         Total Gross Profit      $  5,921,795   $  6,025,557   $ 11,264,597   $ 11,954,503
                                 ============   ============   ============   ============
             * Reclassified for comparability

Gross Profit for the quarter ended September 30, 2006 decreased $103,762 (-2%) and $689,906 YTD (-6%) over the same period in 2005. The Automotive segment gross profit decreased $145,260 (-7%) and $251,419 (-7%) YTD during the fiscal period ended September 30, 2006 compared to 2005 as a result of a shift in its business mix. The Consumer Products segment gross profit for the quarter increased $82,707 (3%) due to higher volumes on smaller clients that have higher gross margins, but decreased $239,420 (-5%) YTD for fiscal period ended September 30, 2006 compared to the same period in 2005 as a result of higher volumes on lower margin sku's. The Direct segment gross profit decreased $192,684 (-14%) for the quarter and $301,194 (-11%) YTD compared to the same periods in 2005 due to the decrease on gross revenue. The International segment gross profit decreased $80,230 for the quarter and $115,370 YTD during the period ended September 30, 2006 compared to the same period in 2005 as a result of premium increases eroding its gross profit.

                                                           SG&A

     SG&A                           For the Three Months            For the Six Months
     ----                               September 30,                 September 30,
                                 ---------------------------   ---------------------------
                                     2006           2005           2006           2005
                                 ------------   ------------   ------------   ------------
     Automotive segment          $  1,436,438   $  1,667,726   $  3,089,335   $  3,167,783
     Consumer Products segment      2,604,183      1,721,139      5,436,158      3,298,200
     Direct                           856,157      1,014,897      1,749,257      1,980,549
     *International segment            81,628        236,205        476,519        369,184
     Other                          1,728,749      1,692,064      3,512,438      3,301,939
                                 ------------   ------------   ------------   ------------
         Total Gross SG&A        $  6,707,155   $  6,332,031   $ 14,263,707   $ 12,117,655
                                 ============   ============   ============   ============
       * Reclassified for comparability

Service, selling and general and administrative ("SG&A") for the quarter ended
September 30, 2006 increased $375,124 (6%) for the quarter and $2,146,053 (18%)
YTD compared to the same periods in the prior year. The majority of the YTD increase was due to legal fees which were $1,529,112 YTD or $1,120,607 higher over the prior year as a result of the continuing Lloyds litigation. For the quarter legal fees were $472,483 or $204,856 higher quarter over quarter. The majority of the remaining variance over 2005 is attributable to Home Services which were $780,174 higher over the same period last year. This increase is primarily the result of the costs of acquiring the higher sales volumes consisting of higher Employee Costs of $463,420 and an increase in sales personnel Travel and Entertainment costs of $154,049.

                                                Depreciation and amortization

     Depreciation                    For the Three Months           For the Six Months
     ------------                       September 30,                 September 30,
                                 ---------------------------   ---------------------------
                                     2006           2005           2006           2005
                                 ------------   ------------   ------------   ------------
     Automotive segment          $     80,709   $     80,601   $    161,949   $    147,068
     Consumer Products segment         90,889        121,663        179,008        241,188
     Direct                            24,145         21,196         48,290         40,313
     *International segment             8,032         16,381         16,047         32,496
     Other                            146,388        238,164        286,740        545,804
                                 ------------   ------------   ------------   ------------
         Total Depreciation      $    350,163   $    478,005   $    692,034   $  1,006,869
                                 ============   ============   ============   ============
   * Reclassified for comparability

Depreciation and amortization expenses were reduced by $127,843 for the quarter and $314,835 YTD during the period ended September 30, 2006 compared to the same period for 2005. This decrease is the result of the Company's efficient use of its assets maturing and a reduced requirement for capital expenditures.

                                         Provision for bad debts

                           For the Three Months           For the Six Months
                                September 30                 September 30
                        --------------------------   --------------------------
                            2006          2005           2006          2005
                        ------------  ------------   ------------  ------------
     Bad Debt Expense   $          0  $          0   $          0  $          0
                        ============  ============   ============  ============

There was no provision for bad debts during the period ended September 30, 2006 compared to the same period for 2005. The Company believes it has adequately reserved for anticipated future bad debts.

                                                                  Other Income

                                              For the Three Months             For the Six Months
                                                  September 30                    September 30
                                          ----------------------------    ----------------------------
                                              2006            2005            2006            2005
                                          ------------    ------------    ------------    ------------
     Interest and dividend income         $    110,911    $    106,990    $    221,705    $    276,709
     Interest (expense)                       (155,298)       (168,023)       (672,730)       (352,753)
     Credit card usage rebate                  183,811         329,908         319,717         479,826
     Miscellaneous income (expense)                  1          17,611              --          21,082
                                          ------------    ------------    ------------    ------------
           Total other income (expense)   $    139,425    $    286,486    $   (131,308)   $    424,864
                                          ============    ============    ============    ============

Total Other Income decreased $146,061 quarter over quarter resulting from a positive adjustment as the actual credit card rebate was higher than estimated in the September 30, 2005 quarter. YTD Total Other Income (Expense) increased
$556,172 resulting from the additional interest on the HIG Note effective June
7, 2006 and the adjustment in the credit card rebate in the September 30, 2005 period.

                                                      Income Tax Expense (Benefit)

                                        For the Three Months             For the Six Months
                                            September 30                    September 30
                                    ----------------------------    ----------------------------
                                        2006            2005            2006            2005
                                    ------------    ------------    ------------    ------------
     Income Tax Expense (benefit)   $   (343,867)   $    (31,780)   $ (1,304,686)   $     (2,356)
                                    ============    ============    ============    ============

For the three month period ended September 30, 2006, income taxes were a benefit of $343,867 compared to a benefit of $31,780 in the period ended September 30, 2005. For the six month period ended September 30, 2006, income taxes were a benefit of $1,304,686 compared to a benefit of $2,356 in the period ended September 30, 2005.


Liquidity and Financial Resources
---------------------------------

In connection with the Merger, the outstanding indebtedness of the Company and its subsidiaries to Great American Insurance Company, GAI Warranty Company, GAI Warranty Company of Florida and GAI Warranty Company of Canada (collectively "GAI") through March 1, 2006 was consolidated under a single term promissory note between GAI, the Company and such subsidiaries (the "Term Note"), which is secured by a first priority, continuing security interest in and to all of the tangible and intangible assets of the Company and its subsidiaries granted to GAI under the terms of a security agreement by and between GAI, the Company and its subsidiaries (the "Security Agreement"). All principal and interest under the Term Note was originally due and payable on October 5, 2006 but was extended to November 28, 2006. The Term Note is in full novation of any and all other debt instruments and obligations to repay indebtedness between GAI and the Company and its subsidiaries through March 1, 2006. The Term Note and Security Agreement contain customary representations and warranties, affirmative and negative covenants and events of default.

Contemporaneously with the execution of the Merger Agreement, GAI sold to Wtech Holdings, LLC ("Holdings"), an affiliate of H.I.G. Capital, all of its rights and obligations under the Term Note and Security agreement, whereupon Holdings became the primary secured lender to, and creditor of, the Company and its subsidiaries. The Company is not a party to the agreement providing for the sale and transfer of GAI's rights under the Term Note and the Security Agreement, although the Company granted its consent with respect thereto.

For the period ended September 30, 2006 there was an increase of cash and cash equivalents of $142,833 when compared with cash and equivalents at March 31, 2006 resulting primarily from higher liabilities because of increased sales volumes. Working Capital was a negative $22,588,255 at September 30, 2006 compared to a negative $17,067,475 at March 31, 2006 due to higher liabilities because of increased sales volumes.

The Company together with H.I.G Capital is actively seeking additional lines of credit to fund working capital. The Company is aggressively pursuing new business both domestically and internationally to further fund future working capital. The Company plans to continue to contain its SG&A costs and utilize technologies for operational efficiencies to further enhance both its operating income and cash flows from operating activities. Assuming the Merger is completed in a timely fashion, the Company believes that internally generated funds and extended terms will be sufficient to finance its current operations for at least the next twelve months. If the merger is not timely completed and the Term Note is not further extended, the Company would be in default of the Term Note which would have a material adverse effect on the Company.

The effect of inflation has not been significant to the Company.

Commitments
-----------

The Company has ongoing relationships with equipment financing companies and intends to continue financing certain future equipment needs through lease/purchase transactions. The total amount financed through these transactions during the six months ended September 30, 2006 amounted to $175,718 compared to $186,942 during the six months ended September 30, 2005.

Set forth below is information about the Company's commitments outstanding at September 30, 2006.

                                                          Payments due by period
                               ------------------------------------------------------------------------
                                               Less than         1 - 3          3 - 5        More than
       Commitment Type             Total         1 year          Years          Years         5 years
   ----------------------------------------------------------------------------------------------------
   Capital lease obligations   $  1,104,932   $    472,648   $    521,196   $    111,088   $         --
   Operating Property leases      8,942,707      1,297,622      3,887,225      3,757,860             --
   Employment agreements          4,321,458      2,088,333      2,233,125             --             --
   Claims loss liability          5,113,880      1,953,495      3,096,299         18,442   $     45,644
                               ------------   ------------   ------------   ------------   ------------
      Total commitments        $ 19,482,977   $  5,812,098   $  9,737,845   $  3,887,390   $     45,644
                               ============   ============   ============   ============   ============

Critical Accounting Policies
----------------------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Note 1 to the Company's Consolidated Financial Statements set forth in the "Item 8. - Financial Statements and Supplementary Data," in the Company's Annual Report on Form 10-K for the year ended March 31, 2006, describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. The following lists some of the Company's critical accounting policies affected by judgments, assumptions and estimates.


Revenue Recognition Policy

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Note 1 to the Company's Consolidated Financial Statements set forth in the "Item 8. - Financial Statements and Supplementary Data," describes the significant accounting policies and methods used in the preparation of the Consolidated Financial Statements. The following lists some of the Company's critical accounting policies affected by judgments, assumptions and estimates.

     Revenue from administrator-obligor contracts is recognized in accordance with Financial Accounting Standards Board Technical Bulletin 90-1, Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts, ("TB 90-1"). The Company recognizes such revenue over the life of the contract on a straight-line basis. In addition the Company charges the costs of contracts to operations over the life of the contracts on a straight-line basis.

     Historically, through September 30, 2003, the Company recognized revenues from dealer-obligor service contracts, in which the retailer/dealer or a third party is designated as the obligor, in direct proportion to the costs incurred in providing the service contract programs to the Company's clients. Revenues in amounts sufficient to meet future administrative costs and a reasonable gross profit were deferred. With the issuance of EITF Abstracts Issue No. 00-21 (EITF No. 00-21), "Revenue Arrangements with Multiple Deliverables", as of July 1, 2003, the Company recognizes revenue from these dealer-obligor contracts on a straight-line basis over the life of the service contract, pursuant to Staff Accounting Bulletin 101.

     Since Butler has been determined to be a nominally capitalized entity, all transactions concerning Butler obligor-contracts are treated in a manner similar to the accounting principles discussed in Financial Accounting Standards Board Emerging Issues Task Force Topic No. D-14, "Transactions Involving Special-Purpose Entities." The Company treats the Butler-obligor contracts as if they were administrator-obligor contracts and recognizes revenues under such contracts pursuant to TB 90-1. Additionally, because the Company is treating the Butler-obligor contracts as Warrantech-obligor contracts for financial reporting purposes only, the Company eliminated the transactions between Warrantech and Butler from its financial statements.

     Reflecting these transactions for financial reporting purposes does not alter the legal obligations under the applicable agreements in which the Company is not responsible for, and has not assumed the obligations of Butler. Butler remains legally obligated under such agreements and the service contracts in which it is the named obligor. Butler is not deemed a "consolidated subsidiary" of the Company, as that term is used in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report. Butler's income, expenses, assets and liabilities have not been consolidated with those of the Company. Butler is an independent entity owned by parties unrelated to the Company and, except for the transactions between Butler and Warrantech as described in this Report, Warrantech does not have knowledge of, or control over, Butler's affairs or financial reporting. Warrantech also has no knowledge of, nor has it established or evaluated, Butler's internal controls or disclosure controls or procedures. Any reference to "consolidated subsidiary," internal controls or disclosure controls and procedures in this Report, including, but not limited to, the Certifications pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 which are annexed to this Report, do not pertain to Butler.

     Now that the Company is required to recognize revenues from all service contracts over the life of the service contracts, the Company believes that it is unlikely that the Company will be able to report operating profits until at least 2008 when the Company expects that the revenues recognized from prior periods will begin to equal the revenue being deferred to future periods. However, there can be no assurance that the Company will be profitable at that time. In the meantime, the revenue recognition policies adopted by the Company do not have an impact on the Company's cash flows which are an important measure of the Company's financial condition and are reflected in the Statements of Cash Flows which are part of these financial statements.

Direct Costs

     Direct costs, consisting primarily of insurance premiums and commissions, are costs directly related to the production and acquisition of service contracts. Effective with the application of the revenue recognition policy(s) described above on all service contracts, the Company recognizes direct costs according to Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long Duration Contracts" which requires that insurance premium costs be ratably expensed over the life of the service contract.

Impairment of Long-Lived Assets

     The Company assesses potential impairment of its long-lived assets, which include its property and equipment and its identifiable intangibles such as software development costs, goodwill and deferred charges under the guidance of SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Once annually, or as events or circumstances indicate that an asset may be impaired, the Company assesses potential impairment of its long-lived assets. The Company determines impairment by measuring the undiscounted future cash flows generated by the assets, comparing the result to the assets' carrying value and adjusting the assets to the lower of their carrying value or fair value and charging current operations for any measured impairment. At September 30, 2006 and 2005, the Company found no impairment to its property and equipment or its other identifiable intangibles.

Income Taxes

     Deferred tax assets and liabilities are determined using enacted tax rates for the effects of net operating losses and temporary differences between the book and tax bases of assets and liabilities. The Company records a valuation allowance on deferred tax assets when appropriate to reflect the expected future tax benefits to be realized. In determining the appropriate valuation allowance, certain judgments are made relating to recoverability of deferred tax assets, use of tax loss carryforwards, level of expected future taxable income and available tax planning strategies. These judgments are routinely reviewed by management. At September 30, 2006, the Company had deferred tax assets of $25,630,440 net of a valuation allowance of $1,466,736.

Gain (Loss) From Discontinued Operations

     On April 1, 2006 management closed the Company's operations in Per and Chile as several customers did not renew their agreements. These countries showed net losses of $248,393 and $507,865 in the three and six months ended September 30, 2005. During the current quarter and six months, the liquidation of the net assets resulted in net income of $68,812 and $325,276, respectively.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk
         ----------------------------------------------------------

As of September 30, 2006, the Company did not have any derivatives, debt or hedges outstanding except for the $20 million note to Wtec Holdings LLC. Therefore, the Company was not subject to interest rate risk. In addition, the risk of foreign currency fluctuation was and is not material to the Company's financial position or results of operations.

Short-term marketable securities and long-term investments are comprised of municipal bonds which bear interest at fixed rates. Interest income from these securities is generally affected by changes in the U.S. interest rates. The following tables provide information about the Company's financial instruments that are sensitive to changes in interest rates. The tables present principal cash flows and weighted-average interest rates by expected maturity dates. All of the investments are considered "available for sale." The resultant differences between amortized cost and fair value, net of taxes, have been reflected as a separate component of accumulated other comprehensive income.

Principal amounts by expected maturity as of September 30, 2006 of marketable securities are as follows:

                                           Expected Maturity Date as of September 30, 2006
                                      ----------------------------------------------------------
                                                                3       4       5
                                       1 year      2 years    years   years   years   Thereafter   Total Cost   Fair Value
                                      --------    --------   ------- ------- -------  ----------   ----------   ----------
Available for sale securities         $595,000    $490,000                                         $1,085,000   $1,087,839

Interest rate                             4.64%       3.18%


Item 4.  Controls and Procedures
         -----------------------

Disclosure Controls and Procedures
The Company's Chief Executive Officer (CEO) and Chief Financial Officer (CFO) are primarily responsible for the accuracy of the financial information that is presented in this Quarterly Report on Form 10-Q. Each of them has, within 90 days of the filing date of this Quarterly Report, evaluated the Company's disclosure controls and procedures, as defined under the rules of the SEC, and have determined that such controls and procedures were effective in ensuring that material information relating to the Company and its consolidated subsidiaries was made known to them during the period covered by this Quarterly Report.

Internal Controls
To meet their responsibility for financial reporting, the CEO and CFO have established internal controls and procedures which they believe are adequate to provide reasonable assurance that the Company's assets are protected from loss. These internal controls are reviewed by the Company's independent accountants to support their audit work. In addition, the Company's Audit Committee, which is composed entirely of outside directors, meets regularly with management and the independent accountants to review accounting, auditing and financial matters. This Committee and the independent accountants have free access to each other, with or without management being present.

THERE WERE NO SIGNIFICANT CHANGES IN COMPANY'S INTERNAL CONTROLS OR IN OTHER FACTORS THAT COULD SIGNIFICANTLY AFFECT INTERNAL CONTROLS SUBSEQUENT TO THE DATE OF THE CEO'S AND CFO'S MOST RECENT EVALUATION.

                           PART II. Other Information

Item 1.  Legal Proceedings
         -----------------

     The Company is from time to time involved in litigation incidental to the conduct of its business.

     Lloyd's Underwriters
     --------------------
     Certain Underwriters at Lloyd's, London and Other Reinsurers Subscribing to Reinsurance Agreements F96/2992/00 and No. F97/2992/00 v. Warrantech Corporation, Warrantech Consumer Product Services, Inc., Warrantech Help Desk, Inc., and Joel San Antonio, United States District Court, Northern District of Texas, Fort Worth Division.

     During the period that Houston General was the underwriter of certain of Warrantech's programs, it reinsured certain of the underwritten risks with one or more Lloyd's insurance syndicates. At some point thereafter, Houston General commenced an arbitration against the Lloyd's syndicates seeking to recover approximately $46,000,000 under the reinsurance treaties with respect to claims previously paid by Houston General on warranty claims submitted by customers under Warrantech programs. The Warrantech entities were not parties in the arbitration but were the subject of extensive discovery by each of Houston General and the Lloyd's syndicates. The arbitration concluded in August 2002 with an award of approximately $39,000,000 in favor of Houston General.

     The award supports the assertions of Houston General with respect to the validity of the claims that it paid. Warrantech was not involved in the selection of these re-insurers, has no contractual relationship with them, and has had no reporting or other obligation to them. Despite these facts, the Lloyd's syndicates now seek to recover some portion of the arbitration award from the Warrantech entities on two theories of liability. The first is that, at the time certain claims were presented to Houston General for payment, the Warrantech entities either fraudulently or negligently represented to Houston General that such claims were valid. The second is that the Warrantech entities intentionally failed to comply with their legal obligations to cooperate with the parties during the discovery process for the arbitration. The complaint seeks ordinary, punitive and exemplary damages although no specific amount is requested. On January 6, 2004, the plaintiff filed an amended complaint that added Joel San Antonio, Chairman and Chief Executive Officer of Warrantech Corporation, as a party defendant in his individual capacity.

     Warrantech has filed a counterclaim against Lloyd's arising out of the same set of facts that underlie the original litigation. Warrantech alleges fraud, unfair claim settlement practices and bad faith and is seeking damages of approximately $46 million. Warrantech is also asking that treble damages for $138 million be awarded as permitted under applicable Texas law.

     This case was originally brought in the District Court of Tarrant County, Texas, 17th Judicial District. On March 19, 2004, Defendant San Antonio filed a notice of removal to the United States District Court which motion was joined by all other defendants. Following removal, Lloyd's filed a motion to remand the case to state court. Although the motion was originally denied, the matter was subsequently returned to state court by Judge McBryde. Warrantech appealed this and several other rulings to the 5th Circuit Court of Appeals. Oral argument was heard on August 29, 2005 and the Court's opinion was filed on August 17, 2006. In summary, a majority concluded that the Court did not have jurisdiction to review the District Court's remand to state court and, therefore, the remand was upheld. They also ruled, however, that the District Court's dismissal of Warrantech's affirmative defenses of collateral estoppel and res judicata was not binding on the state court and that the District Court's dismissal of Warrantech's counterclaims must be vacated. While this decision was pending, the parties met in Orlando, Florida on July 20 and 21, 2006, to explore settlement possibilities. As a result of this meeting, the parties have reached an agreement in principle to resolve the litigation. At this time, the parties are negotiating the final documentation necessary to effectuate this resolution. During this period, all legal activities related to trial preparation have been suspended. If no settlement agreement is executed, trial preparation will resume and all pending motions will be ruled on.

     Management continues to believe that the Lloyd's case is without merit. At this time, however, it is not able to predict the outcome of the litigation. For this reason, the Company is unable to determine its potential liability, if any, and as such, the accompanying financial statements do not reflect any estimate for losses.

     Universal Insurance Company
     ---------------------------
     In the Matter of Arbitration between Universal Insurance Company and Warrantech Consumer Product Services, Inc.; Jane Doe; and ABC Corporation

     Universal Insurance Company ("Universal") provided insurance for the vehicle service contracts marketed and administered by Warrantech International in Puerto Rico pursuant to an Administrative Agreement that was effective as of April 1, 1998. On October 16, 2003, Universal, claiming a material breach of the agreement by Warrantech, terminated the agreement and assumed responsibility for administering the applicable service contracts.

     Universal served Warrantech with a Demand for Arbitration, dated October 15, 2004, seeking to recover a portion of the fees Warrantech received to provide administrative services under the contracts, approximating $2,155,000, together with interest thereon from the effective date of termination. Subsequent to receipt of Universal's Demand for Arbitration, Warrantech commenced an arbitration action against Universal in the State of Connecticut to recover fees owed to Warrantech pursuant to the terms of a certain Fee Agreement. Although it is difficult at this time to determine the exact amount owed to Warrantech, it is believed that the amount will be in excess of $1,000,000. Universal has moved in local court to have the Connecticut arbitration combined with the arbitration in Puerto Rico. In response to that motion, Warrantech has moved to have both arbitrations conducted in Connecticut. In order to determine the proper location of these arbitrations, and to determine if they should be consolidated into a single proceeding, a hearing was held before a judge in Puerto Rico in September 2006. Both arbitrations have been stayed pending the judge's ruling which is expected in the coming weeks. It is anticipated that one or both arbitrations will commence promptly upon receipt of the ruling.

     Management believes Universal's case is without merit. At this time, however, it is not able to predict the outcome of either the arbitration or the Connecticut action. For this reason, the Company is unable to determine its potential liability, if any, and as such, the accompanying financial statements do not reflect any estimate for losses.


Item 2.  Changes in Securities and Use of Proceeds
         -----------------------------------------
         Not applicable

Item 3.  Defaults Upon Senior Securities
         -------------------------------

         Not applicable.

Item 4.  Submission of Matters to a Vote of Security Holders
         ---------------------------------------------------

         Not applicable.

Item 5.  Other Information
         -----------------

         On October 17, 2006, the Company, WT Acquisition Holdings, LLC, a Delaware limited liability company ("Parent"), and WT Acquisition Corp., a Nevada corporation and direct wholly-owned subsidiary of Parent ("Merger Sub"), amended the Agreement and Plan of Merger, dated as of June 7, 2006, by and among the Company, Parent and Merger Sub (the "Merger Agreement"). Pursuant to the terms of Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 17, 2006 (the "Amendment"), the Company, Merger Sub and Parent agreed to extend the first date by which either party could terminate the Merger Agreement from October 29, 2006 until November 28, 2006. Parent has requested that certain items be resolved prior to effecting the merger of the Company with Merger Sub (the "Merger"). While the Company and the Parent continue to discuss when to schedule the special meeting of shareholders to approve the Merger Agreement and the Merger (the "Special Meeting"), the Company's current expectation is that the Special Meeting will be held in the fourth quarter of 2006, although there can be no assurance that the Special Meeting will occur at that time.

         Wtech Holdings, LLC ("Wtech"), an affiliate of Parent, has agreed with the Company and its subsidiaries to amend the single term promissory note issued by the Company and such subsidiaries on June 7, 2006 to and in favor of Wtech, as the successor to Great American Insurance Company, GAI Warranty Company, GAI Warranty Company of Florida and GAI Warranty Company of Canada thereunder (the "Term Note"). Subject to the terms of the Amended and Restated Term Note, dated as of October 17, 2006 (the "Note Amendment"), Wtech, the Company and its subsidiaries agreed, among other things, to extend the Term Note in order to provide that all principal and interest under the Term Note is due and payable on November 28, 2006 in lieu of October 29, 2006.


Item 6.  (a) Exhibits
         ------------

         31.1 Certification by the Chief Executive Officer pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.

         31.2 Certification by the Chief Financial Officer pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.

         32.1 Statement by the Chief Executive Officer and the Chief Financial Officer furnished pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended.

                                    SIGNATURE
                                    ---------




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         WARRANTECH CORPORATION
                                         ---------------------------------------
                                         (Registrant)



                                         /s/ RICHARD F. GAVINO
                                         ---------------------------------------
                                         Richard F. Gavino - Executive Vice
                                         President, Chief Financial Officer,
                                         Chief Accounting Officer and Treasurer
                                         (Chief Financial Officer and Duly
                                         Authorized Officer)


Dated: November 9, 2006